     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998



                                                      REGISTRATION NO. 333-52391

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         PRE EFFECTIVE AMENDMENT NO. 1
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            LOEB REALTY CORPORATION
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                            ------------------------
                                521 FIFTH AVENUE
                            NEW YORK, NEW YORK 10175
                                 (212) 883-0388
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                JOSEPH S. LESSER
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                            LOEB REALTY CORPORATION
                                521 FIFTH AVENUE
                            NEW YORK, NEW YORK 10175
                                 (212) 883-0360
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                            ------------------------

                                                    COPIES TO:
                  ALAN L. GOSULE, ESQ.
               ROBERT E. KING, JR., ESQ.                                 BRUCE M. MONTGOMERIE, ESQ.
                   ROGERS & WELLS LLP                                     WILLKIE FARR & GALLAGHER
                    200 PARK AVENUE                                          153 EAST 53 STREET
                NEW YORK, NEW YORK 10166                                  NEW YORK, NEW YORK 10022

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                               PROPOSED MAXIMUM
                                                              PROPOSED             AGGREGATE          AMOUNT OF
         TITLE OF SECURITIES              AMOUNT TO       MAXIMUM OFFERING         OFFERING         REGISTRATION
          TO BE REGISTERED              BE REGISTERED    PRICE PER SHARE(a)        PRICE(a)              FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
  per share                              15,640,000(b)          $21.00            $ 328,440,000      $96,890.00(c)
==================================================================================================================


 (a) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

 (b) Includes 2,040,000 shares being registered in connection with an over-allotment option being granted to the Underwriters.


 (c) Previously paid.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 21, 1998


PROSPECTUS

                               13,600,000 SHARES
                            LOEB REALTY CORPORATION
                                  COMMON STOCK

                            ------------------------
    Loeb Realty Corporation (together with its subsidiaries, the 'Company') is the successor to the real estate business of Loeb Partners Realty which, for over 30 years, has invested in a variety of types of real estate assets located in markets throughout the United States, with a primary focus on office properties located in New York City and other central business districts. Upon completion of the Offering, the Company will own interests in 31 properties located in 14 states, including six office properties located in New York City. The balance of the portfolio includes interests in retail, residential and storage properties and one hospitality/resort complex. The Company also controls approximately 974 acres of land held for development located in suburban Atlanta. The Company is self-administered and self-advised and intends to elect to qualify as a real estate investment trust ('REIT') for federal income tax purposes.

    All of the shares of common stock of the Company (the 'Common Stock') offered hereby are being sold by the Company (the 'Offering'). Upon completion of the Offering, the Company's directors and officers, and investors who owned interests in the Company's properties prior to the Offering will beneficially own, in the aggregate, 51.7% of the Company's equity interests on a fully diluted basis.

    The Common Stock has been approved for listing on the New York Stock Exchange under the symbol 'LRC,' subject to official notice of issuance. Prior to the Offering, there has been no public market for the Common Stock. It is estimated that the initial public offering price will be between $19.00 and $21.00 per share. See 'Underwriting' for a discussion of the factors that will be considered in determining the initial public offering price.



    SEE 'RISK FACTORS' BEGINNING ON PAGE 15 FOR A DISCUSSION OF MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, WHICH INCLUDE:



 Risks associated with the real estate industry generally and with the concentration of the properties in a limited number of markets, particularly New York City, could adversely affect the Company's financial performance;



 The possibility that the consideration paid by the Company for the properties and the Company's other assets may exceed their fair market value could result in aspects of the Formation Transactions being unfavorable to stockholders;



 Conflicts of interest in connection with the Offering and the Formation Transactions, including material benefits to certain officers, directors and affiliates of the Company, and the lack of arm's-length negotiations in connection with the Formation Transactions could result in aspects of the Formation Transactions being unfavorable to stockholders;


 The Company's estimated initial annual distributions for the 12 months ending
 September 30, 1999 represent   % of its estimated cash available for
 distribution, principally as a result of rent abatements and anticipated capital expenditures during that period related to recent significant redevelopment projects, resulting in the Company initially having to fund a portion of its distributions from working capital or additional borrowings;


 Loss of the services of key personnel, particularly Joseph S. Lesser and Peter
 S. Duncan, could adversely affect the Company's operations;



 Taxation of the Company as a regular corporation if it fails to qualify as a REIT could result in a decrease in cash available for distribution;



 Limitations on stockholders' ability to change control of the Company, including restrictions on ownership of more than 9.8% of the Common Stock, could adversely affect the market for the Common Stock and may inhibit a change in control of the Company; and



 The Company's policy of no limitation on debt could adversely affect the Company's cash flow.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
     UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

===============================================================================================================
                                                                        UNDERWRITING
                                                   PRICE TO            DISCOUNTS AND           PROCEEDS TO
                                                    PUBLIC             COMMISSIONS(1)           COMPANY(2)
---------------------------------------------------------------------------------------------------------------
Per Share                                           $                      $                      $
Total(3)                                        $                      $                      $
===============================================================================================================

   (1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See 'Underwriting.'

   (2) Before deducting estimated expenses of approximately $7,000,000 payable by the Company.

   (3) The Company has granted the Underwriters an option to purchase up to 2,040,000 additional shares of Common Stock to cover over-allotments. If all such Common Stock is purchased, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be
       $      , $      and $      , respectively. See 'Underwriting.'
                            ------------------------
    The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if issued to and accepted by them and subject to certain conditions. It is expected that delivery of the
shares of Common Stock offered hereby will be made on or about        , 1998, at
the offices of Smith Barney Inc., 333 West 34th Street, New York, New York
10001.
                            ------------------------
SALOMON SMITH BARNEY
               LAZARD FRERES & CO. LLC
                                PAINEWEBBER INCORPORATED

                                              PRUDENTIAL SECURITIES INCORPORATED


              , 1998

                            [MAP, PHOTOGRAPHS, ETC.]



     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING BY OVER-ALLOTMENT, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING.'

                          FORWARD-LOOKING INFORMATION

     Information contained in or delivered in connection with this Prospectus contains 'forward-looking statements' relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as 'may,' 'will,' 'should,' 'expect,' 'anticipate,' 'estimate' or 'continue' or the negative thereof or other variations thereon or comparable terminology. The cautionary statements set forth under the caption 'Risk Factors' and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
PROSPECTUS SUMMARY.........................................................................................     1
     The Company...........................................................................................     1
     Summary Risk Factors..................................................................................     2
     Business and Growth Strategies........................................................................     3
     The Properties........................................................................................     7
     Structure and Formation of the Company................................................................     9
     Benefits to Related Parties...........................................................................    10
     Conflicts of Interest.................................................................................    10
     The Offering..........................................................................................    11
     Distributions.........................................................................................    11
     Tax Status of the Company.............................................................................    12
     Summary Selected Combined Financial and Operating Information.........................................    13
RISK FACTORS...............................................................................................    15
     The Company's Performance and Value Are Subject to Risks Associated with the Real Estate Industry.....    15
          Concentration of Properties in a limited number of markets could adversely affect the Company's
          financial performance............................................................................    15
          The Properties are subject to uncontrollable factors affecting performance and value.............    15
          Operating costs could adversely affect the Company's cash flow...................................    15
          The Company's financial condition could be adversely affected due to its reliance on major
          tenants..........................................................................................    15
          The Company expects to expend significant amounts on renovation, capital improvements and leasing
          commissions, and to provide significant amounts of free rent.....................................    16
          Failure to renew leases or relet space could adversely affect the Company's cash flow or
          financial performance............................................................................    16
          The Company could be adversely affected by the Company's lack of sole decision-making authority
          with respect to partially owned Properties.......................................................    16
          The Company could be adversely affected by a default under the Longboat Key Club lease...........    16
          Prospective and recent acquisitions may not perform to expectations..............................    17
          Illiquidity of real estate investments could adversely affect the Company's financial
          condition........................................................................................    17
          The cost of complying with the Americans with Disabilities Act could adversely affect the
          Company's cash flow..............................................................................    17
          The Company may experience uninsured losses......................................................    17
          Reassessment could adversely affect the Company..................................................    18
     Conflicts of Interest Could Adversely Affect Stockholders.............................................    18
          Absence of arm's-length negotiations in the Formation Transactions may have resulted in aspects
          of the Formation Transactions' being unfavorable to stockholders.................................    18
          Directors, officers and significant stockholders may influence the Company not to act in the best
          interests of stockholders........................................................................    18
          Conflicts will exist with respect to the Operating Partnership...................................    19
          A sale of, or reduction in mortgage indebtedness on, any of the Properties will have different
          effects on holders of Units than on stockholders.................................................    19
          Outside interests of officers and directors could conflict with the Company's interests..........    19
          Interests of lessee and manager of Longboat Key Club could conflict with Company's interests.....    19
     Estimated Initial Cash Available for Distribution Will Not Be Sufficient to Make Distributions at
      Expected Levels......................................................................................    20
     The Company Relies on Key Personnel Whose Continued Service Is Not Guaranteed.........................    20

                                                                                                              PAGE
                                                                                                              ----
     Failure to Qualify as a REIT Would Cause the Company to Be Taxed as
       a Corporation.......................................................................................    20
          The Company will be taxed as a corporation if it fails to qualify as a REIT......................    20
          REIT Minimum Distribution Requirements: Possible Incurrence of Additional Debt...................    21
          Potential Legislative Action Regarding REITs may adversely affect the Company....................    22
          Other Tax Liabilities will reduce the Company's cash available for distribution..................    22
     Limitations on Changes in Control and Ownership Limit Could Adversely Affect the Market for the Common
      Stock................................................................................................    22
          The Articles of Incorporation and By-laws and provisions of the Operating Partnership Agreement
          may inhibit changes of control...................................................................    22
          Maryland law imposes certain limitations on changes in control...................................    23
          The Company's Ownership Limit may have adverse consequences for stockholders.....................    23
     The Company's Use of Debt Financing, Increases in Interest Rates, Financial Covenants and the Absence
      of Any Debt Limitation Could Adversely Affect the Company............................................    24
          The required repayment of debt or interest thereon could adversely affect the Company's financial
          position.........................................................................................    24
          The Company's policy of no limitations on indebtedness could result in high leverage.............    24
          Rising interest rates and variable rate debt could adversely affect the Company's ability to make
          expected distributions...........................................................................    24
     Competition in Its Marketplace Could Have an Adverse Impact on the Company's Results of Operations....    25
     The Company Will Substantially Depend on External Sources of Capital..................................    25
     The Board of Directors Could Change Policies Without Stockholder Approval.............................    25
     Purchasers of Common Stock in the Offering Will Experience Immediate Dilution.........................    25
     Possible Environmental Liabilities Could Adversely Affect the Company's Financial Condition...........    25
          The Company, as an owner and operator of properties, may be subject to liability under
          environmental laws, which could adversely affect its financial condition.........................    25
          Costs of complying with Environmental Laws may adversely affect the Company's cash flow..........    26
          Environmental conditions of which the Company is unaware may adversely affect the Company's
          financial condition..............................................................................    26
     Absence of Prior Public Market for Common Stock Could Adversely Affect the Common Stock Price.........    27
     Other Risks of Ownership of Common Stock Could Adversely Affect the Common Stock Price................    27
          The availability of a substantial amount of Common Stock for future sale could adversely affect
          the Common Stock price...........................................................................    27
          Changes in market conditions could adversely affect the Common Stock price.......................    28
          Growth potential and cash distributions could adversely affect the Common Stock price............    28
          Changes in market interest rates could adversely affect the Common Stock price...................    28
     Contingent or Undisclosed Liabilities Could Adversely Affect the Company's Financial Condition........    28
     Risks Relating to Year 2000 Issue.....................................................................    28
THE COMPANY................................................................................................    29
     General...............................................................................................    29
     Operational Structure.................................................................................    30
BUSINESS AND GROWTH STRATEGIES.............................................................................    30
     External Growth.......................................................................................    30
     Internal Growth.......................................................................................    32
USE OF PROCEEDS............................................................................................    33
DISTRIBUTIONS..............................................................................................    34
CAPITALIZATION.............................................................................................    41
DILUTION...................................................................................................    42
SELECTED COMBINED FINANCIAL AND OPERATING INFORMATION......................................................    44

                                                                                                              PAGE
                                                                                                              ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................    46
     Results of Operations.................................................................................    46
     Pro Forma Operating Results...........................................................................    48
     Liquidity and Capital Resources.......................................................................    48
     Funds from Operations.................................................................................    50
     Inflation.............................................................................................    50
     Year 2000.............................................................................................    51
BUSINESS AND PROPERTIES....................................................................................    52
     The Company's New York City and Other Office Properties...............................................    54
     The Retail Properties.................................................................................    62
     The Residential Properties............................................................................    65
     The Hospitality/Resort Complex........................................................................    65
     Lease Expirations of Office and Retail Properties.....................................................    66
     Tenants...............................................................................................    73
     Tenant Improvement and Leasing Commission Costs.......................................................    74
     Historical Lease Renewals.............................................................................    76
     Lease Distribution....................................................................................    76
     Debt Financing........................................................................................    77
     Credit Facility.......................................................................................    77
     Third-Party Property Management.......................................................................    78
     Excluded Interests....................................................................................    78
     Litigation............................................................................................    79
     Insurance.............................................................................................    79
     Environmental Matters.................................................................................    79
MANAGEMENT.................................................................................................    81
     Committees of the Board of Directors..................................................................    82
     Compensation of Directors.............................................................................    83
     Executive Compensation................................................................................    83
     Stock Option and Incentive Plan.......................................................................    84
     Employment Agreements.................................................................................    84
     Incentive Compensation................................................................................    85
     Limitation of Liability and Indemnification...........................................................    85
FORMATION TRANSACTIONS.....................................................................................    86
     Benefits to Related Parties...........................................................................    87
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................................................    88
     Investment Policies...................................................................................    88
     Financing Policies....................................................................................    88
     Conflict of Interest Policies.........................................................................    89
     Policies with Respect to Other Activities.............................................................    90
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................    90
     Formation Transactions................................................................................    90
     Operating Partnership Agreement.......................................................................    90
     Registration Rights...................................................................................    90
     Longboat Key Club.....................................................................................    90
PRINCIPAL STOCKHOLDERS.....................................................................................    91
DESCRIPTION OF SECURITIES..................................................................................    91
     General...............................................................................................    91
     Common Stock..........................................................................................    91
     Additional Classes of Stock...........................................................................    92
     Restrictions on Transfer..............................................................................    92
     Limitation of Liability of Directors..................................................................    93
     Indemnification of Directors and Officers.............................................................    93
SHARES AVAILABLE FOR FUTURE SALE...........................................................................    94

                                                                                                              PAGE
                                                                                                              ----
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S CHARTER AND BY-LAWS................................    95
     Certain Charter and By-law Provisions.................................................................    95
     Changes in Control Pursuant to Maryland Law...........................................................    96
THE OPERATING PARTNERSHIP AGREEMENT........................................................................    97
     General...............................................................................................    97
     Fiduciary Duties......................................................................................    98
     Amendments of the Operating Partnership Agreement.....................................................    98
     Transfer of Interests.................................................................................    99
     Redemption of Units...................................................................................    99
     Issuance of Additional Limited Partnership Interests..................................................   100
     Extraordinary Transactions............................................................................   100
     Liability and Indemnification.........................................................................   101
     Tax Matters...........................................................................................   101
     Dissolution, Winding Up and Termination...............................................................   101
ERISA AND CERTAIN OTHER CONSIDERATIONS.....................................................................   102
     General...............................................................................................   102
     Status of the Company and the Operating Partnership under ERISA.......................................   102
FEDERAL INCOME TAX CONSEQUENCES............................................................................   104
     General...............................................................................................   104
     Taxation of the Company...............................................................................   105
     Taxation of Stockholders..............................................................................   111
     Other Tax Considerations..............................................................................   115
UNDERWRITING...............................................................................................   116
LEGAL MATTERS..............................................................................................   118
EXPERTS....................................................................................................   119
ADDITIONAL INFORMATION.....................................................................................   119
GLOSSARY...................................................................................................   120
INDEX TO FINANCIAL STATEMENTS..............................................................................   F-1

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by the more detailed information and the financial statements and related notes appearing elsewhere in this Prospectus. Unless indicated otherwise, the information contained in this Prospectus assumes (i) that the transactions detailed under 'Formation Transactions' (the 'Formation Transactions') have been completed, (ii) an initial public offering price of $20.00 per share, which is the midpoint of the price range set forth on the cover page of this Prospectus, and (iii) that the Underwriters' over-allotment option is not exercised. Unless the context otherwise requires, all references to the 'Company' in this Prospectus include Loeb Realty Corporation and its subsidiaries, including Loeb Realty, L.P., the operating partnership through which the Company will own its real estate interests (the 'Operating Partnership') and Loeb Property Services, Inc., the subsidiary through which the Company will conduct its third party sales and leasing brokerage business (the 'Real Estate Brokerage Subsidiary'). All references in this Prospectus to the historical activities of the Company refer to the activities of its predecessors including Loeb Partners Realty. See 'Glossary' on page 120 for the definition of certain terms used in this Prospectus.


                                  THE COMPANY


     The Company is the successor to the real estate business of Loeb Partners Realty which, for over 30 years, has invested in a variety of types of real estate assets located in markets throughout the United States, with a primary focus on office properties located in New York City and other central business districts ('CBDs'). The Company seeks to make opportunistic investments in properties where the Company believes there is significant potential to increase the value of the property through leasing, capital improvements and operating efficiencies or as a result of changes in market conditions. Upon completion of the Offering, the Company will own interests in 31 properties located in 14 states (the 'Properties'). For the year ended December 31, 1997, the Company derived approximately 67% of its Adjusted Pro Forma Net Operating Income from its interests in office Properties. During that same period, the Company derived approximately 41% of its Adjusted Pro Forma Net Operating Income from its interests in New York City office Properties. The balance of the portfolio includes interests in retail, residential and storage Properties and one hospitality/resort complex. The Company also controls 974 acres of land located in suburban Atlanta, which could support the development of approximately 12 million net rentable square feet. The Company is self-administered and self-advised and intends to elect to qualify as a REIT for federal income tax purposes.



     The Company intends to continue to make geographically diverse investments in a variety of property types, with an initial focus on Class B office properties in New York City and other CBDs. The Company generally seeks to acquire high quality Class B office properties which are typically more than 25 years old and have fewer amenities and lower rental rates than Class A properties, but which, after renovation, may be 'repositioned' to appeal to corporate tenants because of the properties' large floor plates and prime locations within their CBD. In executing its acquisition and asset management strategy, the Company expects to benefit from (i) a network of relationships which the Company's management has developed over 30 years, (ii) a value enhancement strategy through which the Company seeks to identify and acquire underperforming assets at prices which the Company believes are below the assets' potential value, (iii) its employees who have expertise in acquiring, repositioning and managing properties, and (iv) its experience in employing its value enhancement investment strategy during good and bad real estate markets over 30 years, all of which the Company believes are important competitive advantages in its business.


     The Company's predecessor originated as the real estate business of Loeb Rhoades & Co. Since the 1960's, the Company has invested in and managed real estate assets for the Loeb family and for major domestic and foreign pension funds, insurance companies and wealthy private investment groups. The Company's largest investors include the Loeb family, C.V. Starr & Co., Inc. (whose founders also started American International Group, Inc.) and Abercromby Property International (an investment partnership whose investors include Barclays Bank Pension Funds, London & Manchester Assurance Company and the Shipbuilding Industries Pension Fund). These investors and certain other investors who owned interests in the Properties prior to the Offering (including members of the Company's management) are exchanging their interests in the Properties for equity interests in the Company, and will beneficially own approximately 51.7% of the Company's equity interests on a fully diluted basis upon completion of the Offering.


     As part of the Formation Transactions, the Company will acquire the assets and property management business of George Comfort & Sons, Inc. ('Comfort'). Comfort, which was formed in 1919, specializes in the management and leasing of, and investment in, commercial properties, particularly in New York City. Over the past five years, Comfort has managed approximately 5.5 million net rentable square feet of properties. Loeb Partners Realty and Comfort have been partners in various real estate projects for over 30 years, and jointly purchased and repositioned approximately 3.0 million square feet of commercial real estate in metropolitan New York in the last five years. The Company believes that Comfort's management and leasing expertise will complement the Company's existing asset management and acquisition capabilities to create a full service real estate organization.



     The Company's management will continue to foster the creative and disciplined corporate culture of its predecessors. The Company's management has extensive experience with a wide variety of property types and geographic regions throughout the United States, having acquired, financed, repositioned or managed over 25 million square feet of real estate assets over the last 30 years. The key executives of the Company, Joseph S. Lesser, Alan L. Gordon, Peter S. Duncan, Gary L. Naughton and Bernard B. Falk have been with the Company or Comfort for an average of more than 20 years. None of the officers and directors of the Company, other than Messrs. Lesser and Gordon, has any prior experience managing a REIT. Upon completion of the Offering, the Company's officers and directors will own equity interests in the Company representing approximately 9.3% of the Company's equity interests on a fully diluted basis.



     The Company was formed on February 9, 1998 as a Maryland corporation. The Company's executive offices are located at 521 Fifth Avenue, New York, New York and its telephone number is (212) 883-0360.



                              SUMMARY RISK FACTORS



     An investment in the Common Stock involves various risks and prospective investors should carefully consider the matters discussed under 'Risk Factors' prior to making an investment in the Common Stock. Those risks include:



      the concentration of approximately 41% of the Properties (based on Adjusted Pro Forma Net Operating Income) in New York City, and the resulting dependence of the Company on economic conditions in New York City could adversely affect the Company's financial performance;



      the effect of economic and other conditions on Property cash flows and values, the ability of tenants to make lease payments, the ability of a Property to generate revenue sufficient to meet operating expenses (including future debt service), and the illiquidity of real estate investments, all of which could decrease cash available for distribution;



      the absence of arm's length negotiations with respect to the Properties and other assets contributed to the Company in its formation could result in aspects of the Formation Transactions being unfavorable to stockholders, including, that the consideration paid by the Company for its assets may exceed their fair market value and the market value of the Common Stock may exceed the stockholders' proportionate share of the aggregate fair market value of those assets;



      conflicts of interest in connection with the Offering and the Formation Transactions, including an absence of arm's length negotiations in the Formation Transactions, and the receipt by certain officers, directors and affiliates of the Company of material benefits as a result of the Formation Transactions, could result in aspects of the Formation Transactions being unfavorable to stockholders;

      conflicts arising from the Company leasing its interests in the Longboat Key Club complex to an affiliate, Longboat Key Club, Inc. (in which directors and officers of the Company own approximately a 4% interest), in order to maintain the Company's REIT status could result in actions or decisions which conflict with the interests of the Company's stockholders;



      conflicts arising from officers, directors and affiliates of the Company retaining interests or positions in real estate assets or companies which are not being contributed to the Company, could result in management time and attention being diverted to these conflicting interests;



      the Company's estimated initial annual distributions for the 12 months
      ending September 30, 1999 represent    % of its estimated cash available
      for distribution, principally as a result of rent abatements and anticipated capital expenditures during that period related to recent significant redevelopment projects, resulting in the Company initially having to fund a portion of its distributions from working capital or additional borrowings;



      loss of the services of key personnel, particularly Joseph S. Lesser and Peter S. Duncan, could adversely affect the Company's operations;



      taxation of the Company as a corporation if it fails to qualify as a REIT for federal income tax purposes and the Company's liability for certain federal, state and local income taxes in that event, could result in a decrease in cash available for distribution;



      the possible anti-takeover effect of the Company's ability to limit, for purposes of maintaining its REIT status, the actual or constructive ownership of Common Stock to 9.8% of the outstanding shares of Common Stock, and of certain other provisions of the organizational documents of the Company and its subsidiaries and of Maryland law, which could have the effect of delaying, deferring or preventing a transaction or change in control of the Company that might involve a premium price for the Common Stock or otherwise would be in the best interests of the Company's stockholders;



      the Company's policy of no limitation on debt could adversely affect the Company's cash flow;



      the inability to refinance outstanding indebtedness upon maturity or refinance indebtedness on favorable terms could result in foreclosures on Properties pledged as collateral for indebtedness;



      immediate dilution of $1.20 in the net tangible book value per share of Common Stock purchased in the Offering (based on the assumed initial public offering price);



      absence of a prior public market for the Common Stock and no assurance that a public market will develop or be sustained could adversely affect the Common Stock price; and



      the availability of a substantial amount of Common Stock for future sale could adversely affect the Common Stock price; and



      possible liabilities under various federal, state and local environmental laws could adversely affect the Company's financial condition.


                         BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objectives are to maximize growth in cash available for distribution per share and to enhance the value of its portfolio in order to maximize the long-term total return to stockholders. The Company intends to achieve these objectives principally by executing the external and internal growth strategies described below.

EXTERNAL GROWTH

       Acquire Assets with Value Enhancement Potential. The Company will seek to acquire assets which could benefit from the Company's value enhancement strategy and provide favorable returns on the Company's invested capital. The Company will focus on properties whose value can be enhanced through one or more of the following: (i) asset repositioning, expansion or redevelopment, (ii) aggressive leasing of vacant space, (iii) replacing expiring leases with leases at higher rental rates or (iv) more intensive property management.

       Reposition/Redevelop Assets. Management believes that value added renovation and expansion of properties will continue to provide the Company with attractive opportunities for increased cash flow and higher potential returns than may be obtained from the purchase of stabilized properties. The Company believes that the economic and real estate fundamentals of commercial markets, particularly New York City, provide a positive environment in which the Company can seek to implement its repositioning strategy.



     For example, in January 1998, the Company signed a 21 year lease with Ziff-Davis, Inc. ('Ziff-Davis'), a multimedia company, for 400,000 net rentable square feet at the 63 Madison Avenue Property, bringing this Property to 100% occupancy. The Company and its partners acquired this 800,000 net rentable square foot Property in December 1995 for approximately $81.25 per net rentable square foot and made significant capital improvements to it. The Annualized Net Operating Income at acquisition of this Property was approximately $9.7 million (of which $6.5 million was attributable to a short-term lease which was replaced by the new Ziff-Davis lease), compared to an Annualized Net Operating Income of approximately $11.9 million based on leases currently in place. The Company has budgeted $6.8 million to complete capital improvements. The Company will own approximately a 50.0% interest in this Property upon completion of the Offering.



     Similarly, in 1997 and 1998 the Company entered into leases covering 400,000 net rentable square feet at the 873,000 net rentable square foot 498 Seventh Avenue Property, bringing the occupancy level to approximately 90%. The Company and its partners acquired this Property in March 1997 for approximately $46.90 per net rentable square foot and made significant capital improvements to it at a cost of approximately $7.0 million. The Annualized Net Operating Income at acquisition of this Property was approximately $2.0 million, compared to Annualized Net Operating Income of approximately $11.5 million based on leases currently in place. The Company will own a 50% in this Property upon completion of the Offering.



     The Company also leased an additional approximately 200,000 net rentable square feet at the 200 Madison Avenue Property in 1997 and 1998, bringing the occupancy level to approximately 95%. The Company acquired the leasehold interest in this Property for approximately $36.50 per net rentable square foot while there was litigation pending between the owners of the leasehold and the fee. Upon acquisition of the leasehold interest, the Company settled the litigation and subsequently acquired the fee interest for approximately $27.75 per net rentable square foot. The Company also invested approximately $3.0 million in a base capital improvement program. The Annualized Net Operating Income of this Property was approximately $6.8 million at acquisition and is approximately $10.5 million based on leased currently in place. See 'Business and Properties -- The Company's New York City Office Properties and Other Office Properties.'



       Acquire a Variety of Asset Types in Diverse Markets. The Company's strategy is to invest in a variety of property types and markets, which the Company believes provides it with flexibility to allocate capital and organizational resources in order to maximize the Company's ability to realize growth, current income and stability through market cycles. Unlike many other REITs who publicly identify themselves, and are characterized by industry analysts, as office, retail, industrial or hospitality real estate companies with specific geographic focuses, the Company does not restrict its acquisitions to any particular market or asset type.


     The Company believes that its strategy of investing in diverse asset types helps minimize the impact of oversupply from new construction or declining demand in a particular property type. Although the Company believes that office properties located in CBDs, particularly New York City, currently represent some of the most attractive acquisition opportunities available to the Company, the Company will continue selectively to pursue other asset types and markets in order to expand and diversify its property portfolio.

     In seeking opportunistic investments, the Company has operated with a national focus over the last 30 years. The Company currently owns real estate interests in 14 states. The Company believes that this geographic diversification helps minimize the effects of a local or regional economic downturn on the Company's property portfolio and its financial performance.

       Acquire Distressed Assets at Attractive Prices. The Company believes that there are opportunities to acquire properties at prices which do not reflect the potential realizable value of the property to the Company. The Company has realized positive returns in some instances by acquiring assets which were subject to impediments such as defaulted loans or other financial distress, bankruptcy, litigation or ownership conflict. The Company believes that due to its size, management strength, reputation and ability to execute complex transactions, it is in an advantageous position to acquire undervalued properties drawing upon its network of relationships developed over 30 years.



       Acquire Properties in Markets which are in the Initial Stages of Recovery or Have Excess Supply. The Company's management team is experienced in operating properties in markets suffering from adverse economic conditions or an excess supply of available space. The Company believes that from time to time it will have the opportunity to acquire assets at attractive prices in markets where rental rates are below the rates necessary to support new construction, resulting in favorable supply and demand characteristics.


       Financing Strategy. The Company expects initially to fund its acquisitions with a combination of capital from an unsecured credit facility and the issuance of partnership interests ('Units') in the Operating Partnership. In addition, the Company has from time to time in the past obtained, and may seek in the future, seller financing to fund acquisitions. The Company expects that it will replace this financing over time with the issuance of equity and longer term debt securities. The Company is in negotiations with several financial institutions with regard to obtaining a $250 million senior unsecured credit facility. The Company expects to have the credit facility in place upon completion of the Offering. The unsecured line of credit will be used to facilitate acquisition and development activities, to fund distribution payments, if necessary, and for working capital purposes.

     Upon completion of the Offering, the Company's Debt-to-Market Capitalization Ratio will be approximately 24.6%. See 'Business and Properties -- Debt Financing.'

INTERNAL GROWTH


       Intensive Property Management. The Company will manage 22 of its 31 Properties upon completion of the Offering, which accounted for approximately 82% of the Company's Adjusted Pro Forma Net Operating Income for the year ended December 31, 1997. The Company has established property management offices in New York City and Albany, New York; Daytona Beach, Florida and Atlanta, Georgia. In markets where it is more efficient to do so, the Company outsources property management to a select group of joint venture partners or third-party local managers with whom the Company has established relationships. The Company's management philosophy embodies a hands-on approach, with a constant evaluation of the leasing, financing, capital improvements and market repositioning opportunities for the assets.



       Replace Expiring Leases at Higher Rents. The Company will seek to replace expiring leases at its Properties with new leases at higher rental rates, particularly at the office Properties. Leases with respect to approximately 4.7%, 5.8% and 10.8% of the net rentable square footage of the office Properties are expiring in 1998, 1999 and 2000, at average rents of approximately $11.22, $10.79 and $11.14, respectively. The weighted average of the Company's quoted rent at the office Properties as of March 31, 1998 was $18.70, before giving effect to tenant concessions. The Company generally expects, based on its knowledge of the markets where the Properties are located, that leases expiring over the next three years will be renewed, or space relet, at higher rents, particularly expiring leases at the New York City Properties. However, there can be no assurance that the Company will be able to replace expiring leases at higher rental rates or at all.


       Lease-Up of Space. The Company will aggressively seek new tenants for vacant space at the Properties. Specifically, the Company is seeking to lease the remaining vacant space at the 498 Seventh Avenue (approximately 87,000 net rentable square feet), 24 West 57th Street (approximately 11,700 net rentable square feet), First NBC Center (approximately 80,430 net rentable square feet), Riverview Center (approximately 322,670 net rentable square feet) and 38 Chauncy Street (approximately 13,000 net rentable square feet) office Properties, as well as the Easton Commons Plaza (approximately 19,200 net rentable square feet) and Sunset Strip (approximately 20,500 net rentable square feet) retail Properties. The Company believes that it has a competitive advantage in attracting new tenants to its office Properties because the Company can offer space in prime locations which may be suitable for tenants who might otherwise choose a Class A property at rental rates which are lower than rates for Class A properties.



       Shenandoah Development. The Company has the right to acquire approximately 974 acres of land at the Shenandoah Industrial Park Property, which is located approximately 20 miles from Atlanta Hartsfield International Airport, for a remaining option exercise price of approximately $700,000 plus the payment of approximately $375,000 of accrued real estate taxes. The Company intends to pursue opportunities for 'build-to-suit' (i.e. development according to the specifications of a tenant) development at this Property. The Company estimates that this land could support the development of an additional 12 million net rentable square feet of light manufacturing and distribution facilities under current zoning and entitlements. The Company estimates that the cost of developing a typical distribution facility of approximately 200,000 net rentable square feet with concrete and steel construction and loading docks would be approximately $23.50 per net rentable square foot in today's market. The Company believes that the current market rent for such a facility would be approximately $2.75 per net rentable square foot on a triple net basis. The Company has previously developed or provided development advisory services for four industrial facilities at this Property. Development advisory services typically entail giving advice on construction plans, obtaining necessary governmental approvals and implementing the development program.


       Renovation and Expansions at Existing Properties. The Company seeks to enhance the income potential of its Properties through a selective but aggressive program of renovation and expansion. For example, the Company recently completed an approximately $6.0 million renovation and expansion of the Longboat Key Club. This project included the construction of a new restaurant, club, fitness center, banquet facilities and meeting rooms. The Company believes that these added amenities will help to attract additional guests and golf club members to the Club and support possible future increases in rates at this Property.


     At the Outlet Park Shoppes at Waccamaw Property, the Company and its partners are in the process of expanding this approximately 739,000 net rentable square foot property by an additional 36,500 net rentable square feet. This expansion is expected to be completed in 1998 at an aggregate cost to the Company and its partners of approximately $4.0 million. The expansion is expected to be fully leased by the end of 1998. In addition, the Company is considering a potential additional expansion of this Property by approximately 27,000 net rentable square feet in 2000, although there can be no assurance that the Company will complete this later expansion. The Company estimates that rental rates will be approximately $13.00 per net rentable square foot for space at this expansion. The Company will own a 25.0% interest in this Property.


     The Company has budgeted approximately $6.5 million through the end of 1999 for expansion of the Manufacturers Outlet Center Property. This expansion is currently in the planning stage and would include the development of a five acre site owned by the Company which is adjacent to the Property. This expansion project is subject to the receipt of governmental approvals.


     As part of the Formation Transactions, the Company will acquire a 17.9 acre parcel of land from a third party which is adjacent to the Company's Shoppes at St. Lucie West Property. The Shoppes at St. Lucie West was approximately 99% leased at March 31, 1998. The Company estimates that this land could support approximately a 150,000 net rentable square foot expansion of the Shoppes at St. Lucie West Property under current zoning and entitlements. The Company will acquire this parcel for Units with a value of $2.25 million.


     There can be no assurance that the Company will successfully complete the expansion projects described above or that the Company's estimate of the cost of any expansion will prove accurate.

                                 THE PROPERTIES


     The Properties are located in 14 states and consist of interests in 14 office Properties, 10 retail Properties, two storage Properties, three residential Properties and one hospitality/resort complex. The office, retail, storage and residential Properties contain an aggregate of approximately 8.6 million net rentable square feet and approximately 1,100 apartment units. These Properties were approximately 90% leased at March 31, 1998. The Properties also include approximately 974 acres of land held for development located in an industrial park and an interest in the Longboat Key Club resort complex. Set forth below is certain information regarding the Properties:


                                                                                                      COMPANY'S
                                                                                       PERCENT        SHARE OF     PERCENT
                                                                  YEAR        NET       LEASED        BASE RENT      OF
                                                 PERCENT         BUILT/    RENTABLE     AS OF           AS OF     COMPANY'S
        PROPERTY NAME               MARKET      OWNERSHIP      RENOVATED  SQUARE FEET  3/31/98       3/31/98(1)   BASE RENT
----------------------------- ---------------------------      ---------- -----------  --------      -----------  ---------
OFFICE PROPERTIES:
63 Madison Avenue............ New York, NY         50.5%(4)    1961/1997     797,377       100%(5)   $ 4,401,360     6.8%
200 Madison Avenue........... New York, NY         31.5(6)     1927/1997     670,238        95         4,334,292     6.7
498 Seventh Avenue........... New York, NY         50.0(7)     1920/1997     873,137        90(8)      3,334,288     5.1
24 West 57th Street.......... New York, NY        100.0        1920/1997      97,312        88         2,592,276     4.0
529 Fifth Avenue............. New York, NY         32.6(9)        1959       266,772        99         2,353,974     3.6
307 West 38th Street......... New York, NY        100.0        1927/1996     273,819        90         1,937,784     3.0
First NBC Center............. New Orleans, LA     100.0           1985     1,005,357        88         7,717,824    11.9
Riverview Center............. Menands, NY         100.0        1929/1990     977,780        68         4,116,108     6.4
Marketplace Design Center.... Philadelphia, PA      N/A(10)    1921/1974     302,541        81         3,004,161     4.6
38 Chauncy Street............ Boston, MA          100.0        1927/1982     130,142        90         1,843,260     2.8
First Union Bank Building.... Daytona Beach, FL   100.0        1972/1991     129,765        84         1,754,381     2.7
328 South Jefferson Street... Chicago, IL         100.0           1923       287,468        93         1,406,597     2.2
Winewood Office Park......... Tallahassee, FL      20.0(11)    1972/1997     332,030       100         1,039,322     1.6
GTE Property(12)............. Beaverton, OR       100.0           1980        65,000       100         1,016,760     1.6
Shenandoah Industrial Park... Coweta County, GA     N/A(13)       N/A            N/A       N/A               N/A     N/A
    SUBTOTAL/WEIGHTED AVERAGE
      FOR OFFICE
      PROPERTIES.............                       N/A           N/A      6,208,738        84%      $40,852,386    63.1%
                                                                          -----------                -----------
                                                                          -----------                -----------
RETAIL PROPERTIES:
Princeton Shopping Center.... Princeton, NJ       100.0%       1957/1997     217,441        86%      $ 2,854,821     4.4%
International Drive Value
  Center..................... Orlando, FL         100.0           1995       185,953       100         2,302,290     3.6
Manufacturers Outlet
  Center..................... Mt. Kisco, NY       100.0        1979/1994     203,121        92         1,873,296     2.9
Kendall Value Center......... Kendall, FL         100.0        1984/1993     173,302       100        1, 681,357     2.6
Shoppes at St. Lucie West.... St. Lucie, FL       100.0        1992/1994     200,669        99         1,575,969     2.4
Outlet Park Shoppes at
  Waccamaw................... Myrtle Beach, SC     25.0(14)    1981/1996     738,590        93         1,538,194     2.4
Easton Commons Shopping
  Center..................... Houston, TX         100.0           1985       192,154        90         1,377,334     2.1
Kirby/Richmond Shopping
  Center..................... Houston, TX         100.0        1972/1989      54,321        92           708,675     1.1
Sunset Strip Center.......... Kendall, FL         100.0        1984/1992      81,998        74           673,865     1.0
M&M Plaza.................... Menominee, MI       100.0        1967/1990     225,760        93           352,911     0.5
    SUBTOTAL/WEIGHTED AVERAGE
      FOR RETAIL
      PROPERTIES.............                       N/A           N/A      2,273,309        93%      $14,938,712    22.5%
                                                                          -----------                -----------
                                                                          -----------                -----------
STORAGE PROPERTIES:
Public Storage Facility...... Alameda, CA         74.25%(9)        --         74,581        98%      $   665,417     1.0%
Public Storage Facility...... Glendale, CA        74.25(9)         --         57,690        95           461,823     0.7
    SUBTOTAL/WEIGHTED AVERAGE
      FOR STORAGE
      PROPERTIES.............                       N/A           N/A        132,271        96%      $ 1,127,240     1.7%
                                                                          -----------                -----------
                                                                          -----------                -----------

                               BASE RENT
                               PER LEASED     NET
                                 SQUARE    EFFECTIVE
        PROPERTY NAME           FOOT(2)     RENT(3)
-----------------------------  ----------  ---------
OFFICE PROPERTIES:
63 Madison Avenue............    $10.93     $ 18.45
200 Madison Avenue...........     21.61       22.61
498 Seventh Avenue...........      8.55       17.52
24 West 57th Street..........     30.31       32.37
529 Fifth Avenue.............     27.34       22.35
307 West 38th Street.........      7.86        8.02
First NBC Center.............      8.70        8.17
Riverview Center.............      6.19        8.82
Marketplace Design Center....     12.31       13.18
38 Chauncy Street............     15.68       15.72
First Union Bank Building....     16.12       14.07
328 South Jefferson Street...      5.26        5.12
Winewood Office Park.........     15.65       17.35
GTE Property(12).............     15.64       15.64
Shenandoah Industrial Park...       N/A         N/A
    SUBTOTAL/WEIGHTED AVERAGE
      FOR OFFICE
      PROPERTIES.............    $12.91         N/A
RETAIL PROPERTIES:
Princeton Shopping Center....    $15.20     $ 12.82
International Drive Value
  Center.....................     12.38       12.84
Manufacturers Outlet
  Center.....................     10.05       11.34
Kendall Value Center.........      9.73       10.05
Shoppes at St. Lucie West....      7.93        7.52
Outlet Park Shoppes at
  Waccamaw...................      8.95        9.55
Easton Commons Shopping
  Center.....................      8.19        7.48
Kirby/Richmond Shopping
  Center.....................     14.19       12.76
Sunset Strip Center..........     11.15       11.35
M&M Plaza....................      1.67(15)     1.79
    SUBTOTAL/WEIGHTED AVERAGE
      FOR RETAIL
      PROPERTIES.............    $ 7.09         N/A
STORAGE PROPERTIES:
Public Storage Facility......    $12.24     $ 12.66
Public Storage Facility......     11.34       11.85
    SUBTOTAL/WEIGHTED AVERAGE
      FOR STORAGE
      PROPERTIES.............    $ 8.80     $  8.80



                                                                                 COMPANY'S
                                                                                 SHARE OF
                                                                                 BASE RENT     PERCENTAGE OF
                                            NET RENTABLE     PERCENT LEASED        AS OF         COMPANY'S
                                             SQUARE FEET      AS OF 3/31/98       3/31/98        BASE RENT
                                            -------------    ---------------    -----------    -------------
TOTAL/WEIGHTED AVERAGE FOR OFFICE,
  RETAIL AND STORAGE
  PROPERTIES............................      8,614,318            90%          56,648,338          87%

                                                                                                          COMPANY'S
                                                                                             PERCENT      SHARE OF
                                                                         YEAR                 LEASED      BASE RENT     PERCENT OF
                                                           PERCENT      BUILT/     NO. OF     AS OF         AS OF        COMPANY'S
             PROPERTY NAME                    MARKET      OWNERSHIP   RENOVATED  APARTMENTS  3/31/98     3/31/98(1)      BASE RENT
---------------------------------------- ---------------- ---------   ---------- ----------  --------    -----------   -------------
RESIDENTIAL PROPERTIES:
Park Hill Lane.......................... Menands, NY        100.0%    1962/1979       567        86%     $ 3,919,115           4.2%
One Dartmouth Place..................... Denver, CO         100.0     1973/1993       418        97        2,696,832           6.1
Presidential Estates.................... Guilderland, NY    100.0     1967/1997       128        97        1,241,607           1.9
    TOTAL/WEIGHTED AVERAGE FOR
      RESIDENTIAL PROPERTIES............                                            1,113        92%     $ 7,857,554          12.1%
                                                                                    -----       ---      -----------           ---
                                                                                    -----       ---      -----------           ---

                                              NET
                                           EFFECTIVE
                                            RENT PER
             PROPERTY NAME                APARTMENT(3)
----------------------------------------  ------------
                                         <
RESIDENTIAL PROPERTIES:
Park Hill Lane..........................      $672
One Dartmouth Place.....................       568
Presidential Estates....................       834
    TOTAL/WEIGHTED AVERAGE FOR
      RESIDENTIAL PROPERTIES............      $691
                                             -----
                                             -----



                                                                                 COMPANY'S    PERCENT OF
                                           NET RENTABLE                           SHARE OF    COMPANY'S
                                            SQUARE FEET    NO. OF APARTMENTS     BASE RENT    BASE RENT
                                           -------------   ------------------   ------------  ----------
    TOTAL/WEIGHTED AVERAGE FOR OFFICE,
      RETAIL, STORAGE AND RESIDENTIAL
      PROPERTIES........................     8,614,318           1,113          $64,505,892     100.0%


                                                                  PERCENT            YEAR             1998 MINIMUM
PROPERTY NAME                                    MARKET          OWNERSHIP     BUILT/RENOVATED      LEASE PAYMENT(17)
----------------------------------------    -----------------    ----------    ----------------    -------------------
HOSPITALITY/RESORT COMPLEX:
Longboat Key Club(16)...................    Longboat Key, FL        (16)          1982/1991            $6,700,000

------------

 (1) Company's share of base rent represents the annual contractual rent in effect under existing leases as of March 31, 1998 multiplied by the Company's percentage ownership of the Property.



 (2) The base rent per leased square foot information is calculated by dividing 100% of the Property's base rent by the net rentable square feet leased as of March 31, 1998.



 (3) As used throughout this Prospectus, net effective rent represents (a) for leases in effect at the time an interest in the relevant property was first acquired by the Company, the remaining lease payments under the lease excluding operating expense pass-throughs, if any, divided by the number of months remaining under the lease multiplied by 12 and (b) for leases entered into after an interest in the relevant Property was first acquired by the Company, all lease payments under the lease excluding operating expense pass-throughs, if any, divided by the number of months in the lease multiplied by 12, and, in the case of both (a) and (b), minus tenant improvement costs and leasing commissions, if any, paid or payable, divided by the number of months in the respective lease multiplied by 12, and presented on a per leased square foot basis. Net effective rent includes the effect of rent abatements during the periods described in clauses (a) and (b). Net effective rent also includes future contractual increases in rental payments and therefore, in certain cases, may exceed base rent per leased square foot as a result of the provision for future contractual increases in rental payments in the net effective rent data.


 (4) The Company owns the entire general partner interest in this Property and 49.5% of the limited partner interests.

 (5) In January 1998, New York Life delivered approximately 60,000 net rentable square feet back to the Company so that the Company could lease that space together with an additional 340,000 net rentable square feet to Ziff-Davis under a 21 year lease. After giving effect to this leasing activity, the Property is 100% leased. See 'Business and Growth Strategies -- External Growth.' The base rent information does not give effect to this leasing activity.

 (6) The Company owns the entire general partner interest in this Property and 30.5% of the limited partner interests.

 (7) The Company owns a 50% managing member interest in this Property.

 (8) The percent leased data for this Property reflects the execution of (i) a lease with Bates in November 1997 with regard to approximately 200,000 net rentable square feet which commences in June 1998 and (ii) leases with regard to an additional 200,000 net rentable square feet at this Property which were signed during the first three months of 1998. After giving effect to these leases, the Property is 90% leased. See 'Business and Growth Strategies -- External Growth.' The base rent information does not give effect to this leasing activity.

 (9) The Company owns a limited partnership interest in this Property.

(10) The Company holds the mortgage note on this Property with a participation interest substantially equivalent to 100% economic ownership.

(11) The Company has a 20% co-tenant's interest in this Property.

(12) This Property is leased on a triple net basis to a subsidiary of GTE Corporation.

(13) This Property consists of 973.7 acres of land being held for development. The Company does not own fee title to this Property; rather, the Company owns an option to purchase title to this Property. The option price currently is approximately $700,000 plus the payment of approximately $375,000 of accrued real estate taxes.

(14) The Company owns a 25.0% membership interest in the limited liability company which owns this Property.

(15) Base rent per leased square foot has been adjusted to exclude 85,000 square feet which is on land that has been ground leased at a rate of $10,000 per year.

(16) The Longboat Key Club consists of two golf courses with 45 holes of golf, two tennis centers with 38 Har-Tru tennis courts, two pro shops, a fitness center and restaurants. The Club also currently operates 220 units at the Resort at Longboat Key condominium hotel (the 'Hotel') which is located within the Club's premises. The Hotel is owned by the condominium unit owners. The Company will acquire the assets of the Club in the Formation Transactions. The Operating Partnership will lease the assets of the Club to an affiliated lessee (in which directors and officers of the Company own approximately a 4% interest) in order to satisfy certain conditions for the maintenance of the Company's REIT status. See 'Business and Properties -- The Hospitality/Resort Complex.' The average occupancy of the Hotel for the year ended December 31, 1997 was 76.8%, the average daily rate was $212, and the revenue per available room was approximately $163.

(17) The 1998 minimum lease payment represents the fixed annual base rent payable to the Operating Partnership by the lessee of the Club's assets. Under the terms of the lease, the Operating Partnership may also participate in the revenues of the lessee to the extent they exceed certain base levels. See 'Business and Properties -- The Hospitality/Resort Complex.'

                     STRUCTURE AND FORMATION OF THE COMPANY

STRUCTURE OF THE COMPANY

     The Company will be the general partner of the Operating Partnership and will contribute the proceeds of the Offering to the Operating Partnership in exchange for a number of Units equal to the number of shares of Common Stock sold in the Offering. The Company will conduct substantially all of its business, and will hold its interests in the Properties, through the Operating Partnership. As the sole general partner of the Operating Partnership, the Company will have the exclusive power to manage and conduct the business of the Operating Partnership. The chart below shows the ownership of the Company and its principal subsidiaries after the completion of the Formation Transactions and the Offering. The Company owns the golf courses, tennis centers and other amenities at the Longboat Key Club and leases them to an affiliated entity. See 'Business and Properties -- The Hospitality/Resort Complex.'




                                   [CHART]


     No independent third party appraisals, valuations or fairness opinions have been obtained by the Company in connection with the Formation Transactions. Accordingly, there can be no assurance that the value of the consideration received by the contributors in the Formation Transactions is equivalent to the fair market value of the interests and assets acquired by the Company. See 'Risk Factors -- Conflicts of Interest Could Adversely Affect Stockholders.'

                          BENEFITS TO RELATED PARTIES

     Certain affiliates of the Company will realize material benefits as a result of the Offering and the Formation Transactions, including the following:


      Investors who owned interests in the Properties and the Company's property management and real estate brokerage businesses immediately prior to the Formation Transactions will receive 13,426,066 Units and 1,148,934 shares of Common Stock in consideration for the contribution of those interests to the Operating Partnership. The executive officers of the Company will receive the following number of Units and shares of Common Stock in the Formation
Transactions: Joseph S. Lesser, 1,166,349 Units; Alan L. Gordon, 596,750 Units; Peter S. Duncan, 335,491 Units and 400,000 shares of Common Stock; Gary L. Naughton, 19,191 Units; and Bernard B. Falk, 105,464 Units. The aggregate number of Units and shares of Common Stock being issued in the Formation Transactions to all contributors has an aggregate value of approximately $291.5 million (based on the midpoint of the price range set forth on the cover of this Prospectus), and represent approximately 51.7% of the Company's equity interests on a fully diluted basis. The interests being contributed have a book value of approximately $64.7 million, as depreciated.


      Members of the management of Loeb Partners Realty and Comfort (Messrs. Lesser, Gordon, Duncan, Naughton and Falk) will become executive officers and, in the case of Messrs. Lesser, Duncan and Gordon, directors of the Company. Each of the executive officers will enter into employment agreements with the Company. See 'Management -- Employment Agreements.' Also, the Company will grant to directors, officers and employees of the Company options to purchase an aggregate of approximately 1,127,000 shares of Common Stock at the initial public offering price under the Stock Option and Incentive Plan, subject to certain vesting requirements. See 'Management -- Stock Option and Incentive Plan.'

      Investors who owned interests in the 63 Madison Avenue Property prior to the Formation Transactions will receive approximately $5.8 million of the net cash proceeds of the Offering in repayment of a loan previously made by those investors to fund improvements at the Property. Messrs. Lesser, Gordon, Duncan, Naughton and Falk will receive an aggregate of approximately $224,000 of these proceeds.


      The structure of the Formation Transactions will provide Unit recipients, including members of management, with the opportunity to defer the recognition of gain for tax purposes resulting from the contribution of their interests in the Properties and the property management and real estate brokerage businesses to the Operating Partnership in the Formation Transactions.


      The lease with regard to the facilities at the Longboat Key Club will provide certain of the contributors of the Properties in the Formation Transactions with potential economic benefits. Directors and officers of the Company will own approximately a 4% interest in the lessee; the balance of the interests in the lessee will be owned by the former owners of this Property, none of whom is an officer, director or employee of the Company. See 'Business and Properties -- The Hospitality/Resort Complex.'

      Recipients of Units in the Formation Transactions will have registration rights with respect to shares of Common Stock issued in exchange for Units. See 'Shares Available for Future Sales.'

     Additional information regarding the benefits to related parties is set forth under 'Formation Transactions,' 'Management' and 'Certain Relationships and Related Transactions.'


                             CONFLICTS OF INTEREST



     Following the formation of the Operating Partnership and the completion of the Offering, there will be conflicts of interest with respect to certain transactions between the holders of Units and the stockholders of the Company. In particular, the consummation of business combinations, the sale of properties or a reduction of indebtedness could have adverse tax consequences to holders of Units. In addition, after the Offering the Company, as the general partner of the Operating Partnership and the

Company's directors and officers, acting on behalf of the Company in its capacity as general partner, will have fiduciary obligations to the other partners of the Operating Partnership, the discharge of which may conflict with the interests of the Company's stockholders. Certain officers and directors of the Company also will continue to own direct and indirect interests in office properties and other real estate assets, which interest may give rise to conflicts of interest concerning the fulfillment of their responsibilities as officers and directors of the Company. See 'Risk Factors -- Conflicts of Interest Could Adversely Affect Stockholders' and 'Business and
Properties -- Excluded Interests.' For a discussion of the role of the Company's disinterested directors and the Company's policies and agreements designed to minimize adverse effects from these conflicts of interest, see 'Policies with Respect to Certain Activities -- Conflicts of Interest Policies' and 'Manangement -- Employment Agreements.'


                                  THE OFFERING

     All of the shares of Common Stock offered by this Prospectus are being offered by the Company.


Shares of Common Stock Offered.................  13,600,000
Shares of Common Stock Outstanding after the
  Offering(1)..................................  14,749,034
Shares of Common Stock and Units Outstanding
  after the Offering(2)........................  28,175,100
Use of Proceeds................................  To acquire interests in the Properties and other assets in the
                                                   Formation Transactions, to repay indebtedness and for working capital. See 'Use of Proceeds.'
NYSE Symbol....................................  'LRC'


------------

(1) Includes 1,148,934 shares of Common Stock expected to be issued in connection with the Formation Transactions and 100 shares of Common Stock issued to Joseph S. Lesser when the Company was incorporated.

(2) Units are exchangeable on a one-for-one basis for shares of Common Stock or, at the option of the Company, cash, subject to certain exceptions. Includes 13,426,066 Units expected to be issued in connection with the Formation Transactions that may be exchanged for cash or, at the option of the Company, shares of Common Stock on a one-for-one basis generally commencing one year after completion of the Offering. Excludes 2,040,000 shares that are issuable upon the exercise of the Underwriters' overallotment option and approximately 1,127,000 shares reserved for issuance upon the exercise of stock options to be granted pursuant to the Company's Stock Option and Incentive Plan concurrent with the Offering.

                                 DISTRIBUTIONS

     The Company intends to pay regular quarterly distributions to holders of Common Stock. The Company estimates that the first distribution, for the period commencing on the closing of the Offering and ending on September 30, 1998, will
be approximately $       per share, which is equivalent to a quarterly
distribution of approximately $.325 per share, and an annual distribution of approximately $1.30 per share (or an annual distribution rate of approximately 6.50%, based on the midpoint of the estimated initial public offering prices shown on the cover page of this Prospectus). See 'Distributions.'

     The Company intends to initially distribute annually approximately    % of
estimated cash available for distribution. The Company's estimate of the cash available for distribution for the twelve months ending December 31, 1998, is based upon pro forma funds from operations for the 12 months ended December 31, 1997, with certain adjustments as described in 'Distributions.' The actual distributions made by the Company will be determined by the Board of Directors, in its discretion, and will be affected by a number of factors, including the gross revenues received from its Properties, the operating expenses of the Company, the interest expense incurred through borrowing, and unanticipated capital and other expenditures. No assurance can be given that the Company's estimates will prove accurate or that any level of distributions will be made or sustained. The Company does not expect to change its estimated distribution rate per share if the Underwriters' over-allotment option is exercised.


     The Company anticipates that cash flow available for distribution will exceed earnings and profits for federal income tax purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gains dividends, generally will be taxable to stockholders as ordinary dividend income. Capital gains dividends (other than any portion of such gains attributable to certain depreciation recapture) generally will be taxable as long-term capital gain for federal income tax purposes. Distributions in excess of earnings and profits generally will be treated as non-taxable return of capital and, therefore, will result in a reduction of a stockholder's basis in the Common Stock, to the extent thereof, and thereafter as taxable gain unless properly designated by the Company as capital gains dividends. The Company
anticipates that approximately    % (or approximately $.       per share of
Common Stock) of the distributions intended to be paid by the Company in 1998 will represent a return of capital for federal income tax purposes. See 'Distributions' and 'Federal Income Tax Consequences -- Taxation of Stockholders.'


                           TAX STATUS OF THE COMPANY

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the 'Code'), commencing with its taxable year ending December 31, 1998. The Company believes, and has obtained an opinion of Rogers & Wells LLP, counsel to the Company, to the effect that, commencing with its taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and that the Company's proposed method of operation will enable it to meet the requirements for taxation as a REIT. This legal opinion is based on various assumptions and factual representations by the Company regarding the Company's ability to meet various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. The legal opinion is not binding on the Internal Revenue Service ('IRS') or any court.


     To maintain REIT status, an entity must meet a number of organizational and operational requirements. In addition, in order to maintain its qualification as a REIT, the Company generally will be required each year to distribute at least 95% of its net taxable income. As a REIT, the Company generally will not be subject to federal income tax on net income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates. See 'Federal Income Tax Consequences -- Taxation of the Company -- Failure to Qualify' and 'Risk Factors -- Failure to Qualify as a REIT Would Cause the Company to be Taxed as a Corporation' for a more detailed discussion of the consequences of the failure of the Company to qualify as a REIT. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

         SUMMARY SELECTED COMBINED FINANCIAL AND OPERATING INFORMATION


     The following table sets forth summary selected financial and operating information on a pro forma basis for the Company and on a historical combined basis for the Company's predecessor, which is referred to in the historical financial statements as 'Loeb Real Estate.' Loeb Real Estate is not a legal entity, but rather a combination of real estate partnerships and limited liability companies which were under common management and control. The following information should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this Prospectus. The balance sheet data as of December 31, 1997 and 1996 and the operating data for the three years ended December 31, 1997, of Loeb Real Estate have been derived from the historical combined financial statements audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The operating data for the three months ended March 31, 1997 and 1998, the balance sheet data as of December 31, 1995 and the operating data for the years ended December 31, 1994 and 1993 has been derived from the unaudited financial statements of Loeb Real Estate. In the opinion of management, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for the period. The results of operations for the interim periods ended March 31, 1997 and 1998 are not necessarily indicative of the results which may be obtained for the full fiscal year. The summary pro forma information is presented as if (i) the Offering and the other transactions contemplated herein under 'Formation Transactions' had occurred as of the beginning of the period presented for operating data and as of the balance sheet date for balance sheet data and (ii) the Company qualified as a REIT, distributed all of its taxable income and, therefore, incurred no income tax expense during the period presented (see 'Risk Factors' and 'Federal Income Tax Consequences -- Taxation of the Company -- Failure to Qualify'). In management's opinion, all adjustments necessary to present fairly the effects of these transactions have been made. The pro forma financial data is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position or results of operations.


       THE COMPANY (PRO FORMA) AND LOEB REAL ESTATE (COMBINED HISTORICAL) (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF PROPERTIES DATA)

                                           THREE MONTHS ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
                                      ---------------------------------------   ----------------------------------------------------
                                          PRO        COMBINED                       PRO
                                         FORMA      HISTORICAL                     FORMA               COMBINED HISTORICAL
                                      -----------   -----------                 -----------   -------------------------------------
                                         1998          1998          1997          1997        1997      1996        1995     1994
                                      -----------   -----------   -----------   -----------   -------   --------   -------  -------
                                      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)                             (UNAUDITED)
Operating Data:
   Revenues:
       Revenue from rental
        property....................                  $15,710       $11,567      $  94,194    $ 51,306   $48,194   $29,461   $27,460
       Hotel revenue................     --             2,920        --             --           --        --        --        --
       Management fee income........                    1,217           741          2,841       3,554     2,675     2,256     1,449
       Other income.................                      765           254          5,357       3,221     4,581     1,755     2,825
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
          Total revenue.............                  $20,612       $12,562      $ 102,392    $ 58,081   $55,450   $33,472   $31,734
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
   Expenses:
       Property operating
        expenses....................                  $ 4,888       $ 4,076      $  31,551    $ 19,182   $18,280   $11,043   $11,679
       Hotel operating expenses.....     --             1,708        --             --           --        --        --        --
       Real estate taxes............                    1,972         1,707         11,783       7,456     6,784     4,407     4,047
       Interest.....................                    4,860         4,067         16,599      17,712    13,343     8,015     6,396
       Depreciation and
        amortization................                    2,117         1,661         18,042       7,078     6,013     4,108     3,164
       General and administrative...                    1,017           567          3,458       2,207     2,574     2,170     1,421
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
          Total expenses............                  $16,562       $12,078      $  81,433    $ 53,635   $46,994   $29,743   $26,707
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
Operating income....................                  $ 4,050       $   484      $  20,959    $  4,446   $ 8,456   $ 3,729   $ 5,027
Equity in (loss) income of
 investees..........................                      542         1,000         (1,255)        807       835     1,023       628
Income tax (expense) benefit........                      (23)          (29)                      (259)      150       139       138
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
Income before minority interest and
 extraordinary item.................                  $ 4,569       $ 1,455      $  19,704    $  4,994   $ 9,441   $ 4,891   $ 5,793
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
Minority interest in:
   Operating partnership............                                                (8,655)
   Real estate partnerships.........                                                (1,561)      --        --        --        --
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
Income before extraordinary items...                  $ 4,569       $ 1,455      $   9,488    $  4,994   $ 9,441   $ 4,891   $ 5,793
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
                                      -----------   -----------   -----------   -----------   --------   -------   -------   -------
Income before extraordinary items
 per share(1):
   Basic............................                                               $.64
                                                                                   ----
                                                                                   ----
   Diluted..........................                                               $.64
                                                                                   ----
                                                                                   ----
                                        1993
                                     ---------
                                    (UNAUDITED)
Operating Data:
   Revenues:
       Revenue from rental
        property....................  $17,906
       Hotel revenue................    --
       Management fee income........      505
       Other income.................    2,924
                                      -------
          Total revenue.............  $21,335
                                      -------
   Expenses:
       Property operating
        expenses....................  $ 8,958
       Hotel operating expenses.....    --
       Real estate taxes............    2,494
       Interest.....................    4,491
       Depreciation and
        amortization................    2,709
       General and administrative...    1,269
                                      -------
          Total expenses............  $19,921
                                      -------
Operating income....................  $ 1,414
Equity in (loss) income of
 investees..........................      798
Income tax (expense) benefit........       81
                                      -------
Income before minority interest and
 extraordinary item.................  $ 2,293
                                      -------
Minority interest in:
   Operating partnership............
   Real estate partnerships.........    --
                                      -------
Income before extraordinary items...  $ 2,293
                                      -------
                                      -------
Income before extraordinary items
 per share(1):
   Basic............................
   Diluted..........................


                                                  (table continued on next page)

(table continued from previous page)

 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF PROPERTIES DATA)


                                     THREE MONTHS ENDED                             YEAR ENDED DECEMBER 31,
                                       MARCH 31, 1998                                 COMBINED HISTORICAL
                              --------------------------------    -----------------------------------------------------------------
                                     PRO             COMBINED
                                    FORMA           HISTORICAL      1997        1996         1995           1994           1993
                              ------------------    ----------    --------    --------    -----------    -----------    -----------
                                 (UNAUDITED)                                              (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Balance Sheet Data:
 (at end of period)
   Real properties, at cost
     before accumulated
     depreciation..........                          $297,941     $242,748    $202,912     $ 179,699      $ 110,300      $  79,426
   Total assets............                           341,444      268,669     231,136       199,128        127,273        101,627
   Mortgage notes
     payable...............                           257,162      212,456     184,379       142,905         86,689         75,198
   Owner's equity
     (deficit).............                            59,057       42,281      33,706        41,699         26,912         12,946

Other Data:
   Fund from
     operations(2).........                            --            --          --           --             --             --
   Net cash provided by
     operating
     activities(3).........                             4,527        4,675       1,484         1,354         --             --
   Net cash (used in)
     investing
     activities(3).........                            (2,105)     (39,531)    (21,670)      (17,443)        --             --
   Net cash provided by
     financing
     activities............                            12,159       32,088      25,559        14,610         --             --
   Number of properties....              31                13           12          10             9              8              8
   Square footage
     (excluding Longboat
     Key Club and
     residential
     Properties)...........           8,614                          2,529       2,246         1,990          1,193            523
   Apartment units.........           1,113                          1,113       1,113         1,113          1,113          1,113

------------
(1) Pro forma basic net income per share excludes any dilutive effect of options outstanding. Pro forma diluted net income per share includes the dilutive effect of the outstanding options calculated under the treasury stock method. As each Unit is redeemable for one share of Common Stock, the calculation of net income per share upon redemption of the outstanding Units will be unaffected, as Unitholders and Common Stockholders are entitled to equal distributions on a per Unit and per share basis in the net income of the Company.

(2) The White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts ('NAREIT') in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Funds from Operations.'

(3) Pro forma information relating to cash flow from operating and investing activities has not been included because the Company believes that this information would not be meaningful due to the number of assumptions required in order to calculate this information.

                                  RISK FACTORS

     An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information before making a decision to purchase Common Stock in the Offering.

THE COMPANY'S PERFORMANCE AND VALUE ARE SUBJECT TO RISKS ASSOCIATED WITH THE REAL ESTATE INDUSTRY


     CONCENTRATION OF PROPERTIES IN A LIMITED NUMBER OF MARKETS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL PERFORMANCE. While the Properties are located in various markets throughout the United States, Properties accounting for approximately 41% of the total portfolio (based on the Company's Adjusted Pro Forma Net Operating Income for the year ended December 31, 1997) are located in New York City. The Company's revenue from, and the value of its Properties in, New York City will be affected by a number of factors, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics, increased telecommuting, New York State and New York City budgetary commitments and priorities and other factors) and local real estate conditions (such as oversupply of or reduced demand for office properties and other competing commercial properties). Therefore, the Company's performance and its ability to make distributions to stockholders will depend, in part, on the economic conditions in New York City (as well as the economic conditions in its other principal markets). Downturns in the New York City real estate market or the Company's other principal markets, including New Orleans, Louisiana and Northern Florida, could adversely affect the Company.


     THE PROPERTIES ARE SUBJECT TO UNCONTROLLABLE FACTORS AFFECTING PERFORMANCE AND VALUE. Stockholders will bear risks associated with real property investments. The yields available from equity investments in real estate depend in large part on the amount of income generated and expenses incurred. The economic performance and value of the Company's real estate assets will be subject to all of the risks incident to the ownership and operation of real estate. These include the risks normally associated with changes in general national, regional and local economic and market conditions. Such local real estate market conditions may include excess supply and intense competition for tenants, including competition based on rental rates, attractiveness and location of the property and quality of maintenance, insurance and management services. Other factors that may adversely affect the performance and value of a Property include changes in laws and governmental regulations (including those governing usage, zoning and taxes), changes in interest rates, the availability of financing and the possibility of bankruptcies of tenants at the Properties. To the extent that the value and/or performance of the Properties are adversely effected by any of the foregoing factors, the Company's financial condition and results of operations would be adversely effected.

     OPERATING COSTS COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. The Properties will be subject to operating risks common to commercial real estate in general, any and all of which may adversely affect occupancy or rental rates. The Properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air conditioning ('HVAC'); elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, repairs and maintenance. While the Company's tenants generally are currently obligated to pay all or a portion of these escalating costs, there can be no assurance that tenants will agree to pay such costs upon renewal or that new tenants will agree to pay such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. While the Company implements cost saving incentive measures at each of its Properties, if any of the above occurs, the Company's ability to make distributions to stockholders could be adversely affected.

     THE COMPANY'S FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED DUE TO ITS RELIANCE ON MAJOR TENANTS. On a pro forma basis as of December 31, 1997, New York Life and Ziff-Davis each accounted for more than 3% of the Company's pro forma total annualized base rent, as adjusted to give effect to the execution and commencement of significant leases at the New York City Properties in 1998 (6.6% in the aggregate). See 'Business and Properties -- Tenants.' The Company would be adversely affected in the event of a bankruptcy or insolvency of, or a downturn in the business of, any major tenant which resulted in a failure or delay in such tenant's rent payments.

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

     THE COMPANY EXPECTS TO EXPEND SIGNIFICANT AMOUNTS ON RENOVATION, CAPITAL IMPROVEMENTS AND LEASING COMMISSIONS, AND TO PROVIDE SIGNIFICANT AMOUNTS OF FREE RENT. The Company's business strategy requires intensive renovation and capital expenditures, and often requires the Company to provide significant amounts of free rent to tenants. Free rent is estimated to comprise an aggregate of approximately $9.3 million and $4.3 million in 1998 and 1999, respectively. See ' -- Estimated Initial Cash Available for Distribution Will Not be sufficient to Make Distributions at Expected Levels.' If that occurs, the incremental costs could adversely affect cash available for distribution to the Company's stockholders. In addition, renovations and other capital improvements entail certain risks, including environmental risks, construction cost overruns and delays, and unanticipated downturns in demand or unanticipated emergence of competition in the affected market, which risks individually or in the aggregate could give rise to a material adverse effect on the Company or its financial condition or results of operations.


     FAILURE TO RENEW LEASES OR RELET SPACE COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW OR FINANCIAL PERFORMANCE. The Company will be subject to the risks that leases may not be renewed, space may not be relet or the terms of renewal or reletting (including the cost of required renovations) may be less favorable than current lease terms. Leases on a total of approximately 6.1%, 6.5% and 9.7% of the net rentable square feet at the office and retail Properties will expire in 1998, 1999 and 2000, respectively. If the Company were unable promptly to relet or renew the leases for all or a substantial portion of this space, if the rental rates upon such renewal or reletting were significantly lower than expected rates or if its reserves for these purposes proved inadequate, then the Company's cash flow and ability to make expected distributions to stockholders may be adversely affected.


     THE COMPANY COULD BE ADVERSELY AFFECTED BY THE COMPANY'S LACK OF SOLE DECISION-MAKING AUTHORITY WITH RESPECT TO PARTIALLY OWNED PROPERTIES. The Company will own only partial interests in eight of its Properties and will lease the assets of the Longboat Key Club to an affiliated entity. The lease with regard to the Longboat Key Club will give substantial control over the operations of the complex to the lessee. In the case of the Properties located at 498 Seventh Avenue, 200 Madison Avenue and 63 Madison Avenue, the Company will own the general partner or managing member interest of the entities which own these assets and, as a result, will have control over the operation of the Property, although consent of the other partners or members is required with regard to extraordinary transactions. As a general partner or managing member, the Company will have fiduciary responsibilities to third parties which it will be required to consider when making decisions relating to such partially owned Properties. In addition, the 498 Seventh Avenue Property is subject to a customary buy-sell arrangement which may be exercised by the Company or its partner, each of whom owns a 50% interest, and would require the other party to sell or buy the corresponding interest. At the Winewood and Outlet Park Shoppes at Waccamaw Properties the Company shares decision-making authority with its partners, and at the 529 Fifth Avenue and two public storage Properties the Company owns only a limited partner interest. Partial ownership entails certain risks not present were a third party not involved, including the possibility that the other partners in such partially owned Properties might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of the Company, that buy/sell rights might exist with respect to such property, and that such partners may be in a position to take action contrary to the instructions or the requests of the Company and contrary to the Company's policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither the Company nor the partner would have full control over the affected Property. Consequently, actions by such partner might result in subjecting such partially owned Properties to additional risk. In addition, the Company may in certain circumstances be liable for the actions of such third-party partners. There is no limitation under the Company's organizational documents as to the amount of funds that may be invested in additional partially owned properties.

     THE COMPANY COULD BE ADVERSELY AFFECTED BY A DEFAULT UNDER THE LONGBOAT KEY CLUB LEASE. The calculation of the minimum annual base rent under the lease for Longboat Key Club was based on the historical performance of the Club as well as certain assumptions with regard to the future performance of the Club, in light of, among other things, the significant renovations and expansion of the Club in 1997. See 'The Company -- Internal Growth -- Renovation Expansions at Existing Properties.' The

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

Club is subject to operating risks common to the hospitality/resort industry including, among other things, (i) competition for guests from other providers,
(ii) increases in operating costs due to inflation and other factors, which increases may not be offset by increased rates, (iii) dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal and, in particular will be affected by weather conditions; and (iv) adverse affects of general and local economic conditions. These factors could adversely affect the ability of the Longboat Key Club to generate revenues and for the lessee to make lease payments and, therefore, the Company's ability to make expected distributions.


     PROSPECTIVE AND RECENT ACQUISITIONS MAY NOT PERFORM TO EXPECTATIONS. The Company intends actively to continue to acquire real estate assets. See 'Business and Growth Strategies.' Acquisitions of real estate assets entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, the general investment risks described above under ' -- The Properties are subject to uncontrollable factors affecting performance and value' are associated with any new real estate investment.
The Company's ability to manage future growth successfully will require it to integrate successfully its new acquisitions and there can be no assurance that the Company will be able to do that. Certain of the Properties, including
498 Seventh Avenue, 24 West 57th Street and 63 Madison Avenue, have relatively short operating histories under the Company's management. Finally, the Company expects that there will be significant competition for attractive investment opportunities from other major real estate investors, many of whom have greater capital resources than the Company, including both publicly traded REITs and private institutional investment funds. The Company anticipates that future acquisitions will be financed through secured or unsecured financing and proceeds from equity or debt offerings by the Company or the Operating Partnership. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'


     ILLIQUIDITY OF REAL ESTATE INVESTMENTS COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION. Because real estate investments are relatively illiquid, the Company's ability to vary its portfolio promptly in response to economic or other conditions will be limited. In addition, certain significant expenditures, such as debt service, real estate taxes, and operating and maintenance costs generally are not reduced in circumstances resulting in a reduction in income from the investment. The foregoing and any other factor or event that would impede the ability of the Company to respond to adverse changes in the performance of its investments could have an adverse effect on the Company's financial condition and results of operations, with a consequent adverse effect on the Company's ability to make expected distributions to stockholders.


     THE COST OF COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT COULD ADVERSELY AFFECT THE COMPANY'S CASH FLOW. The Properties are subject to the requirements of the Americans with Disabilities Act (the 'ADA'), which generally requires that public accommodations, including office buildings, be made accessible to disabled persons. The Company believes that the Properties are in substantial compliance with the ADA and that it will not be required to make substantial capital expenditures to address the requirements of the ADA. However, compliance with the ADA could require removal of access barriers and noncompliance could result in the imposition of fines by the federal government or the award of damages to private litigants. If, pursuant to the ADA, the Company were required to make substantial alterations in one or more of the Properties, the Company's financial condition and results of operations, as well as the amount of funds available for distribution to stockholders, could be adversely affected.



     THE COMPANY MAY EXPERIENCE UNINSURED LOSSES. The Company carries comprehensive liability, fire, extended coverage and rental loss insurance covering all of the Properties, with policy specifications and insured limits which the Company believes are adequate and appropriate under the circumstances. There are, however, certain types of losses such as war risks, nuclear hazards and losses due to governmental actions that are not generally insured because the Company believes that the risks associated with such losses do not justify the costs of the insurance coverage. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in the Property, as well as the anticipated future revenue from the Property and, in the case of debt which is recourse to the Company, the Company would remain obligated for any mortgage debt or other financial

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

obligations related to the Property. No assurance can be given that material losses in excess of insurance proceeds will not occur in the future.

     The Company's title insurance policies covering each Property are generally for an amount which is less than the current value of the Property. In the event of a loss with respect to a Property relating to a title defect that is in excess of the amount of such title insurance policy, the Company could lose both its capital invested in and anticipated profits from such property.

     REASSESSMENT COULD ADVERSELY AFFECT THE COMPANY. Certain local real property tax assessors may seek to reassess certain of the Properties as a result of the Formation Transactions. The Company would contest vigorously any reassessment of this type. Subject to market conditions, current leases may permit the Company to pass through to tenants a portion of the effect of any increases in real estate taxes resulting from a reassessment. Those increases could, however, adversely affect the Company's competitive position and consequently have a negative impact on its financial condition.

CONFLICTS OF INTEREST COULD ADVERSELY AFFECT STOCKHOLDERS

     ABSENCE OF ARM'S-LENGTH NEGOTIATIONS IN THE FORMATION TRANSACTIONS MAY HAVE RESULTED IN ASPECTS OF THE FORMATION TRANSACTIONS' BEING UNFAVORABLE TO STOCKHOLDERS. There have been no arm's-length negotiations or third-party appraisals with respect to the valuation of the Properties and other assets contributed to the Company in its formation. The amount of consideration to be paid by the Company to acquire interests in the Properties was determined by the Loeb Group and Comfort. No independent valuations or appraisals of the Properties were obtained by the Company in connection with the Formation Transactions. See 'Formation Transactions.' As a result, the consideration paid by the Company for its assets may exceed their fair market value and the market value of the Common Stock may exceed a stockholder's proportionate share of the aggregate fair value of the Company's assets. Further, there were no arm's-length negotiations with respect to other terms of the Formation Transactions, in particular with respect to the representations and warranties made by the contributors of properties to the Company in the Formation Transactions, or the indemnification provided for breach of representations and warranties. In addition, Messrs. Joseph Lesser, Alan Gordon and Peter Duncan, who had significant influence in structuring the Formation Transactions, had preexisting ownership interests in the Properties and will receive substantial economic benefits as a result of the Formation Transactions. Further, in the course of structuring the Formation Transactions, Messrs. Lesser, Gordon and Duncan had the ability to influence the type and level of benefits that they and the executive officers of the Company will receive from the Company.

     DIRECTORS, OFFICERS AND SIGNIFICANT STOCKHOLDERS MAY INFLUENCE THE COMPANY NOT TO ACT IN THE BEST INTERESTS OF STOCKHOLDERS. Upon consummation of the Offering, Messrs. Lesser, Gordon, Duncan, Naughton and Falk will be deemed beneficially to own approximately 9.3% of the outstanding Common Stock (on a fully diluted basis, i.e., including Common Stock issuable upon exchange of Units). All of those Units will be exchangeable for Common Stock (subject to the Ownership Limit) or, at the option of the Company, for the cash equivalent of that number of shares of Common Stock, beginning on the first anniversary of the Closing. See 'Formation Transactions.' In addition, executive officers of the Company will receive options to purchase shares of Common Stock exercisable at the initial offering price. See 'Management -- Executive Compensation.' Messrs. Lesser, Gordon and Duncan are affiliated with the Company and, as directors, will have influence on the management and operation of the Company and, as stockholders, on the outcome of any matters submitted to a vote of the stockholders. Such influence might be exercised in a manner that is inconsistent with the interests of other stockholders. Although there is no understanding or arrangement for these directors, officers and stockholders and their affiliates to act in concert, these parties would be in a position to exercise significant influence over the Company's affairs should they choose to do so. If all or a substantial portion of the Units were exchanged for Common Stock and that Common Stock were retained and not sold, subject to the Ownership Limit described under 'Description of Securities -- Restrictions on Transfer,' the influence of the holders thereof over the affairs of the Company would increase, and the influence of the remaining stockholders would be diminished accordingly. See 'Management' and 'Principal Stockholders.'

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     In connection with the Formation Transactions, the contributors of interests in the Properties and the property management and real estate brokerage businesses will enter into contribution agreements with the Company and the Operating Partnership. The contribution agreements generally contain representations only with respect to the ownership of the interests by the holders thereof and certain other limited matters. Pursuant to a Supplemental Representations and Warranties Agreement, Messrs. Lesser, Gordon and Duncan (the 'Indemnitors') have agreed to provide additional representations and warranties to the Company which are in some cases limited to the knowledge of the Indemnitors. The maximum aggregate liability of the Indemnitors is limited and may not be sufficient in all circumstances to recompense the Company in the event of material breaches of these representations. See 'The Formation Transactions for a discussion of these limitations.' Messrs. Lesser, Gordon, Duncan, Naughton and Falk will enter into employment and noncompetition agreements with the Company pursuant to which they will agree, among other things, not to engage in certain business activities in competition with the Company. See 'Management -- Employment Agreements.' To the extent that the Company chooses to enforce its rights under any of the contribution, employment and noncompetition agreements, it may determine to pursue available remedies, such as actions for damages or injunctive relief, less vigorously than it otherwise might because of its desire to maintain its ongoing relationship with the individual involved.

     CONFLICTS WILL EXIST WITH RESPECT TO THE OPERATING PARTNERSHIP. After the Offering, the Company, as the general partner of the Operating Partnership and the Company's directors and officers, acting on behalf of the Company in its capacity as general partner, will have fiduciary obligations to the other partners of the Operating Partnership, the discharge of which may conflict with the interests of the Company's stockholders. In addition, those persons holding Units, as limited partners, will have the right to vote on amendments to the Partnership Agreement (most of which require approval by a majority in interest of the limited partners, including the Company) and individually to approve certain amendments that would adversely affect their rights, which may be exercised in a manner that conflicts with the interests of the Company's stockholders.


     A SALE OF, OR REDUCTION IN MORTGAGE INDEBTEDNESS ON, ANY OF THE PROPERTIES WILL HAVE DIFFERENT EFFECTS ON HOLDERS OF UNITS THAN ON STOCKHOLDERS. Certain holders of Units, including Messrs. Lesser, Gordon and Duncan, may experience different and more adverse tax consequences compared to those experienced by holders of shares of Common Stock or other holders of Units upon the sale of, or reduction of mortgage indebtedness on, any of the Properties. Therefore, such holders and the Company, may have different objectives regarding the appropriate pricing and timing of any sale of, or reduction of mortgage indebtedness on the Properties, and regarding the appropriate characteristics of additional properties to be considered for acquisition. Messrs. Lesser, Gordon, Duncan, Naughton and Falk will be holders of 2,223,245 Units, and their status as holders of Units may influence the Company not to sell particular properties, or not to pay down mortgage indebtedness on particular properties, even though such sales or debt paydowns might otherwise be financially advantageous to the Company and its stockholders.



     OUTSIDE INTERESTS OF OFFICERS AND DIRECTORS COULD CONFLICT WITH THE COMPANY'S INTERESTS. Certain officers and directors of the Company will continue to own direct and indirect interests in office properties and other real estate assets, which interests may give rise to certain conflicts of interest concerning the fulfillment of their responsibilities as officers and directors of the Company. See 'Business and Properties -- Excluded Interests.' For a discussion of the role of the Company's disinterested directors and the Company's policies and agreements designed to minimize adverse effects from these conflicts of interest, see 'Policies with Respect to Certain
Activities -- Conflict of Interest Policies.'


     INTERESTS OF LESSEE AND MANAGER OF LONGBOAT KEY CLUB COULD CONFLICT WITH COMPANY'S INTERESTS. Through their ownership of approximately 4% of the interests of the lessee of Longboat Key Club, certain directors and officers of the Company will derive benefits from the operation of the Longboat Key Club by the lessee. Accordingly, they have faced conflicts of interest in structuring the lease and the management contract with regard to the Club and may face conflicts upon renewals of the lease or with respect to enforcing the provisions of the lease. The Company believes that the influence of such officers and directors, each of whom owes a fiduciary duty to the Company's stockholders, over the

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

lessee will enable the Company to maintain a degree of control over the assets of Longboat Key Club; however, as a result of their ownership interests in the lessee Messrs. Lesser and Gordon may face conflicts in operating the Longboat Key Club in a manner that may maximize profits for the lessee and manager without necessarily benefitting the Company.

ESTIMATED INITIAL CASH AVAILABLE FOR DISTRIBUTION WILL NOT BE SUFFICIENT TO MAKE DISTRIBUTIONS AT EXPECTED LEVELS

     The Company's estimated initial annual distributions represent    % of the
Company's estimated initial cash available for distribution for the twelve months ending September 30, 1999, principally due to rent abatements and anticipated capital expenditures during that period related to recent significant redevelopment projects. Accordingly, it is expected that the Company initially will be unable to pay its estimated initial annual distribution of $1.30 per share to stockholders out of cash available for distribution as calculated under 'Distributions' below. Under such circumstances, the Company will have to fund a portion of its distributions from working capital or additional borrowings under its credit facilities, if available. In the event the Underwriters' over-allotment is exercised, pending investment of the proceeds therefrom, the Company's ability to pay such distribution out of cash available for distribution may be further adversely affected.

THE COMPANY RELIES ON KEY PERSONNEL WHOSE CONTINUED SERVICE IS NOT GUARANTEED

     The Company is dependent on the efforts of its executive officers, particularly Messrs. Lesser and Duncan. The loss of their services could have an adverse effect on the operations of the Company. Each of these executive officers will enter into an employment agreement with the Company. As described herein, the Company will not acquire certain real estate assets in which Messrs. Lesser, Gordon and Duncan and other members of management will retain an interest. See 'Business and Properties -- Excluded Interests.' It is expected that Messrs. Lesser and Duncan and such other members of management will not devote a substantial amount of time to the management or operation of these excluded properties. Prior to the completion of the Offering, each of the executive officers, including Messrs. Lesser, Gordon and Duncan, will enter into a multiyear employment and noncompetition agreement with the Company which will provide, among other things, that each such person will devote substantially all of their business time to the Company.

FAILURE TO QUALIFY AS A REIT WOULD CAUSE THE COMPANY TO BE TAXED AS A
CORPORATION

     THE COMPANY WILL BE TAXED AS A CORPORATION IF IT FAILS TO QUALIFY AS A REIT. The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998. Although management believes that the Company will be organized and will operate in such a manner, no assurance can be given that the Company will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must pay distributions to stockholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code is greater in the case of a REIT, such as the Company, that holds its assets in partnership form. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

     Longboat Key Club, Inc. will lease from the Operating Partnership the assets comprising the Longboat Key Club pursuant to a lease which generally provides for payment of rent equal to the greater of fixed rent or percentage rent. If the lease is recharacterized as a service contract, joint venture or some other type of arrangement, rather than a true lease, for federal income tax purposes, part or all

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

of the payments that the Operating Partnership receives from Longboat Key Club, L.P. would not be considered rent and would not otherwise satisfy the various requirements for qualification as 'rents from real property.' In that case, the Company would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would not qualify as a REIT. While the Company believes that the lease will be respected as a true lease for federal income tax purposes, there can be no assurance that the IRS will not assert a contrary position.


     Rogers & Wells LLP, counsel to the Company, has rendered an opinion to the effect that commencing with its taxable year ending December 31, 1998 the Company will be organized in conformity with the requirements for qualification as a REIT and its proposed method of operation, including the Company's interest in the Real Estate Brokerage Subsidiary and the lease of the Longboat Key Club, will enable it to meet the requirements for qualification and taxation as a REIT. See 'Federal Income Tax Consequences -- Taxation of the Company.' Rogers & Wells LLP's opinion, however, is based on various assumptions and factual representations by the Company regarding the Company's ability to meet the various requirements for qualification as a REIT, and no assurance can be given that actual operating results will meet these requirements. The legal opinion is not binding on the IRS or any court and only represents the view of counsel to the Company based upon existing law, some of which contains no controlling precedent. Moreover, the Company's qualification and taxation as a REIT will depend upon the Company's ability to meet from time to time (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code, the results of which will not be reviewed by counsel.



     If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income (calculated without a deduction for distributions to shareholders) at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See 'Federal Income Tax Consequences -- Taxation of the Company -- Failure to Qualify.'


     REIT MINIMUM DISTRIBUTION REQUIREMENTS: POSSIBLE INCURRENCE OF ADDITIONAL DEBT. In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year and (iii) 100% of its undistributed taxable income from prior years upon which the Company has not paid federal income tax. The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. The Company's income will consist primarily of its share of the income of the Operating Partnership, and the cash available for distribution by the Company to its shareholders will consist of its share of cash distributions from the Operating Partnership and funds available to it from borrowings. Differences in timing between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company could require the Company, directly or indirectly through the Operating Partnership, to borrow funds on a short-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax.

     A portion of the amounts used by the Operating Partnership to fund distributions to stockholders is expected to come from the Real Estate Brokerage Subsidiary through dividends on the non-voting stock of the Real Estate Brokerage Subsidiary to be held by the Operating Partnership. The Real Estate Brokerage Subsidiary will not qualify as a REIT and thus will pay federal, state and local income taxes on its net income at normal corporate rates. To the extent that the Real Estate Brokerage Subsidiary is required to pay federal, state and local income taxes, the cash available for distribution to the Company's stockholders will be reduced accordingly.

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


     The value of the securities of the Real Estate Brokerage Subsidiary held by the Company cannot exceed 5% of the value of the Company's total assets. See 'Federal Income Tax Consequences -- Taxation of the Company -- Asset Tests.' This limitation may restrict the ability of the Real Estate Brokerage Subsidiary to increase the size of its business unless the value of the other assets of the Company is increasing at a commensurate rate.


     POTENTIAL LEGISLATIVE ACTION REGARDING REITS MAY ADVERSELY AFFECT THE COMPANY. On February 2, 1998, the Clinton Administration released a summary of its proposed budget plan which contained several proposals affecting REITs. One such proposal, if enacted in its present form, would prohibit a REIT from holding securities representing more than 10% of the vote or value of all classes of stock of a corporation, other than a qualified REIT subsidiary or another REIT. If enacted in its present form, the proposal may limit the future activities and growth of the Real Estate Brokerage Subsidiary. No prediction can be made as to whether such proposal or any other proposal affecting REITs will be enacted into legislation and the impact of any such legislation on the Company.


     OTHER TAX LIABILITIES WILL REDUCE THE COMPANY'S CASH AVAILABLE FOR DISTRIBUTION. Even if the Company qualifies as a REIT, it will be subject to certain federal, state and local taxes on its income and property. See 'Federal Income Tax Consequences -- Other Tax Considerations.'


LIMITATIONS ON CHANGES IN CONTROL AND OWNERSHIP LIMIT COULD ADVERSELY AFFECT THE MARKET FOR THE COMMON STOCK

     THE ARTICLES OF INCORPORATION AND BY-LAWS AND PROVISIONS OF THE OPERATING PARTNERSHIP AGREEMENT MAY INHIBIT CHANGES OF CONTROL. Certain provisions of the Company's Articles of Incorporation (the 'Charter') and by-laws (the 'By-laws') may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction that could provide the holders of Common Stock with the opportunity to realize a premium over the then-prevailing market price of such Common Stock or otherwise be in their best interest. The Ownership Limit (described under ' -- The Company's Ownership Limit may have adverse consequences for stockholders') also may have the effect of delaying, deferring or preventing a change in control of the Company or other transaction even if such a change in control or transaction were in the best interests of some, or a majority, of the Company's stockholders. The Board of Directors will consist of seven members as of the Closing of the Offering who will be classified into three classes with each class serving a three-year term. The staggered terms of the members of the Board of Directors may adversely affect the stockholders' ability to effect a change in control of the Company, even if a change in control were in the best interests of some, or a majority, of the Company's stockholders. See 'Management.' The Charter authorizes the Board of Directors to cause the Company to issue additional authorized but unissued Common Stock, and to classify or reclassify any unissued Common Stock, and to establish the preferences, rights and other terms of any such classified or unclassified shares. See 'Description of Securities -- General.' Any such issuance could have the effect of diluting existing stockholders' interests in the Company. Although the Board of Directors has no such intention at the present time, it could establish a series of preferred stock that could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. The Charter and By-laws also contain other provisions that may delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. See 'Certain Provisions of Maryland Law and of the Company's Charter and By-laws.'

     The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a 'Business Combination'), unless (i) the holders of Units will receive, or have the opportunity to receive, on a per Unit basis, cash, securities (which may be units exchangeable for shares of the surviving corporation, rather than stock) or other property equal in value to the greatest amount of consideration which the holders of Common Stock will receive for a share of Common Stock in the Business Combination and (ii) the Business Combination is structured so that the holders of Units will not suffer adverse economic consequences from any gain recognized by the holders of Units for federal

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

income tax purposes as a result of their participation in the Business Combination and the rights, preferences and privileges of the limited partners are preserved. If holders of Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding more than 50% of the Units held by limited partners vote to approve the Business Combination. In addition, the Company, as general partner of the Operating Partnership, has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless (i) the Company as general partner first conducts a vote of holders of Units (including the Company) on the matter, (ii) the Company votes the Units held by it in the same proportion as the stockholders of the Company voted on the matter in the stockholder vote, and (iii) the result of such vote of the Unit holders (including the proportionate vote of the Company's Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership Agreement, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Articles of Incorporation, may be prohibited from engaging in a proposed business combination.

     MARYLAND LAW IMPOSES CERTAIN LIMITATIONS ON CHANGES IN CONTROL. Under provisions of the Maryland General Corporation Law, as amended ('MGCL'), certain 'business combinations' (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's then outstanding shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of common stock of the corporation (an 'Interested Stockholder'), or an affiliate of the Interested Stockholder, are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its common shares. The Company has opted out of these provisions of the MGCL, but the Board of Directors may elect to adopt these provisions in the future.


     THE COMPANY'S OWNERSHIP LIMIT MAY HAVE ADVERSE CONSEQUENCES FOR STOCKHOLDERS. To maintain its qualification as a REIT for federal income tax purposes, not more than 50% in value of the outstanding shares of beneficial interest of the Company may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code, to include certain entities). See 'Federal Income Tax Consequences -- Taxation of the Company -- Requirements for Qualification.' To facilitate maintenance of its qualification as a REIT for federal income tax purposes, the Charter generally prohibits ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of more than 9.8% (in value or number of shares, whichever is more restrictive) of the issued and outstanding Common Stock and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Code, by any single stockholder of more than 9.8% (in value) of the issued and outstanding shares of any class or series of the Company's capital stock (collectively, the 'Ownership Limit'). The Board of Directors has the power to waive or modify the Ownership Limit with respect to one or more persons who would not be treated as 'individuals' for purposes of the Code if it is satisfied, based upon information required to be provided by the party seeking the waiver, that ownership in excess of this limit will not cause a person who is an individual to be treated as owning Common Stock or preferred stock in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company's status as a REIT for federal income tax purposes. Absent any such exemption or waiver, Common Stock or preferred stock acquired or held in violation of the Ownership Limit will be transferred to a trust for the benefit of a designated charitable organization, with the person who acquired such Common Stock and/or preferred stock in violation of the Ownership Limit not entitled to receive any distributions thereon, to vote such Common Stock or preferred stock, or to receive any proceeds from the subsequent sale thereof in excess of the lesser of the price paid therefor or the amount realized from such sale. A transfer of Common Stock and/or preferred stock to a person who, as a result of the transfer, violates the Ownership Limit may be void under certain circumstances. See 'Description of Securities -- Restrictions on Transfer.' The Ownership Limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such transaction.


THE COMPANY'S USE OF DEBT FINANCING, INCREASES IN INTEREST RATES, FINANCIAL COVENANTS AND THE ABSENCE OF ANY DEBT LIMITATION COULD ADVERSELY AFFECT THE COMPANY


     THE REQUIRED REPAYMENT OF DEBT OR INTEREST THEREON COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL POSITION. The Company will be subject to risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to pay distributions at expected levels and meet required payments of principal and interest, and the risk that existing indebtedness on the Properties (which will not in all cases have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of existing indebtedness. The Company's pro forma indebtedness at December 31, 1997 was $197.3 million. See 'Business and Properties -- Debt Financing.' If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, such as new equity capital, the Company expects that its cash flow will not be sufficient in all years to pay distributions at expected levels and to repay all of its maturing debt. Furthermore, if prevailing interest rates or other factors at the time of refinancing (such as the possible reluctance of lenders to make commercial real estate loans) result in higher interest rates upon refinancing, the interest expense relating to refinanced indebtedness would increase, which would adversely affect the Company's cash flow and the amount of distributions it can make to stockholders. If a Property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the Property could be foreclosed upon by, or otherwise transferred to, the mortgagee with a consequent loss of income and asset value to the Company. The Company's mortgages contain customary negative covenants limiting, among other things, the Company's ability, without the prior consent of the lender, to enter into new, or materially modify existing, leases of a material nature, to transfer interests in the mortgagor entity (including mortgage interests) and to discontinue insurance coverage. None of the Company's mortgage loans is cross-defaulted to, or cross-collateralized with, any other.


     THE COMPANY'S POLICY OF NO LIMITATIONS ON INDEBTEDNESS COULD RESULT IN HIGH LEVERAGE. Upon completion of the Offering, the Company's Debt-to-Market Capitalization Ratio (that is, the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Stock and Units plus total consolidated and unconsolidated debt) is expected to be 24.6% See 'Business and Properties -- Debt Financing.' The Company does not have a policy limiting the amount of indebtedness that the Company may incur, and the organizational documents of the Company and the Operating Partnership will not contain any limitation on the amount of indebtedness that may be incurred. The Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's Funds from Operations and, consequently, the amount of cash available for distribution to stockholders and could increase the risk of default on the Company's indebtedness.

     RISING INTEREST RATES AND VARIABLE RATE DEBT COULD ADVERSELY AFFECT THE COMPANY'S ABILITY TO MAKE EXPECTED DISTRIBUTIONS. Upon consummation of the Offering, approximately 19.0% of the Company's total indebtedness will bear interest at variable rates. The Company, which expects to incur indebtedness through the Operating Partnership, may incur other variable rate indebtedness in the future. Increases in interest rates on such indebtedness could increase the Company's interest expense, which would adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders. Accordingly, the Company may in the future engage in other transactions to further limit its exposure to rising interest rates as appropriate and cost effective. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.'

COMPETITION IN ITS MARKETPLACE COULD HAVE AN ADVERSE IMPACT ON THE COMPANY'S RESULTS OF OPERATIONS


     A substantial portion of the Properties are located in highly developed areas of Manhattan that include a large number of other office properties. Manhattan is by far the largest office market in the United States, with a total commercial real estate inventory of approximately 330 million rentable square feet in the midtown and downtown Manhattan markets, according to The Gordon Office Market Report. The number of competitive Class B office properties in Manhattan could have a material adverse effect on the Company's ability to lease office space at its Properties, and on the effective rents the Company is able to charge. The Company also competes with numerous firms in the other markets where the Properties are located.


     Some of the other property owners with whom the Company competes have greater resources than the Company. In particular, the Company may compete with other REITs seeking to acquire properties of the type owned by the Company, some of which may have or acquire greater financial, managerial and other resources than the Company. The Company also will face competition from other real estate companies that provide management, leasing, construction and other services similar to those to be provided by the Company.

THE COMPANY WILL SUBSTANTIALLY DEPEND ON EXTERNAL SOURCES OF CAPITAL

     In order to qualify as a REIT under the Code, the Company generally is required each year to distribute to its stockholders at least 95% of its net taxable income (excluding any net capital gain). See 'Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements.' Because of these distribution requirements, it is unlikely that the Company will be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, to fund future capital needs, the Company likely will have to rely on third-party sources of capital which may or may not be available on favorable terms or at all. The Company's access to third-party sources of capital will depend upon a number of factors, including the market's perception of the Company's growth potential and its current and potential future earnings and cash distributions and the market price of the Common Stock. Moreover, additional equity offerings may result in substantial dilution of stockholders' interests in the Company, and additional debt financing may substantially increase the Company's leverage. See 'Policies with Respect to Certain Activities -- Financing Policies.'

THE BOARD OF DIRECTORS COULD CHANGE POLICIES WITHOUT STOCKHOLDER APPROVAL

     The Company's investment, financing and conflicts of interest policies and its policies with respect to all other activities will be determined by the Board of Directors. Although the Board of Directors has no present intention to do so, it can amend, revise or eliminate these policies at any time and from time to time at its discretion without a vote of the stockholders. A change in any of these policies could adversely affect the Company's financial condition or results of operations or the market price of the Common Stock.

PURCHASERS OF COMMON STOCK IN THE OFFERING WILL EXPERIENCE IMMEDIATE DILUTION

     As set forth more fully under 'Dilution,' the pro forma net tangible book value per share of the assets of the Company after the Offering will be substantially less than the estimated initial public offering price per share in the Offering. Accordingly, purchasers of the Common Stock offered hereby will experience immediate dilution of $1.20 in the net tangible book value of the Common Stock from the offering price (based on the assumed initial public offering price). See 'Dilution.'

POSSIBLE ENVIRONMENTAL LIABILITIES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION


     THE COMPANY, AS AN OWNER AND OPERATOR OF PROPERTIES, MAY BE SUBJECT TO LIABILITY UNDER ENVIRONMENTAL LAWS, WHICH COULD ADVERSELY AFFECT ITS FINANCIAL CONDITION. Under federal, state and local laws and regulations relating to protection of the environment or the impact of the environment on human health ('Environmental Laws'), a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a site may be subject to claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

     Other Environmental Laws impose on owners and operators certain requirements regarding activities and conditions involving hazardous or toxic materials and substances that may affect adversely human health or the environment. Failure to comply with applicable requirements could delay or hinder the lease or sale of any affected property or result in the imposition of monetary penalties and liens, in addition to the costs required to achieve compliance, or create potential liability for third party claims. The Company may be potentially liable for such costs or claims in connection with ownership and operation of the Properties and properties acquired by the Company in the future.


     COSTS OF COMPLYING WITH ENVIRONMENTAL LAWS MAY ADVERSELY AFFECT THE COMPANY'S CASH FLOW. Among other things, Environmental Laws also govern the presence, maintenance and removal of asbestos-containing building materials ('ACBM'). These laws require that ACBM be properly managed and maintained, that those who may come into contact with ACBM be adequately apprised or trained and that special precautions, including removal or other abatement, be undertaken in the event ACBM would be disturbed during renovation or demolition of a building. These laws may impose fines and penalties on building owners or operators for failure to comply with these requirements and may allow third parties to seek recovery from owners or operators for personal injury or property damage associated with exposure to asbestos fibers. ACBM has been detected through sampling in certain of the Properties. Most of these buildings contain only minor amounts of ACBM in good condition. The Company believes that ACBM is currently being properly managed and maintained and other requirements relating to ACBM are being followed, although some ACBM removal and disposal has been recommended by recent environmental assessments at certain Properties. The cost of this removal is expected by the Company to amount to less than $100,000. The presence of ACBM should not present a significant risk as long as compliance with requirements continues.


     Additionally, certain Environmental Laws also impose requirements with respect to wetlands. Pursuant to these laws, certain activities in and around wetlands may require prior governmental approvals. Certain of the Properties, including Shenandoah Industrial Park, contain wetlands, the presence of which could delay or hinder the development of such Properties.


     ENVIRONMENTAL CONDITIONS OF WHICH THE COMPANY IS UNAWARE MAY ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS. All but four of the Properties have been subject to varying degrees of environmental assessments by independent environmental consultants since December 1995. The environmental assessments typically included a visual inspection of the Properties and the surrounding areas, an examination of current and historical uses of the Properties and the surrounding areas and a review of relevant state, Federal and historical documents. Where deemed appropriate by the Company or the respective owners, on a property-by-property basis, additional testing was conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where underground storage tanks ('USTs') are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater. The Company has not obtained an environmental assessment with regard to the GTE Property and has not obtained an environmental assessment more recent than March 1995 for the 529 Fifth Avenue Property. The Company has not been able to obtain any environmental assessments at the two public storage Properties, because the Company owns only a limited partnership interest in each of such Properties and does not have the unilateral right to subject the Properties to environmental assessment.


     Several of the Properties contain, or at one time contained, USTs used to store petroleum products, including fuel oil, waste oil and gasoline. Environmental assessments at the 38 Chauncy Street and

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


Princeton Shopping Center Properties have revealed soil and/or groundwater contamination associated with USTs. Moreover, at four other Properties the environmental assessments revealed USTs of unknown physical integrity. Given such uncertainty, there can be no assurance that such USTs have not caused or are not presently causing soil and/or ground water contamination at the respective Properties. In addition, an environmental assessment performed at the Winewood Office Park, in which the Company owns a 20% co-tenant interest, has revealed groundwater contamination associated with the migration of petroleum products from an adjacent property. Certain other environmental assessments recommend additional review of environmental conditions at adjacent properties from which contamination may migrate to the Properties. At certain of such Properties, the contamination is being addressed by third-parties responsible for the contamination who, in some cases, have indemnified the Company. There can be no assurance, however, that if recourse to such indemnities becomes necessary, such indemnity will be available or uncontested.


     The Company is not aware of any environmental liabilities that the Company believes would have a material adverse effect on the Company's business, assets, financial condition or results of operations taken as a whole.

     The Company believes that the Properties are in compliance in all material respects with applicable Environmental Laws. The Company believes that the issues identified in the environmental reports will not have a material adverse effect on the Company if it continues to comply with Environmental Laws and with the recommendations set forth in these reports. No assurance can be given, however, that unidentified environmental liabilities will not arise at the Properties or properties which the Company may acquire in the future which could have an adverse effect on the Company's financial condition or results of operations.

ABSENCE OF PRIOR PUBLIC MARKET FOR COMMON STOCK COULD ADVERSELY AFFECT THE COMMON STOCK PRICE

     Prior to the completion of the Offering, there has been no public market for the Common Stock and there can be no assurance that an active trading market will develop or be sustained or that Common Stock will be resold at or above the initial public offering price. The offering price of the Common Stock was determined by agreement among the Company and the Underwriters and may not be indicative of the market price for the Common Stock after the completion of the Offering. The market value of the Common Stock could be substantially affected by general market conditions, including changes in interest rates. Moreover, numerous other factors, such as governmental regulatory action and changes in tax laws, could have a significant impact on the future market price of the Common Stock.

OTHER RISKS OF OWNERSHIP OF COMMON STOCK COULD ADVERSELY AFFECT THE COMMON STOCK PRICE


     THE AVAILABILITY OF A SUBSTANTIAL AMOUNT OF COMMON STOCK FOR FUTURE SALE COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. Sales of a substantial number of shares of Restricted Stock (as defined herein), or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. Subsequent to the Offering, 51.7% of the Company's outstanding equity will be Restricted Stock or Units which may be converted into shares of Restricted Stock. Common Stock issued upon redemption of Units may be sold in the public market pursuant to registration rights (subject to the terms and conditions thereof) that the Company has granted to all holders of Units, or pursuant to Rule 144 under the Securities Act of 1933, as amended (the 'Securities Act'), or other available exemptions from registration. In addition, the Company intends to reserve a number of shares of Common Stock for issuance pursuant to the Company's Employee Stock Option Plan, and these shares of Common Stock will be available for sale from time to time pursuant to exemptions from registration requirements or upon registration. Options to purchase additional shares of Common Stock will be granted to certain executive officers, employees and directors upon the completion of the Offering. See 'Management.' No prediction can be made about the effect that future sales of Common Stock will have on the market prices of the Common Stock. See 'Shares Available for Future Sale.'


     To the extent any future growth of the Company is accompanied by the issuance of additional shares of Common Stock, any such issuance could have the effect of diluting existing stockholders' interests in the Company.

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     CHANGES IN MARKET CONDITIONS COULD ADVERSELY AFFECT THE COMMON STOCK PRICE.
As with other publicly traded equity securities, the value of the Common Stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the Common Stock are the following: the extent to which a secondary market develops for the Common Stock following the completion of the Offering; the extent of institutional investor interest in the Company; the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies); the Company's financial performance; and general stock and bond market conditions. There can be no assurance that the Common Stock will not trade below the offering price following the completion of the Offering.


     GROWTH POTENTIAL AND CASH DISTRIBUTIONS COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. Management believes, based on discussions with industry analysts and other professionals in the real estate securities industry, that the market value of the equity securities of a REIT is based primarily upon the market's perception of the REIT's growth potential and its current and potential future cash distributions, whether from operations or sales or refinancings, and is secondarily based upon the real estate market value of the underlying assets. For that reason, Common Stock may trade at prices that are higher or lower than the net asset value per share of Common Stock. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, these retained funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market price of the Common Stock. The failure of the Company to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the Common Stock. If the market price of the Common Stock declined significantly, the Company might breach certain covenants with respect to future debt obligations, which breach might adversely affect the Company's liquidity and the Company's ability to make future acquisitions.


     CHANGES IN MARKET INTEREST RATES COULD ADVERSELY AFFECT THE COMMON STOCK PRICE. One of the factors that will influence the price of the Common Stock will be the distribution rate on the Common Stock (as a percentage of the price of the Common Stock) relative to market interest rates. Thus, an increase in market interest rates may lead prospective purchasers of Common Stock to expect a higher distribution rate, which would adversely affect the market price of the Common Stock.

CONTINGENT OR UNDISCLOSED LIABILITIES COULD ADVERSELY AFFECT THE COMPANY'S FINANCIAL CONDITION

     As part of the Formation Transactions, the Company (through the Operating Partnership) will acquire certain assets of the Loeb Group and Comfort subject to existing liabilities, some of which may be unknown at the time the Offering is consummated. Unknown liabilities might include liabilities for cleanup or remediation of undisclosed environmental conditions, claims of tenants, vendors or other persons dealing with the entities prior to the Offering (that had not been asserted prior to the Offering), accrued but unpaid liabilities incurred in the ordinary course of business. See ' -- Possible Environmental Liabilities Could Adversely Affect the Company's Financial Condition' as to the possibility of undisclosed environmental conditions potentially affecting the value of the Properties.

RISKS RELATING TO YEAR 2000 ISSUE

     Many existing computer programs were designed to use only two digits to identify a year in the date field without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company is addressing the 'Year 2000' issue with respect to its operations and is in the process of evaluating its potential exposure to the systems of its vendors, tenants, clients and other third parties with whom the Company does business. There can be no assurance that the systems of such third persons, on which the Company relies for certain supporting administrative procedures and functions and information, will be timely converted; however, the financial impact of becoming year 2000 compliant has not to date been, and is not expected to be, material to the Company's financial position or results of operations in a given year.

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

                                  THE COMPANY

GENERAL


     The Company is the successor to the real estate business of Loeb Partners Realty which for over 30 years has invested in a variety of types of real estate assets located in markets throughout the United States, with a primary focus on office properties located in New York City and other CBDs. The Company seeks to make opportunistic investments in properties where the Company believes there is significant potential to increase the value of the property through leasing, capital improvements and operating efficiencies or as a result of changes in market conditions. Upon completion of the Offering, the Company will own interests in 31 Properties located in 14 states. For the year ended December 31, 1997, the Company derived approximately 67% of its Adjusted Pro Forma Net Operating Income from its interests in office Properties. During that same period, the Company derived approximately 41% of its Adjusted Pro Forma Net Operating Income from its interests in New York City office Properties. The balance of the portfolio includes interests in retail, residential and storage properties and one hospitality/resort complex. The Company also controls approximately 974 acres of land located in suburban Atlanta, which could support the development of approximately 12 million net rentable square feet. The Company is self-administered and self-advised and intends to elect to qualify as a REIT for federal income tax purposes.



     The Company intends to continue to make geographically diverse investments in a variety of property types, with an initial focus on Class B office properties in New York City and other CBDs. The Company generally seeks to acquire high quality Class B office properties which are typically more than 25 years old and have fewer amenities and lower rental rates than Class A properties, but which, after renovation, may be 'repositioned' to appeal to corporate tenants because of the properties' large floor plates and prime locations within their CBD. In executing its acquisition and asset management strategy, the Company expects to benefit from (i) a network of relationships which the Company's management has developed over 30 years, (ii) a value enhancement strategy through which the Company seeks to identify and acquire underperforming assets at prices which the Company believes are below the assets' potential value, (iii) its employees who have expertise in acquiring, repositioning and managing properties, and (iv) its experience in employing its value enhancement investment strategy through good and bad real estate markets over 30 years, all of which the Company believes are important competitive advantages in its business.


     The Company's predecessor originated as the real estate business of Loeb Rhoades & Co. Since the 1960's, the Company has invested in and managed real estate assets for the Loeb family and for major domestic and foreign pension funds, insurance companies and wealthy private investment groups. The Company's largest investors include the Loeb family, C.V. Starr & Co., Inc. (whose founders also started American International Group, Inc.) and Abercromby Property International (an investment partnership whose investors include Barclays Bank Pension Funds, London & Manchester Assurance Company and the Shipbuilding Industries Pension Fund). These investors and certain other investors who owned interests in the Properties prior to the Offering (including members of the Company's management) are exchanging their interests in the Properties for equity interests in the Company, and will beneficially own approximately 51.7% of the Company's equity interests on a fully diluted basis upon completion of the Offering.


     As part of the Formation Transactions, the Company will acquire the assets and property management business of Comfort. Comfort, which was formed in 1919, specializes in the management and leasing of, and investment in, commercial properties, particularly in New York City. Over the past five years, Comfort has managed approximately 5.5 million net rentable square feet of properties. Loeb Partners Realty and Comfort have been partners in various real estate projects for over 30 years, and jointly purchased and repositioned approximately 3.0 million square feet of commercial real estate in metropolitan New York in the last five years. The Company believes that Comfort's management and leasing expertise will complement the Company's existing asset management and acquisition capabilities to create a full service real estate organization.


     The Company's management will continue to foster the creative and disciplined corporate culture of its predecessors. The Company's management has extensive experience with a wide variety of

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


property types and geographic regions throughout the United States, having acquired, financed, repositioned or managed over 25 million square feet of real estate assets over the last 30 years. The key executives of the Company, Joseph
S. Lesser, Alan L. Gordon, Peter S. Duncan, Gary L. Naughton and Bernard B. Falk have been with the Company or Comfort for an average of more than 20 years. Mr. Lesser was the Chairman of Trustees and Mr. Gordon was the Managing Trustee of Florida Gulf Realty Trust, a REIT which owned shopping centers and office properties located in Florida and which sold its real estate portfolio in 1985. Upon completion of the Offering, the Company's officers and directors will own equity interests in the Company representing approximately 9.3% of the Company's equity interests on a fully diluted basis.


     The Company was formed on February 9, 1998 as a Maryland corporation. The Company's executive offices are located at 521 Fifth Avenue, New York, New York and its telephone number is (212) 883-0360.

OPERATIONAL STRUCTURE

     The Operating Partnership. The Operating Partnership is the entity through which the Company will own its interests in the Properties. The ownership and management structure of the Company is intended to (i) enable the Company to acquire assets in transactions that may defer some or all of the sellers' tax consequences, including in connection with the Company's formation and (ii) enable the Company to comply with certain technical and complex requirements under the federal tax rules and regulations relating to the assets and income permitted for a REIT.


     The Real Estate Brokerage Subsidiary. In order to maintain the Company's qualification as a REIT while realizing income from third party sales and leasing brokerage activities, those services will be conducted through the Real Estate Brokerage Subsidiary. The Company, through the Operating Partnership, will own 100% of the non-voting common stock (representing 95% of the total equity) of the Real Estate Brokerage Subsidiary. Through dividends on its equity interest, the Operating Partnership expects to receive substantially all of the after-tax cash flow from the Real Estate Brokerage Subsidiary's operations. All of the voting common stock of the Real Estate Brokerage Subsidiary (representing 5% of the total equity) will be held by directors and officers of the Real Estate Brokerage Subsidiary. The directors of the Real Estate Brokerage Subsidiary are Joseph S. Lesser (Chairman), Alan L. Gordon and Peter S. Duncan; the officers are Peter S. Duncan (President), Josh Goldman (Vice President and Secretary) and Sean Leary (Vice President).


     Longboat Key Lease. In order to maintain the Company's qualification as a REIT while realizing income from the Longboat Key Club, the Company leases the Longboat Key Club's assets pursuant to a 10-year lease with a participation in the gross receipts of the Club to a lessee ('Longboat Key Club, Inc.'), in which directors and officers of the Company have approximately a 4% interest. The lease provides for a participation in the gross receipts of the Club and 220 units of the condominium Hotel which is located within the Club's premises. The terms of the participating lease are structured such that the Operating Partnership expects to receive significant economic benefits from the operations of the Club and the Hotel. See 'Business and Properties -- The Hospitality/Resort Complex' for a description of the terms of the lease.

                         BUSINESS AND GROWTH STRATEGIES

     The Company's primary business objectives are to maximize growth in cash available for distribution per share and to enhance the value of its portfolio in order to maximize the long-term total return to stockholders. The Company intends to achieve these objectives principally by executing the external and internal growth strategies described below.

EXTERNAL GROWTH

       Acquire Assets with Value Enhancement Potential. The Company will seek to acquire assets which could benefit from the Company's value enhancement strategy and provide favorable returns on the Company's invested capital. The Company will focus on properties whose value can be enhanced through one or more of the following: (i) asset repositioning, expansion or redevelopment, (ii) aggressive leasing of vacant space, (iii) replacing expiring leases with leases at higher rental rates or (iv) more intensive property management.

       Reposition/Redevelop Assets. Management believes that value added renovation and expansion of properties will continue to provide the Company with attractive opportunities for increased cash flow and higher potential returns than may be obtained from the purchase of stabilized properties. The Company has found that the repositioning potential of high quality Class B office space is driven in large part by the growth of smaller companies and the relocation of large firms from Class A space to Class B space due to a present scarcity of large blocks of space and the anticipated cost savings associated with such a move. The Company's Class B Properties generally have the requisite large floor plates and prime locations sought by institutional tenants, and offer the opportunity to create, through renovation or expansion, the high quality building premises and common areas which appeal to those tenants. The Company believes that the economic and real estate fundamentals of commercial markets, particularly New York City, provide a positive environment in which the Company can seek to implement its repositioning strategy.


       Acquire a Variety of Asset Types in Diverse Markets. The Company's strategy is to invest in a variety of property types and markets, which the Company believes provides it with flexibility to allocate capital and organizational resources in order to maximize the Company's ability to realize growth, current income and stability through market cycles. Unlike many other REITs who publicly identify themselves, and are characterized by industry analysts, as office, retail, industrial or hospitality real estate companies with specific geographic focuses, the Company does not restrict its acquisitions to any particular market or asset type.


     The Company believes that its strategy of investing in diverse asset types helps minimize the impact of oversupply from new construction or declining demand in a particular property type. Although the Company believes that office properties located in CBDs, particularly New York City, currently represent some of the most attractive acquisition opportunities available to the Company, the Company will continue selectively to pursue other asset types and markets in order to expand and diversify its property portfolio.


     In seeking opportunistic investments, the Company has operated with a national focus over the last 30 years. The Company currently owns real estate interests in 14 states. The Company believes that this geographic diversification helps minimize the effects of a local or regional economic downturn on the Company's property portfolio and its financial performance.



       Acquire Distressed Assets at Attractive Prices. The Company believes that there are opportunities to acquire properties at prices which do not reflect the potential realizable value of the property to the Company. The Company has realized positive returns in some instances by acquiring assets which were subject to impediments such as defaulted loans or other financial distress, bankruptcy, litigation or ownership conflict. In many cases these properties suffer from inadequate property management and leasing efforts which the Company is able to address rapidly by undertaking capital improvements and aggressively seeking tenants for vacant space. Management has recently seen, and expects to continue to see, opportunities to acquire assets whose owners are unable to meet their obligations under mortgage loans.



     The Company believes that due to its size, management strength, reputation and ability to execute complex transactions, it is in an advantageous position to acquire undervalued properties, particularly in New York City because of the Company's historical presence there and the number of transactions which the Company has consummated in New York City in the past five years. During its more than 30 years of operations, the Company has developed relationships with numerous banks, insurance companies, brokers, attorneys, accountants, and other intermediaries and principals, which provide the Company with opportunities to acquire properties across the country, especially in markets where the Properties are located.



       Acquire Properties in Markets which are in the Initial Stages of Recovery or Have Excess Supply. The Company's management team is experienced in operating properties in markets suffering from adverse economic conditions or an excess supply of available space. The Company believes that from time to time it will have the opportunity to acquire assets at attractive prices in markets which are economically depressed or in the early stages of recovery, where rental rates are below the rates necessary to support new construction, resulting in favorable supply and demand characteristics. The Company intends to allocate its capital to the markets which the Company believes provide the best investment opportunities at any given time.



       Financing Strategy. The Company expects initially to fund its acquisitions with a combination of capital from an unsecured credit facility and the issuance of Units in the Operating Partnership. In addition, the Company has from time to time in the past obtained, and may seek in the future seller financing to fund acquisitions. The Company expects that it will replace this financing over time with the issuance of equity and longer term debt securities. The Company is in negotiations with several financial institutions with regard to obtaining a $250 million senior unsecured credit facility. The Company expects to have the credit facility in place upon completion of the Offering. The unsecured line of credit will be used to facilitate acquisition and development activities, to fund distribution payments, if necessary, and for working capital purposes.


     Upon completion of the Offering, the Company's Debt-to-Market Capitalization Ratio will be approximately 24.6%. See 'Business and Properties -- Debt Financing.'

INTERNAL GROWTH


       Intensive Property Management. The Company actively manages Properties through its experienced staff of 43 people who have an average of more than 10 years of experience managing properties. Additionally, in markets where it is more efficient to do so, the Company outsources property management to a select group of joint venture partners or third-party local managers with whom the Company has established relationships. The Company will manage 22 of its 31 Properties upon completion of the Offering, which account for approximately 82% of the Company's Adjusted Pro Forma Income for the year ended December 31, 1997. The Company has established property management offices in New York City and Albany, New York; Daytona Beach, Florida; and Atlanta, Georgia. The Company has significant expertise in managing urban properties and will seek to capitalize on management's extensive knowledge of the Class B New York City marketplace and the other CBD's where Properties are located as it acquires additional properties in these markets. The Company's management philosophy embodies a hands-on approach, with a constant evaluation of the leasing, financing, capital improvements and market repositioning opportunities for the assets.



       Replace Expiring Leases at Higher Rents. The Company will seek to replace expiring leases at its Properties with new leases at higher rental rates, particularly at the office Properties. Leases with respect to approximately 4.7%, 5.8% and 10.8% of the net rentable square footage of the office Properties are expiring in 1998, 1999 and 2000, at average rents of approximately $11.22, $10.79 and $11.14, respectively. The weighted average of the Company's quoted rent at the office Properties as of March 31, 1998 was $18.70, before giving effect to tenant concessions. The Company generally expects, based on its knowledge of the markets where the Properties are located, that leases expiring over the next three years will be renewed, or space relet, at higher rents, particularly expiring leases at the New York City Properties. However, there can be no assurance that the Company will be able to replace expiring leases at higher rental rates or at all.



       Lease-Up of Space. The Company will aggressively seek new tenants for vacant space at the Properties. Specifically, the Company in particular is seeking to lease the remaining vacant space at the 498 Seventh Avenue (approximately 87,000 net rentable square feet), 24 West 57th Street (approximately 11,700 net rentable square feet), First NBC Center (approximately 80,430 net rentable square feet), Riverview Center (approximately 322,670 net rentable square feet) and 38 Chauncy Street (approximately 13,000 net rentable square feet) office Properties, as well as the Easton Commons Plaza (approximately 19,200 net rentable square feet) and Sunset Strip (approximately 20,500 net rentable square feet) retail Properties. The Company believes that it has a competitive advantage in attracting new tenants to its office Properties because the Company can offer space in prime locations which may be suitable for tenants who might otherwise choose a Class A property at rental rates which are lower than rates for Class A properties.

       Shenandoah Development. The Company has the right to acquire approximately 974 acres of land at the Shenandoah Industrial Park Property, which is located approximately 20 miles from Atlanta Hartsfield International Airport, for a remaining option exercise price of approximately $700,000 plus the payment of approximately $375,000 of accrued real estate taxes. The Company intends to pursue opportunities for build-to-suit development at this Property. The Company estimates that this land could support the development of an additional 12 million net rentable square feet of light manufacturing and distribution facilities under current zoning and entitlements. The Company estimates that the cost of developing a typical distribution facility of approximately 200,000 net rentable square feet with concrete and steel construction and loading docks would be approximately $23.50 per net rentable square foot in today's market. The Company believes that the current market rent for such a facility would be approximately $2.75 per net rentable square foot on a triple net basis. The Company has previously developed or provided development advisory services for four industrial facilities at this Property. Development advisory services typically entail giving advice on construction plans, obtaining necessary governmental approvals and implementing the development program.


       Renovation and Expansions at Existing Properties. The Company recently completed an approximately $6.0 million renovation and expansion of the Longboat Key Club. This project included the construction of a new restaurant, club, fitness center, banquet facilities and meeting rooms. The Company believes that these added amenities will help to attract additional guests and golf club members to Longboat Key Club and support possible future increases in rates at this Property.


     At the Outlet Park Shoppes at Waccamaw Property, the Company and its partners are in the process of expanding this 763,818 net rentable square foot property by an additional 36,500 net rentable square feet. This expansion is expected to be completed in 1998 at an aggregate cost to the Company and its partners of approximately $4.0 million. The expansion is expected to be fully leased by the end of 1998. In addition, the Company is considering a potential additional expansion of this Property by approximately 27,000 net rentable square feet in 2000, although there can be no assurance that the Company will complete this later expansion. The Company estimates that rental rates will be approximately $13.00 per net rentable square foot for space at this expansion. The Company will own a 25.0% interest in this Property.


     The Company has budgeted approximately $6.5 million through the end of 1999 for expansion of the Manufacturer's Outlet Center Property. This expansion is currently in the planning stage and would include the development of a five acre site owned by the Company which is adjacent to the Property. This expansion project is subject to the receipt of governmental approvals.


     As part of the Formation Transactions, the Company will acquire a 17.9 acre parcel of land from a third party which is adjacent to the Company's Shoppes at St. Lucie West Property. The Shoppes at St. Lucie West were approximately 99% leased at March 31, 1998. The Company estimates that this land could support approximately a 150,000 net rentable square foot expansion of the Shoppes at St. Lucie West Property under current zoning and entitlements. The Company will acquire this parcel for Units with a value of $2.25 million.


     There can be no assurance that the Company will successfully complete the expansion projects described above or that the Company's estimate of the cost of any expansion will prove accurate.

                                USE OF PROCEEDS

     The net proceeds to the Company from the Offering, after payment of underwriting discounts and commissions and offering and organizational expenses, are estimated to be approximately $248.0 million approximately ($286.3 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $20.00 per share (the midpoint of the range shown on the cover of this Prospectus). The Company plans to use the proceeds of the Offering to purchase its general partner interest in the Operating Partnership. The Operating Partnership will in turn utilize such proceeds to (i) retire approximately $201.7 million out of approximately $385.9 million in existing mortgage indebtedness on the Properties and pay prepayment penalties relating to such retirement of approximately $7.0 million; (ii) purchase interests in the Properties for cash in the amount of approximately $17.9 million; (iii) repay an approximately $5.8 million loan made by the owners of the

63 Madison Avenue Property to fund improvements at that Property; and (iv) provide approximately $15.5 million to fund capital expenditures and for working capital. As of December 31, 1997, the weighted average interest rate on the indebtedness that will be retired with the proceeds of the Offering and the weighted average maturity of such indebtedness was approximately 8.5% and 4.4 years, respectively. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources.' Approximately $68,255,000 of the debt being repaid was incurred by the Company during the previous 12 months to finance the acquisition of interests in certain Properties. Pending application of the net proceeds of the Offering, the Company may invest such portion of the net proceeds in interest-bearing accounts and/or short-term, interest-bearing securities that are consistent with the Company's intention to qualify for taxation as a REIT.


     If the Underwriters' overallotment option to purchase 2,040,000 shares of Common Stock is exercised in full, the Company will use the additional proceeds (approximately $37.9 million) to acquire an additional interest in the Operating Partnership. The Operating Partnership would use this additional contribution for working capital purposes.

                                 DISTRIBUTIONS

     The Company intends to pay regular quarterly distributions to holders of Common Stock. The Company estimates that the first distribution, for the period commencing on the closing of the Offering and ending on September 30, 1998, will
be approximately $   per share, which is equivalent to a quarterly distribution of approximately $0.325 per share, and an annual distribution of approximately $1.30 per share (or an annual distribution rate of approximately 6.50%, based on the midpoint of the estimated initial public offering prices shown on the cover page of this Prospectus). The actual distributions made by the Company will be determined by the Board of Directors, in its discretion, and will be affected by a number of factors, including the gross revenues received from the Properties, the operating expenses of the Company, the interest expense incurred in borrowing, the ability of tenants to meet their obligations and unanticipated capital expenditures. No assurance can be given that the Company's estimates will prove accurate or that any level of distributions will be made or sustained. The Company does not expect to change its estimated distribution rate per share if the Underwriters' over-allotment option is exercised.

     The Company intends to initially distribute annually approximately    % of
estimated cash available for distribution. See 'Risk Factors -- Estimated Initial Cash Available for Distribution Will Not Be Sufficient to Make Distributions at Expected Levels.' The Company's estimate of the cash available for distribution for the twelve months ending March 31, 1999, is based upon pro forma Funds from Operations for the 12 months ended March 31, 1998, adjusted (i) for certain known events and/or contractual commitments that either have occurred or will occur subsequent to March 31, 1998 or during the 12 months ended March 31, 1998, but were not effective for the full 12 months or will not recur, and (ii) for certain non-GAAP adjustments consisting of (A) revisions from historical rent on a straight-line, GAAP basis to amounts currently being paid or due from tenants based on contractual rents, (B) estimates of amounts anticipated for recurring tenant improvements, leasing commissions and capital expenditures, and (C) scheduled mortgage loan principal payments. No effect was given to any changes in working capital resulting from changes in current assets and current liabilities (which changes are not anticipated to be material) or the amount of cash estimated to be used for (i) investing activities for acquisition and other activities (other than a reserve for capital expenditures, tenant improvements for renewing space and working capital) and (ii) financing activities (other than scheduled mortgage loan principal payments on existing mortgage indebtedness). The Company anticipates that, except as reflected in the table below and the notes thereto, investing and financing activities will not have a material effect on estimated cash available for distribution. The Company's estimated pro forma Funds from Operations, as adjusted as reflected in clause (A) above, is substantially equivalent to the Company's estimated pro forma cash flows from operating activities determined in accordance with GAAP. The estimate of cash available for distribution is being made solely for the purpose of setting the initial distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity, nor is the methodology upon which such adjustments were made necessarily intended to be a basis for determining future distributions.

     The Company anticipates that cash flow available for distribution will exceed earnings and profits for federal income tax purposes due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gains dividends, generally will be taxable to stockholders as ordinary dividend income. Capital gains dividends generally will be taxable as gain from the sale or exchange of a capital asset for federal income tax purposes. Distributions in excess of earnings and profits generally will be treated as non-taxable return of capital and, therefore, will result in a reduction of a stockholder's basis in the Common Stock, to the extent thereof, and thereafter as taxable gain unless properly designated by the Company as capital gains dividends. Any non-taxable distributions will have the effect of increasing the gain or decreasing the loss recognized on a sale of such Common Stock. The
Company anticipates that approximately    % (or approximately $.   per share of
Common Stock) of the distributions intended to be paid by the Company for 1998 will represent a return of capital for federal income tax purposes. See 'Federal Income Tax Consequences -- Taxation of Stockholders.' The percentage of stockholder distributions that represents a nontaxable return of capital may vary substantially from year to year.


     The Code generally requires that a REIT distribute annually at least 95% of its REIT taxable income. See 'Federal Income Tax Considerations -- Taxation of the Company.' The amount of distributions on an annual basis necessary to maintain the Company's REIT status based on pro forma taxable income of the Company for the 12 months ended March 31, 1998, as adjusted for certain items in
the following table, would have been approximately $      million. The estimated
cash available for distribution is anticipated to be in excess of the annual distribution requirements applicable to REITs under the Code. Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution in order to meet such distribution requirements. For a discussion of the tax treatment of distributions to holders of Common Stock, see 'Federal Income Tax Considerations -- Taxation of
Stockholders -- Taxation of Taxable Domestic Stockholders.'

     The Company believes that its estimate of cash available for distributions constitutes a reasonable basis for establishing the initial distribution rate, and the Company expects to maintain its initial distribution rate for at least the first 12 months following the completion of the Offering, unless actual results of operations, economic conditions or other factors differ from the assumptions used in calculating the estimate. The estimate of cash available for distributions covers only the 12-month period following the closing of the Offering and is being made solely for the purpose of setting the initial distribution amount and is not intended to be a projection or prediction of the Company's future results from operations. Pro forma results of operations do not purport to present the actual results that can be expected for future periods. Variations in the net proceeds from the Offering as a result of a change in the initial public offering price or the exercise of the Underwriters' over-allotment option may affect cash available for distribution, the payout ratio based on cash available for distribution and available reserves. No assurance can be given that the Company's estimate will prove accurate. Actual results may vary substantially from the estimate. See 'Risk Factors' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

     The following table describes the calculation of pro forma Funds from Operations for the 12 months ended March 31, 1998 and the adjustments made to pro forma Funds from Operations for the 12 months ended March 31, 1998 used in estimating initial cash available for distribution for the 12 months following the Offering and establishing its estimated initial annual distributions:

                                                                                            (DOLLARS IN
                                                                                            THOUSANDS,
                                                                                            EXCEPT FOR
                                                                                            SHARE DATA)
                                                                                            -----------
Pro forma income before minority interest and extraordinary items for the 12
  months ended December 31, 1997(1)...........................................               $  19,704
     Plus: Pro forma real estate depreciation for the 12 months ended
       December 31, 1997......................................................                  16,404
     Plus: Pro forma amortization (excluding financing costs) for the 12
       months ended December 31, 1997.........................................                   1,011
                                                                                            -----------
                                                                                                37,119
     Less: Pro forma Funds from Operations attributed to minority interest in
       real estate partnerships(2)............................................                  (4,539)
     Plus: The Company's share of pro forma depreciation and amortization
       (excluding financing costs) attributable to investments in partnerships
       and limited liability companies........................................                     987
                                                                                            -----------
Pro forma Funds from Operations for the 12 months ended December 31,
  1997(3).....................................................................               $  33,567
     Less: Pro forma Funds from Operations for the three months ended March
       31, 1997...............................................................
     Plus: Pro forma Funds from Operations for the three months ended March
       31, 1998...............................................................
Pro forma Funds from Operations for the 12 months ended March 31, 1998........
Adjustments:
     Net increases in rental income(4)........................................
     Net change in rental income, assuming no renewals(5).....................
     Interest adjustment(6)...................................................
                                                                                            -----------
Estimated adjusted pro forma Funds from Operations for the 12 months ending
  March 31, 1999..............................................................
     Net effect of straight-line rents(7).....................................
     Pro forma amortization of financing costs for the 12 months ended March
       31, 1998(8)............................................................
     Less: Pro forma funds from operations for the 12 months ending March 31,
       1999 attributable to investments in partnerships and limited liability companies..............................................................
                                                                                            -----------
Estimated pro forma Cash Flow from Operating Activities for the 12 months ending March 31, 1999.......................................................
Investment Activities:
     Estimated recurring capitalized tenant improvements and leasing
       commissions(9).........................................................   $
     Estimated recurring capital expenditures(10).............................
                                                                                 -------
     Estimated cash to be used in investing activities........................
Financing Activities:
     Scheduled mortgage loan principal payments(11)...........................
                                                                                 -------
     Estimated cash to be used in financing activities........................
                                                                                            -----------
Estimated Cash Available for Distribution for the 12 months ending March 31,
  1999........................................................................
                                                                                            -----------
     The Company's share of estimated Cash Available for Distribution(12)
     Minority interest's share of estimated Cash Available for Distribution
Total estimated initial annual cash distributions
     Estimated initial annual distribution per share(13)
     Payout ratio based on estimated Cash Available for Distribution(14)......                        %


                                                        (footnotes on next page)

(footnotes from previous page)

(1) Pro forma income before minority interest and extraordinary items is based
    on total revenue of $        , of which $     is derived from management,
    leasing, and other activities relating to properties not owned by the Company.

(2) Pro forma Funds from Operation attributed to minority interest in real estate partnership is calculated as follows:

Minority Interest in Real Estate Partnerships.......................................   $
Plus: Pro forma real estate depreciation for the 12 months ended
  December 31, 1997.................................................................
Plus: Pro forma amortization (excluding financing costs) for the 12 months ended
  December 31, 1997.................................................................
                                                                                       ------
                                                                                       $
                                                                                       ------

(3) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March, 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see 'Management's Discussion and Analysis of Financial Condition and results of Operations -- Funds from Operations.'


(4) Represents the increase in rental income resulting from new leases that went
    into effect between April 1, 1998 and July 15, 1998 ($      less $
    attributed to the minority interest in the real estate partnerships).


(5) Represents the net change, excluding minority interest in real estate partnerships, resulting from (a) increased rental income from new leases and renewals that were not in effect for the 12 month period ending March 31, 1998 and (b) rent reductions from leases expiring after March 31, 1998 assuming no lease renewals or new leases.

(6) The amount represents a reduction in interest expense due to amortization of the related mortgages over the 12-month period ending March 31, 1999.

(7) Represents the effect of adjusting straight-line rental revenue included in pro forma net income from the straight-line accrual basis to amounts currently being paid or due from tenants, net of minority interest in real estate partnerships.

(8) Financing costs for the 12 month period ended March 31, 1998, net of minority interest in real estate partnerships, are based on principal
    mortgage indebtedness outstanding of $        . See 'Business and
    Properties -- Debt Financing.'

(9) Reflects recurring tenant improvements and leasing commissions anticipated for the 12 months ending December 31, 1998 which have been calculated by multiplying (i) the weighted average tenant improvements and leasing commissions expenditures for renewed and newly tenanted space at the Properties incurred during 1993, 1994, 1995, 1996 and 1997 of $14.09, $0.08,
    $4.69 and $3.17 per square foot for New York City office properties, office/loft, other office properties and retail properties, repectively, exclusive of minority interests in real estate partnerships, (assuming a

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    renewal rate of 75% of expiring square footage. See 'The Properties -- The Portfolio -- Historical Tenant Improvements and Leasing Commissions'), by
    (ii) (the average annual square feet of leased space for which leases expire during the years ending December 31, 1998 through December 31, 2003). The weighted average annual per square foot cost of tenant improvements and leasing commission expenditures is presented below:

NEW YORK CITY OFFICE PROPERTIES

                                                                                                         WEIGHTED
                                                                YEAR ENDED DECEMBER 31,                   AVERAGE
                                                     ----------------------------------------------    JAN. 1, 1993-
                                                      1993      1994      1995      1996      1997     DEC. 31, 1997
                                                     ------    ------    ------    ------    ------    -------------

Renewals:
     Tenant improvement costs ('TI') per square
       foot.......................................   $ 7.63    $10.35    $11.25    $  .65    $ --         $  4.79
     Leasing commission costs ('LC') per square
       foot.......................................     3.15      3.46      3.10       .24      4.63          2.62
                                                     ------    ------    ------    ------    ------    -------------
          Total Renewal TI and LC per square
            foot..................................   $10.78    $13.81    $14.35    $  .89    $ 4.63       $  7.41
                                                     ------    ------    ------    ------    ------    -------------
                                                     ------    ------    ------    ------    ------    -------------
Newly Tenanted Space:
     TI per square foot...........................   $24.94    $26.99    $23.55    $40.32    $13.18       $ 23.50
     LC per square foot...........................     9.30      8.54     10.43      8.32     13.50         10.64
                                                     ------    ------    ------    ------    ------    -------------
          Total newly tenanted TI and LC per
            square foot...........................   $34.24    $35.53    $33.98    $48.64    $26.68       $ 34.14
                                                     ------    ------    ------    ------    ------    -------------
                                                     ------    ------    ------    ------    ------    -------------


                                                                           AVERAGE
                                                     5 YEAR                 ANNUAL
                                                    WEIGHTED            SQUARE FOOTAGE          RATE OF
                                                 AVERAGE TI AND          EXPIRING IN           RENEWALS/           TOTAL
                                               LC PER SQUARE FOOT         1998-2003          NEWLY TENANTED         COST
                                               ------------------       --------------       --------------       --------
Renewal.....................................        $  7.41         x       56,580       x         75%(i)     =   $314,444
Newly Tenanted..............................        $ 34.14         x       56,580       x         25%        =    482,910
                                                                                                                  --------
                                                                                                                  $797,354
                                                                                                                  --------
                                                                                                                  --------


OFFICE/LOFT PROPERTIES


                                                                                                           WEIGHTED
                                                                       YEAR ENDED DECEMBER 31,              AVERAGE
                                                                 ------------------------------------    JAN. 1, 1993-
                                                                 1993    1994    1995    1996    1997    DEC. 31, 1997
                                                                 ----    ----    ----    ----    ----    -------------
Renewals:
     Tenant improvement costs ('TI') per square foot..........   $  0    $  0    $  0    $  0    $  0        $   0
     Leasing commission costs ('LC') per square foot..........      0       0       0       0       0            0
                                                                 ----    ----    ----    ----    ----        -----
          Total Renewal TI and LC per square foot.............   $  0    $  0    $  0    $  0    $  0        $   0
                                                                 ----    ----    ----    ----    ----        -----
                                                                 ----    ----    ----    ----    ----        -----
Newly Tenanted Space:
     TI per square foot.......................................   $.02    $--     $.43    $--     $.29        $ .19
     LC per square foot.......................................    .11     .22     .13     .13     .14          .14
                                                                 ----    ----    ----    ----    ----        -----
          Total newly tenanted TI and LC per square foot......   $.13    $.22    $.56    $.13    $.43        $ .33
                                                                 ----    ----    ----    ----    ----        -----
                                                                 ----    ----    ----    ----    ----        -----


                                              (footnotes continued on next page)

(footnotes continued from previous page)

                                                                              AVERAGE
                                                        5 YEAR                 ANNUAL
                                                       WEIGHTED            SQUARE FOOTAGE          RATE OF
                                                    AVERAGE TI AND          EXPIRING IN           RENEWALS/          TOTAL
                                                  LC PER SQUARE FOOT         1998-2003          NEWLY TENANTED        COST
                                                  ------------------       --------------       --------------       ------

Renewal........................................       -- $             x       35,931       x         75%(i)     =   $ --
Newly Tenanted.................................          $.33          x       35,931       x         25%        =    2,964
                                                                                                                     ------
                                                                                                                     $2,964
                                                                                                                     ------
                                                                                                                     ------

OTHER OFFICE PROPERTIES

                                                                                                          WEIGHTED
                                                                   YEAR ENDED DECEMBER 31,                 AVERAGE
                                                          ------------------------------------------    JAN. 1, 1993-
                                                          1993     1994     1995      1996     1997     DEC. 31, 1997
                                                          -----    -----    -----    ------    -----    -------------
Renewals:
     Tenant improvement costs ('TI') per square foot...   $ .17    $ .31    $2.57    $ 3.47    $ .93       $  1.73
     Leasing commission costs ('LC') per square foot...     .80      .20      .39       .89      .88           .60
                                                          -----    -----    -----    ------    -----    -------------
          Total Renewal TI and LC per square foot......   $ .97    $ .51    $2.96    $ 4.36    $1.81       $  2.33
                                                          -----    -----    -----    ------    -----    -------------
                                                          -----    -----    -----    ------    -----    -------------
Newly Tenanted Space:
     TI per square foot................................   $1.52    $ .98    $7.28    $17.86    $6.32       $  9.40
     LC per square foot................................     .74     1.06      .96      4.10     2.67          2.38
                                                          -----    -----    -----    ------    -----    -------------
          Total Newly Tenanted TI and LC per square
            foot.......................................   $2.26    $2.04    $8.24    $21.96    $8.99       $ 11.78
                                                          -----    -----    -----    ------    -----    -------------
                                                          -----    -----    -----    ------    -----    -------------

                                                                         AVERAGE
                                                   5 YEAR                 ANNUAL
                                                  WEIGHTED            SQUARE FOOTAGE          RATE OF
                                               AVERAGE TI AND          EXPIRING IN           RENEWALS/            TOTAL
                                             LC PER SQUARE FOOT         1998-2003          NEWLY TENANTED          COST
                                             ------------------       --------------       --------------       ----------

Renewal...................................         $ 2.33         x       262,910      x         75%(i)     =   $  459,435
Newly Tenanted............................         $11.78         x       262,910      x         25%        =      774,270
                                                                                                                ----------
                                                                                                                $1,233,705
                                                                                                                ----------
                                                                                                                ----------

RETAIL PROPERTIES

                                                                                                          WEIGHTED
                                                                    YEAR ENDED DECEMBER 31,                AVERAGE
                                                           -----------------------------------------    JAN. 1, 1993-
                                                           1993     1994     1995     1996     1997     DEC. 31, 1997
                                                           -----    -----    -----    -----    -----    -------------
Renewals:
     Tenant improvement costs ('TI') per square foot....   $--      $ .84    $ .18    $ .67    $ .95        $ .57
     Leasing commission costs ('LC') per square foot....     .26     1.43     1.90      .50     2.31         1.25
                                                           -----    -----    -----    -----    -----       ------
          Total Renewal TI and LC per square foot.......   $ .26    $2.27    $2.08    $1.17    $3.26        $1.82
                                                           -----    -----    -----    -----    -----       ------
                                                           -----    -----    -----    -----    -----       ------
Newly Tenanted Space:
     TI per square foot.................................   $2.69    $5.38    $6.10    $6.78    $2.44        $4.80
     LC per square foot.................................    5.33     0.51     1.81     3.03     4.77         2.42
                                                           -----    -----    -----    -----    -----       ------
          Total Newly Tenanted TI and LC per square
            foot........................................   $8.02    $5.89    $7.91    $9.81    $7.21        $7.22
                                                           -----    -----    -----    -----    -----       ------
                                                           -----    -----    -----    -----    -----       ------

                                              (footnotes continued on next page)

(footnotes continued from previous page)

                                                                         AVERAGE
                                                   5 YEAR                 ANNUAL
                                                  WEIGHTED            SQUARE FOOTAGE          RATE OF
                                               AVERAGE TI AND          EXPIRING IN           RENEWALS/            TOTAL
                                             LC PER SQUARE FOOT         1998-2003          NEWLY TENANTED          COST
                                             ------------------       --------------       --------------       ----------
Renewal...................................         $ 1.82         x       187,640      x         75%(i)     =   $  256,129
Newly Tenanted............................         $ 7.22         x       187,640      x         25%        =      338,690
                                                                                                                ----------
                                                                                                                $  594,819
                                                                                                                ----------
                                                                                                                ----------
          Total estimated recurring tenant
            improvements and leasing
            commissions...................                                                                      $2,628,824
                                                                                                                ----------
                                                                                                                ----------

     (i) The historical weighted average renewal rate, based on square footage,
         for the Company from January 1, 1993 through December 31, 1997 is    %.

(10) Estimated recurring capital expenditures have been calculated by multiplying (i) estimated capital expenditures per square foot or per unit for the Properties for the 12 month period ended December 31, 1998 by (ii) the aggregate square footage or number of units of the Properties, plus estimated 1998 capital expenditures associated with the Longboat Key Club Property. For the 12 months ending December 31, 1998, the estimated cost of recurring building improvements and equipment upgrades and replacements (excluding costs of tenant improvements) at the Properties is approximately $2.1 million. For the 12 months ending December 31, 1998, the estimated cost of non-recurring capital expenditures of the Properties is
     approximately    million. The Company expects to fund non-recurring capital expenditures, tenant improvements and leasing commissions from working capital or borrowings. Following completion of the Formation Transactions and the Offering, the Company expects to have remaining net proceeds of $15.5 million available for capital expenditures and working capital purposes.

(11) Scheduled mortgage loan principal payments for the 12 months ending March 31, 1999.

(12) The Company's share of estimated Cash Available for Distribution and estimated initial annual cash distributions to stockholders of the Company is based on its approximately 50% aggregate partnership interest in the Operating Partnership.

(13) Based on a total of 13,600,000 Shares of Common Stock to be outstanding after the Offering (2,040,000 shares to be sold in the Offering, assuming no exercise of the Underwriters' over-allotment option, and 1,148,934 additional shares of Common Stock to be issued in the Formation Transactions.)

(14) Calculated as estimated initial annual cash distributions to stockholders of the Company divided by the Company's share of estimated Cash Available for Distribution for the 12 months ending March 31, 1999. The payout ratio
     based on estimated adjusted pro forma Funds from Operations is      %.


     Future distributions of the Company will be at the discretion of the Board of Directors and will depend on the amount of Funds from Operations of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and other factors the Board of Directors deems relevant. See 'Federal Income Tax Consequences -- Taxation of the Company -- Annual Distribution Requirements.'

                                 CAPITALIZATION


     The following table sets forth the combined historical capitalization of Loeb Real Estate, the predecessor of the Company, as of March 31, 1998 and on a pro forma basis to give effect to the Formation Transactions, the Offering and the use of the estimated net proceeds from the Offering as described under 'Use of Proceeds.' The following information should be read in conjunction with the combined financial statements and notes thereto and pro forma financial information and notes thereto included elsewhere in this Prospectus, as well as 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'



                                                                                               MARCH 31, 1998
                                                                                           ----------------------
                                                                                           COMBINED
                                                                                           HISTORICAL   PRO FORMA
                                                                                           ---------    ---------
                                                                                           (DOLLARS IN THOUSANDS)
Mortgage debt...........................................................................   $257,162     $
Minority interests in:
     Operating Partnership..............................................................      --
     Real Estate Partnership............................................................      --
Stockholders' equity:
     Common Stock, $.001 par value per share, 200,000,000 shares authorized; 14,749,034
      shares issued and outstanding on a pro forma basis(1).............................      --
     Additional paid-in capital.........................................................      --
     Owners equity......................................................................     59,057
                                                                                           ---------    ---------
          Total capitalization..........................................................   $316,219     $
                                                                                           ---------    ---------
                                                                                           ---------    ---------

------------
(1) Includes 14,749,034 shares of Common Stock to be issued in the Formation Transactions and the Offering. Excludes (i) 13,426,066 shares of Common Stock reserved for issuance upon exchange of Units; (ii) 1,127,000 shares of Common Stock subject to options being granted concurrently with the Offering under the Company's Stock Option and Incentive Plan; and (iii) 2,040,000 shares issuable upon exercise of the Underwriters' overallotment option.

                                    DILUTION

     The midpoint of the assumed initial prices per share to the public of Common Stock offered hereby exceeds the pro forma net tangible book value per share before giving effect to the Offering. Therefore, the holders of the shares of Common Stock and Units issued in connection with the formation of the Company will realize an immediate increase in the net tangible book value of their shares or Units, while purchasers of shares of Common Stock sold in the Offering will realize an immediate dilution in the net tangible book value of their shares.

     The following table illustrates the per share dilution to investors who purchase shares of Common Stock in the Offering, assuming an initial public offering price of $20.00 per share (the midpoint of the range shown on the cover of this Prospectus):

Assumed initial public offering price per share(1)...................................             $20.00
Pro forma net tangible book value per share prior to the Offering(2).................   $19.34
Decrease in net tangible book value per share attributable to the Offering(3)........     (.54)
                                                                                        ------
Pro forma net tangible book value per share after the Offering(4)....................              18.80
                                                                                                  ------
Dilution per share of Common Stock to purchasers in the Offering(5)..................             $ 1.20
                                                                                                  ------
                                                                                                  ------

------------
(1) Before deduction of the estimated Underwriters' discounts and expenses of the Offering.


(2) Pro forma net tangible book value per share prior to the Offering attributable to continuing investors is determined by dividing net tangible book value of the Company attributable to continuing investors based on the December 31, 1997 net book value of the tangible assets (consisting of total assets less intangible assets consisting of deferred lease and loan costs and after the Formation Transactions, net of liabilities to be assumed) by the sum of the number of shares of Common Stock (i) issued and outstanding
    (ii) issuable (upon the exchange of all Units to be issued) to continuing investors in the Formation Transactions.


(3) Based on an initial public offering price of $20.00 per share of Common Stock and after deducting Underwriters' discounts and commissions and estimated expenses of the Offering.

(4) Based on total pro forma net tangible book value of $530 million divided by the total number of shares of Common Stock outstanding after the completion of the Offering (28,175,100 shares including shares issuable upon exchange of Units issued to continuing investors), and excluding shares of Common Stock that may be issuable upon exercise of share options. There is no impact on dilution attributable to the issuance of Common Stock in exchange for Units to be issued to the continuing investors in the Formation Transactions because such Units would be exchanged for Common Stock on a one-for-one basis.

(5) Dilution is determined by subtracting net tangible book value per share of Common Stock after the Offering from the assumed initial public offering price of $20.00.

     The following table summarizes, on a pro forma basis giving effect to the Offering and the Formation Transactions, the number of shares of Common Stock to be sold by the Company in the Offering and the number of shares of Common Stock and Units to be issued to the continuing investors in the Formation Transactions, the adjusted net tangible book value as of December 31, 1997 of the net assets contributed by the continuing investors in the Formation Transactions and the net tangible book value of the average contribution per share based on total contributions.


                                                   SHARES AND UNITS               BOOK VALUE            BOOK VALUE OF
                                                        ISSUED                     OF TOTAL                AVERAGE
                                              ---------------------------        CONTRIBUTION           CONTRIBUTION
                                                 NUMBER OF                   ---------------------       PER SHARE/
                                              SHARES OR UNITS     PERCENT     AMOUNT       PERCENT          UNIT
                                              ----------------    -------    --------      -------      -------------
Purchasers in the Offering.................      13,600,000         48.2%    $247,949(1)     46.8%         $ 20.00(2)
Common Stock issued in Formation
  Transactions.............................       1,149,034          4.1       22,222         4.2            19.34(3)
Units issued in Formation Transactions.....      13,426,066         47.7      259,596        49.0            19.34(3)
                                              ----------------    -------    --------      -------
     Total.................................      28,175,100          100%    $529,767         100%
                                              ----------------    -------    --------      -------
                                              ----------------    -------    --------      -------

------------
(1) Assumes an estimated initial public offering price of $20.00 (the mid-point of the range on the cover page of this Prospectus) less the underwriting discount and the expenses of the Offering.

(2) Before deducting Underwriters' discounts and commissions and other estimated expenses of the Offering and the Formation Transactions.


(3) Based on the December 31, 1997 net book value of the assets less deferred financing and leasing cost to be contributed in connection with the Formation Transactions, net of liabilities to be assumed.

             SELECTED COMBINED FINANCIAL AND OPERATING INFORMATION


     The following table sets forth selected financial and operating information on a pro forma basis for the Company and on a historical combined basis for the Company's predecessor, which is referred to in the combined historical financial statements, as 'Loeb Real Estate'. Loeb Real Estate is not a legal entity, but rather a combination of real estate partnership and limited liability companies which were under common management and control. The following information should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this Prospectus. The balance sheet data as of December 31, 1995 and the operating data for the three years ended December 31, 1997, of Loeb Real Estate have been derived from the historical combined financial statements audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this Prospectus. The operating data for the three months ended March 31, 1997 and 1998, the balance sheet and operating data for the years ended December 31, 1994 and 1993 has been derived from the unaudited financial statements of Loeb Real Estate. In the opinion of management, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, that management considers necessary for a fair presentation of the financial position and results of operations for the period. The results of operations for the interim periods ended March 31, 1997 and 1998 are not necessarily indicative of the results which may be obtained for the full fiscal year. The selected pro forma information is presented as if (i) the Offering and the other transactions contemplated herein under 'Formation Transactions' had occurred as of the beginning of the period presented for operating data and as of the balance sheet date for balance sheet data and (ii) the Company qualified as a REIT, distributed all of its taxable income and, therefore, incurred no income tax expense during the period presented (see 'Risk Factors' and 'Federal Income Tax Consequences -- Taxation of the Company -- Failure to Qualify'). In management's opinion, all adjustments necessary to present fairly the effects of these transactions have been made. The pro forma financial data is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the Company's future financial position and results of operations.


       THE COMPANY (PRO FORMA) AND LOEB REAL ESTATE (COMBINED HISTORICAL) (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF PROPERTIES DATA)

                                           THREE MONTHS ENDED MARCH 31,                    YEAR ENDED DECEMBER 31,
                                      ---------------------------------------   ------------------------------------------
                                          PRO        COMBINED                       PRO
                                         FORMA      HISTORICAL                     FORMA          COMBINED HISTORICAL
                                      -----------   -----------                 -----------   ---------------------------
                                         1998          1998          1997          1997        1997      1996        1995
                                      -----------   -----------   -----------   -----------   -------   --------   ------
                                      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
Operating Data:
Revenues:
    Revenue from rental property.......                $  15,710     $  11,567     $  94,194    $51,306   $48,194   $29,461
    Hotel revenue......................     --             2,920        --            --          --        --        --
    Management fee income..............                    1,217           741         2,841      3,554     2,675     2,256
    Other income.......................                      765           254         5,357      3,221     4,581     1,755
                                        -----------   -----------   -----------   -----------   -------   -------   -------
        Total revenue..................                $  20,612     $  12,562     $ 102,392    $58,081   $55,450   $33,472
                                        -----------   -----------   -----------   -----------   -------   -------   -------
Expenses:
    Property operating expenses........                $   4,888     $   4,076     $  31,551    $19,182   $18,280   $11,043
    Hotel operating expenses...........     --             1,708        --            --          --        --        --
    Real estate taxes..................                    1,972         1,707        11,783      7,456     6,784     4,407
    Interest...........................                    4,860         4,067        16,599     17,712    13,343     8,015
    Depreciation and amortization......                    2,117         1,661        18,042      7,078     6,013     4,108
    General and administrative.........                    1,017           567         3,458      2,207     2,574     2,170
                                        -----------   -----------   -----------   -----------   -------   -------   -------
        Total expenses.................                $  16,562     $  12,078     $  81,433    $53,635   $46,994   $29,743
                                        -----------   -----------   -----------   -----------   -------   -------   -------
Operating Income.......................                $   4,050     $     484     $  20,959    $ 4,446   $ 8,456   $ 3,729
Equity in (loss) income of investees...                      542         1,000        (1,255)       807       835     1,023
Income tax (expense) benefit...........                      (23)          (29)       --           (259)      150       139
Income before minority interest and
  extraordinary item...................                    4,569         1,455        19,704      4,994     9,441     4,891
Minority interest in:
    Operating partnership..............                                               (8,655)     --        --        --
    Real estate partnerships...........                                               (1,561)     --        --        --
                                        -----------   -----------   -----------   -----------   -------   -------   -------
Income before extraordinary item.......                $   4,569     $   1,455     $   9,488    $ 4,994   $ 9,441   $ 4,891
                                        -----------   -----------   -----------   -----------   -------   -------   -------
                                        -----------   -----------   -----------   -----------   -------   -------   -------
Income before extraordinary items per
  share(1):
    Basic..............................                                              $.64
                                                                                     ----
                                                                                     ----
    Diluted............................                                              $.64
                                                                                     ----
                                                                                     ----
                                          1994      1993
                                         -------   -------
                                            (UNAUDITED)
Operating Data:
Revenues:
    Revenue from rental property.......  $27,460   $17,906
    Hotel revenue......................    --        --
    Management fee income..............    1,449       505
    Other income.......................    2,825     2,924
                                         -------   -------
        Total revenue..................  $31,734   $21,335
                                         -------   -------
Expenses:
    Property operating expenses........  $11,679   $ 8,958
    Hotel operating expenses...........    --        --
    Real estate taxes..................    4,047     2,494
    Interest...........................    6,396     4,491
    Depreciation and amortization......    3,164     2,709
    General and administrative.........    1,421     1,269
                                         -------   -------
        Total expenses.................  $26,707   $19,921
                                         -------   -------
Operating Income.......................  $ 5,027   $ 1,414
Equity in (loss) income of investees...      628       798
Income tax (expense) benefit...........      138        81
Income before minority interest and
  extraordinary item...................    5,793     2,293
Minority interest in:
    Operating partnership..............    --        --
    Real estate partnerships...........    --        --
                                         -------   -------
Income before extraordinary item.......  $ 5,793   $ 2,293
                                         -------   -------
                                         -------   -------
Income before extraordinary items per
  share(1):
    Basic..............................
    Diluted............................


                                                  (table continued on next page)

(table continued from previous page)

 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND NUMBER OF PROPERTIES DATA)

                                                          THREE MONTHS ENDED               YEAR ENDED DECEMBER 31,
                                                            MARCH 31, 1998                   COMBINED HISTORICAL
                                                       ------------------------   -----------------------------------------------
                                                           PRO        COMBINED
                                                          FORMA      HISTORICAL     1997       1996        1995          1994
                                                       -----------   ----------   --------   --------   -----------   -----------
                                                       (UNAUDITED)                                      (UNAUDITED)   (UNAUDITED)
Balance Sheet Data: (at end of period)
    Real properties, at cost before accumulated
      depreciation...................................                 $ 297,941   $242,748   $202,912    $ 179,699     $ 110,300
        Total assets.................................                   341,444    268,669    231,136      199,128       127,273
    Mortgage notes payable...........................                   257,162    212,456    184,379      142,905        86,689
    Owner's equity...................................                    59,057     42,281     33,706       41,699        26,912
Other Data:
    Fund from operations(2)..........................                    --          --         --          --            --
    Net cash provided by operating activities(3).....                     4,527      4,675      1,484        1,354        --
    Net cash (used in) investing activities(3).......                    (2,105)   (39,531)   (21,670)     (17,443)       --
    Net cash provided by financing activities........                    12,159     32,088     25,559       14,610        --
    Number of properties.............................                        13         12         10            9             8
    Square footage (excluding Longboat Key Club and
      residential Properties)........................                                2,529      2,246        1,990         1,193
    Apartment units..................................                                1,113      1,113        1,113         1,113


                                                          1993
                                                       -----------
                                                       (UNAUDITED)
Balance Sheet Data: (at end of period)
    Real properties, at cost before accumulated
      depreciation...................................   $  79,426
        Total assets.................................     101,627
    Mortgage notes payable...........................      75,198
    Owner's equity...................................      12,946
Other Data:
    Fund from operations(2)..........................      --
    Net cash provided by operating activities(3).....      --
    Net cash (used in) investing activities(3).......      --
    Net cash provided by financing activities........      --
    Number of properties.............................           8
    Square footage (excluding Longboat Key Club and
      residential Properties)........................         523
    Apartment units..................................       1,113


------------

(1) Pro forma basic net income per share excludes any dilutive effect of options outstanding. Pro forma diluted net income per share includes the dilutive effect of the outstanding options calculated under the treasury stock method. As each Unit is redeemable for one share of Common Stock, the calculation of net income per share upon redemption of the outstanding Units will be unaffected, as Unitholders and Common Stockholders are entitled to equal distributions on a per Unit and per share basis in the net income of the Company.

(2) The White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes Funds from Operations in accordance with standards established by NAREIT which may not be comparable to Funds from Operations reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. For a reconciliation of net income and Funds from Operations, see 'Management's Discussion and Analysis of Financial Condition and Results of
    Operations -- Funds from Operations.'

(3) Pro forma information relating to cash flow from operating and investing activities has not been included because the Company believes that this information would not be meaningful due to the number of assumptions required in order to calculate this information.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the 'Selected Combined Financial Information' and the historical and pro forma consolidated financial statements and notes thereto appearing elsewhere in this Prospectus. Those financial statements and information reflect the historical Combined financial position and results of operations of the Company's predecessor, which is referred to in the historical financial statements as 'Loeb Real Estate' prior to the completion of the Offering and the Formation Transactions. The pro forma financial position is presented as if the Offering and the Formation Transactions had occurred on December 31, 1997. The combined historical financial statements of Loeb Real Estate reflect the consolidated financial information of 13 Properties, and Loeb Real Estate's equity interest in 10 Properties that were owned during the periods presented. The pro forma results of operations are presented as if the Offering and the Formation Transactions had occurred on January 1, 1997. See 'Formation Transactions' and the Notes to the pro forma financial statements of the Company.


                             RESULTS OF OPERATIONS


COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 TO THREE MONTHS ENDED MARCH 31, 1997



     Rental income increased $4.0 million or 37.5% to $14.6 million from $10.6 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997 primarily as a result of the acquisition of International Drive Value Center and 24 West 57th Street in 1997 and the lease of space in 63 Madison Avenue in 1998 to Ziff-Davis, Inc.



     Management fee income increased $0.5 million or 64% to $1.2 million from $0.7 million for the three months ended March 31, 1998 compared to March 31, 1997 primarily as a result of higher brokerage and leasing fees.



     Income from hotel operations increased to $2.9 million for the three months ended March 31, 1998 compared to none for the three months ended March 31, 1997 as a result of the acquisition of an increased interest in the Longboat Key Club and operating control of the property on March 11, 1998. For the three months ended March 31, 1997 the Company included its portion of the income from Longboat Key Club as its share of net income of investments in partnerships and limited liability companies.



     Other income increased $0.5 million or 167% to $0.8 million from $0.3 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997 primarily as a result of land sales at Shenandoah Industrial Park of $0.4 million compared to none in the prior period.



     Property operating expenses increased $0.7 million or 20% to $4.6 million from $3.9 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997, as a result of a $0.2 million increase in the cost of property sales at Shenandoah Industrial Park compared to no cost for the year ended March 31, 1997 and higher management company expenses and expenses for International Drive Value Center and 24 West 57th Street, which were acquired in 1997.



     Hotel operating expenses increased to $1.7 million for the three months ended March 31, 1998 compared to none for the three months ended March 31, 1997 as a result of the acquisition of an increased interest and operating control of Longboat Key Club on March 11, 1998.



     Real estate taxes increased $.3 million or 16% to $2.0 million from $1.7 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997 as a result of the acquisition of International Drive Value Center, 24 West 57th Street and the acquisition of a controlling interest in Longboat Key Club.



     Interest expense increased $.8 million or 19% to $4.9 million from $4.1 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997 as a result of the acquisition of International Drive Value Center, 24 West 57th Street and the acquisition of a controlling interest and operating control of Longboat Key Club on March 11, 1998.



     Depreciation and amortization increased $0.4 million or 27% to $2.1 million from $1.7 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997 as a result of the acquisition of International Drive Value Center, 24 West 57th Street and the acquisition of a controlling interest in Longboat Key Club on March 11, 1998.



     General and administrative expenses increased $0.5 million or 79% to $1.0 million from $.6 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997 as a result of the acquisition of International Drive Value Center and 24 West 57th Street and the acquisition of a controlling interest in Longboat Key Club on March 11, 1998.



     The extraordinary loss for the three months ended March 31, 1998 represents the prepayment penalty paid by Longboat Key Club on the refinancing of its indebtedness on March 11, 1998.



     As a result of the foregoing, net income increased $2.3 million to $3.7 million from $1.5 million for the three months ended March 31, 1998 compared to the three months ended March 31, 1997.


COMPARISON OF YEAR ENDED DECEMBER 31, 1997 TO YEAR ENDED DECEMBER 31, 1996

     Rental revenue increased $2.3 million or 5.3% to $45.8 million from $43.5 million for the year ended December 31, 1997 compared to the year ended
December 31, 1996 primarily as a result of the acquisition of Kendall Value Center and Sunset Strip Center on December 30, 1996, the acquisition of International Drive Value Center and 24 West 57th Street in 1997, and an increase in rental revenue at 200 Madison Avenue due to increased occupancy. These increases were partially offset by a decrease in rental revenue of $4.4 million at 63 Madison Avenue due to the scheduled downsizing by New York Life of space which New York Life leased on a short term basis at the time the Company acquired the Property. The space vacated by New York Life has since been re-leased to Ziff-Davis. See 'Business and Growth Strategies -- External Growth.'


     Management fee income increased $0.9 million or 32.8% to $3.5 million from $2.7 million for the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily as a result of new or higher fees for management projects which began during 1996.


     Other income decreased by $1.4 million or 29.7% to 3.2 million from $4.6 million primarily due to a reduction in land sales at Shenandoah Industrial Park compared to 1996, partially offset by a $.5 million increase in income from investments.

     Property operating expenses increased $0.5 million or 2.7% to $18.3 million from $17.8 million for the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily as a result of an increase in expenses associated with the Properties acquired at the end of 1996 and in 1997, offset by a $1.1 million decrease in the cost of property sales at Shenandoah Industrial Park for the reasons described above. Additionally, real estate taxes increased by approximately $0.7 million for the year ended December 31, 1997 compared to the year ended December 31, 1996.

     Management fee payments to third party property managers increased by approximately $0.5 million or 97.1% to $0.9 million from $0.4 million primarily due to the acquisitions of Kendall Value Center, Sunset Strip Center and International Drive Value Center.

     Interest expense increased $4.4 million or 32.7% to $17.7 million from $13.3 million for the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily as the result of the acquisition of Properties at the end of 1996 and in 1997 and the refinancing of 200 Madison Avenue in April 1996 for approximately $28.0 million of additional mortgage proceeds, resulting in an increase of $1.2 million in interest expense.

     Depreciation and amortization expense increased $1.1 million or 17.7% to $7.1 million from $6.0 million for the year ended December 31, 1997 compared to the year ended December 31, 1996 as a result of the acquisition of Kendall Value Center and Sunset Strip Center, the acquisition of International Drive Value Center, the acquisition of 24 West 57th Street and the increased tenant improvement costs at 200 Madison Avenue due to leasing activities.

     General and administrative expense decreased $0.4 million or 14.3% to $2.2 million from $2.6 million for the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily due to insignificant reductions in expenses at many of the Properties.


     As a result of the foregoing, net income decreased $4.5 million to $4.9 million from $9.4 million for the year ended December 31, 1997 compared to the year ended December 31, 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

     Rental revenue increased $17.9 million or 69.9% to $43.5 million from $25.6 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 as a result of the acquisition of 63 Madison Avenue in November 1995 ($15.7 million) and increased occupancy at 200 Madison Avenue.

     Management fee revenue increased $0.4 million or 18.6% to $2.7 million from $2.3 million primarily as the result of new fees for management projects which began during 1996.

     Other income increased $2.8 million or 161% to $4.6 million from $1.8 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of an increase in land sales at Shenandoah Industrial Park ($2.6 million) and the acquisition of 63 Madison Avenue.

     Property operating expenses increased $7.0 million or 64.4% to $17.8 million from $10.8 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of the acquisition of 63 Madison Avenue ($3.9 million) an increase in the cost of property sales at Shenandoah Industrial Park ($1.3 million), increases in the operating expenses of the management business ($1.3 million), and increases in operating expenses at 200 Madison Avenue and First Union Bank Buildings. Additionally, real estate taxes increased by $2.4 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 primarily as a result of the acquisition of 63 Madison Avenue.

     Interest expense increased $5.3 million or 66.5% to $13.3 million from $8.0 million for the year ended December 31, 1996 compared to the year ended December 31, 1995 as a result of the acquisition of 63 Madison Avenue ($3.7 million), the refinancing of 200 Madison Avenue in April 1996, which increased the mortgage debt on that Property ($1.5 million) and the refinancing of One Dartmouth Place in December 1995 which increased the outstanding mortgage debt on that Property. These increases were offset by a $0.1 million decrease in Presidential Estates' interest expense as a result of refinancing the mortgage in December 1995 at a lower interest rate.

     Depreciation and amortization expense increased $1.9 million or 46.4% to $6.0 million from $4.1 million for the year ended December 31, 1996 compared to the year ended December 31, 1995, as a result of the acquisition of 63 Madison Avenue ($1.3 million) and increased tenant improvement costs at 200 Madison Avenue due to significant leasing activities.


     General and administrative expense increased $0.4 million, or 18.6% to $2.6 million from $2.2 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.


     As a result of the foregoing, net income increased $4.5 million to $9.4 million from $4.9 million for the year ended December 31, 1996 compared to the year ended December 31, 1995.

                          PRO FORMA OPERATING RESULTS

     On a pro forma basis, after giving effect to the Offering and the Formation Transactions, income before minority interest would have been $23.2 million for the year ended December 31, 1997, representing an increase of approximately $19.4 million over the historical combined income before minority interest and extraordinary item for the same period. The increase is attributable to a significant reduction in interest expense based on the effects of the Proposed Offering as well as a substantial increase in total revenue, due to the benefit of a pro forma full year of revenues from the Properties.

     On a pro forma basis, total revenue for the year ended December 31, 1997 would have been approximately $109.4 million, representing a $51.4 million increase over historical total revenue for the same period, resulting primarily from a $46.1 million increase in rental revenue associated with the Properties and a $1.6 million increase in management fee income associated with the acquisition of Comfort.

                        LIQUIDITY AND CAPITAL RESOURCES

     Upon completion of the Offering and the Formation Transactions and the application of the net proceeds therefrom as described in 'Use of Proceeds,' the Company expects to have reduced its total indebtedness from $385.9 million to approximately $184.1 million, all of which is secured by Properties (the 'Mortgage Debt'). The Mortgage Debt is comprised of 15 loans secured by 15 properties, with a weighted average interest rate of 8.2% on the fixed rate loans which total approximately $162.5. There will be a total of approximately $17.9 million of scheduled loan payments due during the year ending December 31, 1998. The Company's Debt-to-Market Capitalization Ratio upon completion of the Offering is expected to be approximately 24.6%. For information about the Mortgage Debt, see 'Business and Properties -- Debt Financing.'

     The Unsecured Line of Credit. The Company is currently negotiating with several lenders to obtain a $250 million unsecured line of credit. The Company expects to have this line of credit in place prior to the closing of the Offering. The unsecured line of credit will be used to facilitate acquisition and development activities and for working capital purposes.

     Analysis of Liquidity and Capital Resources. Upon completion of the Offering and the Formation Transactions and the use of proceeds therefrom, the Company will have reduced its total indebtedness by approximately $201.8 million.

     The Company believes the Offering and the Formation Transactions will improve its financial performance through changes in its capital structure, principally the substantial reduction in its overall debt and its debt to equity ratio. The Company anticipates that distributions will be paid from cash available for distribution, which is expected to exceed cash historically available for distribution as a result of the reduction in debt service resulting from the repayment of indebtedness. Through the Formation Transactions, the Company expects to reduce its pro forma 1997 annual interest expense by approximately $10.6 million.

     The Company expects to meet its short-term liquidity requirements generally through its initial working capital and net cash provided by operations. Properties require periodic investments of capital for tenant-related capital expenditures and for general capital improvements. For the years ended December 31, 1993 through December 31, 1997, the Company's recurring tenant improvements and leasing commissions averaged $21.68, $7.32 and $5.09 per square foot of leased space per year at the New York City office Properties, other Properties and retail Properties, respectively. The Company expects that the average annual cost of recurring tenant improvements and leasing commissions will be approximately $2.2 million, $2.2 million and $1.0 million based upon an average annual square feet for which leases expire during the years ending December 31, 1998 through December 31, 2002 of 100,986, 304,132, and 203,317 square feet at the New York City office Properties, other Properties and retail Properties, respectively. The Company expects the cost of general capital improvements to the Properties to average approximately $2.1 million annually.

     The Company expects to meet its long-term liquidity requirements for the funding of property acquisitions, property development, and other non-recurring capital improvements through long-term secured and unsecured indebtedness and the issuance of additional equity securities by the Company. The Company also intends to fund property acquisitions, property development, and other non-recurring capital improvements using the lines of credit on an interim basis.


     Comparison of Three Months Ended March 31, 1998 to Three Months Ended
March 31, 1997. Net cash provided by operating activities increased $1.2 million to $4.5 million from $3.3 million for the three months ended March 31, 1998 as compared to the three months ended March 31, 1997. The increase was primarily due to the income earned from Longboat Key Club, 24 West 57th Street and 38 Chauncy Street, all of which were acquired subsequent to the first quarter ended March 31, 1997. Net cash provided by investing activities decreased $5.0 million to $2.1 million from $7.1 million for the three months ended March 31, 1998 as compared to the three months ended March 31, 1997. The decrease was primarily due to the acquisition of several properties during 1997. Net cash provided by financing activities increased $7.7 million to $12.2 million from $4.5 million for the three months ended March 31, 1998 as compared to the three months ended March 31, 1997. The increase was primarily due to new debt incurred upon the acquisition of Longboat Key Club, offset by the repayment of Longboat Key Club's existing debt.


     Comparison for the Year Ended December 31, 1997 to Year Ended December 31, 1996. Cash and cash equivalents were $4.9 million and $7.6 million at December 31, 1997 and 1996, respectively. Cash and cash equivalents decreased $2.8 million during 1997 compared to an increase of $5.4 million during 1996. The decrease in 1997 is due to a $17.9 million increase in net cash used in investing activities from $21.7 million to $39.5 million, offset by a $6.5 million increase in net cash provided in financing activities from $25.6 million to $32.1 million and an increase in cash flows provided by operating activities of $3.1 million from $1.5 million to $4.6 million. The increase in net cash used in investing activities of $17.8 million is primarily attributable to the acquisitions of 24 West 57th Street and International Drive Value Center. The increase in net cash provided by financing activities is primarily the result of the debt relating to the acquisitions of 24 West 57th Street and International Drive Value Center. The increase in cash provided by operating activities of $3.5 million is primarily due to increases from accounts receivable, escrows and prepaid expenses.

     Comparison for the Year Ended December 31, 1996 to Year Ended December 31, 1995. Cash and cash equivalents were $7.6 million and $2.3 million at December 31, 1996 and 1995 respectively. Cash and cash equivalents increased $5.4 million during 1996 compared to a decrease of $1.5 million during 1995. The increase in 1996 is due to an increase in cash used in investing activities of $4.3 million from $17.4 million to $21.7 million, an increase in net cash provided by financing activities of $11.0 million from $14.6 million to $25.6 million.

                             FUNDS FROM OPERATIONS

     The White Paper defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Management believes Funds from Operations is helpful to investors as a measure of the performance of an equity REIT because, along with cash flows from operating activities, financing activities and investing activities, it provides investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures. The Company computes Funds from Operations in accordance with standards established by the White Paper, which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and, accordingly, may not be comparable to such other REITs. Further, Funds from Operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. The Company believes that in order to facilitate a clear understanding of the combined historical operating results of the Loeb Group and the Company, Funds from Operations should be examined in conjunction with net income as presented in the combined financial statements and information included elsewhere in this Prospectus.


     Proforma funds from operations for the twelve months ended December 31, 1997 is calculated as follows:



                                                                                     FOR THE YEAR ENDED
                                                                                     DECEMBER 31, 1997
                                                                                     ------------------
Proforma income before extraordinary item.........................................        $  9,488
PLUS:
     Proforma minority interest in Operating Partnership..........................           8,655
     Proforma real estate depreciation and amortization (excluding financing
      costs)......................................................................          14,437
     The Company's share of proforma depreciation and amortization (excluding financing costs) attributable to investments in partnerships and limited
      liability companies.........................................................             987
                                                                                        ----------
          Funds from operations...................................................        $ 33,567
                                                                                        ----------
                                                                                        ----------


                                   INFLATION


     Substantially all of the office leases provide for separate real estate tax and operating expense escalations over a base amount. In addition, many of the leases provide for fixed base rent increases or indexed increases. The Company believes that inflationary increases may be at least partially offset by contractual rent increases.

                                   YEAR 2000

     Many existing computer programs were designed to use only two digits to identify a year in the date field without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. The Company is addressing the 'Year 2000' issue with respect to its operations and is in the process of evaluating its potential exposures from the non-compliance with the Year 2000, if any, of the systems of its vendors, tenants, clients and other third parties with whom the Company does business. There can be no assurance that the systems of such third persons, on which the Company relies on for certain supporting administrative procedures and functions and information, will be timely converted, however, the financial impact of becoming year 2000 compliant has not to date been, and is not expected to be, material to the Company's financial position or results of operations in a given year.

                            BUSINESS AND PROPERTIES


     The Properties are located in 14 states and consist of interests in 14 office Properties, 10 retail Properties, two storage Properties, three residential Properties and one hospitality/resort complex. The office, retail, storage and residential Properties contain an aggregate of approximately 8.6 million net rentable square feet and approximately 1,100 apartment units. These Properties were approximately 90% leased at March 31, 1998. The Properties also include approximately 974 acres of land held for development located in an industrial park and an interest in the Longboat Key Club resort complex. Set forth below is certain information regarding the Properties:


                                                                                                         COMPANY'S
                                                                                          PERCENT        SHARE OF     PERCENT
                                                                     YEAR        NET       LEASED        BASE RENT      OF
                                                    PERCENT         BUILT/    RENTABLE     AS OF           AS OF     COMPANY'S
         PROPERTY NAME                 MARKET      OWNERSHIP      RENOVATED  SQUARE FEET  3/31/98       3/31/98(1)   BASE RENT
-------------------------------- ---------------------------      ---------- -----------  --------      -----------  ---------
OFFICE PROPERTIES:
63 Madison Avenue............... New York, NY         50.5%(4)    1961/1997     797,377       100%(5)   $ 4,401,360     6.8%
200 Madison Avenue.............. New York, NY         31.5(6)     1927/1997     670,238        95         4,334,292     6.7
498 Seventh Avenue.............. New York, NY         50.0(7)     1920/1997     873,137        90(8)      3,334,288     5.1
24 West 57th Street............. New York, NY        100.0        1920/1997      97,312        88         2,592,276     4.0
529 Fifth Avenue................ New York, NY         32.6(9)        1959       266,772        99         2,353,974     3.6
307 West 38th Street............ New York, NY        100.0        1927/1996     273,819        90         1,937,784     3.0
First NBC Center................ New Orleans, LA     100.0           1985     1,005,357        88         7,717,824    11.9
Riverview Center................ Menands, NY         100.0        1929/1990     977,780        68         4,116,108     6.4
Marketplace Design Center....... Philadelphia, PA      N/A(10)    1921/1974     302,541        81         3,004,161     4.6
38 Chauncy Street............... Boston, MA          100.0        1927/1982     130,142        90         1,843,260     2.8
First Union Bank Building....... Daytona Beach, FL   100.0        1972/1991     129,765        84         1,754,381     2.7
328 South Jefferson Street...... Chicago, IL         100.0           1923       287,468        93         1,406,597     2.2
Winewood Office Park............ Tallahassee, FL      20.0(11)    1972/1997     332,030       100         1,039,322     1.6
GTE Property(12)................ Beaverton, OR       100.0           1980        65,000       100         1,016,760     1.6
Shenandoah Industrial Park...... Coweta County, GA     N/A(13)       N/A            N/A       N/A               N/A     N/A
    SUBTOTAL/WEIGHTED AVERAGE
      FOR OFFICE PROPERTIES.....                       N/A           N/A      6,208,738        84%      $40,852,386    63.1%
                                                                             -----------                -----------
                                                                             -----------                -----------
RETAIL PROPERTIES:
Princeton Shopping Center....... Princeton, NJ       100.0%       1957/1997     217,441        86%      $ 2,854,821     4.4%
International Drive Value
  Center........................ Orlando, FL         100.0           1995       185,953       100         2,302,290     3.6
Manufacturers Outlet Center..... Mt. Kisco, NY       100.0        1979/1994     203,121        92         1,873,296     2.9
Kendall Value Center............ Kendall, FL         100.0        1984/1993     173,302       100        1, 681,357     2.6
Shoppes at St. Lucie West....... St. Lucie, FL       100.0        1992/1994     200,669        99         1,575,969     2.4
Outlet Park Shoppes at
  Waccamaw...................... Myrtle Beach, SC     25.0(14)    1981/1996     738,590        93         1,538,194     2.4
Easton Commons Shopping
  Center........................ Houston, TX         100.0           1985       192,154        90         1,377,334     2.1
Kirby/Richmond Shopping
  Center........................ Houston, TX         100.0        1972/1989      54,321        92           708,675     1.1
Sunset Strip Center............. Kendall, FL         100.0        1984/1992      81,998        74           673,865     1.0
M&M Plaza....................... Menominee, MI       100.0        1967/1990     225,760        93           352,911     0.5
    SUBTOTAL/WEIGHTED AVERAGE
      FOR RETAIL PROPERTIES.....                       N/A           N/A      2,273,309        93%      $14,938,712    22.5%
                                                                             -----------                -----------
                                                                             -----------                -----------
STORAGE PROPERTIES:
Public Storage Facility......... Alameda, CA         74.25%(9)        --         74,581        98%      $   665,417     1.0%
Public Storage Facility......... Glendale, CA        74.25(9)         --         57,690        95           461,823     0.7
    SUBTOTAL/WEIGHTED AVERAGE
      FOR STORAGE PROPERTIES....                       N/A           N/A        132,271        96%      $ 1,127,240     1.7%
                                                                             -----------                -----------
                                                                             -----------                -----------

                                  BASE RENT
                                  PER LEASED     NET
                                    SQUARE    EFFECTIVE
         PROPERTY NAME             FOOT(2)     RENT(3)
--------------------------------  ----------  ---------
OFFICE PROPERTIES:
63 Madison Avenue...............    $10.93     $ 18.45
200 Madison Avenue..............     21.61       22.61
498 Seventh Avenue..............      8.55       17.52
24 West 57th Street.............     30.31       32.37
529 Fifth Avenue................     27.34       22.35
307 West 38th Street............      7.86        8.02
First NBC Center................      8.70        8.17
Riverview Center................      6.19        8.82
Marketplace Design Center.......     12.31       13.18
38 Chauncy Street...............     15.68       15.72
First Union Bank Building.......     16.12       14.07
328 South Jefferson Street......      5.26        5.12
Winewood Office Park............     15.65       17.35
GTE Property(12)................     15.64       15.64
Shenandoah Industrial Park......       N/A         N/A
    SUBTOTAL/WEIGHTED AVERAGE
      FOR OFFICE PROPERTIES.....    $12.91         N/A
RETAIL PROPERTIES:
Princeton Shopping Center.......    $15.20     $ 12.82
International Drive Value
  Center........................     12.38       12.84
Manufacturers Outlet Center.....     10.05       11.34
Kendall Value Center............      9.73       10.05
Shoppes at St. Lucie West.......      7.93        7.52
Outlet Park Shoppes at
  Waccamaw......................      8.95        9.55
Easton Commons Shopping
  Center........................      8.19        7.48
Kirby/Richmond Shopping
  Center........................     14.19       12.76
Sunset Strip Center.............     11.15       11.35
M&M Plaza.......................      1.67(15)     1.79
    SUBTOTAL/WEIGHTED AVERAGE
      FOR RETAIL PROPERTIES.....    $ 7.09         N/A
STORAGE PROPERTIES:
Public Storage Facility.........    $12.24     $ 12.66
Public Storage Facility.........     11.34       11.85
    SUBTOTAL/WEIGHTED AVERAGE
      FOR STORAGE PROPERTIES....    $ 8.80     $  8.80



                                                                                 COMPANY'S
                                                                                 SHARE OF
                                                                                 BASE RENT     PERCENTAGE OF
                                            NET RENTABLE     PERCENT LEASED        AS OF         COMPANY'S
                                             SQUARE FEET      AS OF 3/31/98       3/31/98        BASE RENT
                                            -------------    ---------------    -----------    -------------
TOTAL/WEIGHTED AVERAGE FOR OFFICE,
  RETAIL AND STORAGE
  PROPERTIES............................      8,614,318            90%          56,648,338          87%

                                                                                                          COMPANY'S
                                                                                             PERCENT      SHARE OF
                                                                         YEAR                 LEASED      BASE RENT     PERCENT OF
                                                           PERCENT      BUILT/     NO. OF     AS OF         AS OF        COMPANY'S
             PROPERTY NAME                    MARKET      OWNERSHIP   RENOVATED  APARTMENTS  3/31/98     3/31/98(1)      BASE RENT
---------------------------------------- ---------------- ---------   ---------- ----------  --------    -----------   -------------
RESIDENTIAL PROPERTIES:
Park Hill Lane.......................... Menands, NY        100.0%    1962/1979       567        86%     $ 3,919,115           4.2%
One Dartmouth Place..................... Denver, CO         100.0     1973/1993       418        97        2,696,832           6.1
Presidential Estates.................... Guilderland, NY    100.0     1967/1997       128        97        1,241,607           1.9
    TOTAL/WEIGHTED AVERAGE FOR
      RESIDENTIAL
      PROPERTIES........................                                            1,113        92%     $ 7,857,554          12.1%
                                                                                    -----       ---      -----------           ---
                                                                                    -----       ---      -----------           ---


                                              NET
                                           EFFECTIVE
                                            RENT PER
             PROPERTY NAME                APARTMENT(3)
----------------------------------------  ------------
                                         <
RESIDENTIAL PROPERTIES:
Park Hill Lane..........................      $672
One Dartmouth Place.....................       568
Presidential Estates....................       834
    TOTAL/WEIGHTED AVERAGE FOR
      RESIDENTIAL
      PROPERTIES........................      $691
                                             -----
                                             -----



                                                                                    COMPANY'S    PERCENT OF
                                            NET RENTABLE                             SHARE OF    COMPANY'S
                                             SQUARE FEET     NO. OF APARTMENTS      BASE RENT    BASE RENT
                                            -------------    ------------------    ------------  ----------
    TOTAL/WEIGHTED AVERAGE FOR OFFICE,
      RETAIL,
      STORAGE AND RESIDENTIAL
      PROPERTIES........................      8,614,318            1,113           $64,505,892     100.0%


                                                                  PERCENT            YEAR             1998 MINIMUM
PROPERTY NAME                                    MARKET          OWNERSHIP     BUILT/RENOVATED      LEASE PAYMENT(17)
----------------------------------------    -----------------    ----------    ----------------    -------------------
HOSPITALITY/RESORT COMPLEX:
Longboat Key Club(16)...................    Longboat Key, FL        (16)          1982/1991            $6,700,000

------------

 (1) Company's share of base rent represents the annual contractual rent in effect under existing leases as of March 31, 1998 multiplied by the Company's percentage ownership of the Property.



 (2) The base rent per leased square foot information is calculated by dividing 100% of the Property's base rent by the net rentable square feet leased as of March 31, 1998.



 (3) As used throughout this Prospectus, net effective rent represents (a) for leases in effect at the time an interest in the relevant property was first acquired by the Company, the remaining lease payments under the lease excluding operating expense pass-throughs, if any, divided by the number of months remaining under the lease multiplied by 12 and (b) for leases entered into after an interest in the relevant Property was first acquired by the Company, all lease payments under the lease excluding operating expense pass-throughs, if any, divided by the number of months in the lease multiplied by 12, and, in the case of both (a) and (b), minus tenant improvement costs and leasing commissions, if any, paid or payable, divided by the number of months in the respective lease multiplied by 12, and presented on a per leased square foot basis. Net effective rent includes the effect of rent abatements during the periods described in clauses (a) and (b). Net effective rent also includes future contractual increases in rental payments and therefore, in certain cases, may exceed base rent per leased square foot as a result of the provision for future contractual increases in rental payments in the net effective rent data.


 (4) The Company owns the entire general partner interest in this Property and 49.5% of the limited partner interests.

 (5) In January 1998, New York Life delivered approximately 60,000 net rentable square feet back to the Company so that the Company could lease that space together with an additional 340,000 net rentable square feet to Ziff-Davis under a 21 year lease. After giving effect to this leasing activity, the Property is 100% leased. See 'Business and Growth Strategies -- External Growth.' The base rent information does not give effect to this leasing activity.

 (6) The Company owns the entire general partner interest in this Property and 30.5% of the limited partner interests.

 (7) The Company owns a 50% managing member interest in this Property.

 (8) The percent leased data for this Property reflects the execution of (i) a lease with Bates in November 1997 with regard to approximately 200,000 net rentable square feet which commences in June 1998 and (ii) leases with regard to an additional 200,000 net rentable square feet at this Property which were signed during the first three months of 1998. After giving effect to these leases, the Property is 90% leased. See 'Business and Growth Strategies -- External Growth.' The base rent information does not give effect to this leasing activity.

 (9) The Company owns a limited partnership interest in this Property.

(10) The Company holds the mortgage note on this Property with a participation interest substantially equivalent to 100% economic ownership.

(11) The Company has a 20% co-tenant's interest in this Property.

(12) This Property is leased on a triple net basis to a subsidiary of GTE Corporation.

(13) This Property consists of 973.7 acres of land being held for development. The Company does not own fee title to this Property; rather, the Company owns an option to purchase title to this Property. The option price currently is approximately $700,000 plus the payment of approximately $375,000 of accrued real estate taxes.

(14) The Company owns a 25.0% membership interest in the limited liability company which owns this Property.

(15) Base rent per leased square foot has been adjusted to exclude 85,000 square feet which is on land that has been ground leased at a rate of $10,000 per year.

(16) The Longboat Key Club consists of two golf courses with 45 holes of golf, two tennis centers with 38 Har-Tru tennis courts, two pro shops, a fitness center and restaurants. The Club also currently operates 220 units at the Resort at Longboat Key condominium hotel (the 'Hotel') which is located within the Club's premises. The Hotel is owned by the condominium unit owners. The Company will acquire the assets of the Club in the Formation Transactions. The Operating Partnership will lease the assets of the Club to an affiliated lessee (in which directors and officers of the Company own approximately a 4% interest) in order to satisfy certain conditions for the maintenance of the Company's REIT status. See 'Business and Properties -- The Hospitality/Resort Complex.' The average occupancy of the Hotel for the year ended December 31, 1997 was 76.8%, the average daily rate was $212, and the revenue per available room was approximately $163.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(17) The 1998 minimum lease payment represents the fixed annual base rent payable to the Operating Partnership by the lessee of the Club's assets. Under the terms of the lease, the Operating Partnership may also participate in the revenues of the lessee to the extent they exceed certain base levels. See 'Business and Properties -- The Hospitality/Resort Complex.'


THE COMPANY'S NEW YORK CITY OFFICE PROPERTIES AND OTHER OFFICE PROPERTIES


     Information contained herein regarding the New York metropolitan area economy and office markets was based on information prepared by CB Commercial Real Estate Group, Inc.; Colliers, ABR, Inc.; Insignia/ESG; and Grubb & Ellis Company.

     The office Properties consist of 14 Properties containing approximately 6.2 million net rentable square feet. The office Properties are located in eight states, including six Properties containing an aggregate of approximately 3.0 million net rentable square feet located in New York City. For the year ended December 31, 1997, the Company derived approximately 67% of its Adjusted Pro Forma Net Operating Income from its interests in office Properties, including approximately 41% which the Company derived from its interests in its New York City office Properties. Following is a discussion of the Company's New York investment thesis and a brief description of each office Property. Also described below is the Shenandoah Industrial Park Property, where the Company controls approximately 974 acres of land held for development.


The Company's New York City Office Properties


     Midtown South Submarket. The majority of the Company's office buildings are located in the Midtown South submarket of Manhattan, which the Company believes is one of the fastest-growing submarkets in terms of demand for office space, characterized by steady increases in rents and an improving quality of tenants. Midtown South, located between Midtown and Downtown Manhattan, includes office buildings that are generally smaller than Midtown buildings and often consist of lofts or converted manufacturing buildings. As the Midtown and Downtown office occupancy rates continue to tighten and rental rates rise, Midtown South submarkets such as Penn Plaza, Park Avenue South, Chelsea, Madison Avenue and the Garment District are enjoying increased demand. Midtown South is also increasingly attracting tenants that have difficulties in locating sufficient contiguous space in the core Midtown market.

     According to Grubb & Ellis, the office market in Midtown South enjoyed a steady decline in vacancy rates during 1997, falling below 10% for the first time in more than five years. Colliers ABR has projected that low vacancy rates in the core Manhattan markets (Midtown and Downtown) will continue to spread to historically secondary submarkets. Specifically, Midtown West and Midtown South are projected to be the most active submarkets in 1998. The Company's strategy has been, and continues to be, to acquire office properties in secondary markets such as Midtown South that are experiencing increased demand and rental rates, largely as a result of a shortage of available office space in Manhattan's primary markets of Midtown and Downtown.

     Large Floorplates and Contiguous Space for High Quality Tenants. Many companies demand large contiguous blocks of space to increase employee productivity and efficiency. According to Insignia/ESG, in 1997 the steepest drop in office space availability occurred in the 'over 250,000 square foot' category, which lost 22% of available space in Midtown.

     Certain of the Company's Properties in New York City, such as 63 Madison Avenue, 200 Madison Avenue and 498 Seventh Avenue, contain large floorplates (approximately 40,000 to 50,000 square feet in size) which, when renovated, are appropriate for institutional quality tenants requiring large undivided office space. The Company typically seeks to fill unleased office space with tenants requiring blocks of space, often occupying multiple floors. Two examples of the Company's strategy of filling contiguous blocks of space with high quality tenants are:

      63 Madison Avenue -- an approximately 800,000 square foot building, is 100% leased to two tenants, New York Life Insurance Company and Ziff-Davis.

      200 Madison Avenue -- an approximately 670,000 square foot building, is 95% leased to tenants including Greater New York Mutual Insurance Company, the United Media Division of Scripps-Howard and Primedia Magazines (K-III).

     Class B Office Redevelopment and Retenanting. The Company's New York Properties can generally be characterized as Class B office buildings, which the Company believes will benefit from higher occupancy and rental rates resulting from increasing demand for Manhattan office space (especially in the Midtown South submarket). The Company believes that Manhattan Class B office real estate currently represents significant investment potential through redevelopment and releasing. The effect of a diminishing supply of overall office space in Manhattan is resulting in lower quality of available space, fewer large contiguous blocks, smaller floorplates, older buildings and a greater need for capital improvements such as electrical, elevator and HVAC upgrades.

     The Company and its predecessors have owned and managed New York City office buildings for over 30 years, with an emphasis on redeveloping Class B buildings. As a result, the Company has the expertise to acquire, redevelop and retenant office buildings requiring capital improvements and provide new tenants with large blocks of office space pursuant to their needs. Two recent examples of the Company's Class B redevelopment and retenanting efforts are:


      498 Seventh Avenue, acquired in March of 1997, was 50% vacant at the time of purchase; in conjunction with ongoing renovations including a completely redesigned entrance and more efficient floor layouts the Company has successfully leased approximately 200,000 net rentable square feet to Bates and an additional 200,000 net rentable square feet to tenants including Caribiner, USN and Victoria's Secret. This Property was approximately 90% leased at March 31, 1998.


      63 Madison Avenue, built in 1961, is currently undergoing a major renovation including new entrances, new lobbies, a new freight elevator and electrical upgrades; as a result of its redevelopment efforts the Company recently signed Ziff-Davis to a 21-year lease for 400,000 square feet of space.

New York Economic Review

     New York City is a leading international business center. Its economy is larger than the economy of any other metropolitan area in the United States, and it continues to grow as a result of factors including recent reductions in unemployment, a decrease in the crime rate (which dropped 9.1% in 1997), increased tourism and business travel and expansions of growing industries such as computer services and interactive media. In November 1997, Fortune magazine ranked New York City as the most improved city for business in North America.

     Employment Growth. The Company believes that the New York City metropolitan area will demonstrate continued economic expansion in 1998 and beyond. Led by robust growth in the legal, financial services, computer and advertising sectors of the economy, New York City has experienced employment growth during each of the past three years. In the year ended November 30, 1997, nearly 70,000 new jobs were created in the New York City metropolitan area, representing a growth rate of 1.8% from the year ended November 30, 1996. In terms of job creation in 1997, the New York metropolitan area ranked sixth in the United States. According to Grubb & Ellis, New York City's economic growth is projected to continue, led by the financial services industry, the business services industry and tourism. Additionally, The Office of the State Deputy Comptroller for New York City and the Office of Management and Budget have projected that there will be 35,000 new jobs in New York City in 1998.

     Industry Diversity. The strength of the securities industry in New York City, which accounted for 15.3% of the city's total wages for the year ended November 30, 1997, has stimulated other areas of the economy, notably legal and business services, information technology, advertising and retail sales. New York is home to many advertising and media companies, computer businesses, government agencies, international consulates and nonprofit organizations.

     The following chart shows a breakdown of New York City's major industries:



                                    [CHART]

------------



(1) F.I.R.E. means finance, insurance and real estate.



                            ------------------------

     The following table summarizes the ten industries that experienced the largest growth in employment in 1997 in New York City:



                                    [GRAPH]


New York City Office Market Overview

     The New York City office market is the largest in the United States with an overall inventory of nearly 390 million square feet. The Manhattan office market has enjoyed tremendous growth in recent years, including eight consecutive quarters of declining vacancy rates (vacancy rates have decreased by more than 50% since 1993) and with little addition to office space supply since 1992.


     Between 1993 and 1997, the Manhattan office market vacancy rate declined from 15.2% to 7.3% (in 1997, the New York City office vacancy rate declined from 11.6% to 7.3%). Additionally, the average asking rents have increased from $24.80 per square foot in 1993 to $29.96 per square foot in 1997 as a result of decreasing vacancy rates and increasing demand for Manhattan office space. During the past two years, average asking rents for New York City office space have increased by more than $2.75 per square foot.

     The following chart shows the historical trends for both vacancy and rental rates:

                                    [GRAPH]


     The following chart shows vacancy rate and average asking rent trends over the last four years for the Midtown Manhattan office market:

                                    [GRAPH]

     The Company expects the supply of office space in Manhattan to remain stable for the foreseeable future because there are relatively few sites available for construction. The following chart shows the percentage increase in total New York City office space as a result of building completion for the past decade:

                                    [GRAPH]

     According to Grubb & Ellis, Manhattan is expected to experience increased growth in office demand in 1998, due in large part to the financial services industry. Additionally, according to The REIS Reports, Inc., vacancy rates for New York City office properties are projected to drop an average of 8.6% annually for the next five years, and rents are projected to increase at a 4.7% rate annually through 2002. The Company believes that all of these factors should contribute to an attractive environment for owning and operating office real estate in New York City for the foreseeable future.

The Office Properties


     63 Madison Avenue, New York, New York. The Company acquired 63 Madison Avenue, an approximately 800,000 square foot, 15 story office building located in the Midtown South area of Manhattan, in December 1995. The Company was in the midst of repositioning the 200 Madison Avenue Property, and in the process, identified significant demand from tenants for space in the neighborhood with large floor plates. At the time, New York Life Insurance Company ('New York Life') was the sole owner-occupier of 63 Madison Avenue. The Company negotiated the purchase and financing package with New York Life under which the Company agreed to purchase the Property for approximately $65.0 million, (approximately $81.25 per net rentable square foot), with approximately $52.0 million of such purchase price financed by New York Life. New York Life also committed to provide $16.5 million of additional financing for future lease-up costs with regard to the space it was scheduled to vacate in 1998 and which was subsequently leased to Ziff-Davis, Inc. ('Ziff-Davis').


     The property is currently being redeveloped by the Company, including the execution in January 1998 of a 21-year lease for 400,000 net rentable square feet with Ziff-Davis. The balance of the building is leased to New York Life under a lease expiring in 2010. The building contains floor plates of 31,000 and 49,000 square feet. The building is undergoing a major renovation including new entrances, new lobbies, the installation of a new freight elevator, complete overhaul of the vertical transportation system, new energy management system, upgraded class E fire and safety system, electrical upgrades and the installation of forty feet of new windows on the Madison Avenue facade. The redevelopment budget for this building is anticipated to be approximately $6.0 million. The renovations are expected to be completed by the fall of 1998.

     The Annualized Net Operating Income at acquisition of this Property by the Company was approximately $9.7 million, of which $6.5 million was attributable to New York Life's short-term lease which was due to expire in 1998. The Annualized Net Operating Income of the Property based on leases currently in place is approximately $11.9 million. This Property was 100% leased at March 31, 1998.



     200 Madison Avenue, New York, New York. 200 Madison Avenue (previously known as The Putnam Berkeley Building) is a 25 story, multi-tenanted office building containing 670,000 net rentable square feet. The Company acquired the leasehold position in 200 Madison Avenue for a price of approximately $24.5 million (approximately $36.50 per net rentable square foot), while there was litigation between Bank of America (which owned the leasehold) and the fee owner after a loan which was cross collateralized by 200 Madison Avenue and another property went into default. The Company believes that this litigation reduced the purchase price for the asset. Subsequently, the Company settled the litigation and acquired the fee interest for a price of approximately $18.6 million, (approximately $27.75 per net rentable square foot). Bank of America financed a portion of the purchase price. The occupancy at the time of acquisition was 83% and the property had Annualized Net Operating Income at acquisition by the Company of approximately $6.8 million. The Company instituted a capital improvement program which included, among other things, the installation of new operable Thermopane windows and the restoration of the main lobby. The repositioning of the Property through this capital improvement program and the leasing of 295,000 net rentable square feet to strong tenants enabled the Company to accomplish a $55 million refinancing of the Property in April 1996 which recovered the entire purchase price and costs of capital improvements of this Property invested by the Company. The Annualized Net Operating Income of the Property based on leases currently in place is approximately $10.4 million. The cost of the base capital improvement program was approximately $3.0 million. This Property was 95% leased at March 31, 1998.


     The Property is located nearby each of Grand Central Station, Pennsylvania Station and the Port Authority Transportation Center. Significant tenants include Greater New York Mutual Insurance Company, which occupies 10.3% of the net rentable square feet under a lease expiring in December 2005; the United Media division of Scripps-Howard, which occupies 7.0% of the net rentable square feet under a lease expiring in December 2005; Rose Associates, Inc., which occupies 7.0% of the net rentable square feet under a lease expiring in September 2012; Primedia Magazines (K-III), which occupies 7.0% of the net rentable square feet under a lease expiring in October 2006; and Maidenform Worldwide, which occupies 1.7% of the net rentable square feet under a lease expiring in June 2003.


     498 Seventh Avenue, New York, New York. 498 Seventh Avenue is a 25 story, multi-tenanted office building containing 873,000 net rentable square feet. The Company and its partner acquired 498 Seventh Avenue in March 1997 at a price of approximately $42.0 million (approximately $49.60 per net rentable square foot). At the time of acquisition, the building was 50% vacant. The Company believed that the Property had significant potential due to its location and based upon the success and interest the Company had recently experienced with leasing large floors and large blocks of space at the 200 Madison Avenue and 63 Madison Avenue Properties. After acquiring 498 Seventh Avenue, the Company began relocating existing tenants in order to make large blocks of space available and began a capital improvements program, at a cost of approximately $7.0 million. The Company also aggressively began seeking quality tenants to lease the vacant space. In November 1997, the advertising firm Bates Worldwide USA ('Bates') signed a 15 year lease for approximately 200,000 net rentable square feet at this Property. 498 Seventh Avenue is approximately 90% leased after giving effect to the Bates lease, which commences in June 1998, and leases with Caribiner International, USN Communications and Victoria's Secret which were signed during the first three months of 1998 for an aggregate of an additional 200,000 net rentable square feet. The Annualized Net Operating Income of this Property at acquisition was approximately $2.0 million. The Annualized Net Operating Income of the Property based on leases currently in place is approximately $11.5 million.


     The Property is located in the emerging office market known as Times Square South and is conveniently located near New York City's Grand Central Station, Pennsylvania Station and the Port Authority Transportation Center. The principal tenants at this Property are Bates, which leases approximately 22% of the net rentable square feet under a lease expiring in May 2013, USN, which leases 12.6% of the net rentable square feet under a lease expiring in May 2004, Caribiner, which leases 5.9% of the net rentable square feet under a lease expiring in May 2014, and Victoria's Secret, which leases 3.2% of the net rentable square feet under a lease expiring in January 2008. The building is currently undergoing a major renovation including new Thermopane windows, a completely redesigned and renovated entrance on Seventh Avenue and improved core areas on the office floors to make the floors more efficient and more usable.



     24 West 57th Street, New York, New York. Located between Fifth Avenue and the Avenue of the Americas in New York City, 24 West 57th Street is a 10 story, multi-tenant gallery building containing approximately 100,000 net rentable square feet. The Company acquired the building in May 1997 for approximately $15.5 million (approximately $155 per net rentable square foot). The Company believes that the base of gallery tenants and the attractive location places the building in a strong market position. As part of the acquisition strategy, the Company has renewed and leased approximately 10,000 net rentable square feet to gallery tenants, bringing occupancy to approximately 88% at March 31, 1998. With pending additional renewals and other transactions, the Company expects the building to be fully leased in 1998.



     529 Fifth Avenue, New York, New York. The Company acquired its interest in 529 Fifth Avenue in 1978. The Property is a 22 story building containing 266,000 net rentable square feet. The Company believes that over the next five years there will be an opportunity to increase the building's rental rates as leases covering over 100,000 net rentable square feet (representing approximately 38% of the building's net rentable square feet) expire during that period. The building was approximately 99% occupied at March 31, 1998.



     307 West 38th Street, New York, New York. 307 West 38th Street is a 21 story, multi-tenanted loft/office building containing approximately 270,000 net rentable square feet. With the emergence of the Times Square area and its expansion southward and the presently ongoing conversion of the building's submarket to office use, the Company expects that 307 West 38th Street will benefit from the area's increasing values and rental rates and the potential to upgrade the building. The Property is located in the heart of the 'Garment District' in Manhattan, in close proximity to Manhattan's main subway, train and bus stations. The building was approximately 90% leased at March 31, 1998 to 75 tenants.



     First NBC Center, New Orleans, Louisiana. The Company acquired the Class A approximately 1,000,000 square foot First NBC Center in October 1994 for approximately $63.0 million (approximately $63 per net rentable square foot) from a financial institution which had foreclosed on the asset. The Property was 89% leased, but 60% occupied at the time of acquisition. In connection with this acquisition, the Company was required to undertake capital improvement work and to fund and oversee substantial tenant improvements at a cost of approximately $9.3 million in order to install the new lead tenant, the First National Bank of Commerce, in its approximately 290,000 net rentable square foot space. Since the Company believes that the First NBC Center is the premier building in the New Orleans CBD market, the Company's investment objective is to achieve increasing rents and lease-up of the currently vacant 8% of the net rentable square feet and the 177,654 net rentable square feet expiring prior to the end of Year 2000 as the New Orleans market strengthens. This Property was approximately 88% occupied at March 31, 1998. The Annualized Net Operating Income of the Property at acquisition was approximately $4.8 million, and is approximately $9.2 million based on leases currently in place.


     The First NBC Center is a 53 story multi-tenanted Class A office building with an 11 floor parking garage. This Property includes 934,470 net rentable square feet of office space, 59,495 net rentable square feet of retail and food court space and 11,492 net rentable square feet of storage space. The lobby of the building has been upgraded with modern finishes since the Company acquired it, and in 1997, the roof on the Property was replaced.


     The Property is centrally located in the New Orleans CBD. The significant tenants include First National Bank of Commerce, which leases approximately 29% of the net rentable square feet under a lease expiring in 2011, and Jones, Walker, Waechter, Carrere & Denegre, a major New Orleans law firm, which occupies 14% of the net rentable square feet under a lease expiring in 2005.



     The net effective rent at this Property for each of years ended December 31, 1994 through 1997 was $10.97, $9.41, $8.34 and $8.17, respectively.


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     Riverview Center, Albany, New York. The Company acquired the 977,780 net rentable square foot vacant former regional headquarters of Montgomery Ward at a purchase price of approximately $2.9 million, (approximately $3 per net rentable square foot) in 1983. Since acquisition, the Company has converted this property into an office and warehouse facility and leased approximately 650,000 net rentable square feet for office, archival storage and related uses. The large floor plates, ample parking on the site and the ability to offer below market rental rates have stimulated the present leasing activity and provide the potential to lease up the remaining 350,000 net rentable square feet of vacant space for office, back-office or warehouse uses and add significant additional value to this asset. The tenants include several major New York State agencies, and there are several New York State agencies currently in negotiations with the Company for space at this property, although there can be no assurance that such negotiations will result in signed leases. The Property was approximately 68% leased at March 31, 1998.



     Marketplace Design Center, Philadelphia, Pennsylvania. The Marketplace Design Center is a remodeled and renovated upscale home furnishings design center and showroom. The building contains 302,541 net rentable square feet and was approximately 81% leased at March 31, 1998. The Property is located on 80,000 square feet of land in Philadelphia's CBD.


     The Company holds a first priority mortgage note on this Property. The mortgage note provides for fixed annual interest payments and contingent interest of 100% of net cash flow after debt service payments. Accrued and unpaid interest is due in January 2002, with a final maturity of January 2012. The mortgage note may be satisfied if the Property is sold by the payment of (i) a fixed amount equal to the lesser of principal plus accrued interest (which was approximately $53.3 million at December 31, 1997) or $30 million, plus (ii) 49% of the sale proceeds in excess of the fixed amount. The mortgage note was restructured to minimize the seller's tax consequences while providing the Company, as mortgagee, with substantially the economic and operating control equivalent of ownership of this asset.

     38 Chauncy Street, Boston, Massachusetts. The 38 Chauncy Street building is a 14 story, multi-tenanted office building containing 130,142 net rentable square feet. The Company acquired this Property in November, 1997 at a price of approximately $11.0 million ($85 per net rentable square foot). The Annualized Net Operating Income of the Property based on leases currently in place is $1.2 million. The building was substantially renovated during the 1990s and features a renovated lobby with marble floors and walls.

     38 Chauncy Street is located in Boston's financial district submarket which is experiencing a significant amount of redevelopment. The strategy for this asset is to capitalize on the resurgence of Boston's financial district and to reposition the building from a Class C+ to a Class B office property. Lease expirations over the next three years represent 55% of the net rentable square feet and have average rental rates of $15.29 per net rentable square foot, as compared to market rents of $24.00 per net rentable square foot quoted by Spaulding & Slye, the manager of the Property. The Company recently executed a lease at $23.00 per net rentable square foot and is negotiating leases at rental rates significantly higher than the effective average gross rent of $15.44 per net rentable square foot upon acquisition. However, there can be no assurance such negotiations will result in successful transactions.


     The building was approximately 90% leased at March 31, 1998 to 21 tenants. A majority of the tenants are in the fields of engineering, architecture and construction, and transportation-related services.



     First Union Bank Building, Daytona Beach, Florida. The First Union Bank Building is a 10 story, Class A office building containing 129,763 net rentable square feet. The First Union Bank Building is the largest office building in Daytona Beach. The building was approximately 84% leased at March 31, 1998. The major tenants include First Union Bank, which occupies 16% of the net rentable square feet under a lease expiring in October 1998, a Florida State Attorney General's office, which occupies 9% of the net rentable square feet under a lease expiring in 2000 and The Halifax Club (a Club Corporation of America member), which occupies 11% of the net rentable square feet under a lease expiring in 1999.


     328 South Jefferson Street, Chicago, Illinois. 328 South Jefferson Street is a multi-tenant loft/office building in the South Loop section of Chicago at the edge of the Chicago CBD. The Property is located

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at the corner of Jefferson Street and West Van Buren in the South Loop section of Chicago. There are more than 55 tenants in the building which was approximately 93% leased at March 31, 1998.



     Winewood Office Park, Tallahassee, Florida. The Winewood Office Park Property is an eight building office property containing 332,030 net rentable square feet. The Property was 100% leased at March 31, 1998 to Florida state agencies. The Property has been virtually 100% leased since acquisition, although there can be no assurance the Company will experience such results in the future.



     GTE Property, Beaverton, Oregon. The GTE Property is a Class A office building which comprises the regional headquarters of GTE Northwest Incorporated, a subsidiary of GTE Corporation. The Company acquired this Property in 1980. The Property comprises 65,000 net rentable square feet on 15 acres of land, and was 100% leased at March 31, 1998. The Property is located in Beaverton, Oregon. The current triple net lease runs to 2005 with six five-year options to extend the lease term.



     Shenandoah Industrial Park, Coweta County, Georgia. The Company controls approximately 974 acres of land at this 2,500 acre industrial park located in Coweta County, Georgia. The Property is located approximately 20 miles from Atlanta Hartsfield International Airport. The Company controls this land through its ownership of an option to acquire the land. As the Company exercises its option to acquire land parcels at this industrial park for development, its remaining option exercise price declines. The option exercise price currently is approximately $600,000 for the remaining 974 acres. When the balance of the option price reaches zero, the Company will become the fee owner of this Property, subject to its paying approximately $375,000 of accrued real estate taxes and a payment of $100,000 to the Coweta County Development Authority. The park had been originally developed as part of a federal program of 'New Towns' and had received substantial federal financing. Companies such as K-Mart, Eckerd Drugs, Yamaha Motor Manufacturing, Kawasaki and Yokogawa Electric and Industrial Automation occupy manufacturing and distribution facilities in the Park.


     Shenandoah Industrial Park has attractive, landscaped streets and boulevards with protective covenants to maintain the overall integrity of the park. Utilities are available in industrial use sizes and capacities and the park is suitable for light, medium and heavy industrial users. Available sites range from one to more than 100 acres with rail-served sites also available. Industrial revenue bond financing is available through the Coweta County Development Authority. The Company has developed new streets, drainage, water and sanitary sewer facilities to serve over 150 acres of new industrial sites. The Company estimates that this land could support the development of an additional 12 million net rentable square feet of light manufacturing and distribution facilities under current zoning and entitlements. The Company estimates that the cost of developing a typical distribution facility of approximately 200,000 net rentable square feet with concrete and steel construction and loading docks would be approximately $23.50 per net rentable square foot in today's market. The Company believes that the current market rent for such a facility would be approximately $2.75 per net rentable square foot on a triple net basis. However, there can be no assurance that the Company will commence or complete future development or that the Company's estimate of future buildable square footage will not change due to factors beyond the Company's control.

     The Company intends to pursue build-to-suit opportunities to further develop Shenandoah Industrial Park and to maximize its value. The Company has previously developed a 200,000 square foot industrial facility for Pope & Talbot and also developed, on behalf of Coweta County, industrial facilities for Southern Tool Inc. (52,500 square feet), MAXXIS Corporation (55,000 square feet) and Vistawall Corporation, a division of Butler Manufacturing (63,800 square feet).

THE RETAIL PROPERTIES

     The retail Properties consist of 10 Properties containing approximately 2.3 million net rentable square feet. Most of the retail properties were acquired with an expansion, redevelopment or lease-up strategy. A number of these expansions and redevelopments are currently underway and anticipated to be completed in 1998 and 1999. Following is a brief description of each retail Property.

     Princeton Shopping Center, Princeton, New Jersey. Princeton Shopping Center is a seven building grocery-anchored shopping center containing 260,000 net rentable square feet. The center is located at

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301 N. Harrison Street in Princeton, New Jersey. The Property is the only shopping center in the town of Princeton.


     The center contains 55 stores and has 1,300 parking spaces. The center is anchored by a 32,000 net rentable square foot McCaffrey's Supermarket, which occupies 12.3% of the net rentable square feet under a lease expiring in December 2012, a 20,000 net rentable square foot Eckerd Drug, which leases 7.7% of the net rentable square feet under a lease expiring in August 2007, and a 20,000 net rentable square foot Encore Books, which occupies 7.7% of the net rentable square feet under a lease expiring in November 2002.


     International Drive Value Center, Orlando, Florida. This value oriented shopping center contains 186,000 net rentable square feet. The Property is located on International Drive in Orlando, Florida. The Property was acquired in 1997 for approximately $20.1 million, (approximately $108.00 per net rentable square foot). The occupancy was 97.7% and Annualized Net Operating Income was approximately $2.4 million at acquisition by the Company. The Property was 100% leased at March 31, 1998 and has Annualized Net Operating Income of approximately $2.5 million based on leases currently in place.


     This Property is leased to tenants including Bed, Bath and Beyond, which occupies 21.5% of the net rentable square feet under a lease expiring in 2011, Ross Stores, which occupies 15.2% of the net rentable square feet under a lease expiring in 2011, Old Navy, which occupies 8.1% of the net rentable square feet under a lease expiring in 2006, and T.J. Maxx, which occupies 15% of the net rentable square feet under a lease expiring in 2005. The Company acquired this Property because of its location and strong roster of tenants.


     Manufacturers Outlet Center of Westchester, Mt. Kisco, New York. The Manufacturers Outlet Center is a two story enclosed mall with an attached supermarket. This Property contains 210,000 net rentable square feet and over 1,000 parking spaces. The Company is in the planning stages of a redevelopment program to upgrade and reposition the center by moving the supermarket into a new stand-alone building on an adjacent five acre site now owned by the Company and re-tenanting the current supermarket space with a new tenant. This redevelopment program is estimated to cost approximately $6.5 million and is anticipated to be completed in 1999. There can be no assurance that such approvals will be obtained or that the Company's strategy will be successful.



     Manufacturers Outlet Center sits on 16 acres on the main shopping route in Mt. Kisco, New York. Mt. Kisco is in the heart of upper Westchester County, approximately 45 miles from New York City. The Property was approximately 92% leased at March 31, 1998.


     Kendall Value Center and Sunset Strip Shopping Center, Miami, Florida. These Properties were purchased in one transaction from the same seller in December 1996 for an aggregate purchase price of approximately $17.5 million, (approximately $48 per net rentable square foot). Kendall Value Center ('Kendall') includes 174,860 net rentable square feet. The Sunset Strip Shopping Center ('Sunset') includes 81,998 net rentable square feet. Both Properties are located in the Kendall retail submarket of Miami.


     Kendall was 100% leased at March 31, 1998 to 21 tenants. Kendall's principal tenants are BJ's Wholesale Club, which occupies approximately 61% of the net rentable square feet under a lease expiring in 2012, Loehman's, which occupies 5% of the net rentable square feet under a lease expiring in 1999, and NationsBank, which occupies 3% of the net rentable square feet under a lease expiring in 1999. Sunset was approximately 74% leased at March 31, 1998 to 26 tenants. The tenants at this center include local retailers and service businesses.


     Kendall provides stability of cash flow, while the Company believes that Sunset represents a redevelopment opportunity with the potential to enhance cash flow and value by repositioning and re-tenanting. The Company plans to increase the leasable area of the center with a ground lease on a dedicated outparcel. Cosmetic and landscaping changes have been made to Sunset to effect an image improvement. Problem tenants have been evicted and a leasing plan is underway to replace them with higher quality tenants. Negotiations are underway with local and regional supermarkets to anchor Sunset, although there can be no assurance that any leases will be executed.

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     Shoppes at St. Lucie West, Port St. Lucie, Florida. The Shoppes at St.
Lucie West is a shopping center anchored by a K-Mart and a Publix Supermarket. In 1993, the Company acquired Phase I of the Shoppes at St. Lucie West, a 69,424 net rentable square foot shopping center located in Port St. Lucie Florida and anchored by a 48,890 net rentable square foot Publix Supermarket. The following year, the Company developed Phase II, which is a contiguous 131,245 net rentable square foot structure anchored by a 114,500 net rentable square foot K-Mart. The Property also includes a 1.2 acre outparcel. The Shoppes at St. Lucie West was approximately 99% leased at March 31, 1998.



     As part of the Formation Transactions, the Company will acquire a 17.9 acre parcel of land from a third party which is adjacent to the Company's Shoppes at St. Lucie West Property. The Company will acquire this parcel for Units with a value of $2.25 million. The Company estimates that this land could support approximately a 150,000 net rentable square foot expansion of the Shoppes at St. Lucie West Property under current zoning and entitlements.



     Outlet Park Shoppes at Waccamaw, Myrtle Beach, South Carolina. Outlet Park Shoppes at Waccamaw is a 14 building retail outlet center containing 763,818 net rentable square feet. The center also has approximately 3,660 parking spaces. The Company purchased this Property with a partner in November 1997 for approximately $57.0 million (approximately $75 per net rentable square foot). The Company's strategy with regard to this Property is to seek to enhance the Property's cash flow and value through expansion. The Company and its partners are in the process of expanding the center by an additional 36,500 net rentable square feet. This expansion is expected to be completed in May 1998 at a cost of approximately $4 million, and is expected to be fully leased by the end of 1998, although there can be no assurance this expansion will be completed as contemplated or that the center will be fully leased by such time. The Company expects that rental rates at this expansion will be approximately $13.00 per net rentable square foot. In addition, the Company is considering a potential additional expansion of the center by 27,000 net rentable square feet in 2000, although there can be no assurance this expansion will be consummated. At March 31, 1998, the center was approximately 93% leased, and the center has Annualized Net Operating Income of approximately $6.6 million based on leases currently in place.


     The Outlet Park Shoppes at Waccamaw are located on Highway 501 and the Intercoastal Waterway in Myrtle Beach. Myrtle Beach is a leading tourist destination in South Carolina, attracting approximately 13 million visitors annually, most of whom travel by car.

     The principal tenants of the Outlet Park Shoppes at Waccamaw are Waccamaw Corporation, which occupies approximately 35% of the net rentable square feet under a lease expiring in 1999 (9%) and 2005 (26%). In addition, Phillip Van Heusen Corp. occupies approximately 3% of the net rentable square feet in five stores under leases expiring in 2002, and Nine West Group occupies approximately 2% of the net rentable square feet in two stores under leases expiring in 2001 and 2002. Other tenants include Mikasa, Bugle Boy, Nautica, Adidas, Samsonite, and Umbro.


     Easton Commons Plaza Shopping Center, Houston, Texas. Easton Commons Plaza is a 192,154 net rentable square foot grocery-anchored shopping center located at the intersection of Highway 6 North and West Road in Houston, Texas. The Company acquired this Property in 1993 from an insurance company which had foreclosed on this center. Since its acquisition, the Company re-tenanted and leased the center to its 90% occupancy at March 31, 1998 and has contracted for the sale of one of the three outparcels. The Property is part of Copperfield, a planned community development of Friendswood Development Co. Easton Commons is situated on 18.25 acres, has 1,079 parking spaces and two remaining undeveloped out-parcels comprising an additional 1.28 acres. The significant tenants include a Kroger supermarket, which leases approximately 24% of the net rentable square feet under a lease expiring in 2006, Sony Theaters, which leases approximately 21% of the net rentable square feet under a lease expiring in 2005 and Eckerd Drug, which leases approximately 5% of the net rentable square feet under a lease expiring in 2006.


     Kirby/Richmond Shopping Center, Houston, Texas. The Kirby/Richmond Shopping Center is a 54,321 net rentable square foot shopping center anchored by a K-Mart and containing 232 parking spaces. This Property represented a redevelopment opportunity and, upon acquisition, the Company terminated an existing Kroger supermarket lease, renovated the free-standing Kroger store, expanded the center by approximately 22,000 net rentable square feet and re-leased the center. The Property was

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approximately 92% leased at March 31, 1998. The Property is located at the intersection of Kirby and Richmond Avenues in Houston, Texas, within close proximity to the residential areas of River Oaks and West University Place, Rice University, the Houston Medical Complex and Greenway Plaza office complex.


     M&M Plaza, Menominee, Michigan. M&M Plaza Shopping Center is a 225,000 net rentable square foot grocery-anchored shopping center located in Menominee on the Upper Peninsula of Michigan across the Menominee River from Marinette, Wisconsin. The Property is located on Route 41, the main artery servicing the region, and is 60 miles from Green Bay, Wisconsin. The center contains 500 parking spaces.


     The center's significant tenants include an 85,000 net rentable square foot K-Mart, a 70,000 net rentable square foot regional supermarket, an 8,000 net rentable square foot Osco Drug Store and a 9,000 net rentable square foot Family Dollar. The balance of the center is occupied by approximately 25 smaller tenants with various community service businesses such as banking and crafts. The Property was approximately 93% occupied at March 31, 1998.


THE RESIDENTIAL PROPERTIES

     There are three residential Properties located in two states and containing an aggregate of over 1,100 apartment units. Following is a brief description of each residential Property.


     Park Hill Lane Apartments, Menands, New York. Park Hill Lane includes 567 apartment units and is located in the Capital District, near shopping malls, supermarkets, schools, public transportation and Interstates 90 and 787. Park Hill Lane was approximately 86% leased at March 31, 1998.


     Park Hill Lane is situated on more than 20 acres of well-maintained lawns with plentiful shrubbery and trees. The buildings are of brick construction and most units have private balconies, wall-to-wall carpeting, a full set of appliances and spacious walk-in closets. Park Hill Lane offers a pool, playground, ample parking and tennis courts.

     One Dartmouth Place Apartments, Denver, Colorado. The One Dartmouth Place Apartments are located in Denver, Colorado at the corner of Dartmouth Avenue and Parker Road. The complex contains a total of 418 apartments. The Company acquired this Property in 1991 for approximately $9.1 million. Since that time, the carpeting, appliances and countertops have been replaced in virtually all of the units and several other cosmetic improvements have been made. After giving effect to these improvements and a strengthening of the local economy, the Company significantly increased rental rates and with the increased cash flow was able to refinance the property. The Property has historically maintained a consistent occupancy rate of 95% or higher.


     Presidential Estates, Guilderland, New York. Built in 1967, Presidential Estates is a 124 unit townhouse community with an additional four one-bedroom apartments located in Guilderland, New York. The Property is situated in a suburban section on 14 acres of landscaped land in a central location in metropolitan Albany and features a community meeting room and an outdoor swimming pool. At March 31, 1998, the occupancy rate for the Property was approximately 97%.


THE HOSPITALITY/RESORT COMPLEX

     Longboat Key Club/Resort at Longboat Condominium Hotel, Longboat Key, Florida. As part of the Formation Transactions, the Company will acquire the operations and assets of the Longboat Key Club (the 'Club') located in Longboat Key, Florida, a barrier beach island off Sarasota, Florida. The Club owns two golf courses (the only golf facilities on Longboat Key) offering 45 holes of golf, two golf clubhouses, two tennis centers with a total of 38 Har-Tru tennis courts, a fitness center and restaurants. The Club also currently operates the 220 unit Resort at Longboat condominium hotel (the 'Hotel') which is located on the Club's premises. The principal sources of revenues to the Club are membership fees for the Club and fees for the use of its facilities. The condominium unit owners at the Hotel are responsible for their real estate taxes, insurance, general maintenance of their units, as well as the costs of the furniture, fixture and equipment replacements. According to the August 1997 edition of Lodging

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Hospitality magazine, the Club and the Hotel is considered one of the top five destination resorts in the United States.


     In order to minimize the amount of non-rental income which the Company will realize and satisfy the REIT requirements, the Operating Partnership will lease the Club's assets to an affiliated lessee under a 10-year participating lease with renewal options. Certain directors and officers of the Company will own approximately a 4% economic interest in the lessee. The terms of the participating lease are structured such that the Company expects to receive significant economic benefits from the Club's operations as well as the operations of the Hotel. The minimum annual base rent payable under the participating lease for 1998 is approximately $6.7 million.

     The owners of the lessee, other than directors and officers of the Company, will own approximately 13.0% of the equity interests of the Company upon completion of the Offering. The Operating Partnership and the lessee have agreed on several measures to further align the interests of the lessee and its owners with the interests of the Company and its stockholders:

      Any distributions from the lessee during the term of the lease, and any net cash proceeds of any sale of the lessee during the term of the lease, will be used to purchase Units or Common Stock (subject to the Ownership Limit) that must be held for at least two years from the purchase date;

      The lessee will be required to maintain a net worth of at least (i) 20% of the aggregate annual rent payments under the lease or (ii) $2 million, whichever is greater. The lessee will retain its consolidated earnings in an amount sufficient to maintain that net worth during the term of the lease;

      Any change in control of the lessee without the prior written consent of the Company will constitute a default under the lease; and

      The Operating Partnership will have the right to acquire certain assets of the lessee at a de minimus price in the event of a default under the lease.

LEASE EXPIRATIONS OF OFFICE AND RETAIL PROPERTIES


     The following table sets forth a schedule of lease expirations by Property for leases in place at the Company's office and retail Properties as of March 31, 1998, for each of the 10 full and partial calendar years beginning January 1, 1998, assuming that none of the tenants exercise renewal options and excluding an aggregate of 1,478,038 square feet of unleased office space and 153,266 square feet of unleased retail space.


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
PROPERTY                       1998          1999          2000          2001          2002          2003          2004
-------------------------    ---------     ---------     ---------     ---------     ---------     ---------     ---------
OFFICE PROPERTIES:
63 MADISON AVENUE
 Square footage of ex-
   piring leases                48,714             0             0             0             0             0             0
 Percentage of total
   rentable sq. ft.               6.11%         0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
 Annual base rent(1)           438,426             0             0             0             0             0             0
 No. of tenants whose
   leases expire                     1             0             0             0             0             0             0
 Annualized base rent per
   leased sq. ft.                 9.00          0.00          0.00          0.00          0.00          0.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             9.00          0.00          0.00          0.00          0.00          0.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           29.50

200 MADISON AVENUE
 Square footage of ex-
   piring leases                 7,312        18,885        18,517       113,433         5,986        33,368        21,008
 Percentage of total
   rentable sq. ft.               1.09%         2.82%         2.76%        16.92%         0.89%         4.98%         3.13%
 Annual base rent(1)           162,432       422,356       481,049     3,523,794       115,064       587,524       504,192
 No. of tenants whose
   leases expire                     3             6             5             4             2             2             1
 Annualized base rent per
   leased sq. ft.                22.21         22.42         25.98         31.09         19.22         17.61         24.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            22.21         22.42         25.98         31.09         22.35         18.01         24.35
 Company quoted rental
   rate per sq. ft.(3)           31.00
498 SEVENTH AVENUE
 Square footage of ex-
   piring leases                     0        42,392        52,708        21,658        35,090        32,430        67,852
 Percentage of total
   rentable sq. ft.               0.00%         4.86%         6.04%         2.48%         4.02%         3.71%         7.77%
 Annual base rent(1)                 0       578,838       823,307       513,510       428,925       404,178       848,769
 No. of tenants whose
   leases expire                     0             9            15             4             7             5            11
 Annualized base rent per
   leased sq. ft.                 0.00         13.65         15.75         23.71         12.22         12.46         12.51
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             0.00         13.65         15.75         24.25         12.78         14.24         13.87
 Company quoted rental
   rate per sq. ft.(3)           27.00

24 WEST 57TH STREET
 Square footage of ex-
   piring leases                 4,220         9,808         5,703        13,301        15,283             0         7,143
 Percentage of total
   rentable sq. ft.               4.34%        10.08%         5.86%        13.67%        15.71%         0.00%         7.34%
 Annual base rent(1)           123,282       278,862       153,833       367,408       362,858             0       190,133
 No. of tenants whose
   leases expire                     3             4             4             7             4             0             2
 Annualized base rent per
   leased sq. ft.                29.21         28.43         26.97         27.62         23.74          0.00         26.62
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            29.21         29.43         28.09         28.07         30.82          0.00         28.62
 Company quoted rental
   rate per sq. ft.(3)           32.00
529 FIFTH AVENUE
 Square footage of ex-
   piring leases                     0             0        28,851         1,348         6,764        64,299        27,159
 Percentage of total
   rentable sq. ft.               0.00%         0.00%        10.81%         0.51%         2.54%        24.10%        10.18%
 Annual base rent(1)                 0             0       692,424        39,092       186,992     1,521,900       685,821
 No. of tenants whose
   leases expire                     0             0             2             1             1             4             2
 Annualized base rent per
   leased sq. ft.                 0.00          0.00         24.00         29.00         27.65         23.67         25.25
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             0.00          0.00         24.00         29.00         27.65         25.25         26.42
 Company quoted rental
   rate per sq. ft.(3)           32.00

                                                                       2008 &
PROPERTY                     2005          2006          2007          BEYOND
-------------------------  ---------     ---------     ---------    -------------
OFFICE PROPERTIES:
63 MADISON AVENUE
 Square footage of ex-
   piring leases                   0             0             0         797,377
 Percentage of total
   rentable sq. ft.             0.00%         0.00          0.00%         100.00%
 Annual base rent(1)               0             0             0       8,715,564
 No. of tenants whose
   leases expire                   0             0             0               2
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00           10.93
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00           31.92
 Company quoted rental
   rate per sq. ft.(3)
200 MADISON AVENUE
 Square footage of ex-
   piring leases             139,505       109,255        16,293         122,319
 Percentage of total
   rentable sq. ft.            20.81%        16.30%         2.43%          18.25%
 Annual base rent(1)       3,180,498     2,485,719       427,303       3,004,170
 No. of tenants whose
   leases expire                   6             5             3               5
 Annualized base rent per
   leased sq. ft.              22.80         22.75         26.23           24.56
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          25.38         25.67         29.99           27.58
 Company quoted rental
   rate per sq. ft.(3)
498 SEVENTH AVENUE
 Square footage of ex-
   piring leases              34,074         3,623             0         411,238
 Percentage of total
   rentable sq. ft.             3.90%         0.41%         0.00%          47.10%
 Annual base rent(1)         576,860        75,000             0       8,893,177
 No. of tenants whose
   leases expire                   5             1             0              16
 Annualized base rent per
   leased sq. ft.              17.56         20.70          0.00           21.63
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          17.56         23.46          0.00           27.44
 Company quoted rental
   rate per sq. ft.(3)
24 WEST 57TH STREET
 Square footage of ex-
   piring leases                 385         4,043         6,832          18,851
 Percentage of total
   rentable sq. ft.             0.40%         4.15%         7.02%          19.37%
 Annual base rent(1)         114,000       127,905       511,767         318,420
 No. of tenants whose
   leases expire                   1             2             3               2
 Annualized base rent per
   leased sq. ft.             296.10         31.64         74.91           16.89
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)         327.27         36.79         94.77           32.89
 Company quoted rental
   rate per sq. ft.(3)
529 FIFTH AVENUE
 Square footage of ex-
   piring leases              30,672        36,131        14,735          49,059
 Percentage of total
   rentable sq. ft.            11.50%        13.54%         5.52%          18.39%
 Annual base rent(1)         793,950     1,511,276       425,615       1,194,269
 No. of tenants whose
   leases expire                   2             3             2               3
 Annualized base rent per
   leased sq. ft.              25.89         41.83         28.88           24.34
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          28.71         45.82         31.00           27.83
 Company quoted rental
   rate per sq. ft.(3)

PROPERTY                       1998          1999          2000          2001          2002          2003          2004
-------------------------    ---------     ---------     ---------     ---------     ---------     ---------     ---------
307 WEST 38 STREET
 Square footage of ex-
   piring leases                14,818        10,625        39,817        58,820        86,340        17,800         6,185
 Percentage of total
   rentable sq. ft.               5.41%         3.88%        14.54%        21.48%        31.53%         6.50%         2.26%
 Annual base rent(1)           127,929        89,499       358,335       438,996       629,232       155,600        57,025
 No. of tenants whose
   leases expire                     6             5            12            13            24             4             2
 Annualized base rent per
   leased sq. ft.                 8.63          8.42          9.00          7.46          7.29          8.74          9.22
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             8.63          9.69          9.31          7.86          8.34         10.25         11.74
 Company quoted rental
   rate per sq. ft.(3)           10.00

FIRST NBC CENTER
 Square footage of ex-
   piring leases                21,595        57,759        66,203        86,347       105,643        28,548        24,633
 Percentage of total
   rentable sq. ft.               2.15%         5.75%         6.59%         8.59%        10.51%         2.84%         2.45%
 Annual base rent(1)           292,643       620,772       858,617     1,373,900     1,716,524       332,824       346,340
 No. of tenants whose
   leases expire                    10            17            18            13            11             6             1
 Annualized base rent per
   leased sq. ft.                13.55         10.75         12.97         15.91         16.25         11.66         14.06
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            13.55         11.03         14.47         16.59         17.49         14.33         16.11
 Company quoted rental
   rate per sq. ft.(3)           16.00

RIVERVIEW CENTER
 Square footage of ex-
   piring leases               150,560        54,000       310,576         5,000             0             0             0
 Percentage of total
   rentable sq. ft.              15.40%         5.52%        31.76%         0.51%         0.00%         0.00%         0.00%
 Annual base rent(1)         1,061,844       198,996     1,937,157        22,500             0             0             0
 No. of tenants whose
   leases expire                     7             2             7             1             0             0             0
 Annualized base rent per
   leased sq. ft.                 7.05          3.69          6.24          4.50          0.00          0.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             7.05          3.69          6.24          4.50          0.00          0.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           11.00

MARKETPLACE DESIGN CENTER
 Square footage of ex-
   piring leases                41,360        40,337        65,517        19,543        24,683         9,091             0
 Percentage of total
   rentable sq. ft.              13.67%        13.33%        21.66%         6.46%         8.16%         3.00%         0.00%
 Annual base rent(1)           816,928       595,477       882,232       381,281       334,654       144,496             0
 No. of tenants whose
   leases expire                    15            11             9             5             7             2             0
 Annualized base rent per
   leased sq. ft.                19.75         14.76         13.47         19.51         13.56         15.89          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            19.75         15.27         14.16         19.51         13.56         15.89          0.00
 Company quoted rental
   rate per sq. ft.(3)           15.00

38 CHAUNCY STREET
 Square footage of ex-
   piring leases                 3,904        27,199        32,603        35,949        13,015             0             0
 Percentage of total
   rentable sq. ft.               3.00%        20.90%        25.05%        27.62%        10.00%         0.00%         0.00%
 Annual base rent(1)            60,608       402,187       510,404       536,488       239,809             0             0
 No. of tenants whose
   leases expire                     2             5             5             5             3             0             0
 Annualized base rent per
   leased sq. ft.                15.52         14.79         15.66         15.73         18.43          0.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            15.52         15.26         18.35         15.73         18.43          0.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           25.00


                                                                       2008 &
PROPERTY                     2005          2006          2007          BEYOND
-------------------------  ---------     ---------     ---------    -------------
307 WEST 38 STREET
 Square footage of ex-
   piring leases                   0             0         2,425               0
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.89%           0.00%
 Annual base rent(1)               0             0        16,369               0
 No. of tenants whose
   leases expire                   0             0             1               0
 Annualized base rent per
   leased sq. ft.               0.00          0.00          6.75            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00         12.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

FIRST NBC CENTER
 Square footage of ex-
   piring leases             145,149        27,728         2,324         325,232
 Percentage of total
   rentable sq. ft.            14.44%         2.76%         0.23%          32.35%
 Annual base rent(1)       3,095,209       388,487        22,366       3,719,157
 No. of tenants whose
   leases expire                   7             3             2              15
 Annualized base rent per
   leased sq. ft.              21.32         14.01          9.62           11.44
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          22.51         16.08         21.33           12.53
 Company quoted rental
   rate per sq. ft.(3)

RIVERVIEW CENTER
 Square footage of ex-
   piring leases                   0        56,150             0               0
 Percentage of total
   rentable sq. ft.             0.00%         5.74%         0.00%           0.00%
 Annual base rent(1)               0       513,640             0               0
 No. of tenants whose
   leases expire                   0             3             0               0
 Annualized base rent per
   leased sq. ft.               0.00          9.15          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          9.93          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

MARKETPLACE DESIGN CENTER
 Square footage of ex-
   piring leases               5,795         1,969         7,073               0
 Percentage of total
   rentable sq. ft.             1.92%         0.65%         2.34%           0.00%
 Annual base rent(1)          52,425        32,981        87,963               0
 No. of tenants whose
   leases expire                   1             1             1               0
 Annualized base rent per
   leased sq. ft.               9.05         16.75         12.44            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           9.05         22.75         14.43            0.00
 Company quoted rental
   rate per sq. ft.(3)

38 CHAUNCY STREET
 Square footage of ex-
   piring leases                   0             0             0               0
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.00%           0.00%
 Annual base rent(1)               0             0             0               0
 No. of tenants whose
   leases expire                   0             0             0               0
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

PROPERTY                       1998          1999          2000          2001          2002          2003          2004
-------------------------    ---------     ---------     ---------     ---------     ---------     ---------     ---------
FIRST UNION BANK BUILDING
 Square footage of ex-
   piring leases                28,910        24,856        24,330           430         6,801             0             0
 Percentage of total
   rentable sq. ft.              22.28%        19.15%        18.75%         0.33%         5.24%         0.00%         0.00%
 Annual base rent(1)           567,522       341,636       393,584         7,317        94,986             0             0
 No. of tenants whose
   leases expire                     6            13             9             1             2             0             0
 Annualized base rent per
   leased sq. ft.                19.63         13.74         16.27         17.02         13.97          0.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            19.63         13.74         16.27         17.02         16.17          0.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           16.00

328 SOUTH JEFFERSON
 STREET
 Square footage of ex-
   piring leases                23,650        74,790        19,700        32,950        42,620        20,800        21,278
 Percentage of total
   rentable sq. ft.               8.23%        26.02%         6.85%        11.46%        14.83%         7.24%         7.40%
 Annual base rent(1)           103,721       386,969       143,462       155,050       245,566       109,348       150,458
 No. of tenants whose
   leases expire                    10            13             9             3             4             2             3
 Annualized base rent per
   leased sq. ft.                 4.39          5.17          7.28          4.71          5.76          5.26          7.07
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             4.76          5.32          7.33          6.57          6.68          5.40          8.35
 Company quoted rental
   rate per sq. ft.(3)            8.00

WINEWOOD OFFICE PARK
 Square footage of ex-
   piring leases                     0             0             0             0             0             0       332,030
 Percentage of total
   rentable sq. ft.               0.00%         0.00%         0.00%         0.00%         0.00%         0.00%        100.0%
 Annual base rent(1)                 0             0             0             0             0             0     5,196,611
 No. of tenants whose
   leases expire                     0             0             0             0             0             0             3
 Annualized base rent per
   leased sq. ft.                 0.00          0.00          0.00          0.00          0.00          0.00         15.65
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             0.00          0.00          0.00          0.00          0.00          0.00         20.74
 Company quoted rental
   rate per sq. ft.(3)           16.00

RETAIL PROPERTIES

PRINCETON SHOPPING CENTER
 Square footage of ex-
   piring leases                10,575        14,415        16,700        14,255        20,765         9,045        12,362
 Percentage of total
   rentable sq. ft.               4.86%         6.63%         7.68%         6.56%         9.55%         4.16%         5.69%
 Annual base rent(1)           160,335       271,430       294,763       247,388       337,285       174,469       176,969
 No. of tenants whose
   leases expire                     5             9             9             6             4             3             5
 Annualized base rent per
   leased sq. ft.                15.16         18.83         17.65         17.35         16.24         19.29         19.57
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            15.16         19.85         17.67         18.51         16.60         20.95         19.96
 Company quoted rental
   rate per sq. ft.(3)           22.00

 INTERNATIONAL DRIVE
   VALUE CENTER
 Square footage of ex-
   piring leases                     0             0        11,882        15,481         7,292             0         3,152
 Percentage of total
   rentable sq. ft.               0.00%         0.00%         6.39%         8.33%         3.92%         0.00%         1.70%
 Annual base rent(1)                 0             0       175,023       241,455       109,380             0        47,280
 No. of tenants whose
   leases expire                     0             0             3             4             2             0             1
 Annualized base rent per
   leased sq. ft.                 0.00          0.00         14.73         15.60         15.00          0.00         15.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             0.00          0.00         14.73         15.60         17.00          0.00         19.14
 Company quoted rental
   rate per sq. ft.(3)           15.00

                                                                       2008 &
PROPERTY                     2005          2006          2007          BEYOND
-------------------------  ---------     ---------     ---------    -------------
FIRST UNION BANK BUILDING
 Square footage of ex-
   piring leases                   0        13,492         2,582               0
 Percentage of total
   rentable sq. ft.             0.00%        10.40%         1.99%           0.00%
 Annual base rent(1)               0       212,499        37,808               0
 No. of tenants whose
   leases expire                   0             1             1               0
 Annualized base rent per
   leased sq. ft.               0.00         15.75         14.64            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00         15.75         14.64            0.00
 Company quoted rental
   rate per sq. ft.(3)

328 SOUTH JEFFERSON
 STREET
 Square footage of ex-
   piring leases                   0             0             0               0
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.00%           0.00%
 Annual base rent(1)               0             0             0               0
 No. of tenants whose
   leases expire                   0             0             0               0
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

WINEWOOD OFFICE PARK
 Square footage of ex-
   piring leases                   0             0             0               0
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.00%           0.00%
 Annual base rent(1)               0             0             0               0
 No. of tenants whose
   leases expire                   0             0             0               0
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

RETAIL PROPERTIES

PRINCETON SHOPPING CENTER
 Square footage of ex-
   piring leases               2,984         7,800        19,600          58,790
 Percentage of total
   rentable sq. ft.             1.37%         3.59%         9.01%          27.04%
 Annual base rent(1)          57,240        93,620       275,000         684,843
 No. of tenants whose
   leases expire                   1             3             1               6
 Annualized base rent per
   leased sq. ft.              19.18         12.00         14.03           11.65
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          19.93         12.00         15.31           13.76
 Company quoted rental
   rate per sq. ft.(3)

 INTERNATIONAL DRIVE
   VALUE CENTER
 Square footage of ex-
   piring leases              28,054        15,000        36,872          68,200
 Percentage of total
   rentable sq. ft.            15.09%         8.07%        19.83%          36.68%
 Annual base rent(1)         272,085       225,000       365,500         862,200
 No. of tenants whose
   leases expire                   1             1             2               2
 Annualized base rent per
   leased sq. ft.               9.72         15.00          9.91           12.64
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          10.22         15.00         10.14           13.82
 Company quoted rental
   rate per sq. ft.(3)

PROPERTY                       1998          1999          2000          2001          2002          2003          2004
-------------------------    ---------     ---------     ---------     ---------     ---------     ---------     ---------
MANUFACTURERS OUTLET
 CENTER
 Square footage of ex-
   piring leases                39,655        22,998         7,284        40,768        11,872         1,080        12,216
 Percentage of total
   rentable sq. ft.              19.52%        11.32%         3.59%        20.07%         5.84%         0.53%         6.01%
 Annual base rent(1)           557,920       402,126        95,704       148,800       233,578        12,960       130,384
 No. of tenants whose
   leases expire                    10             4             3             2             3             1             2
 Annualized base rent per
   leased sq. ft.                14.07         17.49         13.14          3.65         19.67         12.00         10.67
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            14.07         17.49         22.06          3.68         20.88         12.00         12.05
 Company quoted rental
   rate per sq. ft.(3)           22.00

KENDALL VALUE CENTER
 Square footage of ex-
   piring leases                   736        27,443         5,364         6,400        11,692        16,500             0
 Percentage of total
   rentable sq. ft.               0.42%        15.84%         3.10%         3.69%         6.75%         9.52%         0.00%
 Annual base rent(1)            11,630       330,996        73,608       105,120       215,412       167,250             0
 No. of tenants whose
   leases expire                     1             7             2             3             5             2             0
 Annualized base rent per
   leased sq. ft.                15.80         12.06         13.72         16.43         18.42         10.14          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            15.80         12.28         14.52         18.38         20.16         11.05          0.00
 Company quoted rental
   rate per sq. ft.(3)           16.00

SHOPPES AT ST. LUCIE WEST
 Square footage of ex-
   piring leases                 4,100         3,668         9,554         9,158         2,200             0             0
 Percentage of total
   rentable sq. ft.               2.04%         1.83%         4.76%         4.56%         1.10%         0.00%         0.00%
 Annual base rent(1)            73,543        61,668       132,608       126,822        37,002             0             0
 No. of tenants whose
   leases expire                     3             3             6             7             2             0             0
 Annualized base rent per
   leased sq. ft.                17.94         16.81         13.88         13.85         16.82          0.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            17.94         17.27         14.83         15.19         17.73          0.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           15.50

 OUTLET PARK SHOPPES AT
   WACCAMAW
 Square footage of ex-
   piring leases                50,597        83,350        41,237        58,903       108,202        11,243         2,403
 Percentage of total
   rentable sq. ft.               6.85%        11.29%         5.58%         7.98%        14.65%         1.52%         0.33%
 Annual base rent(1)           659,703     1,047,696       573,084       705,517     1,497,890       167,370        41,648
 No. of tenants whose
   leases expire                    20            30            14            16            23             7             3
 Annualized base rent per
   leased sq. ft.                13.04         12.57         13.90         11.98         13.84         14.89         17.33
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            13.04         12.58         14.14         11.98         14.17         15.16         17.33
 Company quoted rental
   rate per sq. ft.(3)           13.00

EASTON COMMONS PLAZA
 Square footage of ex-
   piring leases                10,239        15,600        16,829        14,178         9,623         5,274             0
 Percentage of total
   rentable sq. ft.               5.33%         8.12%         8.76%         7.38%         5.01%         2.74%         0.00%
 Annual base rent(1)           127,661       165,820       217,208       159,658       106,184        47,466             0
 No. of tenants whose
   leases expire                     4             8             9             5             3             1             0
 Annualized base rent per
   leased sq. ft.                12.47         10.63         12.91         11.26         11.03          9.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            12.47         10.80         12.91         11.42         11.11         10.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           12.00

                                                                       2008 &
PROPERTY                     2005          2006          2007          BEYOND
-------------------------  ---------     ---------     ---------    -------------
MANUFACTURERS OUTLET
 CENTER
 Square footage of ex-
   piring leases               4,502             0         5,400               0
 Percentage of total
   rentable sq. ft.             2.22          0.00%         2.66%           0.00%
 Annual base rent(1)          57,568             0        97,500               0
 No. of tenants whose
   leases expire                   2             0             1               0
 Annualized base rent per
   leased sq. ft.              12.79          0.00         18.06            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          15.74          0.00         31.51            0.00
 Company quoted rental
   rate per sq. ft.(3)

KENDALL VALUE CENTER
 Square footage of ex-
   piring leases                   0             0             0         106,484
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.00%          61.44%
 Annual base rent(1)               0             0             0         777,333
 No. of tenants whose
   leases expire                   0             0             0               1
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00            7.30
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00            8.20
 Company quoted rental
   rate per sq. ft.(3)

SHOPPES AT ST. LUCIE WEST
 Square footage of ex-
   piring leases               2,080             0         2,028         165,892
 Percentage of total
   rentable sq. ft.             1.04%         0.00%         1.01%          82.67%
 Annual base rent(1)          21,840             0        38,532       1,084,167
 No. of tenants whose
   leases expire                   1             0             1               3
 Annualized base rent per
   leased sq. ft.              10.50          0.00         19.00            6.54
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)          11.50          0.00         19.00            6.57
 Company quoted rental
   rate per sq. ft.(3)

 OUTLET PARK SHOPPES AT
   WACCAMAW
 Square footage of ex-
   piring leases             307,350        14,243             0           7,987
 Percentage of total
   rentable sq. ft.            41.61%         1.93%         0.00%           1.08%
 Annual base rent(1)       1,192,917       187,080             0          89,870
 No. of tenants whose
   leases expire                   3             2             0               2
 Annualized base rent per
   leased sq. ft.               3.88         13.13          0.00           11.25
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           4.96         15.05          0.00           11.25
 Company quoted rental
   rate per sq. ft.(3)

EASTON COMMONS PLAZA
 Square footage of ex-
   piring leases              49,653        45,640             0               0
 Percentage of total
   rentable sq. ft.            25.84%        23.75%         0.00%           0.00%
 Annual base rent(1)         162,453       376,524             0               0
 No. of tenants whose
   leases expire                   2             1             0               0
 Annualized base rent per
   leased sq. ft.               3.27          8.25          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           3.36          8.25          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

PROPERTY                       1998          1999          2000          2001          2002          2003          2004
-------------------------    ---------     ---------     ---------     ---------     ---------     ---------     ---------
KIRBY RICHMOND PLAZA
 Square footage of ex-
   piring leases                     0         6,567        29,724        10,800         2,865             0             0
 Percentage of total
   rentable sq. ft.               0.00%        12.09%        54.72%        19.88%         5.27%         0.00%         0.00%
 Annual base rent(1)                 0       116,485       332,938       223,252        36,000             0             0
 No. of tenants whose
   leases expire                     0             4             5             4             1             0             0
 Annualized base rent per
   leased sq. ft.                 0.00         17.74         11.20         20.67         12.57          0.00          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             0.00         18.20         11.20         20.78         13.18          0.00          0.00
 Company quoted rental
   rate per sq. ft.(3)           17.00

SUNSET STRIP PLAZA
 Square footage of ex-
   piring leases                11,292        10,518         7,000        24,397         2,950         3,014             0
 Percentage of total
   rentable sq. ft.              13.77%        12.83%         8.54%        29.75%         3.60%         3.68%         0.00%
 Annual base rent(1)           155,040       116,304        77,645       245,628        36,875        28,211             0
 No. of tenants whose
   leases expire                     4             6             5             8             1             1             0
 Annualized base rent per
   leased sq. ft.                14.02         11.33         11.09         10.07         12.50          9.36          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)            14.02         11.33         12.18         11.93         12.50         11.39          0.00
 Company quoted rental
   rate per sq. ft.(3)           13.00

M & M PLAZA
 Square footage of ex-
   piring leases                96,000         7,750        10,980        13,950             0        77,515             0
 Percentage of total
   rentable sq. ft.              42.52%         3.43%         4.86%         6.18%         0.00%        34.34%         0.00%
 Annual base rent(1)            69,800             0        32,781        73,634             0       144,081             0
 No. of tenants whose
   leases expire                     4             1             3             3             0             4             0
 Annualized base rent per
   leased sq. ft.                 0.73          0.00          2.99          5.28          0.00          1.86          0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)             0.73          0.00          2.99          5.28          0.00          1.86          0.00
 Company quoted rental
   rate per sq. ft.(3)            3.50

OFFICE PROPERTIES
 No. of tenants whose
   leases expire                    62            84            96            57            64            27            25
 Square footage of ex-
   piring leases               296,329       357,451       667,725       388,779       317,592       211,854       507,288
 Final Annualized Base
   Rent                      3,325,762     3,856,046     7,440,884     6,956,581     4,222,538     3,625,677     9,908,778

RETAIL PROPERTIES
 No. of tenants whose
   leases expire                    51            72            59            58            44            19            11
 Square footage of ex-
   piring leases               233,194       192,309       156,554       208,290       177,461       123,671        30,133
 Final Annualized Base
   Rent                      1,800,005     2,508,170     2,101,805     2,368,517     2,706,266       786,244       495,925

                                                                       2008 &
PROPERTY                     2005          2006          2007          BEYOND
-------------------------  ---------     ---------     ---------    -------------
KIRBY RICHMOND PLAZA
 Square footage of ex-
   piring leases                   0             0             0               0
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.00%           0.00%
 Annual base rent(1)               0             0             0               0
 No. of tenants whose
   leases expire                   0             0             0               0
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

SUNSET STRIP PLAZA
 Square footage of ex-
   piring leases                   0             0             0               0
 Percentage of total
   rentable sq. ft.             0.00%         0.00%         0.00%           0.00%
 Annual base rent(1)               0             0             0               0
 No. of tenants whose
   leases expire                   0             0                             0
 Annualized base rent per
   leased sq. ft.               0.00          0.00          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           0.00          0.00          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

M & M PLAZA
 Square footage of ex-
   piring leases               2,160             0             0               0
 Percentage of total
   rentable sq. ft.             0.96%         0.00%         0.00%           0.00%
 Annual base rent(1)          15,000             0             0               0
 No. of tenants whose
   leases expire                   1             0             0               0
 Annualized base rent per
   leased sq. ft.               6.94          0.00          0.00            0.00
 Annualized base rent per
   leased sq. ft. with
   future step-ups(2)           6.94          0.00          0.00            0.00
 Company quoted rental
   rate per sq. ft.(3)

OFFICE PROPERTIES
 No. of tenants whose
   leases expire                  22            19            13              44
 Square footage of ex-
   piring leases             355,580       254,395        52,264       1,713,830
 Final Annualized Base
   Rent                    8,427,460     5,971,785     1,811,403      31,425,658

RETAIL PROPERTIES
 No. of tenants whose
   leases expire                  11             7             5              14
 Square footage of ex-
   piring leases             396,783        82,683        63,900         407,353
 Final Annualized Base
   Rent                    2,148,440       909,478       882,762       3,804,611

------------
(1) Base rent represents the annualized fixed monthly base rental amount in effect under each lease executed as of December 31, 1997. Base rent information for the office Properties is reported on a gross rent basis, while base rent information for the retail Properties is reported on a net rent basis.

(2) Represents Base Rent as described in footnote (1) above, but also reflects contractual increases in monthly base rental amounts that occur after December 31, 1997.

(3) Represents weighted average rental rates per square foot quoted by the Company as of January 1, 1997. In the case of rents for all office Properties, rents are quoted on a gross basis. In the case of rents for all retail Properties, rents are quoted on a net basis. There can be no assurance that the Company's vacant space will be rented or that the quoted rental rates will be achieved.

(4) Represents net rent payments.

     The following table sets forth information regarding lease expirations of the office and retail Properties on an annual basis through December 31, 2007 and thereafter.

                PORTFOLIO LEASE EXPIRATIONS -- OFFICE PROPERTIES


                                                                              FINAL         PERCENTAGE
                                                RENTABLE        FINAL       ANNUALIZED    OF TOTAL FINAL
                                  NUMBER OF      SQUARE      ANNUALIZED     BASE RENT       ANNUALIZED
                                   LEASES       FOOTAGE       BASE RENT     PER SQUARE      BASE RENT
                                  EXPIRING     SUBJECT TO       UNDER       FOOT UNDER        UNDER
   YEAR OF LEASE EXPIRATION        WITHIN       EXPIRING      EXPIRING       EXPIRING        EXPIRING       CUMULATIVE
          DECEMBER 31             THE YEAR       LEASES        LEASES         LEASES          LEASES          TOTAL
-------------------------------   ---------    ----------    -----------    ----------    --------------    ----------
1998...........................       62          296,329    $ 3,325,762      $11.22             3.8%            3.8%
1999...........................       84          357,451      3,856,046       10.79             4.4             8.3
2000...........................       96          667,725      7,440,884       11.14             8.6            16.8
2001...........................       57          388,779      6,956,581       17.89             8.0            24.8
2002...........................       64          317,592      4,222,538       13.30             4.9            29.7
2003...........................       27          211,854      3,625,677       17.11             4.2            33.8
2004...........................       25          507,288      9,908,778       19.53            11.4            45.2
2005...........................       22          355,580      8,427,460       23.70             9.7            54.9
2006...........................       19          254,395      5,971,785       23.47             6.9            61.8
2007...........................       13           52,264      1,811,403       34.66             2.1            63.9
2008 and thereafter............       44        1,731,830     31,425,685       18.15            36.1           100.0%
                                     ---       ----------    -----------    ----------        ------
Consolidated Total/
  Weighted Average.............      513        5,141,087    $86,972,573      $16.92           100.0%
                                     ---       ----------    -----------    ----------        ------
                                     ---       ----------    -----------    ----------        ------


                PORTFOLIO LEASE EXPIRATIONS -- RETAIL PROPERTIES


                                                                              FINAL         PERCENTAGE
                                                RENTABLE        FINAL       ANNUALIZED    OF TOTAL FINAL
                                  NUMBER OF      SQUARE      ANNUALIZED     BASE RENT       ANNUALIZED
                                   LEASES       FOOTAGE       BASE RENT     PER SQUARE      BASE RENT
                                  EXPIRING     SUBJECT TO       UNDER       FOOT UNDER        UNDER
   YEAR OF LEASE EXPIRATION        WITHIN       EXPIRING      EXPIRING       EXPIRING        EXPIRING       CUMULATIVE
          DECEMBER 31             THE YEAR       LEASES        LEASES         LEASES          LEASES          TOTAL
-------------------------------   ---------    ----------    -----------    ----------    --------------    ----------
1998...........................       51          223,194    $ 1,800,005      $ 8.06             8.8%            8.8%
1999...........................       72          192,309      2.508,170       13.04            12.2            21.0
2000...........................       59          156,554      2,101,805       13.43            10.2            31.2
2001...........................       58          208,290      2,368,517       11.37            11.5            42.8
2002...........................       44          177,461      2,706,266       15.25            13.2            56.0
2003...........................       19          123,671        786,244        6.36             3.8            59.8
2004...........................       11           30,133        495,925       16.46             2.4            62.2
2005...........................       11          396,783      2,148,440        5.41            10.5            72.7
2006...........................        7           82,683        909,478       11.00             4.4            77.1
2007...........................        5           63,900        882,762       13.81             4.3            81.5
2008 and thereafter............       14          407,353      3,804,611        9.34            18.5           100.0%
                                     ---       ----------    -----------    ----------        ------
Consolidated Total/
  Weighted Average.............      351        2,062,331    $20,512,224      $ 9.95           100.0%
                                     ---       ----------    -----------    ----------        ------
                                     ---       ----------    -----------    ----------        ------

TENANTS


     The following table sets forth the 20 largest tenants based on annualized base rent at the Properties at March 31, 1998:



                                                             REMAINING                      AGGREGATE     PERCENTAGE
                                                               LEASE        ANNUALIZED       SQUARE      OF AGGREGATE
                                                NUMBER OF     TERM IN       BASE RENT         FEET       SQUARE FEET
               TENANT NAME(1)                    LEASES       MONTHS      (IN THOUSANDS)     LEASED         LEASED
---------------------------------------------   ---------    ---------    --------------    ---------    ------------
Ziff-Davis, Inc..............................        1          254          $ 10,402         399,773         4.6%
New York Life Insurance Company(3)...........        1          151             8,156         397,604         4.6
State of Florida Dept. of Health &
  Rehabilitation(4)..........................        2           75             4,699         300,810         3.5
Putnam Publishing(5).........................        1           34             3,407         108,819         1.3
USN Communications(8)........................        1          132             2,469         107,345         1.2
Jones, Walker, Waechter, Carrere &
  Denegre(5).................................        1           93             2,295         145,149         1.7
Greater New York Mutual(5)...................        1           93             1,505          66,895         0.8
First National Bank of Commerce..............        1          154             1,382         292,795         3.4
Caribiner International(8)...................        1          194             1,222          51,448         1.9
Finlay Fine Jewelry(6).......................        1          126             1,194          49,059         0.6
New York State Department of Labor...........        1           31             1,110         156,976         1.8
Rose Associates(5)...........................        1          174             1,080          44,989         0.5
United Feature Syndicate(5)..................        1           93             1,080          44,985         0.5
Primedia, Inc................................        1          103             1,078          45,396         0.5
Waccamaw Pottery(7)..........................        1           82             1,005         240,000         2.8
New York State Audit & Control(9)............        2           --               902         116,860         1.4
BJ's Wholesale Club..........................        1          176               777         106,484         1.2
Gerard Klaver Mattison & Co.(6)..............        1           69               719          29,975         0.3
Parker Duryee Rosoff & Haft(6)...............        1           84               670          25,284         0.3
K-Mart.......................................        1          251               666         114,500         1.3
                                                    --          ---       --------------    ---------       -----
     Total/Weighted Average(10)..............       22          119          $ 45,818       2,845,146        33.0%
                                                    --          ---       --------------    ---------       -----
                                                    --          ---       --------------    ---------       -----

------------
 (1) This list is not intended to be representative of the Company's tenants as a whole.


 (2) Annualized Base Rent represents the monthly rental rate for each lease in effect as of March 31, 1998, excluding tenant reimbursements multiplied by
     12. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and common area utility charges.


 (3) This tenant is located at the 63 Madison Avenue Property, in which the Company owns a 50.5% interest.

 (4) This tenant is located at the Winewood Property, in which the Company owns a 20% interest. This tenant has the right to terminate its lease if space at a state-owned building in the county becomes available.

 (5) This tenant is located at the 200 Madison Avenue Property, in which the Company owns a 31.5% interest. Putnam Publishing has terminated its lease and will vacate its space in 1998. The Company has signed new leases for the space being vacated by Putnam Publishing.

 (6) This tenant is located at the 529 Fifth Avenue Property, in which the Company owns a 32.6% interest.

 (7) This tenant is located at the Outlet Park Shoppes at Waccamaw Property, in which the Company owns a 25% interest.


 (8) This tenant is located at the 498 South Avenue Property in which the Company owns a 50% interest.



 (9) Consists of two leases, one of which covers 69,860 net rentable square feet and expires on November 30, 1998, and a second lease which covers 47,000 net rentable square feet and expires on August 31, 1998.



(10) Weighted Average calculation based on aggregate rentable square footage occupied by each tenant.

TENANT IMPROVEMENT AND LEASING COMMISSION COSTS

     The Company distinguishes its tenant improvements and leasing commissions between those that are revenue enhancing (which are required for space which is vacant at the time of acquisition or that has been vacant for nine months or more) and non-revenue enhancing (which are required to maintain the revenue being generated from currently leased space). The table below summarizes the tenant improvements and leasing commissions related to new leases and lease renewals for the years ended December 31, 1993 through 1997. The tenant improvement and leasing commission costs set forth below are presented on an aggregate basis and do not reflect significant regional variations and, in any event, are not necessarily indicative of future tenant improvement and leasing commission costs:


                                                                                                      WEIGHTED
                                           1993         1994        1995        1996        1997       AVERAGE
                                        ----------   ----------  ----------  ----------  ----------  -----------
NEW YORK CITY OFFICE PROPERTIES
Renewals
     Number of leases................            7            6           4           4           4
     Square feet.....................       55,258       12,840      15,542      45,137      29,528      158,305
     Tenant improvement costs........   $  421,568   $  132,942  $  174,883  $   29,305  $        0  $   758,698
     Tenant improvement costs per
       square foot...................   $     7.63   $    10.35  $    11.25  $     0.65  $        0  $      4.79
     Leasing commission costs........   $  174,277   $   44,425  $   48,156  $   10,941  $  136,840  $   414,639
     Leasing commission costs per
       square foot...................   $     3.15   $     3.46  $     3.10  $     0.24  $     4.63  $      2.62
          Total tenant improvement
            and leasing commission
            per square foot..........   $    10.78   $    13.81  $    14.35  $     0.89  $     4.63  $      7.41

New Leases
     Number of leases................           10           12          10          10          23
     Square feet.....................       98,740      160,850     144,834     130,633     281,558      816,615
     Tenant improvement costs........   $2,460,530   $4,341,619  $3,410,273  $5,266,505  $3,711,912  $19,190,839
     Tenant improvement costs per
       square foot...................   $    24.92   $    26.99  $    23.55  $    40.32  $    13.18  $     23.50
     Leasing commission costs........   $  917,908   $1,373,639  $1,510,364  $1,087,352  $3,800,907  $ 8,690,170
     Leasing commission costs per
       square foot...................   $     9.30   $     8.54  $    10.43  $     8.32  $    13.50  $     10.64
          Total tenant improvement
            and leasing commission
            per square foot..........   $    34.22   $    35.53  $    33.97  $    48.64  $    26.68  $     34.14

NEW YORK CITY LOFT PROPERTY
Renewals
     Number of leases................            4            2          17          11           3
     Square feet.....................        8,435        3,500      52,802      34,411      10,317      109,465
     Tenant improvement costs........   $        0   $        0  $        0  $        0  $        0  $         0
     Tenant improvement costs per
       square foot...................   $        0   $        0  $        0  $        0  $        0  $         0
     Leasing commission costs........   $        0   $        0  $        0  $        0  $        0  $         0
     Leasing commission costs per
       square foot...................   $        0   $        0  $        0  $        0  $        0  $         0
          Total tenant improvement
            and leasing commission
            per square foot..........   $        0   $        0  $        0  $        0  $        0  $         0

                                                                                                      WEIGHTED
                                           1993         1994        1995        1996        1997       AVERAGE
                                        ----------   ----------  ----------  ----------  ----------  -----------
New Leases
     Number of leases................           11           13          14           9          29
     Square feet.....................       33,433       42,766      47,783      36,384      99,457      259,823
     Tenant improvement costs........   $      736   $        0  $   20,680  $        0  $   29,065  $    50,481
     Tenant improvement costs per
       square foot...................   $     0.02   $        0  $     0.43  $        0  $     0.29  $      0.19
     Leasing commission costs........   $    3,758   $    9,195  $    6,428  $    4,592  $   13,524  $    37,497
     Leasing commission costs per
       square foot...................   $     0.11   $     0.22  $     0.13  $     0.13  $     0.14  $      0.14
          Total tenant improvement
            and leasing commission
            per square foot..........   $     0.13   $     0.22  $     0.57  $     0.13  $     0.43  $      0.33
OTHER OFFICE PROPERTIES
Renewals
     Number of leases................           35           37          47          43          55      --
     Square feet.....................      135,696      140,270     370,349     156,642     211,735    1,014,692
     Tenant improvement costs........   $   23,616   $   43,971  $  950,798  $  542,769  $  196,858  $ 1,758,012
     Tenant improvement costs per
       square foot...................   $     0.17   $     0.31  $     2.57  $     3.47  $     0.93  $      1.73
     Leasing commission costs........   $  107,991   $   28,199  $  144,724  $  140,179  $  187,116  $   608,209
     Leasing commission costs per
       square foot...................   $     0.80   $     0.20  $     0.39  $     0.89  $     0.88  $      0.60
          Total tenant improvement
            and leasing commission
            per square foot..........   $     0.97   $     0.51  $     2.96  $     4.36  $     1.81  $      2.33
New Leases
     Number of leases................           27           37          35          44          54      --
     Square feet.....................       75,750      199,465     255,310     405,654     200,759      136,938
     Tenant improvement costs........   $  114,989   $  195,307  $1,859,451  $7,244,888  $1,268,441  $10,683,076
     Tenant improvement costs per
       square foot...................   $     1.52   $     0.98  $     7.28  $    17.86  $     6.32  $      9.40
     Leasing commission costs........   $   56,158   $  211,074  $  244,347  $1,664,107  $  535,403  $ 2,711,089
     Leasing commission costs per
       square foot...................   $     0.74   $     1.06  $     0.96  $     4.10  $     2.67  $      2.38
          Total tenant improvement
            and leasing commission
            per square foot..........   $     2.26   $     2.04  $     8.24  $    21.96  $     8.99  $     11.78
ALL RETAIL PROPERTIES
Renewals
     Number of leases................           21           20          15          30          28      --
     Square feet.....................       58,960       39,166      24,188      56,976      73,622      252,912
     Tenant improvement costs........   $   --       $   32,712  $    4,380  $   38,238  $   70,039  $   145,369
     Tenant improvement costs per
       square foot...................   $   --       $     0.84  $     0.18  $     0.67  $     0.95  $      0.57
     Leasing commission costs........   $   15,519   $   35,842  $   45,962  $   28,485  $  169,978  $   315,786
     Leasing commission costs per
       square foot...................   $     0.26   $     1.43  $     1.90  $     0.50  $     2.31  $      1.25
          Total tenant improvement
            and leasing commission
            per square foot..........   $     0.26   $     2.26  $     2.08  $     1.17  $     3.26  $      1.82

                                                                                                      WEIGHTED
                                           1993         1994        1995        1996        1997       AVERAGE
                                        ----------   ----------  ----------  ----------  ----------  -----------
New Leases
     Number of leases................           22           18          22          15          17      --
     Square feet.....................       69,177      157,091      71,485      39,819      49,612      387,184
     Tenant improvement costs........   $  186,291   $  844,702  $  436,044  $  269,897  $  120,968  $ 1,857,902
     Tenant improvement costs per
       square foot...................   $     2.69   $     5.38  $     6.10  $     6.78  $     2.44  $      4.80
     Leasing commission costs........   $  368,607   $   80,747  $  129,406  $  120,556  $  236,538  $   935,854
     Leasing commission costs per
       square foot...................   $     5.33   $     0.51  $     1.81  $     3.03  $     4.77  $      2.42
          Total tenant improvement
            and leasing commission
            per square foot..........   $     8.02   $     5.89  $     7.91  $     9.81  $     7.21  $      7.22

HISTORICAL LEASE RENEWALS

     The following table sets forth certain historical information regarding tenants at the office Properties who renewed an existing lease at or prior to the expiration of the existing lease:

                                                                          1994       1995       1996       1997
                                                                         -------    -------    -------    -------
Number of leases expired during calendar year.........................        66         96         72         92
Aggregate net rentable square footage of expiring leases..............   373,098    703,465    564,915    562,686
Number of lease renewals..............................................        46         70         56         62
Aggregate net rentable square footage of lease renewals...............   156,610    567,470    233,666    251,580
Percentage of leases renewed..........................................      69.7%      72.9%      77.8%      67.4%
Percentage of expiring net rentable square footage renewed............      42.0%      80.0%      41.4%      44.7%

     The following table sets forth certain historical information regarding tenants at the retail Properties who renewed an existing lease at or prior to the expiration of the existing lease:

                                                                          1994       1995       1996       1997
                                                                         -------    -------    -------    -------
Number of leases expired during calendar year.........................         9         19         29         15
Aggregate net rentable square footage of expiring leases..............    11,576     26,472     46,333     44,020
Number of lease renewals..............................................         8         14         21         12
Aggregate net rentable square footage of lease renewals...............     8,357     22,428     36,314     39,285
Percentage of leases renewed..........................................      88.9%      73.7%      72.4%      80.0%
Percentage of expiring net rentable square footage renewed............      72.2%      84.7%      78.4%      89.2%

LEASE DISTRIBUTION


     The following table sets forth information relating to the distribution of the Company's leases at its office Properties based on square feet, as of March 31, 1998:



                                                                            PERCENTAGE                     PERCENTAGE
                                      NUMBER    PERCENT                    OF AGGREGATE      ANNUAL       OF AGGREGATE
            SQUARE FEET                 OF      OF ALL     TOTAL LEASED       LEASED          BASE           ANNUAL
            UNDER LEASE               LEASES    LEASES     SQUARE FEET     SQUARE FEET        RENT         BASE RENT
-----------------------------------   ------    -------    ------------    ------------    -----------    ------------
2,500 or less......................     224       41.48%       295,156          5.51%      $ 4,271,479         5.43%
2,501 - 5,000......................     132       24.44        475,867          8.89         6,890,698         8.76
5,001 - 7,500......................      61       11.30        370,683          6.93         5,482,059         6.97
7,501 - 10,000.....................      28        5.19        233,125          4.36         3,864,129         4.91
10,001 - 20,000....................      48        8.89        600,113         11.21         8,636,375        10.98
20,001 - 40,000....................      28        5.19        737,228         13.77        10,127,243        12.88
40,001+............................      19        3.52      2,639,846         49.32        39,349,995        50.05
                                      ------    -------    ------------    ------------    -----------    ------------
     Total.........................     540      100.00%     5,352,018        100.00%      $78,621,978       100.00%
                                      ------    -------    ------------    ------------    -----------    ------------
                                      ------    -------    ------------    ------------    -----------    ------------

     The following table sets forth information relating to the distribution of the Company's leases at its retail Properties, based on square feet, as of December 31, 1997:


                                                                            PERCENTAGE                     PERCENTAGE
                                      NUMBER    PERCENT                    OF AGGREGATE      ANNUAL       OF AGGREGATE
            SQUARE FEET                 OF      OF ALL     TOTAL LEASED       LEASED          BASE           ANNUAL
            UNDER LEASE               LEASES    LEASES     SQUARE FEET     SQUARE FEET        RENT         BASE RENT
-----------------------------------   ------    -------    ------------    ------------    -----------    ------------
2,500 or less......................     193       52.02%       254,004         12.09%        3,713,733        19.03%
2,501 - 5,000......................     101       27.22        343,014         16.33%        4,517,033        23.15
5,001 - 7,500......................      37        9.97        218,791         10.41         2,855,097        14.63
7,501 - 10,000.....................      12        3.23        101,195          4.82           839,678         4.30
10,001 - 20,000....................      11        2.96        146,711          6.98         1,664,025         8.53
20,001 - 40,000....................       8        2.16        251,047         11.95         2,416,770        12.39
40,001+............................       9        2.43        786,072         37.42         3,506,280        17.97
                                      ------    -------    ------------    ------------    -----------    ------------
     Total.........................     371      100.00%     2,100,834        100.00%      $19,512,656       100.00%
                                      ------    -------    ------------    ------------    -----------    ------------
                                      ------    -------    ------------    ------------    -----------    ------------


DEBT FINANCING

     Upon the closing of the Offering, the Company will have total outstanding indebtedness of approximately $184.1 million, which consists or will consist of mortgage indebtedness secured by Properties. None of the existing loans comprising the Mortgage Debt is cross-defaulted to, or cross-collateralized with, any other. The Mortgage Debt will represent approximately 24.6% of the Company's total market capitalization at the closing of the Offering. The following table sets forth certain information regarding the Mortgage Debt that will be outstanding upon completion of the Offering.

                            REMAINING MORTGAGE DEBT

                                                                                                         1998
                                                                        1998                            ANNUAL
          PROPERTY             PRINCIPAL AMOUNT    INTEREST RATE    AMORTIZATION       MATURITY       PAYMENT(1)
----------------------------   ----------------    -------------    ------------    --------------    -----------
63 Madison Avenue(2)........     $ 26,000,000           8.00%        $        0      December 2005    $ 2,080,000
200 Madison Avenue(2).......       17,246,683           9.01            240,320         April 2003      1,793,528
498 Seventh Avenue(2).......       29,658,350           9.43(3)               0         April 2000      2,374,567
529 Fifth Avenue(2).........        5,222,400           7.41                  0      February 2003        386,784
Riverview Center............       14,470,744           9.01            164,425       October 2022      1,468,800
Winewood Office Park(2).....        3,827,640           9.75            172,519         March 2010        546,346
GTE Property................        6,056,224           6.65            311,173      December 2010        714,716
Princeton Shopping Center...       10,320,916           7.90            279,700        August 2002      1,095,900
International Drive.........       15,604,365           8.79            120,241       January 2007      1,492,266
Outlet Park Shoppes at
  Waccamaw(2)...............       12,724,348           8.71            158,852      November 2002      1,253,299
Kirby/Richmond..............        4,810,195           8.87             35,705         April 2004        462,489
Park Hill Lane..............       20,766,607           7.25            189,945     September 2028      1,696,056
One Dartmouth Place.........       12,301,744           7.47            134,878       January 2006      1,053,591
Presidential Estates........        5,139,196           8.28             77,887      December 2002        503,659
     Total/Weighted
       Average..............     $184,149,412           8.40%        $1,885,645          N/A          $16,922,001

------------
(1) Represents principal and interest payments.

(2) Information for this Property represents the Company's proportionate share of the principal amount and 1998 annual payment, based on the Company's percentage ownership of this Property.

(3) Effective interest rate as of May 1, 1998. Interest is calculated based on LIBOR plus 3.5%.

CREDIT FACILITY

     The Company is in negotiations with several financial institutions with regard to obtaining a $250 million senior unsecured credit facility. The Company expects to have the credit facility in place upon completion of the Offering. The unsecured line of credit will be used to facilitate acquisition and development activities, to fund distribution payments, if necessary, and for working capital purposes.

THIRD-PARTY PROPERTY MANAGEMENT

     The Company provides property management services for 16 properties owned by third parties. Nine of these properties are located in New York City and the balance are located in various other markets. The Company does not presently intend to actively expand its third-party management business, although it will evaluate property management engagements as opportunities arise.

EXCLUDED INTERESTS

     Members of the Loeb Group or affiliates thereof, including members of the Company's management, own interests in real properties which are not being contributed to the Company in the Formation Transactions either because the interests are inconsistent with the Company's investment strategy and objectives, or are currently of little or no value. These 'Excluded Interests' consist of the following:

            Fishkill, New York land -- approximately 575 acres of mostly unimproved land (including 129 acres which cannot be developed because of the slope of the land). Members of the Loeb Group or affiliates thereof own general and limited partnership interests in the entities that own this land. At the time the Loeb Group and its affiliates acquired the Fishkill property in 1982, International Business Machines Corporation ('IBM') occupied 359,000 net rentable square feet of office space (representing 100% of the net rentable square feet) on the property. IBM subsequently vacated all but 114,000 net rentable square feet of its space during a downsizing period at IBM. IBM's remaining lease expires in 2001. The Loeb Group believes that the Fishkill market cannot support a level of build-to-suit development activity which would make this property appropriate for the Company. In addition, the land is being held for sale, which status conflicts with the Company's intention to qualify as a REIT.

            303 West 10th Street -- Comfort owns an interest in a 240,000 net rentable square foot office building located at 303 West 10th Street in New York City. Comfort cannot transfer its interest in this building to the Company without the consent of the other owners of this building, who have not given such consent.

            United Park City Mines Company -- a publicly traded company which owns the surface estate to more than 8,300 acres of land in Utah, 5,300 acres of which are leased to ski resort operators. Members of the Loeb Group or affiliates thereof control approximately 70% of the stock of this company. Messrs. Lesser and Gordon are members of the Board of Directors of this company.

            Hillwood Shopping Center -- a shopping center located in Nashville, Tennessee. Members of the Loeb Group or affiliates thereof purchased a $250,000 limited partnership interest in the entity which owns this shopping center.

            Participation interests -- certain officers and directors of the Company have economic interests in the profit participation of an investor who owns interests in seven office buildings. Five of these buildings are located in New York City (including 63 Madison Avenue and 200 Madison Avenue), one is located in Buffalo and one is located in Denver. Each of these properties is managed by the Company. Through these interests, certain of the officers and directors will participate in profits realized by the investor after the investor receives priority returns. These interests are not expected to have significant value unless the underlying properties are sold or the related mortgage indebtedness is refinanced.


            Scarsdale Chateau -- a 1.6 acre parcel of land in Scarsdale, New York. Members of the Loeb Group or affiliates thereof own co-general partner and limited partner interests in the entity that owns this parcel. A gasoline station has recently been removed from this property and an environmental cleanup is underway at the site. Due to the environmental risks, the existing zoning and the economic prospects of this parcel, management believes that this parcel is not an appropriate investment for the Company.


            Triple net lease properties -- members of the Loeb Group or affiliates thereof are the general partners of partnerships which own three office and retail properties in California, Texas, Virginia and Rhode Island. Each of these properties is leased on a triple net basis to single tenants. The

     Loeb Group is not contributing its interests in these properties to the Company either because the property is insignificant, it is expected to be sold to the lessee or because the limited partners in the property-owning partnerships must give their consent, and the Company does not expect that it would obtain their consent because the contribution would result in negative tax consequences to the limited partners.

LITIGATION

     The Company is subject to litigation in the ordinary course of its business, including routine actions for negligence and other claims. The Company is not aware of any pending or threatened litigation at this time that will have a material adverse effect on the Company or any of the Properties.

INSURANCE

     The Company believes the Properties are adequately covered by insurance.

ENVIRONMENTAL MATTERS

     All but four of the Properties have been subject to varying degrees of environmental assessments by independent environmental consultants since the beginning of 1996. The environmental assessments typically included a visual inspection of the Properties and the surrounding areas, an examination of current and historical uses of the Properties and the surrounding areas and a review of relevant state, Federal and historical documents. Where deemed appropriate by the Company or the respective owners, on a property-by-property basis, additional testing was conducted, including sampling for asbestos, for lead in drinking water, for soil contamination where USTs are or were located or where other past site usages create a potential for site impact, and for contamination in groundwater. The Company has not obtained an environmental assessment with respect to the GTE Property and has been unable to obtain an environmental assessment more recent than March 1995 for the 529 Fifth Avenue Property. The Company has not been able to obtain any environmental assessments at the two public storage Properties because the Company owns only a limited partnership interest in those Properties and does not have the right to subject the Properties to environmental assessment.


     Several of the Properties contain, or at one time contained, USTs used to store petroleum products, including fuel oil, waste oil and gasoline. Environmental assessments at the 38 Chauncy Street and Princeton Shopping Center Properties have revealed soil and/or groundwater contamination associated with USTs. Moreover, at four other Properties the environmental assessments revealed USTs of unknown physical integrity. Given such uncertainty, there can be no assurance that such USTs have not caused or are not presently causing soil and/or ground water contamination at the respective Properties which may adversely affect the Company's financial condition or results of operations. In addition, an environmental assessment performed at the Winewood Office Park, in which the Company owns a 20% co-tenant interest, has revealed groundwater contamination associated with the migration of petroleum products from an adjacent property. Certain other environmental assessments recommend additional review of environmental conditions at adjacent properties from which contamination may migrate to the Properties. At certain of such Properties, the contamination is being addressed by third-parties responsible for the contamination who, in some cases, have indemnified the Company. There can be no assurance, however, that if recourse to such indemnities becomes necessary, such indemnity will be available or uncontested.


     Additionally, certain Environmental laws also impose requirements with respect to wetlands. Pursuant to these laws, certain activities in and around wetlands may require prior governmental approvals. Certain of the Properties, including Shenandoah Industrial Park, contain wetlands, the presence of which could delay or hinder the development of such Properties.

     ACBM has been detected through sampling in certain of the Properties. Most of these buildings contain only minor amounts of ACBM in good condition. The Company believes that ACBM is currently being properly managed and maintained and other requirements relating to ACBM are being followed, although some ACBM removal and disposal has been recommended by recent environmental assessments at certain Properties. The cost of this removal is expected by the Company to amount to less than $100,000. The Company believes that the presence of ACBM should not present a significant risk as long as compliance with requirements continues.

     The Company is not aware of any environmental liabilities that the Company believes would have a material adverse effect on the Company's business, assets, financial condition or results of operations taken as a whole.

     The Company believes that the Properties are in compliance in all material respects with applicable Environmental Laws. The Company believes that the issues identified in the environmental reports will not have a material adverse effect on the Company if it continues to comply with Environmental Laws and with the recommendations set forth in these reports. No assurance can be given, however, that unidentified environmental liabilities will not arise at the Properties or properties which the Company may acquire in the future which could have an adverse effect on the Company's financial condition or results of operations.

                                   MANAGEMENT

     The Board of Directors of the Company will be expanded upon consummation of the Offering to include seven directors. Upon completion of Offering, a majority of the directors will not be employees or affiliates of the Company. Pursuant to the Charter, the Board of Directors will be divided into three classes of directors upon consummation of the Offering. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

     Information concerning the current directors, director nominees and executive and senior officers of the Company is set forth below.


                NAME                   AGE                            POSITION
------------------------------------   ---   -----------------------------------------------------------
Joseph S. Lesser....................   69    Chairman of the Board and Chief Executive Officer
Alan L. Gordon......................   63... Vice Chairman of the Board, Chief Financial Officer and
                                               Treasurer
Peter S. Duncan.....................   39    President, Chief Operating Officer and Director
Sir Joseph Hotung...................   68    Director Nominee
Edward E. Matthews..................   67    Director Nominee
Peter Readman.......................   51    Director Nominee
Bernard B. Falk.....................   49    Executive Vice President -- Administration
Gary L. Naughton....................   58    Senior Vice President -- Property Acquisitions


     Joseph S. Lesser is the Chairman and Chief Executive Officer of the Company. Mr. Lesser has served as the President and Chief Executive Officer of Loeb Partners Realty and its predecessor group at Loeb Rhoades & Co. since 1968. Mr. Lesser has over 30 years of experience in real estate acquisition and financing. Mr. Lesser served as Chairman of the Trustees of Florida Gulf Realty Trust from 1973 to 1985, and was a partner of Loeb Rhoades & Co. where he founded its real estate department. Prior to joining Loeb Rhoades & Co. in 1968, Mr. Lesser was Senior Vice President and chief lending officer of a New York Stock Exchange real estate development and lending organization. He received a degree in Business Administration and a J.D. from the University of South Dakota. He also received an LL.M. degree in Taxation and Corporate Finance from New York University. Mr. Lesser is a director of United Park City Mines. Mr. Lesser is a member of the South Dakota and New York Bars. He is also a licensed real estate broker and a member of the International Council of Shopping Centers and the Urban Land Institute.


     Alan L. Gordon is the Vice Chairman, Chief Financial Officer and Treasurer of the Company. Mr. Gordon has served as Vice President and Treasurer of Loeb Partners Realty and its predecessor group at Loeb Rhoades & Co. since 1973 and has more than 25 years of experience in the financial management, operation, acquisition and management of properties. He served as a Managing Trustee of Florida Gulf Realty Trust from 1983 to 1985. Prior to joining Loeb Rhoades & Co. in 1973, Mr. Gordon was associated with Touche Ross & Co., as a Certified Public Accountant, and was an Assistant Treasurer with The Diners Club Inc. He received a B.S. in Economics from the University of Pennsylvania -- the Wharton School. Mr. Gordon is a Director of United Park City Mines.


     Peter S. Duncan is the President and Chief Operating Officer of the Company and is a Director. Mr. Duncan has served as President of George M. Comfort & Sons, Inc. since 1996. Mr. Duncan has held various positions with Comfort for over 16 years, where he was actively involved in acquisition, repositioning, financing, management and leasing activities. He holds a B.A. from Trinity College and is a licensed real estate broker in the States of New York and New Jersey.

     Sir Joseph Hotung is a nominee to become a Director of the Company upon completion of the Offering. Sir Joseph is a private investor. Sir Joseph was a director of HSBC Holdings plc from 1991 until 1998, a director of The Hong Kong Shanghai Banking Corporation Limited from 1991 until 1996, a director of Hong Kong Electric Holdings Ltd. from 1984 until 1997 and a director of China & Eastern Investment Company Ltd. from 1989 until 1998. Sir Joseph also has been involved with many educational, governmental and charitable organizations in the United Kingdom and Hong Kong, including serving as a member of the Inland Revenue Board of Review, the Membership Council and Finance Committee of the University of Hong Kong, and the Governing Body of the School of Oriental and African Studies of the University of London and as a director of the East Asian History of Science Foundation. Sir Joseph is a life fellow and a member of the Visitors Committee of the Metropolitan Museum of Art in New York City and a member of the Visitors Committee of the Freer Gallery of Art in Washington, D.C. Sir Joseph also is a trustee of the British Museum. Sir Joseph received a B.A. from the Catholic University of America, an LLB from the University of London and an honorary Doctor of Letters degree from Hong Kong University.



     Edward E. Matthews is a nominee to become a Director of the Company upon completion of the Offering. Mr. Matthews is the Vice Chairman -- Investments and Financial Services of American International Group, Inc. ('AIG'), one of the world's largest insurance groups, and has been with AIG since 1973. Prior to joining AIG, Mr. Matthews was a Managing Director of Morgan Stanley & Co. Incorporated. Mr. Matthews also serves as a director of C.V. Starr & Co., the private company that owns a substantial interest in AIG, and as a member of the board of directors of Princeton Investment Company, the managing company for Princeton University's more than $4 billion endowment. Mr. Matthews is a Charter Trustee of Princeton University and a trustee of the Princeton Medical Center and the Robert Wood Johnson Foundation. Mr. Matthews holds a B.A. in Applied Mathematics and Statistics from Princeton University and an M.B.A. from Harvard University.



     Peter Readman, O.B.E. is a nominee to become a Director of the Company upon completion of the Offering. Since 1977, Mr. Readman has been the Chairman of Abercromby & Company, a company which he founded and through which he acts as an economic adviser to a number of major companies and institutions including Abercromby Property International, Commercial Union plc, J. Sainsbury plc and Land Securities plc. Mr. Readman was the chairman of Public Storage International Properties N.V. from 1983 to 1998. Mr. Readman serves as a director of both Rodamco North America and Societe Fonciere Lyonnaise, one of the largest public real estate companies in France, and is currently on the board of a number of U.K. publicly quoted companies with property, hotel and venture capital interests. Mr. Readman read Law at Cambridge University and holds an MBA from the European business school INSEAD.


     Bernard B. Falk is the Executive Vice President -- Administration of the Company. Mr. Falk has served as Vice President and General Counsel of Loeb Partners Realty since 1987. At Loeb Partners Realty, Mr. Falk was actively involved in acquisition, redevelopment, repositioning and financing activities. Prior to joining Loeb Partners Realty, Mr. Falk was involved in real estate investment activities, and practiced as an attorney at Willkie Farr & Gallagher in the areas of real estate finance and corporate law. He holds a B.A. in Economics from Columbia University and an M.B.A. in Finance and a J.D. from New York University.

     Gary L. Naughton is the Senior Vice President -- Property Acquisitions of the Company. Mr. Naughton has served as a Vice President of Loeb Partners Realty and its predecessor group at Loeb Rhoades & Co. since 1971, with primary responsibilities for the acquisition and repositioning of properties. Mr. Naughton has been involved in the purchase and repositioning of approximately $500,000,000 of real estate. Mr. Naughton received his B.S. degree from Gettysburg College and is a licensed real estate broker in the State of New York, a member of The Real Estate Board of New York, the International Council of Shopping Centers and the Urban Land Institute.

COMMITTEES OF THE BOARD OF DIRECTORS

     Promptly following the consummation of the Offering, the Board of Directors will establish an Audit Committee, an Executive Committee, and a Compensation Committee.

     Audit Committee. The Audit Committee (consisting of [names]) will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     Executive Committee. The Executive Committee (consisting of [names]) will have the authority within certain parameters to acquire, dispose of and finance investments for the Company (including the issuance by the Operating Partnership of additional Units or other equity interests) and approve the execution of contracts and agreements, including those related to the borrowing of money by the Company, and generally exercise all other powers of the Board of Directors, except as prohibited by law.

     Compensation Committee. The Compensation Committee (consisting of [names]) will determine compensation for the Company's executive officers. The Compensation Committee will review and make recommendations concerning proposals by management with respect to compensation, bonus, employment agreements and other benefits and policies respecting such matters for the executive officers of the Company.

     The Board of Directors will not have a nominating committee and the entire Board of Directors will perform the function of such a committee.

COMPENSATION OF DIRECTORS

     The Company intends to pay an annual fee of $          to its non-employee
Directors. Directors who are employees of the Company will not be paid any directors' fees. The Company will reimburse all directors for travel and all reasonable out-of-pocket expenses incurred in connection with their activities on behalf of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the annual base salaries and options which the Company intends to pay in 1998 to its Chief Executive Officer and the Company's four other most highly paid executive officers (the 'Named Executive Officers'). Information for 1997 is not presented because the Company had no operations during such period and the Named Executive Officers were employed by other affiliated entities, as well as by the Loeb Group.

      NAME OF INDIVIDUAL                         TITLE                     BASE SALARY(1)      OPTIONS ALLOCATED(2)
------------------------------  ----------------------------------------   --------------    ------------------------
Joseph S. Lesser..............  Chief Executive Officer                       $
Alan L. Gordon................  Chief Financial Officer; Treasurer
Peter S. Duncan...............  President; Chief Operating Officer
Bernard B. Falk...............  Executive Vice President --
                                  Administration
Gary L. Naughton..............  Senior Vice President -- Property
                                  Acquisitions

------------
(1) Does not include bonuses that may be paid to these individuals. See ' -- Incentive Compensation' below.

(2) Upon the effective date of the Offering, options to purchase a total of 1,127,000 shares of Common Stock will be granted to officers and other employees of the Company under the Company's Stock Option and Incentive Plan at a price equal to the initial public offering price. See ' -- Stock Option and Incentive Plan' below.

STOCK OPTION AND INCENTIVE PLAN

     Prior to the completion of the Offering, the Company will adopt the Loeb Realty Corporation 1998 Stock Option and Incentive Plan (the 'Stock Option and Incentive Plan') to provide incentives to attract and retain executive officers, directors, employees and other key personnel. The Stock Option and Incentive Plan will be administered by the Compensation Committee. The maximum number of shares available for issuance under the Stock Option and Incentive Plan will be 8.0% of the total number of shares of Common Stock and Units (other than Units owned by the Company) outstanding from time to time (initially 2,254,000 shares).

     Under the Stock Option and Incentive Plan, the Compensation Committee may grant stock options, including 'incentive stock options' as defined in Section 422 of the Code, and non-statutory stock options. The exercise price of each option will be set by Compensation Committee; provided, however, that the exercise price must be at least equal to the market price of a share of Common Stock as of the date the option is granted. The Compensation Committee will also fix the term of each stock option, but in no event shall an incentive stock option be exercisable more than 10 years after the date of grant (or five years in the case of stockholders who own more than 10% of the outstanding Common Stock).


     Upon the effective date of the Offering, each non-employee director of the Company on the date thereof will be granted non-statutory stock option with respect to 10,000 shares. The exercise price per share for such shares shall be the initial public offering price. Non-employee directors who are first elected to serve as a director of the Company after the effective date of the Offering will be granted a non-statutory stock option to acquire 10,000 shares. Each non-employee director who is serving as a director of the Company on the fifth business day after each annual meeting of shareholders, beginning with the 1999 annual meeting, will automatically be granted a non-statutory stock option to acquire an additional 5,000 shares of stock. The exercise price per share for the stock covered by non-employee director options issued after the Offering will be the Fair Market Value (as defined in the plan) of such stock on the date of grant of the option.


     The Compensation Committee may also grant either restricted or unrestricted stock awards to participants in the Stock Option and Incentive Plan. With the consent of the Compensation Committee, a participant may elect to receive a portion of the cash compensation otherwise due such participant either in the form of unrestricted stock or discounted stock options. The Compensation Committee may make performance share awards independent of or in connection with the granting of any other award under the Stock Option and Incentive Plan. A performance share award entitles the recipient to acquire shares of stock upon the attainment of specified performance goals.


     In the event of a Change of Control (as defined in the plan), each award granted under the Plan will be subject to such terms, if any, with respect to a Change of Control as provided by the Administrator either in the award agreement or, subject to the Plan, in writing after the award agreement is issued.


EMPLOYMENT AGREEMENTS

     Each of Joseph S. Lesser, Alan L. Gordon, Peter S. Duncan, Bernard B. Falk and Gary L. Naughton will enter into an employment agreement with the Company which will be effective as of the completion of the Offering. Each agreement will have a term of three years, which will be automatically renewed for successive one-year periods unless otherwise terminated. The agreements will provide for base annual compensation (as set forth in ' -- Executive Compensation' above) and incentive compensation to be determined by the Compensation Committee (within the terms described in ' -- Incentive Compensation' below). Each of the employment agreements provides for certain severance payments in the event of disability or termination by the Company without cause or by the employee with good reason.


     The term 'cause' means (i) gross negligence or willful misconduct; (ii) an uncured material breach of material duties; and (iii) a conviction of a felony when it has a material adverse effect on the interests or reputation of the Company. The term 'good reason' means (a) a substantial adverse change or material reduction in the nature or scope of the employee's responsibilities or authority; (b) an uncured material breach by the Company of its material obligations under the employment agreement; and (c) upon or after a change-in-control, the failure of the Company to continue in effect any of the benefit plans in which employee is participating, other than as a result of the normal expiration of any such plan, the Company's requiring employee to relocate more than 50 miles from employee's residence or the failure of any successor to the Company to agree to be bound by the employment agreement. If the employee is terminated without cause or terminates his employment for good reason, the Company will pay employee a severance amount equal to (x) the employee's base salary for the remainder of the employment term or two years, whichever is longer, plus (y) an amount equal to the employee's prior year's bonus multiplied by the number of years in the period described in clause (x). In addition, the employee will continue to have the rights and benefits in effect under the Stock Option and Incentive Plan and other benefits programs and will be entitled to continuing coverage under group health plans.



     The employment agreements will, subject to certain exceptions, prohibit each of such persons from engaging, directly or indirectly, during the term of his employment, in any activity which, directly or indirectly, competes with the Company within any metropolitan area in which the Company owns properties. The exceptions include the Excluded Interests described under 'Business and Properties -- Excluded Interests' and any investments in publicly traded real-estate entities representing less than 3% of the equity ownership of such entity. Pursuant to the employment agreements, each of such persons will devote substantially all of his business time to the Company.


INCENTIVE COMPENSATION

     The Company may award incentive compensation to employees of the Company and its subsidiaries, including incentive awards under the 1998 Plan that may be earned on the attainment of performance objectives or other performance-related criteria. The Compensation Committee may, in its discretion, approve bonuses to executive officers and certain other officers and key employees if the Company achieves Company-wide, regional and/or business unit performance objectives determined by it each year. To the extent a bonus exceeds 100% of an employee's base salary, the Company may pay the excess in stock of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     As permitted by the MGCL, the Company's Charter obligates the Company to indemnify its present and former directors and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted by Maryland law from time to time. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The by-laws of the Company and separate indemnification agreements with directors and officers implement the provisions relating to indemnification contained in the Charter.


     The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter contains a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law as that law is in effect from time to time.

                             FORMATION TRANSACTIONS

     In order to facilitate the organization of the Company's business, the following transactions have been or will be effected:

            The Company was formed as a Maryland corporation on February 9, 1998.

            The Operating Partnership was formed as a Delaware limited partnership on May 8, 1998.

            The Real Estate Brokerage Subsidiary was formed as a Delaware corporation on April 15, 1998.

            Pursuant to one or more contribution, merger or option agreements (the 'Contribution Agreements'), entities which own direct or indirect interests in the Properties, the management business and the real estate brokerage business will contribute those interests to the Operating Partnership, or will merge with the Operating Partnership, in exchange for 13,426,066 Units, 1,148,934 shares of Common Stock, $17.9 million in cash and the assumption of $385.9 million of mortgage indebtedness. None of Messrs. Lesser, Gordon, Duncan, Naughton or Falk will receive any cash for their interests in the Properties. The Operating Partnership will repay an approximately $5.8 million outstanding loan made by the owners of the 63 Madison Avenue Property to fund capital improvements at the Property. Messrs. Lesser, Gordon, Duncan, Naughton and Falk and members of their families will receive an aggregate of approximately $224,000 of these proceeds.


            Pursuant to one or more contribution agreements, the entity which owns the Longboat Key Club will contribute the existing condominium unit management contracts relating to the Hotel as well as certain other personal property to Longboat Key Club, L.P. (the lessee) in exchange for 100% of the interests of that entity. The Operating Partnership will lease the Longboat Key Club to Longboat Key Club, Inc. pursuant to a 10 year participating lease, the terms of which have been structured so that the Operating Partnership will receive significant economic benefits from the operations of the Club and the Hotel.


            Prior to the completion of the Offering, the Operating Partnership will contribute its third party sales and leasing brokerage business to the Real Estate Brokerage Subsidiary. The Operating Partnership will hold 100% of the non-voting stock, representing a 95.0% equity interest in the Real Estate Brokerage Subsidiary. All of the voting stock, representing a 5% equity interest will be held by officers and directors of the Real Estate Brokerage Subsidiary.


            The Company will sell shares of Common Stock in the Offering and will contribute the net proceeds from the Offering to the Operating Partnership in exchange for 13,600,000 Units, which will represent approximately a 48.2% economic interest in the Operating Partnership after the Offering.


            The Operating Partnership will use approximately $201.7 million of the net proceeds from the Offering to repay mortgage indebtedness on the Properties.


     In forming the Company, the Company will succeed to the ownership of each of the Properties or the interests therein based upon a value for such property determined by the Company. The valuation of the Company as a whole has been determined based primarily on a multiple of estimated funds from operations and adjusted funds from operations attributable to all assets of the Company. No independent third-party appraisals, valuations or fairness opinions have been obtained by the Company in connection with the Formation Transactions. Accordingly, there can be no assurance that the value of the Units, Common Stock and other consideration received in the Formation Transactions by persons or entities contributing interests in the Formation Transactions is equivalent to the fair market value of those interests or that the terms of the Formation Transactions are as favorable to the Company as could have been obtained from unrelated third parties.



     The Company's interests in the Properties and its property management and brokerage businesses will be acquired pursuant to the Contribution Agreements, the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Contribution Agreements will contain representations and warranties from the contributors in the Formation Transactions with regard to their authority to enter into the Formation Transactions and certain other matters. The Contribution Agreements generally contain representations only with respect to the ownership of the interests by the holders thereof and certain other limited matters. Pursuant to a

Supplemental Representations and Warranties Agreement (the 'Supplemental Agreement'), Messrs. Lesser, Gordon and Duncan (the 'Indemnitors') have agreed to indemnify the Company against certain breaches of representations and warranties made by such persons with respect to the Properties and the property management and real estate brokerage businesses being transferred to the Company, which representations are in some cases limited to the knowledge of any of the Indemnitors, and all of which expire 12 months following the completion of the Offering. No liability is being assumed until the aggregage liability exceeds $250,000. The Indemnitors will pledge an aggregate of $15 million of Units (based on the initial public offering price of shares of Common Stock) (the 'Pledged Units') to secure their indemnification obligations under the Supplemental Agreement. The maximum aggregate liability of the Indemnitors under the Supplemental Agreement is limited to $10 million collectible solely out of the Pledged Units received by the Indemnitors in the Formation Transactions, which amount may not be sufficient in all circumstances to recompense the Company in the event of material breaches of these representations.

BENEFITS TO RELATED PARTIES

     Certain affiliates of the Company will realize certain material benefits as a result of the Offering and the Formation Transactions, including the following:


            Investors who owned interests in the Properties and the Company's property management and real estate brokerage businesses immediately prior to the Formation Transactions will receive 13,426,066 Units and 1,148,934 shares of Common Stock in consideration for the contribution of those interests to the Operating Partnership. The executive officers of the Company will receive the following number of Units and shares of Common Stock in the Formation Transactions: Joseph S. Lesser, 1,166,349 Units; Alan L. Gordon, 596,750 Units; Peter S. Duncan, 335,491 Units and 400,000 shares of Common Stock; Gary L. Naughton, 19,191 Units and Bernard B. Falk, 105,464 Units. The aggregate number of Unit and shares of Common Stock being issued in the Formation Transactions to all contributors has an aggregate value of approximately $291.5 million (based on the midpoint of the price range set forth on the cover page of this Prospectus), representing approximately 51.7% of the Company's equity interests on a fully diluted basis. These interests have a book value of approximately $64.7 million, as depreciated.


            Members of the management of Loeb Partners Realty and Comfort (Messrs. Lesser, Gordon, Duncan, Naughton and Falk) will become executive officers and, in the case of Messrs. Lesser, Duncan and Gordon, directors of the Company. Each of the executive officers will enter into employment agreements with the Company. See 'Management -- Employment Agreements.' Also, the Company will grant to directors, officers and employees of the Company options to purchase an aggregate of approximately 1,127,000 shares of Common Stock at the initial public offering price under the Stock Option and Incentive Plan, subject to certain vesting requirements. See 'Management -- Stock Option and Incentive Plan.'

            Investors who owned interests in the 63 Madison Avenue Property prior to the Formation Transactions will receive approximately $5.8 million of the net cash proceeds of the Offering in repayment of a loan previously made by those investors to fund improvements at the Property. Messrs. Lesser, Gordon, Duncan, Naughton and Falk will receive an aggregate of approximately $224,000 of these proceeds.


            The structure of the Formation Transactions will provide Unit recipients with the opportunity to defer the recognition of gain for tax purposes resulting from the contribution of their interests in the Properties and the property and real estate brokerage businesses.



            The lease with regard to the facilities at the Longboat Key Club will provide certain of the contributors of the Longboat Key Club (including Abercromby Property International and Messrs. Lesser and Gordon) in the Formation Transactions with potential economic benefits. Directors and officers of the Company will own an approximately 4% interest in the lessee; the balance of the interests in the lessee will be owned by the former owners of this Property (including Abercromby Property International), none of whom is an officer, director or employee of the Company. See 'Business and Properties -- The Hospitality/Resort Complex.'


            Recipients of Units in the Formation Transactions will have registration rights with respect to shares of Common Stock issued in exchange for Units.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of the Company's policies with respect to investments, financing and certain other activities. The Company's policies with respect to these activities have initially been determined by the Board of Directors of the Company and may be amended or revised from time to time at the discretion of the Board of Directors without notice to, or a vote of, the stockholders of the Company, except that certain policies with respect to conflicts of interest must be consistent with legal requirements.

INVESTMENT POLICIES


     Investments in Real Estate or Interests in Real Estate. The Company currently plans to conduct all of its investment activities through the Operating Partnership. The Company's investment objectives are to increase cash flow and the value of the Properties, and to acquire various types of properties with cash flow growth potential. Additionally, where prudent and possible, the Company will seek to upgrade the existing Properties and any newly acquired properties. The Company will invest opportunistically in various property types rather than focusing on any one asset type, but the Company expects that a significant amount of its investment activity, initially, will be focused on office properties. In general, it is the Company's policy to acquire assets primarily for income and growth in income. Where appropriate, and subject to REIT qualification rules, the Operating Partnership may sell certain of its properties.


     The Company expects to pursue its investment objectives through the direct and indirect ownership of properties and the ownership of interests in other entities. The Company will focus on properties in those markets where the Company currently has operations and in new markets targeted by management. See 'Business and Growth Strategies.' The Company anticipates that newly acquired properties will be located in the United States. Future investments, however, including the activities described below, will not be limited to any geographic area or to a specified percentage of the Company's assets.

     The Company also may participate with other entities in property ownership through joint ventures or other types of co-ownership. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over the Company's equity interest in such property.

     Investments in Real Estate Mortgages. While the Company's emphasis will be on equity real estate investments, it may, in its discretion, invest in mortgages on office properties and other similar interests. The Company does not intend to invest to a significant extent in mortgages or deeds of trust, but may acquire mortgages as a strategy for acquiring ownership of a property or the economic equivalent thereof, subject to the investment restrictions applicable to REITs. See 'Federal Income Tax Considerations -- Taxation of the
Company -- Income Tests' and ' -- Asset Tests.' In addition, the Company may invest in mortgage-related securities and/or may seek to issue securities representing interests in such mortgage-related securities as a method of raising additional funds.

     Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Although the Company has no current intention of making such an investment, the Company also may legally invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, subject to the gross income and asset tests necessary for REIT qualification. The Company may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies. In any event, the Company does not intend that its investments in securities will require it or the Operating Partnership to register as an 'investment company' under the Investment Company Act of 1940, as amended.

FINANCING POLICIES

     The Company does not have a policy limiting the amount of indebtedness that the Company may incur. In addition, the Charter and By-laws do not limit the percentage of indebtedness that the Company may incur. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole. Upon completion of the Offering, the Company's Debt-to-Market Capitalization Ratio will be approximately 24.6%. See 'Business and
Properties -- Debt Financing.'

     The Board of Directors will consider a number of factors when evaluating the Company's level of indebtedness and when making decisions regarding the incurrence of indebtedness, including the purchase price of properties to be acquired with debt financing, the estimated market value of its properties upon refinancing and the ability of particular properties and the Company as a whole to generate cash flow to cover expected debt service. See 'Risk Factors,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' and 'Business and
Properties -- Debt Financing.'

     To the extent that the Board of Directors of the Company determines to obtain additional capital, the Company may issue debt or equity securities, or cause the Operating Partnership to issue additional Units, or retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT status), or a combination of these methods. As long as the Operating Partnership is in existence, the proceeds of all equity capital raised by the Company will be contributed to the Operating Partnership in exchange for additional interests in the Operating Partnership, which will dilute the ownership interest, if any, of the other partners.

     To the extent that the Board of Directors determines to obtain additional debt financing, the Company intends to do so generally through mortgages on its properties and lines of credit. These mortgages may be recourse, nonrecourse or cross-collateralized and may contain cross-default provisions. Future credit facilities and lines of credit may be used for the purpose of making acquisitions or capital improvements or providing working capital to the Company or meeting the taxable income distribution requirements for REITs under the Code if the Company has taxable income without receipt of cash sufficient to enable the Company to meet such distribution requirements.

CONFLICT OF INTEREST POLICIES


     The Company has adopted the policies described below and entered into employment agreements with its executive officers which are designed to minimize potential conflicts of interest. See 'Management -- Employment Agreements.' The Company's Board of Directors is subject to certain provisions of Maryland law, which are designed to eliminate or minimize certain potential conflicts of interest. However, there can be no assurance that these policies always will be successful in eliminating the influence of conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.


     Affiliate Transactions. The Company has adopted a policy that, without the approval of a majority of the disinterested Directors, it will not (i) acquire from or sell to any director, officer or employee of the Company, or any entity in which a director, officer or employee of the Company beneficially owns more than a 1% interest, or acquire from or sell to any affiliate of any of the foregoing, any of the assets or other property of the Company, (ii) make any loan to borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons.

     The Operating Partnership. A conflict of interest may arise between the Company and the Limited Partners of the Operating Partnership, due to the possibility that a disproportionately large share of any gain recognized from the sale of any of the Properties contributed by the Limited Partners, directly or indirectly, to the Operating Partnership will be allocated to the Limited Partners. The Operating Partnership Agreement gives the General Partner, full, complete and exclusive discretion in managing and controlling the business of the Operating Partnership and in making all decisions affecting the business and assets of the Operating Partnership. In addition, the Company's By-laws provide that any transaction (including the sale of a real estate asset) involving the Company in which an advisor, director, officer of shareholder of the Company, or any affiliate of the foregoing, has a direct or indirect interest other than solely as a result of his status as an advisor, director, officer, or shareholder of the Company, must be approved by a majority of the disinterested directors. Pursuant to the Operating Partnership Agreement, the Limited Partners have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its shareholders, and by the General Partner to such Limited

Partners, the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the best interests of the Company's shareholders. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided that the General Partner appointed such agents in good faith.

     Provisions of Maryland Law. Pursuant to Maryland law (the jurisdiction under which the Company is organized), each Director is required to discharge his duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he reasonably believes to be in the best interest of the Company. In addition, under Maryland law, a transaction between the Company and any of its Directors or between the Company and a corporation, firm or other entity in which a Director is a director or has a material financial interest is not void or voidable solely because of the Director's directorship or the Director's interest in the transaction if (i) the transaction is authorized, approved or ratified, after disclosure of the interest, by the affirmative vote of a majority of the votes cast by shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm or other entity, or (ii) the transaction is fair and reasonable to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company may, although it does not currently intend to, make acquisitions and investments other than as previously described. The Company has authority to issue senior securities although it has no current plans for such issuance.

     The Company also has authority to offer its shares of Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its Common Stock or any other securities and may engage in such activities in the future. The Company also may make loans to joint ventures in which it participates. The Company will not engage in trading, underwriting, or the agency distribution or sale of securities of other issuers. At all times, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of the circumstances or changes in the Code (or the regulations promulgated thereunder), the Board of Directors determines that it is no longer in the best interests of the Company to continue to have the Company qualify as a REIT. The Company's policies with respect to such activities may be reviewed and modified from time to time by the Company's directors without notice to, or the vote of, the stockholders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION TRANSACTIONS

     The terms of the acquisitions of interests in the Properties and in the property management and real estate brokerage businesses of Loeb Partners Realty and Comfort, and the benefits of those transactions to related parties, are described in 'Formation Transactions.'

OPERATING PARTNERSHIP AGREEMENT

     For a description of the rights of recipients of Units to exchange their Units for Common Stock, see 'The Operating Partnership Agreement.'

REGISTRATION RIGHTS

     For a description of certain registration rights held by related parties, see 'Shares Available for Future Sale.'

LONGBOAT KEY CLUB

     Directors and officers of the Company own a 4% interest in the lessee of the Longboat Key Club and, as a result, will benefit from the lease arrangement between the Operating Partnership and the lessee. See 'Business and Properties -- The Hospitality/Resort Complex.'

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of shares of Common Stock for (i) each director (and director nominee) of the Company, (ii) each executive officer of the Company, (iii) the directors and executive officers of the Company as a group, and (iv) each person who is expected to be the beneficial owner of 5% or more of the outstanding shares of the Common Stock immediately following the Offering. Unless otherwise indicated, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares of Common Stock represents the number of shares the person is expected to hold in addition to the number of shares of Common Stock into which Units expected to be held by such person are redeemable.


                                                                 COMMON STOCK       PERCENT OF        PERCENT OF
                                                                  AND UNITS         ALL COMMON        ALL COMMON
           NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED     STOCK(1)     STOCK AND UNITS(2)
-----------------------------------------------------------   ------------------    ----------    ------------------
Joseph S. Lesser...........................................        1,166,449             7.3%             4.1%
Alan L. Gordon.............................................          596,750             3.9              2.1
Peter S. Duncan............................................          735,491             4.9              2.6
Gary L. Naughton...........................................           19,191              *               *
Bernard B. Falk............................................          105,464              *               *
Abercromby Property International..........................        2,976,324            16.7             10.6%
Directors and executive officers as a group (five
  persons).................................................        2,623,345            13.1%             9.3%

------------
*  Less than 1%.

(1) Assumes that all Units held by the person are redeemed for shares of Common Stock and assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(2) Assumes that all Units held by the person and all other holders of Units are redeemed.

                           DESCRIPTION OF SECURITIES

     The following summary of the terms of the capital stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and by-laws of the Company, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See 'Additional Information.'

GENERAL

     The Company's Charter provides that the Company may issue up to 200 million shares of capital stock, all with a par value of $.001 per share. Initially, all of such shares will be designated as Common Stock. As of February 9, 1997, 100 shares of Common Stock were issued and outstanding. Upon completion of the Offering and the related transactions, 28,175,100 shares of Common Stock will be issued and outstanding (or subject to issuance upon exchange of Units).

     The Board of Directors is authorized to classify and reclassify any unissued shares of capital stock to provide for the issuance of shares in other classes or series, including preferred stock in one or more series, to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series.

COMMON STOCK

     All shares of Common Stock offered hereby when issued will be duly authorized, fully paid and nonassessable. The holders of the Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. No cumulative voting rights for the election of directors will attach to shares of Common Stock. Subject to the provisions of law and any preferential rights with respect to any outstanding capital stock of the Company, holders of Common Stock are entitled to receive ratably such dividends or other distributions as may be declared by the Board of

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Directors out of funds legally available therefor. The Company currently intends to pay regular quarterly distributions. If the Company is liquidated or dissolved, subject to the right of any holders of the capital stock of the Company Stock to receive preferential distributions, each outstanding share of Common Stock will be entitled to participate ratably in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company.

     Holders of shares of Common Stock have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company.

     The transfer agent and registrar for the Common Stock is            .

ADDITIONAL CLASSES OF STOCK


     Additional classes of stock, including preferred stock, may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors is required by the MGCL and the Company's Charter to set for each such series, the preferences, conversion or other rights, voting powers, restrictions, limitations as to the dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted under Maryland law. The Board of Directors could authorize the issuance of capital stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of the Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the Common Stock might receive a premium for their Common Stock over the then market price of such Common Stock. As of the date hereof, no preferred stock is outstanding.


RESTRICTIONS ON TRANSFER


     For the Company to qualify as a REIT under the Code, it must meet certain requirements concerning the ownership of outstanding shares. Specifically, not more than 50% of its outstanding shares of Common Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year of the Company's existence) or during a proportionate part of a shorter taxable year, and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and certain percentages of the Company's gross income must be from particular activities. Because the Directors believe it is essential for the Company to continue to qualify as a REIT, the Company's Charter, subject to certain exceptions, provides that no holder (other than any person approved by the Directors, at their option and in their discretion, provided that such approval will not result in the termination of the status of the Company as a REIT) may own, directly or by virtue of the attribution provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) (the 'Ownership Limit'), of the issued and outstanding shares of Common Stock or more than 9.8% (in value) of the issued and outstanding shares of the Company's capital stock. As a condition of waiver, the Directors may require opinions of counsel satisfactory to it and undertakings or representations from the applicant with respect to preserving the REIT status of the Company. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.



     If any transfer of shares occurs which, if effected, would result in the Common Stock being owned by fewer than 100 persons, that transfer will be deemed null and void. If any transfer of shares occurs which, if effected, would (i) create a direct or indirect ownership of shares in excess of the Ownership Limit, (ii) result in the Company being 'closely held' within the meaning of
Section 856(h) of the Code, or (iii) result in the Company owning 10% or more of the ownership interests in one of its tenants or would otherwise result in the Company failing to qualify as a REIT, then the excess capital stock being transferred that would cause one or more of the restrictions on ownership or transfer to be violated will be automatically transferred to a trust for the benefit of a charitable organization designated by the Company. The purported transferee of such shares shall have no right to receive dividends or other distributions with respect to such shares and shall have no right to vote such shares. Any dividends or other distributions paid to such purported transferee prior to the discovery by the Company that the

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shares have been transferred to a trust shall be paid upon demand to the trustee of the trust for the benefit of the charity. The trustee of the trust will have all rights to dividends and voting with respect to the shares of capital stock held in trust. Any dividends or distributions paid over to the trustee will be held in trust of the charity. The trustee shall designate a transferee of such stock so long as ownership of such shares of stock would not violate the ownership limitations in the hands of such designated transferee. Upon the sale of such shares, the purported transferee shall receive the lesser of (A)(i) the price per share such purported transferee paid for the capital stock in the purported transfer that resulted in the transfer of shares of capital stock to the trust, or (ii) if the transfer or other event that resulted in the transfer of shares of capital stock to the trust was not a transaction in which the purported record transferee of shares of capital stock gave full value for such shares, a price per share equal to the market price on the date of the purported transfer or other event that resulted in the transfer of the shares to the trust, or (B) the price per share received by the trustee from the sale or disposition of the shares held in the trust. Any net sales proceeds in excess of the amount paid to the purported transferee will be paid to the charity.


     All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above.


     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 1% of the outstanding Common Stock (or such other percentage as may be required by the Code or Treasury Regulations) must file an affidavit with the Company containing the information specified in the Charter within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to determine the Company's status as a REIT and to insure compliance with the requirements of any taxing or governmental authority.


     These ownership limitations may have the effect of precluding acquisitions of control of the Company unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of the Company.

LIMITATION OF LIABILITY OF DIRECTORS

     The Company's Charter provides that, to the fullest extent permitted by Maryland law, a Director or officer will not be personally liable for monetary damages to the Company or its stockholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Charter provides that the Company shall indemnify (i) its Directors and officers to the full extent required or permitted by Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board or the Company's By-laws and be permitted by law. The Charter provides that no amendment of the Company's charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal.

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                        SHARES AVAILABLE FOR FUTURE SALE

     Upon completion of the Offering and the related transactions, there will be 14,749,034 shares of Common Stock issued and outstanding (16,789,034 shares if the Underwriters' over-allotment option is exercised in full), including 100 shares of Common Stock issued prior to the Offering to Joseph S. Lesser and 1,148,934 shares of Common Stock issued in connection with the Formation Transactions. In addition, shares of Common Stock are reserved for issuance upon exchange of Units. The 13,600,000 shares of Common Stock (15,640,000 shares if the Underwriters' over-allotment option is exercised in full) issued in the Offering will be freely tradeable without registration or other restrictions under the Securities Act. As described in the section entitled 'Description of Securities -- Restrictions on Transfer,' the Common Stock is subject to other restrictions to facilitate the maintenance of REIT status by the Company. The 100 shares of Common Stock held by Joseph S. Lesser, the Common Stock issued in connection with the Formation Transactions, the Common Stock issuable under the Stock Option Plan and the Common Stock issued to affiliates of the Company upon exchange of Units (collectively, 'Restricted Stock'), will be 'restricted stock' under the meaning of Rule 144 under the Securities Act and may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption, including an exemption under Rule 144.


     The Company and the directors and officers of the Company will be required to enter into a lock-up agreement with the Underwriters pursuant to which they will not be permitted to, subject to certain exceptions, without the prior written consent of Smith Barney Inc., on behalf of the Underwriters, offer, sell, contract to sell or otherwise dispose of any Common Stock (including Common Stock acquired upon redemption of Units) for one year after the date of this Prospectus. See 'Underwriting.' After expiration of such lock-up period, the holders of the Units, after notifying the Company of its or their intention, will be permitted to sell Common Stock received or to be received in exchange for the Units. As described below, it is expected that the Company will file a registration statement with respect to such Common Stock. Similarly, by the expiration of the lock-up period, the Company expects to have filed a registration statement with respect to the Common Stock issuable under the Stock Option Plan, which Common Stock may be resold without restriction, unless held by affiliates. The Company will pay all costs and expenses, other than underwriting discounts, in connection with any such registration.


     The holders of Restricted Stock also may be able to sell their Common Stock after the lock-up period without registration in accordance with the exemptions provided by Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of Restricted Stock from the Company or any 'affiliate' of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission (the 'Commission'). Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of Restricted Stock from the Company or from any 'affiliate' of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an affiliate of the Company at any time during the 90 days immediately preceding a sale, such person is entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     Prior to the Offering, there has been no public market for the Common Stock. Trading of the Common Stock on the New York Stock Exchange is expected to commence immediately following the completion of the Offering. No prediction can be made as to the effect, if any, that future market sales of Common Stock or the availability of Common Stock for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock or the perception that such sales may occur could adversely affect prevailing market prices for the Common Stock.

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

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                      OF THE COMPANY'S CHARTER AND BY-LAWS

     The following paragraphs summarize certain provisions of Maryland law and the Company's Charter and by-laws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Company's Charter and by-laws for complete information.

CERTAIN CHARTER AND BY-LAW PROVISIONS


     Classified Board. The Company's Charter and by-laws provide that the number of directors of the Company initially shall be seven, and thereafter may be increased or decreased pursuant to the by-laws of the Company, but shall never be less than the minimum number of three directors permitted by the MGCL. The directors will be divided into three classes, with their terms expiring over a staggered three-year term. Because stockholders will have no right to cumulative voting for the election of directors, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors to the class of directors whose term expires at that meeting.


     Removal; Filling of Board Vacancies. The Charter provides that, subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed only for cause and then only by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors. Subject to the rights of the holders of any class separately entitled to elect one or more directors, vacancies on the Board of Directors resulting from death, resignation, removal, retirement or other cause will be filled by a vote of the stockholders or a majority of the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining.

     Other Constituencies. The Board of Directors, when evaluating any offer, bid, proposal or similar communication of another party to: (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with or into another corporation or corporations; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its stockholders, give due consideration to all relevant factors, including, without limitation, the social, economic and regulatory effects on the Company, on employees, providers and payors of the Company and its subsidiaries, on residents and families served by the Company and its subsidiaries, on operations of the Company's subsidiaries and on the communities in which the Company and its subsidiaries operate or are located.

     Stockholder Action by Unanimous Written Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders, unless such consent is unanimous and each holder entitled to notice of such meeting but not to vote on the matter signs a waiver of a right to dissent.

     Call of Special Meeting. Special meetings of stockholders may be called at any time but only by the Chairman of the Board, the President, by a majority of the directors then in office or by stockholders possessing at least 25% of the voting power of the issued and outstanding voting stock entitled to cast votes at the meeting.

     By-law Amendments. The stockholders may amend the By-laws by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Company entitled to vote thereon. Directors may also amend the By-laws by a two-thirds vote of the directors then in office.

     Charter Amendments. Except as set forth in the Charter or as otherwise specifically required by law, no amendment of any provision of the Charter shall be made unless such amendment has been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote thereon; provided, however, if such amendment is to the provisions described above or the provisions in the Charter relating to Board authority to issue shares of stock of

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

any class; the limitation on directors' liability; the classified Board requirements; or other provisions relating to the Board, such amendment must be approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon.

     Stockholder Nominations and Proposals. Notice of stockholder proposals and director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the matters are to be acted upon or the directors are to be elected. To be timely, notice must be received at the principal offices of the Company not less than 30, nor more than 60, days prior to the meeting of stockholders; provided, that if less than 31 days' notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or the day on which public disclosure was made, whichever first occurs. The purpose of requiring advance notice is to afford the Board of Directors an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders about those matters.

CHANGES IN CONTROL PURSUANT TO MARYLAND LAW

     Business Combination Law. Under the MGCL, certain 'business combinations' (including certain issuances of equity securities) between a Maryland corporation and any Interested Stockholder or an affiliate of the Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the Board of Directors of such corporation and approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its common shares. The Company has elected not to have the business combination statute apply to the Company, although the Board of Directors may elect to have this statute apply to the Company in the future.

     Control Share Acquisitions. Subtitle 7 of Title 3 of the MGCL (the 'Maryland Control Share Act') generally provides that control shares (as defined below) of a Maryland corporation acquired in a control share acquisition (as defined below) have no voting rights, unless voting rights for such shares shall have been approved at a meeting of the stockholders of the corporation by the affirmative vote of two-thirds of all votes entitled to be cast on the matter (other than interested shares, as defined below) or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or, prior to the acquiring person's acquisition thereof, the corporation's charter or by-laws permit the acquisition of such shares. If the acquiring person so requests, the corporation is required to hold a stockholders' meeting to consider the authorization of voting rights to control shares within 50 days after a demand is made by the acquiring person, provided that, among other things, such acquiring person has delivered to the corporation a copy of a definitive agreement or agreements with respect to any amount of financing of the control share acquisition that is not provided by the acquiring person and has agreed to pay the corporation's expenses of the meeting.

     'Control shares' generally means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. 'Control share acquisition' generally means the acquisition of ownership of, or the right to direct the exercise of voting power with respect to, issued and outstanding control shares, but does not include the acquisition of shares in a merger, consolidation or share exchange to which the corporation is a party. 'Interested shares' generally means shares of a corporation in respect of which an acquiring person, an officer of the corporation or an employee of the corporation who is also a director of the corporation is entitled to exercise voting power in the election of directors.

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     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiring person or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiring person becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiring person in the control share acquisition.

     The Maryland Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or by-laws of the corporation.

     The provisions in the Charter on removal of directors, the provisions of the MGCL regarding business combinations and control share acquisitions and the advance notice provisions of the by-laws could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

     The Company has elected not to have the Maryland Control Share Act apply to it, although the Board of Directors may elect to have this Act apply to the Company in the future.

                      THE OPERATING PARTNERSHIP AGREEMENT

     The following summary of the Operating Partnership Agreement describes the material provisions of that agreement. This summary is qualified in its entirety by reference to the Operating Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Operating Partnership was organized as a Delaware limited partnership on May 8, 1998. The Company is the sole general partner of, and will initially hold approximately 48.3% of the economic interests in, the Operating Partnership. The Company will hold a one percent general partner interest in the Operating Partnership and the balance will be held as a limited partner interest. The Company will conduct substantially all of its business through the Operating Partnership and its subsidiaries. Holders of Units (other than the Company in its capacity as general partner) will hold a limited partnership interest in the Operating Partnership, and all holders of Units (including the Company in its capacity as general partner) will be entitled to share in cash distributions from, and in the profits and losses of, the Operating Partnership. Each Unit generally will receive distributions in the same amount paid on each share of Common Stock. See 'Distributions.'

     Holders of Units will have the rights to which limited partners are entitled under the Partnership Agreement and, to the extent not limited by the Partnership Agreement, the Delaware Revised Uniform Limited Partnership Act (the 'Act'). The Units have not been and are not expected to be registered pursuant to any federal or state securities laws or listed on any exchange or quoted on any national market system. The Partnership Agreement imposes certain restrictions on the transfer of Units, as described below.

     Purposes, Business and Management. The purpose of the Operating Partnership includes the conduct of any business that may be lawfully conducted by a limited partnership formed under the Act, except that the Partnership Agreement requires the business of the Operating Partnership to be conducted in such a manner that will permit the Company to be classified as a REIT under Section 856 of the Code, unless the Company ceases to qualify as a REIT for reasons other than the conduct of the business of the Operating Partnership. Subject to the foregoing limitation, the Operating Partnership may enter into partnerships, joint ventures or similar arrangements and may own interests directly or indirectly in any other entity.

                                       97


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     Pursuant to the Operating Partnership Agreement, the Company, as the sole general partner of the Operating Partnership, generally has full, exclusive and complete responsibility and discretion in the management, operation and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions, such as acquisitions, developments and dispositions of properties and refinancings of existing indebtedness. The consent of the limited partners will be required in certain circumstances described below. No limited partner may take part in the operation, management or control of the business of the Operating Partnership by virtue of being a holder of Units. Certain restrictions apply to the Company's ability to engage in a Business Combination, as described more fully under ' -- Extraordinary Transactions' below.

     The Company may not conduct any business other than the business of the Operating Partnership without the consent of the holders of a majority of the limited partnership interests (not including the limited partnership interests held by the Company in its capacity as a limited partner in the Operating Partnership).

     Reimbursement of the Company; Transactions with the Company and its Affiliates. The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners in the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for substantially all expenses it incurs relating to the ongoing operation of the Company and offerings of Units or shares of Common Stock (or rights, options, warrants or convertible or exchangeable securities).

     Except as expressly permitted by the Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

     Removal of General Partner. The Operating Partnership provides that the limited partners may not remove the Company as general partner of the Operating Partnership. See 'Policies with Respect to Certain Activities -- Conflict of Interest Policies.'

     Borrowing by the Operating Partnership. The Company is authorized to cause the Operating Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Operating Partnership. Such debt may be secured by mortgages, deeds of trust, liens or encumbrances on properties of the Operating Partnership. The Company also may cause the Operating Partnership to borrow money to enable the Operating Partnership to make distributions, including distributions in an amount sufficient to permit the Company, as long as it qualifies as a REIT, to avoid the payment of any Federal income tax.

FIDUCIARY DUTIES

     The limited partners of the Operating Partnership have agreed that in the event of any conflict in the fiduciary duties owed by the Company to its stockholders and by the Company, as general partner of the Operating Partnership, to such limited partners, the Company may act in the best interests of the Company's stockholders without violating its fiduciary duties to such limited partners or being liable for any resulting breach of its duties to the limited partners.

AMENDMENTS OF THE OPERATING PARTNERSHIP AGREEMENT

     Amendments to the Operating Partnership Agreement may be proposed by the Company or by limited partners owning at least 20% of the Units.

     Generally, the Operating Partnership Agreement may be amended with the approval of the Company, as general partner, and limited partners (including the Company) holding a majority of the Units. Certain amendments that would, among other things, convert a limited partner's interest into a general partner's interest, modify the limited liability of a limited partner, alter the interest of a partner in profits or losses or the right to receive any distributions, alter or modify the redemption right described below, or cause the termination of the Operating Partnership at a time or on terms

                                       98


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

inconsistent with those set forth in the Operating Partnership Agreement must be approved by the ompany and each limited partner that would be adversely affected by such amendment. Notwithstanding the foregoing, the Company, as general partner, will have the power, without the consent of the limited partners, to amend the Operating Partnership Agreement as may be required to (1) add to the obligations of the Company as general partner or surrender any right or power granted to the Company as general partner; (2) reflect the admission, substitution, termination or withdrawal of partners in accordance with the terms of the Operating Partnership Agreement; (3) establish the rights, powers, duties and preferences of any additional partnership interests issued in accordance with the terms of the Operating Partnership Agreement; (4) reflect a change of an inconsequential nature that does not materially adversely affect the limited partners, or cure any ambiguity, correct or supplement any provisions of the Operating Partnership Agreement not inconsistent with law or with other provisions of the Operating Partnership Agreement, or make other changes concerning matters under the Operating Partnership Agreement that are not otherwise inconsistent with the Operating Partnership Agreement or law; or
(5) satisfy any requirements of federal or state law. Certain provisions affecting the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning Units; restrictions relating to the issuance of securities of the Company and related capital contributions to the Operating Partnership; restrictions relating to certain extraordinary transactions involving the Company or the Operating Partnership) may not be amended without the approval of a majority or, in certain instances, a super majority of the Units not held by the Company.

TRANSFER OF INTERESTS

     Restrictions on Transfer of the Company's Interest. The Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except (i) in connection with a merger or sale of all or substantially all of its assets, in which the limited partners in the Operating Partnership either will receive, or will have the right to receive, substantially the same consideration as holders of shares of Common Stock, and for which it has obtained the requisite approval in accordance with the terms of the Operating Partnership Agreement, (ii) if the limited partners holding at least three-fourths of the Units (excluding Units owned by the Company) consent to such transfer or (iii) to certain affiliates of the Company.

     Transfer of Units; Substitute Limited Partners. The Operating Partnership Agreement provides that limited partners generally may transfer their Units without the consent of any other person, but may substitute a transferee as a limited partner only with the prior written consent of the Company as the sole general partner of the Operating Partnership, (which consent cannot be unreasonably withheld). If the Company does not consent to the admission of a transferee of Units as a substituted limited partner, then the transferee will succeed to all economic rights and benefits attributable to such Units (including the redemption right described below), but will not become a limited partner or possess any other rights of limited partners (including the right to vote). In addition, limited partners may not transfer Units in any event until the one-year anniversary of the Offering or in violation of certain regulatory and other restrictions set forth in the Operating Partnership Agreement. Any attempted transfer in violation of this restriction will be void ab initio and without any force or effect. Beginning one year after the completion of the Offering, limited partners (other than the Company) will be permitted to transfer all or any portion of their Units without restriction as long as they satisfy certain requirements set forth in the Partnership Agreement. In addition, limited partners will be permitted to dispose of their Units following the expiration of the 12-month period following the completion of the Offering by exercising the redemption right described below. See ' -- Redemption of Units' below.

REDEMPTION OF UNITS

     Beginning 12 months after the completion of the Offering, the Operating Partnership will be obligated to redeem each Unit at the request of the holder thereof for cash equal to the fair market value of one share of Common Stock at the time of such redemption (as determined in accordance with the provisions of the Operating Partnership Agreement), provided that the Company may elect to acquire any such Unit presented for redemption for one share of Common Stock or an amount of cash

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of the same value. The Company presently anticipates that it will elect to issue
Common Stock in connection with each such redemption rather than having the Operating Partnership pay cash. With each such redemption, the Company's percentage ownership interest in the Operating Partnership will increase.
Persons other than the Company who acquire Units in the Formation Transactions will have certain rights, pursuant to a separate registration rights agreement, to have the issuance of shares of Common Stock that may be issued to them in exchange for their Units, or the resale of such shares by them, registered under the Securities Act. See 'Shares Available for Future Sale.'

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

     The Company is authorized, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If additional Units are issued to the Company, then the Company must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by the Company from such issuance or (ii) issue additional Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, the Company may cause the Operating Partnership to issue to the Company additional partnership interests in different series or classes, which may be senior to the Units, in conjunction with an offering of securities of the Company having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No limited partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

EXTRAORDINARY TRANSACTIONS

     The Operating Partnership Agreement provides that the Company may not generally engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (a 'Business Combination'), unless in connection with the Business Combination, (i) each limited partner either will receive, or will have the right to elect to receive, for each Unit held by the limited partner, an amount of cash, securities (which may be operating partnership units of a subsidiary of the surviving corporation rather than common stock of the surviving corporation) or other property equal to the product of the number of shares of Common Stock for which each Unit may then be redeemed and the greatest amount of cash, securities or other property paid to the holder of one share of Common Stock in consideration of one share of Common Stock at any time during the period from and after the date on which the Business Combination is consummated; and (ii) the Business Combination is structured so that the holders of Units will not suffer adverse economic consequences from any gain recognized for federal income tax purposes by the holders of Units by virtue of their participation in the Business Combination, and to otherwise preserve the rights, preferences and privileges of the limited partners which are in effect immediately prior to the consummation of the Business Combination. If holders of Units will not be treated in such manner in connection with a proposed Business Combination, the Company may not engage in such transaction unless limited partners (other than the Company) holding more than 50% of the Units held by limited partners vote to approve the Business Combination. In addition, the Company, as general partner of the Operating Partnership, has agreed in the Operating Partnership Agreement with the limited partners that the Company will not consummate a Business Combination in which the Company conducted a vote of the stockholders unless the matter would have been approved had holders of Units been able to vote together with the stockholders on the transaction. The foregoing provision of the Operating Partnership Agreement would under no circumstances enable or require the Company to engage in a Business Combination which required the approval of the Company's stockholders if the Company's stockholders did not in fact give the requisite approval. Rather, if the Company's stockholders did approve a Business Combination, the Company would not consummate the transaction unless
(i) the Company as general partner first conducts a vote of holders of Units (including the Company) on the matter, (ii) the Company votes the Units held by it in the same proportion as the stockholders of the Company voted on the matter at the stockholder vote,

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and (iii) the result of such vote of the Unit holders (including the proportionate vote of the Company's Units) is that had such vote been a vote of stockholders, the Business Combination would have been approved by the stockholders. As a result of these provisions of the Operating Partnership, a third party may be inhibited from making an acquisition proposal that it would otherwise make, or the Company, despite having the requisite authority under its Articles of Incorporation, may not be authorized to engage in a proposed Business Combination.

LIABILITY AND INDEMNIFICATION

     Liability of the Company and Limited Partners. The Company, as general partner of the Operating Partnership, is liable for all general recourse obligations of the Operating Partnership to the extent not paid by the Operating Partnership. The Company is not liable for the nonrecourse obligations of the Operating Partnership. Assuming that a limited partner does not take part in the control of the business of the Operating Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement and the Act, the liability of a limited partner for obligations of the Operating Partnership under the Partnership Agreement and the Act will be limited, subject to certain exceptions, generally to the loss of such limited partners' investment in the Operating Partnership represented by his Units. The Operating Partnership will operate in a manner that the Company deems reasonable, necessary or appropriate to preserve the limited liability of the limited partners.

     Exculpation and Indemnification of the General Partner. The Operating Partnership Agreement generally provides that the Company, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Company carried out its duties in good faith. In addition, the Company is not responsible for any misconduct or negligence on the part of its agents, provided the Company appointed such agents in good faith. The Company may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters that the Company reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     The Operating Partnership Agreement also provides for indemnification of the Company, the directors and officers of the Company, and such other persons as the Company may from time to time designate against any judgments, penalties, fines, settlements and reasonable expenses actually incurred by such person in connection with the preceding unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

TAX MATTERS

     The Company will be the tax matters partner of the Operating Partnership and, as such, will have the authority to make tax elections under the Code on behalf of the Operating Partnership.

DISSOLUTION, WINDING UP AND TERMINATION


     The Operating Partnership will continue in full force and effect until December 31, 2097, unless sooner dissolved and terminated. The Operating Partnership will be dissolved prior to the expiration of its term, and its affairs wound up upon the occurrence of the earliest of: (i) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances); (ii) the sale of all or substantially all of the Operating Partnership's assets and properties; (iii) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Act; and (iv) the entry of a final non-appealable order for relief in a bankruptcy proceeding of the general partner, or the entry of a final non-appealable


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

judgment ruling that the general partner is bankrupt or insolvent, except that, in either such case, in certain circumstances the limited partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company. Upon dissolution, the Company, as general partner, or any liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds therefrom in the order of priority set forth in the Partnership Agreement.

                     ERISA AND CERTAIN OTHER CONSIDERATIONS


     The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the prohibited transaction provisions of section 4975 of the Code that may be relevant to a prospective purchaser (including, with respect to the discussion contained in ' -- Status of the Company and the Partnership under ERISA,' to a prospective purchaser that is not an employee benefit plan or an individual retirement account (an 'IRA')). The discussion does not purport to deal with all aspects of ERISA or section 4975 of the Code that may be relevant to particular shareholders (including plans subject to Title I of ERISA, other retirement plans and IRAs subject to the prohibited transaction provisions of section 4975 of the Code, and governmental plans or church plans that are exempt from ERISA and section 4975 of the Code but that may be subject to state law requirements) in light of their particular circumstances.



     The discussion is based on current provisions of ERISA and the Code, existing and currently proposed regulations under ERISA and the Code, the legislative history of ERISA and the Code, existing administrative rulings of the Department of Labor ('DOL') and reported judicial decisions. No assurance can be given that legislative, judicial, or administrative changes will not affect the accuracy of any statements herein with respect to transactions entered into or contemplated prior to the effective date of such changes.


GENERAL


     Each fiduciary of an employee benefit plan subject to ERISA (an 'ERISA Plan') should carefully consider whether an investment in the Common Stock is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan's investment, inter alia, to be (i) prudent and solely in the interests of the participants and beneficiaries of the ERISA Plan, (ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the governing documents of the ERISA Plan. In determining whether an investment in the Common Stock is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider, among other things, all of an ERISA Plan's investment portfolio for which the fiduciary has responsibility, to meet the objectives of the ERISA Plan, taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan, and the liquidity and current return of the ERISA Plan's investment portfolio. Examples of other considerations a fiduciary should take into account include the nature of the Company's business, the length of the Company's operating history, the terms of the management agreements, the fact that certain investment properties may not have been identified yet, other matters described under 'Risk Factors' and the possibility of UBTI (defined below). See 'Federal Income Tax Considerations.' In addition, fiduciaries of ERISA Plans or of individual retirement accounts or employee benefit plans which are subject to Section 4975 of the Code but which are not subject to ERISA ('Non-ERISA Plans,' and, together with ERISA Plans, 'Plans') should not cause or permit such Plan to enter into transactions prohibited under Section 406 of ERISA or Section 4975 of the Code, as applicable. Additional legal considerations may apply to Non-ERISA Plans and to other employee benefit plans and arrangements not subject to ERISA (including, without limitation, governmental and foreign plans).


STATUS OF THE COMPANY AND THE OPERATING PARTNERSHIP UNDER ERISA

     The following section discusses certain principles that apply in determining whether the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code apply to an entity because one or more investors in the entity's equity interests is a Plan. An ERISA Plan fiduciary

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

should also consider the relevance of these principles to ERISA's prohibition on improper delegation of control over or responsibility for Plan assets and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach by another fiduciary.


     If the underlying assets of the Company are deemed to be assets of a Plan ('Plan Assets') under ERISA, (i) the prudence standards and other provisions of
Part 4 of Title I of ERISA and the prohibited transaction provisions of ERISA and the Code, as applicable, would be applicable to any transactions involving the Company's assets, (ii) persons who exercise any authority or control over the Company's assets, or who provide investment advice for a fee or other compensation to the Company, would generally be deemed to be (for the purposes of ERISA and the Code) fiduciaries of Plans that acquire Common Stock, and (iii) transactions involving the Company's assets undertaken at their direction or pursuant to their advice might under certain circumstances, violate their fiduciary responsibilities under ERISA.


     The United States Department of Labor (the 'DOL'), which has certain administrative responsibility over Plans, has issued a regulation defining Plan Assets for certain purposes (the 'DOL Regulation'). The DOL Regulation generally provides that when a Plan acquires a security that is an equity interest in an entity and that security is neither a 'publicly offered security' nor a security issued by an investment company registered under the 1940 Act, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an 'operating company' (as defined in the DOL Regulation) or that equity participation in the entity by 'benefit plan investors' is not significant.


     The DOL Regulation defines a 'publicly offered security' as a security that is 'widely held,' 'freely transferable' and is either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days, or such later time as may be allowed by the Commission (the 'registration period'), after the end of the fiscal year of the issuer during which the offering occurred). The Common Stock is being sold in an offering registered under the Securities Act and the Company intends to register the Common Stock under the Exchange Act within the registration period.


     The DOL Regulation provides that a security is 'widely held' only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be 'widely held' because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.


     The DOL Regulation provides that whether a security is 'freely transferable' is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are 'freely transferable.' The restrictions on transfer enumerated in the DOL Regulation as ordinarily not affecting a finding that the securities are 'freely transferable' include: (i) any restriction on or prohibition against any transfer or assignment that would result in a termination or reclassification of the Company for federal or state tax purposes, or that would otherwise violate any state or federal law or court order, (ii) any requirement that advance notice of a transfer or assignment be given to the Company, (iii) any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer that are among those enumerated in the DOL Regulation as not affecting free transferability, (iv) any administrative procedure that establishes an effective date, or an event (such as completion of the Offering) prior to which a transfer of assignment will not be effective, and (v) any limitation or restriction on transfer or assignment that is not imposed by the issuer or a person acting for or on behalf of the issuer. The Offering will not impose a minimum investment requirement, and the Company believes that the restrictions on transfer imposed under the Declaration of Trust on the transfer of Common Stock are of the type of restrictions on transfer generally permitted under the DOL Regulation or are not otherwise material and should not result in the failure of the Common Stock to be 'freely transferable' within the meaning of the DOL Regulation. See 'Description of Securities -- Restrictions on Transfer.' The


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Company also believes that certain restrictions on transfer that derive from the securities laws, from contractual arrangements with the Underwriters in connection with the Offering and from certain other provisions should not result in the failure of the Common Stock to be 'freely transferable.' See 'Underwriting.' Furthermore, the Company is not aware of any other facts or circumstances limiting the transferability of the Common Stock that are not included among those enumerated as not affecting their free transferability under the DOL Regulation, and the Company does not expect to impose in the future (or to permit any person to impose on its behalf) any other limitations or restrictions on transfer that would not be among the enumerated permissible limitations or restrictions. However, the DOL Regulation only establishes, in effect, a presumption of free transferability, and, therefore, no assurances can be given that the DOL, the IRS or a court would not reach a contrary conclusion with respect to the Common Stock.

     Assuming that the Common Stock is 'widely held' and 'freely transferable,' the Company believes that, under the DOL Regulation, the Common Stock should be considered 'publicly offered securities' and that, therefore, the underlying assets of the Company should not be deemed to be Plan Assets of any Plan that invests in the Common Stock.

     The DOL Regulation will also apply in determining whether the underlying assets of the Operating Partnership will be deemed to be Plan Assets. The partnership interests in the Operating Partnership will not be publicly offered securities. Nevertheless, if the Common Stock constitutes publicly offered securities, the Company believes that the indirect investment in the Operating Partnership by Plans through their ownership of the Common Stock will not cause the assets of the Operating Partnership to be treated as Plan Assets.

     PRIOR TO MAKING AN INVESTMENT IN THE COMMON STOCK, PROSPECTIVE INVESTORS WHICH ARE 'PLANS' (AS DEFINED ABOVE) OR WHICH OTHERWISE ARE OR ARE ACTING ON BEHALF OF EMPLOYEE BENEFIT PLANS (WHETHER OR NOT SUBJECT TO ERISA OR SECTION 4975 OF THE CODE) SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE (AND, PARTICULARLY IN THE CASE OF PLANS AND ARRANGEMENTS NOT SUBJECT TO ERISA, ANY ADDITIONAL STATE, LOCAL AND FOREIGN LAW CONSIDERATIONS), AS APPLICABLE, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES OF AN INVESTMENT IN THE COMMON STOCK.


                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL


     The following summary of material federal income tax consequences that may be relevant to a U.S. person who holds Common Stock is based on current law, and is not intended as tax advice. The following discussion, which is not exhaustive of all possible tax consequences, does not include a detailed discussion of any state, local or foreign tax consequences. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective U.S. stockholder in light of his or her particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.


     The statements and opinions in this discussion are based on current provisions of the Code, existing, temporary and currently proposed Treasury Regulations under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS and judicial decisions. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

     As used in this section, the term 'Company' refers solely to Loeb Realty Corporation and the term 'Operating Partnership' refers solely to Loeb Realty, L.P.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO

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CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES
TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON STOCK IN AN ENTITY ELECTING TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     General. The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. The Company believes that it will be organized and will operate in a manner so as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner. No assurance, however, can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon the Company's ability to meet, on a continuing basis, through periodic operating results, distribution levels, diversity of stock ownership and other qualification tests imposed under the Code on REITs, some of which are summarized below. While the Company intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in circumstances of the Company, no assurance can be given that the Company will so qualify for any particular year. See ' -- Failure to Qualify.'

     In the opinion of Rogers & Wells LLP, counsel to the Company ('Counsel'), commencing with its taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and the proposed method of operation of the Company and the Operating Partnership, including the Company's interest in the Real Estate Brokerage Subsidiary and the lease of the LongBoat Key Club, will enable the Company to meet the requirements for qualification as a REIT. Counsel's opinion is based on various assumptions and is conditioned upon certain representations made by the Company, the Operating Partnership and the Real Estate Brokerage Subsidiary as to factual matters. In addition, Counsel's opinion is based upon factual representations of the Company concerning its business and properties, and the business and properties of the Operating Partnership and the Real Estate Brokerage Subsidiary. Unlike a tax ruling, an opinion of counsel is not binding upon the IRS and no assurance can be given that the IRS will not challenge the status of the Company as a REIT. Moreover, such qualification and taxation as a REIT depend upon the Company's ability to meet, through periodic operating results, distribution levels, diversity of stock ownership and other qualification tests imposed under the Code discussed below. Counsel will not review the Company's compliance with the various REIT qualification tests on a periodic or continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy such requirements. See ' -- Failure to Qualify.'

     The following is a general summary of the Code provisions that govern the federal income tax treatment of a REIT and its stockholders. These provisions of the Code are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations and administrative and judicial interpretations thereof.

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on net income that it distributes currently to its stockholders. This treatment substantially eliminates the 'double taxation' (taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. If the Company does not qualify as a REIT, it would be taxed at rates applicable to corporations on all of its income, whether or not distributed to its shareholders. Even if the Company qualifies as a REIT, it will be subject to federal income or excise tax as follows: (i) the Company will be taxed at regular corporate rates on any undistributed REIT taxable income and undistributed net capital gains (other than retained capital gains as discussed below); (ii) under certain circumstances, the Company may be subject to the 'alternative minimum tax' on its items of tax preference, if any; (iii) if the Company has (1) net income from the sale or other disposition of 'foreclosure property' (generally, property acquired by reason of a foreclosure or otherwise on

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default of a loan secured by the property) that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income; (iv) if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than dispositions of foreclosure property and dispositions of property that occur due to involuntary conversion) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax; (v) if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability; (vi) if the Company should fail to distribute with respect to each calendar year at least the sum of (1) 85% of its REIT ordinary income for such year, (2) 95% of its REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed; (vii) if the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and the Company subsequently recognizes gain on the disposition of such asset during the 10-year period (the 'Recognition Period') beginning on the date on which the asset was acquired by the Company (or the Company first qualified as a REIT), then pursuant to guidelines issued by the IRS, the excess of (1) the fair market value of the asset as of the beginning of the applicable Recognition Period, over (2) the Company's adjusted basis in such asset as of the beginning of such Recognition Period (the 'Built-In Gain') will be subject to tax at the highest regular corporate rate (the 'Built-In Gain Rule').

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation but for Sections 856 through 859 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) that has the calendar year as its taxable year; (vi) the beneficial ownership of which is held by 100 or more persons;
(vii) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and
(viii) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) through (v), inclusive, must be met during the entire taxable year and that condition (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (vi) and
(vii), however, will not apply until after the first taxable year for which an election is made to be taxed as a REIT. The Company anticipates issuing sufficient shares of Common Stock in the Offering with sufficient diversity of ownership to allow the Company to satisfy conditions (vi) and (vii) immediately following the Offering. In addition, the Company's Charter includes restrictions regarding the transfer of the Company's Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (vi) and (vii) above. See 'Description of Securities -- Restrictions on Transfer.' In rendering its opinion that the Company is organized in conformity with the requirements for qualification as a REIT, Counsel is relying on the Company's representation that ownership of its stock satisfies condition (vii) and Counsel expresses no opinion as to whether the ownership restrictions contained in the Charter preclude the Company from failing to satisfy condition
(vii) above. In addition, the Company intends to continue to comply with the Treasury Regulations requiring it to ascertain and maintain records which disclose the actual ownership of its shares. Although a failure by the Company to ascertain the actual ownership of its shares will not cause its disqualification as a REIT, a monetary fine may result.

     The Company may have one or more 'qualified REIT subsidiaries.' A corporation that is a 'qualified REIT subsidiary' is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a 'qualified REIT subsidiary' are treated as assets, liabilities and items of the REIT. In applying the requirements described herein, any

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'qualified REIT subsidiary' of the Company will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as assets, liabilities and items of the Company. Any 'qualified REIT subsidiary' of the Company will therefore not be subject to federal corporate income taxation, although it may be subject to state or local taxation.

     In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership are treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein, provided that the Operating Partnership is treated as a partnership for federal income tax purposes. See ' -- Other Tax Considerations -- Effect of Tax Status of the Operating Partnership on REIT Qualification.'

     Income Tests. In order to qualify as a REIT, there are two gross income requirements that must be satisfied annually. First, at least 75% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including 'rents from real property' and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the REIT's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

     Rents received by a REIT will qualify as 'rents from real property' in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term 'rents from real property' solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. Second, rents received from a tenant will not qualify as 'rents from real property' in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT, directly or constructively, owns 10% or more of such tenant (a 'Related Party Tenant'). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as 'rents from real property.' Finally, in order for rents received with respect to a property to qualify as 'rents from real property,' the REIT generally must not operate or manage the property or furnish or render services to tenants, except through an 'independent contractor' who is adequately compensated and from whom the Company derives no income. The 'independent contractor' requirement, however, does not apply to the extent the services provided by the REIT are 'usually or customarily rendered' in connection with the rental of space for occupancy only and are not otherwise considered 'rendered to the occupant.' However, a de minimis rule may apply to certain non-customary services provided by a REIT. Specifically, if the value of the non-customary service income with respect to a property (valued at no less than 150% of the Company's direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as 'rents from real property.'

     The Company does not anticipate charging rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). The Company does not anticipate receiving more than a de minimis amount of rents from any Related Party Tenant or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

     Pursuant to a lease (the 'Lease') with respect to the Longboat Key Club Property, Longboat Key Club, Inc. will lease from the Operating Partnership the assets comprising the Longboat Key Club (the 'Club') for a 10-year period. The Lease provides that Longboat Key Club, Inc. will be obligated to pay to the Operating Partnership (i) the greater of fixed minimum rent (the 'Base Rent') or
(ii) percentage rent (the 'Participating Rent') (collectively, the 'Rents'), plus certain other amounts, including interest

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accrued on any late payments or charges (the 'Additional Charges').
Participating Rent is calculated by multiplying fixed percentages by various revenue categories for the Club. Both Base Rent and the thresholds in the Participating Rent formulas will be adjusted for inflation. The Base Rent functions as an overall minimum rent to be paid by the lessee monthly. Participating Rent is payable quarterly.

     In order for Base Rent, Participating Rent and Additional Charges to constitute 'rents from real property,' the lease must be respected as a true lease for federal income tax purposes and not treated as a service contract, joint venture or some other type of arrangement. The determination of whether the lease is a true lease depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee is required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain (e.g., appreciation) with respect to the property.

     In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has significant economic or possessory interests in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case. The Lease has been structured to qualify as a true lease for federal income tax purposes.

     The determination that the Lease will be treated as true lease for federal income tax purposes is based, in part, on the following facts: (i) the Operating Partnership and the lessee intend for their relationship to be that of lessor and lessee and each such relationship will be documented by a lease agreement;
(ii) the lessee will have the right to exclusive possession and use and quite enjoyment of the leased premises during the term of the Lease; (iii) the lessee will bear the cost of, and be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and will dictate how the leased premises are operated and maintained; (iv) the lessee will bear all of the costs and expenses of operating the leased premises during the term of the Lease; (v) the term of the Lease is less than the economic life of the leased premises and the lessee does not have a purchase option with respect to the leased premises; (vi) the lessee is required to pay substantial fixed rent during the term of the Lease; and (vii) the lessee stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Lease that discuss whether such a lease constitutes a true lease for federal income tax purposes. Therefore, there can be no assurance that the IRS will not assert a contrary position. If the Lease is recharacterized as a service contract or partnership agreement, rather than a true lease, part or all of the payments that the Operating Partnership receives from the lessee would not be considered rent and would not otherwise satisfy the various requirements for qualification as 'rents from real property.' In that case, the Company would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

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     As indicated above, 'rents from real property' must not be based in whole or in part on the income or profits of any person. The Participating Rent should qualify as 'rents from real property' since it is based on percentages of gross receipts or sales which percentages are fixed at the time the leases are entered into, provided (i) the leases are not renegotiated during the term of the leases in a manner that has the effect of basing Participating Rent on income or profits and (ii) the leases conform with normal business practice. More generally, the Participating Rent will not qualify as 'rents from real property' if, considering the Lease and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Participating Rent on income or profits. Since the Participating Rent is based on fixed percentages of gross revenues that are established in the Lease, and the Company has represented that the percentages
(i) will not be renegotiated during the term of the Lease in a manner that has the effect of basing the Participating Rent on income or profits and (ii) conform with normal business practice, the Participating Rent should not be considered based in whole or in part on the income or profits of any person.

     Also, as indicated above, another requirement for Rent payments under the Lease to constitute 'rents from real property' is that the Rent attributable to personal property under the Lease must not be greater than 15% of the rent received under the Lease. For this purpose, Rent attributable to personal property is the amount that bears the same ratio to the total Rent for the taxable year as the average of the adjusted basis of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and personal property leased under, or in connection with, such lease. Under the Lease, the Operating Partnership leases certain personal property to the lessee. The Operating Partnership believes that under the Lease less than 15% of the total Rent is attributable to personal property and, as a result, no portion of such Rent will be treated as being attributable to the rental of personal property for purposes of the 75% and 95% gross income tests. The Operating Partnership has represented that it will monitor the 15% test in order to ensure that receipt of Rent under the Lease will not adversely affect the Company's ability to satisfy the 75% and 95% gross income requirements.

     The Company will provide certain services with respect to the Properties through the Operating Partnership, which is not an 'independent contractor.' However, the Company believes (and has represented to Counsel) that all of such services will be considered 'usually or customarily rendered' in connection with the rental of space for occupancy only, so that the provision of such services will not jeopardize the qualification of rent from the Properties as 'rents from real property.' In rendering its opinion on the Company's ability to qualify as a REIT, Counsel is relying on such representations. In the case of any services that are not 'usual and customary' under the foregoing rules, the Company intends to employ 'independent contractors' to provide such services.

     The Operating Partnership may receive certain types of income that will not qualify under the 75% or 95% gross income test. In particular, dividends received from the Real Estate Brokerage Subsidiary will not qualify under the 75% gross income test and fees from the management of properties owned by third parties will not qualify under the 75% or 95% gross income tests. The Company believes, and has represented to Counsel, however, that the aggregate amount of such items and other non-qualifying income in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75% and 95% gross income tests.

     If the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet any such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources and nature of its income to its federal income tax return and any incorrect information on the schedule was not due to fraud with the intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.


     Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets: (i) at least 75% of the value of the Company's total assets must be represented by real estate assets (including (1) its allocable share of real estate assets held by


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partnerships in which the Company has an interest and (2) stock or debt instruments purchased with the proceeds of a stock offering on long-term (at least five years) debt offering of the Company and held for not more than one year following the receipt by the Company of such proceeds), cash, cash items and government securities; (ii) not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class; and
(iii) of the investments included in the 25% asset class, the value of any one issuer's securities (other than an interest in a partnership, shares of a 'qualified REIT subsidiary' or shares of another REIT) owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (other than an interest in a partnership, securities of a 'qualified REIT subsidiary' or shares of another REIT).

     After initially meeting the assets tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a subsequent quarter solely by reason of a fluctuation in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and plans to take such other action within 30 days after the close of any quarter as may be required to cure any noncompliance. However, there can be no assurance that such other action will always be successful.

     Based on the foregoing, the 5% test must generally be met for any quarter in which the Company acquires securities of an issuer. Therefore, this requirement must be satisfied not only on the date the Company acquires securities of the Real Estate Brokerage Subsidiary, but also each time the Company increases its ownership of securities of the Real Estate Brokerage Subsidiary (e.g., through an increase of the Company's interest in the Operating Partnership).

     The Operating Partnership will own all of the non-voting stock of the Real Estate Brokerage Subsidiary, which stock represents 95% of the equity of the Real Estate Brokerage Subsidiary. By virtue of the Company's interest in the Operating Partnership, the Company will be considered to own its proportionate share of the assets of the Operating Partnership, including the securities of the Real Estate Brokerage Subsidiary. The Operating Partnership will not own more than 10% of the voting securities of the Real Estate Brokerage Subsidiary and, therefore, the Company will not own more than 10% of the voting securities of the Real Estate Brokerage Subsidiary. In addition, the Company and its management believe that the Company's proportionate share of the value of the securities of the Real Estate Brokerage Subsidiary will not exceed, as of the completion of the Offering, 5% of the total value of the Company's assets. There can be no assurance, however, that the IRS will not contend that the value of the securities of the Real Estate Brokerage Subsidiary exceeds the 5% value limitation. Counsel, in rendering its opinion regarding the qualification of the Company as a REIT, will rely on the conclusions of the Company and its management as to the value of the securities of the Real Estate Brokerage Subsidiary.

     As noted above, the 5% value requirement must be satisfied within 30 days after the end of each quarter during which the Company increases, directly or indirectly, ownership of securities of the Real Estate Brokerage Subsidiary (including as a result of increasing its interest in the Operating Partnership). Although the Company plans to take steps to ensure that it satisfies the 5% value test for each quarter, there can be no assurance that such steps will always be successful or will not require a reduction in the Operating Partnership's interest in the Real Estate Brokerage Subsidiary.

     Annual Distribution Requirements. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (A) 95% of the Company's 'REIT taxable income' (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid during the taxable year to which they relate (or during the following taxable year, if declared before the Company timely files its tax return for the preceding year and paid on or before the first regular dividend payment after such declaration). To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its 'REIT taxable income,' as adjusted, it will be subject to tax on the undistributed amount at regular corporate

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capital gains rates and ordinary corporate tax rates. Furthermore, if the
Company fails to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income of such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such amounts over the amounts actually distributed. In addition, if the Company disposes of any asset subject to the Built-In Gain Rule during its Recognition Period, the Company will be required to distribute at least 95% of the Built-In Gain (after tax), if any, recognized on the disposition.

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, it is expected that the Company's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other noncash charges in the computing of REIT taxable income. Moreover, the Partnership Agreement of the Operating Partnership authorizes the Company, as general partner, to take such steps as may be necessary to cause the Operating Partnership to make distributions to its partners of amounts sufficient to permit the Company to meet these distribution requirements. It is possible, however, that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses in arriving at REIT taxable income of the Company, or due to cash expenditures of nondeductible expenses such as principal amortization or capital expenditures. In the event that such circumstances do occur, then in order to meet the 95% distribution requirement, the Company may cause the Operating Partnership to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for year by paying 'deficiency dividends' to stockholders in a later year that may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends. However, the Company would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and special relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify as a REIT will not be deductible, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations in the Code, corporate distributees may be eligible for the 'dividends received deduction.' In addition, the Company's failure to qualify as a REIT could also substantially reduce the cash available for distributions to stockholders. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

     Partnership Anti-Abuse Rule. Treasury Regulations have been promulgated under the partnership provisions of the Code that permit the IRS to recharacterize transactions involving partnerships that purport to create tax advantages that are inconsistent with the intent of the partnership provisions of the Code. The scope and intended application of these Treasury Regulations are unclear. Nonetheless, although the matter is not free from doubt, Counsel believes that these Treasury Regulations do not adversely affect the Company's ability to qualify as a REIT.

TAXATION OF STOCKHOLDERS

     Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income, and corporate stockholders will not be eligible for the dividends received deduction as to such amounts. Distributions that are designated as capital gain dividends will be taxed as gains from the sale or exchange of a capital asset (to the extent they do not exceed the Company's actual net

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capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on any net long-term capital gain, in which case domestic stockholders of the Company would include in their income as long-term capital gain their proportionate share of such undistributed net long-term capital gain. A domestic stockholder would also receive a refundable tax credit for such stockholder's proportionate share of the tax paid by the Company on such undistributed capital gains and an increase in its basis in the stock of the Company in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax paid by the Company. See ' -- Capital Gains and Losses' below.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such Common Stock. To the extent that such distributions exceed the adjusted basis of a stockholder's Common Stock, they will be included in income as short-term or long-term capital gain (depending on the length of time the shares have been held), assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any dividend declared by the Company in October, November or December of any year and payable to a stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

     In general, a domestic stockholder will realize capital gain or loss on the disposition of Common Stock equal to the difference between (i) the amount of cash and the fair market value of any property received on such disposition, and
(ii) the stockholder's adjusted basis of such Common Stock. Such gain or loss generally will constitute short-term capital gain or loss if the stockholder has not held such shares for more than one year and long-term capital gain or loss if the stockholder has held such shares for more than one year. See ' -- Capital Gains and Losses' below. Loss upon a sale or exchange of Common Stock by a stockholder who has held such Common Stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain.

     Capital Gains and Losses. The maximum marginal individual income tax rate is 39.6%. The maximum tax rate on net capital gains applicable to individuals, trusts and estates from the sale or exchange of capital assets held for more than 18 months is 20%, and the maximum rate is reduced to 18% for assets acquired after December 31, 2000 and held for more than five years. For individuals, trusts and estates who would be subject to a maximum tax rate of 15%, the rate on net capital gains is reduced to 10%, and effective for taxable years commencing after December 31, 2000, the rate is reduced to 8% for assets held for more than five years. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the deductions for depreciation (other than certain depreciation recapture taxable as ordinary income) with respect to such property. The maximum rate of capital gains tax for capital assets held more than one year but not more than 18 months remains at 28%. Accordingly, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

     In addition, Notice 97-64 provides temporary guidance with respect to the taxation of distributions by the Company designated as capital gain dividends. Pursuant to Notice 97-64, forthcoming Temporary Regulations will provide that capital gains allocated to a stockholder by the Company may be designated as a 20% rate gain distribution, an unrecaptured Section 1250 gain distribution (subject to a 25% rate), or a 28% rate gain distribution. In determining the amounts which may be designated as each class of capital gains dividends, a REIT must calculate its net capital gains as if it were an

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individual subject to a marginal tax rate of 28%. Unless specifically designated otherwise by the Company, a distribution designated as a capital gain distribution is presumed to be a 28% rate gain distribution. If the Company elects to retain any net long-term capital gain, as discussed above, the undistributed long-term capital gains are considered to be designated as capital gain dividends for purposes of Notice 97-64.

     Backup Withholding. The Company will report to its domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number and certifies as to no loss of exemption, and otherwise complies with the applicable requirements of the backup withholdings rules. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. The United States Treasury has recently issued final regulations (the 'Final Regulations') regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify and modify reliance standards. The Final Regulations are generally effective for payments made on or after January 1, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Stock.

     In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders which fail to certify their non foreign status to the Company. See ' -- Taxation of Foreign Stockholders' below.

     Taxation of Tax-Exempt Stockholders. The IRS has ruled that amounts distributed as dividends by a qualified REIT generally do not constitute unrelated business taxable income ('UBTI') when received by a tax-exempt entity. Based on that ruling, the dividend income from the Common Stock will not be UBTI to a tax-exempt stockholder, provided that the tax-exempt stockholder has not held its shares of Common Stock as 'debt financed property' within the meaning of the Code and such shares are not otherwise used in a trade or business. Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt stockholder has held such shares as 'debt financed property' within the meaning of the Code or has used the shares in a trade or business.

     Notwithstanding the above, however, a portion of the dividends paid by a 'pension held REIT' will be treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code (a 'qualified trust') and which holds more than 10% (by value) of the interests in the REIT. A REIT is a 'pension held REIT' if (i) it would not have qualified as a REIT but for the application of a 'look-through' exception to the 'not closely held' requirement applicable to qualified trusts, and (ii) either (A) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (B) one or more such qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income (less direct expenses related thereto) of the REIT from unrelated trades or businesses (determined as if the REIT were a qualified trust) to (ii) the total gross income (less direct expenses related thereto) of the REIT. A de minimis exception applies where this percentage is less than 5% for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the 'not closely held' requirement without relying upon the 'look-through' exception with respect to qualified trusts. As a result of certain limitations on transfer and ownership of Common Stock contained in the Charter, the Company does not expect to be classified as a 'pension held REIT.'

     Taxation of Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, 'Non-U.S. Stockholders') are complex and no attempt will be made herein to provide more than a summary of such rules.

     PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN SHARES, INCLUDING ANY REPORTING REQUIREMENTS, AS WELL AS THE TAX TREATMENT OF SUCH AN INVESTMENT UNDER THEIR HOME COUNTRY LAWS.

     In general, Non-U.S. Stockholders will be subject to regular United States federal income taxation with respect to their investment in shares of Common Stock in the same manner as a U.S. Stockholder (i.e., at graduated rates on a net basis, after allowance of deductions) if such investment is 'effectively connected' with the conduct by such Non-U.S. Stockholder of a trade or business in the United States. A Non-U.S. Stockholder that is a corporation and that receives income with respect to its investment in shares of Common Stock that is (or is treated as) 'effectively connected' with the conduct of a trade or business in the United States may also be subject to the 30% branch profits tax imposed under Section 884 of the Code, which is payable in addition to the regular United States corporate income tax. The following discussion addresses only the federal income taxation of Non-U.S. Stockholders whose investment in shares of Common Stock is not 'effectively connected' with the conduct of a trade or business in the United States. Prospective investors whose investment in shares of Common Stock may be 'effectively connected' with the conduct of a United States trade or business should consult their own tax advisors as to the tax consequences thereof.

     Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. Pursuant to the Final Regulations, dividends paid to an address in a country outside the United States are no longer presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the availability of a reduced tax treaty rate. A Non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate is now required to satisfy certain certification and other requirements. Distributions made by the Company in excess of its current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of such shares (but not below zero). To the extent that such distributions exceed the adjusted basis of the Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares in the Company, as described below.

     For withholding tax purposes, the Company is currently required to treat all distributions as if made out of its current or accumulated earnings and profits and thus intends to withhold at the rate of 30% (or a reduced treaty rate if applicable) on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder. Under the Final Regulations (discussed below), generally effective for distributions on or after January 1, 2000, the Company would not be required to withhold at the 30% rate on distributions it reasonably estimates to be in excess of the Company's current and accumulated earnings and profits. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company, and the amount withheld exceeded the Non-U.S. Stockholder's United States tax liability, if any, with respect to the distribution.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ('FIRPTA'). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with the conduct of a United States trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to domestic stockholders

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

(subject to applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals), without regard as to whether such distributions are designated by the Company as capital gain dividends. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption. The Company is required by Treasury Regulations to withhold 35% of any distribution to a Non-U.S. Stockholder that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by the Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a 'domestically controlled REIT,' defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its stock was held directly or indirectly by Non-U.S. Stockholders. The Company believes that it will be a domestically controlled REIT and therefore, that the sale of its shares will not be subject to taxation under FIRPTA. However, because the Common Stock will be publicly traded, no assurance can be given that the Company will continue to so qualify. Notwithstanding the foregoing, gain from the sale or exchange of shares of Company stock not otherwise subject to FIRPTA generally will be taxable to a Non-U.S. Stockholder if the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a 'tax home' in the United States. In such case, the nonresident alien individual will be subject to a 30% United States withholding tax on the amount of such individual's gain.

     If the Company does not qualify as or ceases to be a 'domestically controlled REIT,' whether gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to U.S. taxation under FIRPTA will depend on whether the shares are 'regularly traded' (as defined in applicable Treasury Regulations) on an established securities market (such as the New York Stock Exchange on which the Common Stock will be traded) and on the size of the selling Non-U.S. Stockholder's interest in the Company. If the gain on the sale of shares were to be subject to tax under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a domestic stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the shares would be required to withhold and remit to the IRS 10% of the purchase price. In addition, if the Company is not a domestically controlled REIT, distributions in excess of the Company's current and accumulated earnings and profits would be subject to withholding at a rate of 10%.

     The Final Regulations, issued by the United States Treasury on October 6, 1997, affect the rules applicable to payments to foreign persons. In general, the Final Regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and modify reliance standards. In addition, the Final Regulations also address certain issues relating to intermediary certification procedures designed to simplify compliance by withholding agents. The Final Regulations are generally effective for payments made on or after January 1, 2000, subject to certain transition rules. Prospective investors should consult their own tax advisors concerning the adoption of the Final Regulations and the potential effect on their ownership of Common Stock.

OTHER TAX CONSIDERATIONS

     Effect of Tax Status of the Operating Partnership on REIT Qualification. All of the Company's investments are through the Operating Partnership. The Company believes that the Operating Partnership is properly treated as a partnership for tax purposes (and not as an association taxable as a corporation). If, however, the Operating Partnership were to be treated as an association taxable as a corporation, the Company would cease to qualify as a REIT. Furthermore, in such a situation, the Operating Partnership would be subject to corporate income taxes and the Company would not be able to deduct its share of any losses generated by the Operating Partnership in computing its taxable income.

     Tax Allocations with Respect to the Properties. The Operating Partnership was formed by way of contributions of appreciated property (including certain of the Properties). When property is contributed to a partnership in exchange for an interest in the partnership, the partnership generally

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

takes a carryover basis in that property for tax purposes equal to the adjusted basis of the contributing partner in the property, rather than a basis equal to the fair market value of the property at the time of contribution (this difference is referred to as a 'Book-Tax Difference'). The partnership agreement of the Operating Partnership requires allocations of income, gain, loss and deduction with respect to contributed Property to be made in a manner consistent with the special rules in Section 704(c) of the Code, and the regulations thereunder, which tend to eliminate the Book-Tax Differences with respect to the contributed Properties over the remaining useful lives of the Properties. However, because of certain technical limitations, the special allocation rules of Section 704(c) may not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed Properties in the hands of the Operating Partnership could cause the Company to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to the Company if all Properties were to have a tax basis equal to their fair market value at the time of acquisition. The foregoing principles also apply in determining the earnings and profits of the Company for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased its interests in the Properties at their agreed value.


     Real Estate Brokerage Subsidiary. A portion of the amounts used by the Operating Partnership to fund distributions to stockholders is expected to come from the Real Estate Brokerage Subsidiary through dividends on the non-voting stock of the Real Estate Brokerage Subsidiary to be held by the Operating Partnership. The Real Estate Brokerage Subsidiary will not qualify as a REIT and thus will pay federal, state and local income taxes on its net income at normal corporate rates. To the extent that the Real Estate Brokerage Subsidiary is required to pay federal, state and local income taxes, the cash available for distribution to the Company's stockholders will be reduced accordingly.


     As described above, the value of the securities of the Real Estate Brokerage Subsidiary held by the Company cannot exceed 5% of the value of the Company's total assets. See ' -- Taxation of the Company -- Asset Tests.' This limitation may restrict the ability of the Real Estate Brokerage Subsidiary to increase the size of its business unless the value of the other assets of the Company is increasing at a commensurate rate.

     State and Local Taxes. The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult with their own tax advisors regarding the effect of state, local and other tax laws of any investment in the Common Stock of the Company.

     Potential Legislative Action Regarding REITs. On February 2, 1998, the Clinton Administration released a summary of its proposed budget plan which contained several proposals affecting REITs. One such proposal, if enacted in its present form, would prohibit a REIT from holding securities representing more than 10% of the value of all classes of stock of a corporation, other than a qualified REIT subsidiary or another REIT. If enacted in its present form, the proposal may limit the future activities and growth of the Real Estate Brokerage Subsidiary. No prediction can be made as to whether such proposal or any other proposal affecting REITs will be enacted into legislation and the impact of any such legislation on the Company.

                                  UNDERWRITING

     Under the terms and subject to the conditions of the underwriting agreement dated the date hereof (the 'Underwriting Agreement'), each of the underwriters named below (the 'Underwriters') has severally agreed to purchase, and the Company has agreed to sell to each Underwriter the number of shares of Common Stock set forth opposite the name of such Underwriter below:

                                                                              NUMBER OF SHARES
UNDERWRITERS                                                                  OF COMMON STOCK
---------------------------------------------------------------------------   ----------------
Smith Barney Inc...........................................................
Lazard Freres & Co. LLC....................................................
PaineWebber Incorporated...................................................
Prudential Securities Incorporated.........................................
                                                                              ----------------
     Total.................................................................      13,600,000
                                                                              ----------------
                                                                              ----------------


     The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares of Common Stock are taken. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased.


     The Underwriters, for whom Smith Barney Inc., Lazard Freres & Co. LLC, PaineWebber Incorporated and Prudential Securities Incorporated are acting as representatives (the 'Representatives'), initially propose to offer part of the shares of Common Stock to the public at the public offering price per share set forth on the cover page of this Prospectus and part to certain dealers at a
price which represents a concession not in excess of $       per share under the
public offering price. The Underwriters may allow, and such dealers may
re-allow, a concession not in excess of $       per share on sales to the other
Underwriters or to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed by the Underwriters.


     The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 2,040,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus, minus the underwriting discounts and commissions. The Underwriters may exercise such option to purchase additional shares of Common Stock solely for the purpose of covering overallotments, if any, incurred in connection with the sale of the shares of Common Stock offered hereby. To the extent that such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number of shares of Common Stock set forth opposite such Underwriter's name in the preceding table bears to the total number of shares of Common Stock in such table.

     Until the distribution of the shares of Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the shares of Common Stock. As an exception to these rules, the Representatives will be permitted to engage in certain transactions that stabilize the price of the shares of Common Stock. Such transactions consist of bids for the Common Stock or purchases of the Common Stock for the purpose of pegging, fixing or maintaining the price of the shares of Common Stock or for the purpose of reducing a syndicate short position created in connection with this Offering.


     If the Underwriters create a short position in the shares of Common Stock in connection with the Offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing shares of Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the overallotment option described above.


     The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

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


     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.


     The Company will pay an advisory fee of .75% of the gross proceeds of the Offering (including any exercise of the Underwriters over-allotment option) to Smith Barney Inc. for advisory services in connection with the evaluation, analysis and structuring of the Company's formation and the Offering.

     At the request of the Company, the Underwriters have reserved up to shares of Common Stock (the 'Reserved Shares') for sale at the public offering price to certain employees of the Company, the Company's business affiliates and other parties who have expressed an interest in purchasing shares of Common Stock. The number of shares of Common Stock available to the general public will be reduced to the extent these persons purchase the Reserved Shares. Any Reserved Shares that are not so purchased by such persons at the completion of the Offering will be offered by the Underwriters to the general public on the same terms as the other shares offered by this Prospectus.


     The Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain civil liabilities, including liabilities under the Securities Act. Insofar as indemnification of the Underwriters for liabilities arising under the Securities Act may be permitted pursuant to the foregoing provision, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



     The Company, the Operating Partnership and their officers and directors have agreed, subject to certain limited exceptions (including the issuance of Common Stock or Units in exchange for interests in properties or businesses and the granting and exercise or stock options), not to sell, offer to sell, solicit or purchase or otherwise transfer or dispose of any Common Stock ('Transfers') or Units or any security convertible into or exchangeable for Common Stock or Units for a period of one year after the date of this Prospectus, without the prior written consent of Smith Barney Inc., on behalf of the Underwriters.


     Prior to the Offering, there has been no public market for the shares of Common Stock of the Company. The initial public offering price will be determined through negotiations between the Company and the Representatives. Among the factors to be considered in such negotiations, in addition to prevailing market conditions, will be dividend yields and financial characteristics of publicly traded REITs that the Company and the Representatives believe to be comparable to the Company, the expected results of operations of the Company (which will be based on the results of operations of the Properties and the management and leasing businesses in recent periods), estimates of the future business potential and earnings prospects of the Company as a whole and the current state of the real estate market in the Company's primary markets and the economy as a whole.


     The Common Stock has been approved for listing on the NYSE under the trading symbol 'LRC,' subject to official notice of issuance. In order to meet one of the requirements for listing the Common Stock on the NYSE, the Underwriters have undertaken to sell lots of 100 or more shares of Common Stock to a minimum of 2,000 holders.


                                 LEGAL MATTERS


     The validity of the Common Stock offered by this Prospectus as well as certain legal matters described under 'Federal Income Tax Considerations' will be passed upon for the Company by Rogers & Wells LLP, New York, New York. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Willkie Farr & Gallagher, New York, New York. Rogers & Wells LLP and Willkie Farr & Gallagher will rely as to certain matters of Maryland law on the opinion of Piper & Marbury, L.L.P. Baltimore, Maryland.

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

                                    EXPERTS


     The audited consolidated balance sheet of Loeb Realty Corporation as of May 11, 1998, the audited combined financial statements and schedule of Loeb Real Estate, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, the audited statements of revenues and certain expenses for each of the three years in the period ended December 31, 1997 of First NBC Center and Riverview Center, the audited statements of revenues and certain expenses for the year ended December 31, 1997 of Princeton Shopping Center, Marketplace Design Center, and Manufacturers Outlet Center and the audited statements of revenues and certain expenses for the year ended December 31, 1996 of 24 West 57th Street appearing in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.


     The financial statements of Key Club Associates, Limited Partnership d/b/a/ Longboat Key Club as of and for the years ended December 31, 1997, 1996 and 1995 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-11 (of which this Prospectus is a part) under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. The Commission maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. In addition, application has been made to list the Common Stock on the NYSE, and if so listed, similar information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Following the consummation of the Offering, the Company will be required to file reports and other information with the Commission pursuant to the Exchange Act. In addition to applicable legal or NYSE requirements, if any, holders of the Common Stock will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants.

                                    GLOSSARY

     For purposes of this Prospectus the following capitalized terms shall have the meanings set forth below:

     'ACBMs' means asbestos-containing building materials.


     'ADA' means the Americans with Disabilities Act.


     'Adjusted Pro Forma Net Operating Income' means the Company's pro forma net operating income for the year ended December 31, 1997, as adjusted to give effect to the execution and commencement in 1998 of significant leases (including the Ziff-Davis, Bates, Caribiner International, Victoria's Secret and USN Communications leases) at the New York City Properties.

     'Annualized Net Operating Income' means (i) in the case of 'Annualized Net Operating Income at acquisition,' the net operating income of the Property for the first full month of ownership by the Company, multiplied by 12, and (ii) in the case of 'Annualized Net Operating Income based on leases currently in place,' the contractual monthly rental income under signed leases at the Property as of March 31, 1998, assuming that any rent abatement period under the leases has expired, multiplied by 12 and less property operating expenses for the year ended December 31, 1997.

     'Charter' means the Articles of Incorporation of the Company, as amended, restated or supplemented.

     'Club' means the Longboat Key Club.

     'Code' means the Internal Revenue Code of 1986, as amended.

     'Common Stock' means the Common Stock, $.001 par value, of the Company.

     'Company' means Loeb Realty Corporation, a Maryland corporation.

     'Contribution Agreements' means the asset or partnership interest contribution agreements or merger agreements among the contributors in the Formation Transactions, the Company and the Operating Partnership.

     'Counsel' means Rogers & Wells LLP, tax counsel to the Company.

     'Debt-to-Market Capitalization Ratio' means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Stock and Units plus total consolidated and unconsolidated debt, but excluding all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt.

     'DOL' means the Department of Labor.

     'EBITDA' means operating income before mortgage and other interest, income taxes, depreciation and amortization. However, EBITDA does not represent cash generated from operating activities in accordance with GAAP, is not to be considered as an alternative to net income or any other GAAP measurement as a measure of operating performance and is not necessarily indicative of cash available to fund all cash needs.

     'Environmental laws' means federal, state and local laws and regulations relating to the protection of the environment or the impact of the environment on human health.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'FIRPTA' means the Foreign Investment in Real Property Tax Act of 1980.

     'Funds from Operations' means net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

     'Hotel' means the Resort at Longboat condominium hotel.

     'GAAP' means generally accepted accounting principles.

     'Interested Stockholder' means a person who beneficially owns 10% or more of the voting power of a Maryland corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

     'IRS' means the Internal Revenue Service.

     'Loeb Group' means Loeb Partners Realty and its affiliates which owned interests in one or more of the Properties or in other assets that will be contributed to the Company in connection with the Formation Transactions or in the Excluded Properties.

     'Loeb Real Estate' means the predecessor of the Company, as defined in the combined historical financial statements contained in this Prospectus.

     'MGCL' means the Maryland General Corporation Law, as amended.

     'NAREIT' means the National Association of Real Estate Investment Trusts.

     'NYSE' means The New York Stock Exchange, Inc.

     'Offering' means the offering of 13,600,000 shares of Common Stock.

     'Operating Partnership' means Loeb Realty, L.P., a Delaware limited partnership.

     'Ownership Limit' means not more than 9.8% of the outstanding shares of Common Stock (in value or number of shares, whichever is more restrictive) and with respect to any class or series of preferred stock, 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of preferred stock.

     'Plan' means a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA.

     'Properties' means the 31 properties more particularly described in the section entitled 'Business and Properties.'

     'Real Estate Brokerage Subsidiary' means Loeb Property Services, Inc., a Delaware corporation.

     'Recognition Period' means the 10-year period beginning on the date on which an asset was acquired by the Company from a C corporation in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or other property in the hands of the C corporation) where the Company recognizes gain on the disposition of such asset during such 10-year period.

     'Registration Statement' means the registration statement of the Company filed on Form S-11 and any subsequent amendments thereof.

     'REIT' means a real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

     'Related Party Tenant' means a tenant that is 10% or more owned, directly or constructively, by the REIT or an owner of 10% or more of the REIT.


     'Representatives' means Smith Barney Inc., Lazard Freres & Co. LLC, PaineWebber Incorporated and Prudential Securities Incorporated.


     'Restricted Stock' means shares of Common Stock which have been issued other than in a transaction involving a public offering or which are held by affiliates of the Company.

     'Securities Act' means the Securities Act of 1933, as amended.

     'Stock Option and Incentive Plan' means the Company's 1998 Stock Option and Incentive Plan.

     'UBTI' means unrelated business taxable income.

     'Underwriters' means those underwriters for whom the Representatives are acting as representatives.

     'Unit' means a partnership interest in the Operating Partnership which is exchangeable, subject to certain conditions, at any time after one year from the date of this Prospectus into Common Stock, or at the option of the Company, the cash equivalent thereof.

     'UST' means underground storage tanks.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                             PAGE
                                                                                                             ----
Loeb Realty Corporation
     Pro Forma Consolidated Financial Statements (unaudited)
          Pro Forma Consolidated Balance Sheet as of December 31, 1997....................................    F-4
          Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1997.................    F-5
          Notes to Pro Forma Consolidated Financial Information...........................................    F-6
     Historical
          Report of Independent Auditors..................................................................   F-14
          Consolidated Balance Sheet as of May 11, 1998...................................................   F-15
          Notes to Consolidated Balance Sheet.............................................................   F-16
Loeb Real Estate
     Combined Financial Statements
          Report of Independent Auditors..................................................................   F-18
          Combined Balance Sheets as of March 31, 1998 (unaudited), December 31, 1997 and 1996............   F-19
          Combined Statements of Income for the Three Months Ended March 31, 1998 and 1997 (unaudited) and
          for the Years Ended December 31, 1997, 1996 and 1995............................................   F-20
          Combined Statements of Owners' Equity for the Three Months Ended March 31, 1998 (unaudited) and
          for the Years Ended December 31, 1997, 1996 and 1995............................................   F-21
          Combined Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (unaudited)
          and for the Years Ended December 31, 1997, 1996 and 1995........................................   F-22
          Notes to Combined Financial Statements..........................................................   F-23
          Schedule III Real Estate and Accumulated Depreciation as of December 31, 1997...................   F-32
Key Club Associates, Limited Partnership
     Report of Independent Certified Public Accountants...................................................   F-34
     Balance Sheets as of March 31, 1998 (unaudited), December 31, 1997, 1996 and 1995....................   F-35
     Statements of Income for the Three Months Ended March 31, 1998 and 1997 (unaudited) and for the Years
      Ended December 31, 1997, 1996 and 1995..............................................................   F-36
     Statements of Partners' Capital for the Three Months Ended March 31, 1998 (unaudited) and for the
      Years Ended December 31, 1997, 1996 and 1995........................................................   F-37
     Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (unaudited) and for the
      Years Ended December 31, 1997, 1996 and 1995........................................................   F-38
     Notes to Financial Statements........................................................................   F-39
First NBC Center
     Report of Independent Auditors.......................................................................   F-45
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and
      for the Years Ended December 31, 1997, 1996 and 1995................................................   F-46
     Notes to Statements of Revenues and Certain Expenses.................................................   F-47
Riverview Center
     Report of Independent Auditors.......................................................................   F-49
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and
      for the Years Ended December 31, 1997, 1996 and 1995................................................   F-50
     Notes to Statements of Revenues and Certain Expenses.................................................   F-51
Princeton Shopping Center
     Report of Independent Auditors.......................................................................   F-53
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and
      for the Year Ended December 31, 1997................................................................   F-54
     Notes to Statements of Revenues and Certain Expenses.................................................   F-55
Marketplace Design Center
     Report of Independent Auditors.......................................................................   F-57
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and
      for the Year Ended December 31, 1997................................................................   F-58
     Notes to Statements of Revenues and Certain Expenses.................................................   F-59

                                                                                                             PAGE
                                                                                                             ----
Manufacturers Outlet Center
     Report of Independent Auditors.......................................................................   F-61
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and
      for the Year Ended December 31, 1997................................................................   F-61
     Notes to Statements of Revenues and Certain Expenses.................................................   F-62
24 West 57th Street
     Report of Independent Auditors.......................................................................   F-63
     Statements of Revenues and Certain Expenses for the period ended May 28, 1997 and for the Year Ended
      December 31, 1996...................................................................................   F-64
     Notes to Statements of Revenues and Certain Expenses.................................................   F-65

                            LOEB REALTY CORPORATION
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)



     The pro forma balance sheet of Loeb Realty Corporation (the 'Company') as of December 31, 1997 has been prepared as if the Offering and Formation Transactions had been consummated on December 31, 1997. The pro forma statements of income for the year ended December 31, 1997 is presented as if the completion of the Offering and the Formation Transactions occurred at January 1, 1997 and the effect thereof was carried forward through December 31, 1997.



     The Formation Transactions consist of the following:



            Pursuant to one or more contribution, merger or option agreements (the 'Contribution Agreements'), entities which own direct or indirect interests in the Properties, the management business and the real estate brokerage business will contribute those interests to the Operating Partnership, or will merge with the Operating Partnership, in exchange for 13,426,066 Units, 1,148,934 shares of Common Stock, $17.9 million in cash and the assumption of mortgage indebtedness. The Operating Partnership will repay an approximately $5.8 million outstanding loan made by the owners of the 63 Madison Avenue Property to fund capital improvements at the Property.



            Pursuant to one or more contribution agreements, the entity which owns the Longboat Key Club will contribute the existing condominium unit management contracts relating to the Hotel as well as certain other personal property to Longboat Key Club, L.P. (the lessee) in exchange for 100% of the interests of that entity. The Operating Partnership will lease the Longboat Key Club to Longboat Key Club, L.P. pursuant to a 10 year participating lease, the terms of which have been structured so that the Operating Partnership will receive significant economic benefits from the operations of the Club and the Hotel.



            Prior to the completion of the Offering, the Operating Partnership will contribute its third party sales and leasing brokerage business to the Real Estate Brokerage Subsidiary. The Operating Partnership will hold 100% of the non-voting stock, representing a 95.0% equity interest in the Real Estate Brokerage Subsidiary. All of the voting stock, representing a 5% equity interest, will be held by officers and directors of the Real Estate Brokerage Subsidiary.



            The Company will sell 13,600,000 shares of Common Stock and issue 1,148,934 shares to continuing investors in the Offering and will contribute the net proceeds from the Offering to the Operating Partnership in exchange for 14,748,934 Units, which will represent approximately a 52.3% economic interest in the Operating Partnership after the Offering.



            The pro forma financial statements reflect the use of approximately $201 million of the net proceeds from the Offering to repay mortgage indebtedness on the Properties.



     The pro forma financial statements do not purport to represent what the Company's financial position or results of operations would have been assuming the completion of the Formation Transactions and the Offering on such date or at the beginning of the period indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period. The pro forma consolidated financial statements should be read in conjunction with the combined financial statements of Loeb Real Estate included elsewhere herein.

                            LOEB REALTY CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                       ACQUISITION
                                                                          OF THE
                                                                     REMAINING EQUITY  ACQUISITION OF
                                                   ACQUISITION OF      INTERESTS IN        SERVICE
                                          LOEB     PARTNERSHIPS' &    PARTNERSHIPS &   CORPORATION AND
                                          REAL    LIMITED LIABILITY      LIMITED        ESTABLISHMENT
                                         ESTATE      COMPANIES'         LIABILITY      OF REAL ESTATE       ACQUISITION OF
                                        HISTORICAL     INTERESTS        COMPANIES         BROKERAGE            PROPERTY
                                          (A)            (B)               (C)           SUBSIDIARY           INTERESTS
                                        --------  -----------------  ----------------  ---------------      --------------
                ASSETS
Real Estate, at cost..................  $220,278      $ 110,026          $225,346         $   7,300 (F)        $   74,991(H)
Cash and cash equivalents.............     4,878         (6,050)           (5,059)               (1)(E)           (8,400)(H)
Restricted cash.......................    10,830                              227
Receivables...........................     1,913                            2,151
Related party receivables.............     1,744
Deferred rents receivable.............    10,330         (3,832)              137
Investment in:
    Partnerships and limited liability
      companies.......................     7,530                           (4,715)                                54,163(G)
    Real Estate Brokerage
      Subsidiary......................                                                            1(E)
Deferred costs, net...................     7,701         (3,884)             (346)
Other assets..........................     3,465                            8,062
                                        --------       --------          --------      ---------------      --------------
        Total assets..................  $268,669      $  96,260          $225,803         $   7,300           $  120,754
                                        --------       --------          --------      ---------------      --------------
                                        --------       --------          --------      ---------------      --------------
    LIABILITIES AND OWNERS' EQUITY
Liabilities:
    Mortgage notes payable............  $212,456                         $144,431                             $   41,333(H)
    Accounts payable and accrued
      expenses........................     5,480                            5,428
    Excess of distributions and share
      of losses over investment in
      partnerships and limited
      liability companies.............     1,226                           (1,226)
    Related party payables............     4,242                            3,183
    Other liabilities.................     2,984                           10,032
                                        --------       --------          --------      ---------------      --------------
        Total liabilities.............   226,388                          161,848                                 41,333
                                        --------       --------          --------      ---------------      --------------
Minority Interest in:
    Operating Partnership.............
    Real Estate Partnerships..........

Common Stock..........................
Additional paid in capital, .001 par
  value per share, 200,000,000 shares
  authorized; 14,749,034 shares issued
  and outstanding on a proforma
  basis...............................
Owners' equity........................    42,281      $  96,260            63,955            22,979 (D)           54,163(G)
                                                                                            (22,979)(D)           25,258(H)
                                                                                              7,300 (F)
                                        --------       --------          --------      ---------------      --------------
        Total equity..................    42,281         96,260            63,955             7,300               79,421
                                        --------       --------          --------      ---------------      --------------
        Total liabilities and
          equity......................  $268,669      $  96,260          $225,803         $   7,300           $  120,754
                                        --------       --------          --------      ---------------      --------------
                                        --------       --------          --------      ---------------      --------------

                                         PRO FORMA         COMPANY
                                        ADJUSTMENTS       PRO FORMA
                                        -----------       ---------
                ASSETS
Real Estate, at cost..................                    $637,941
Cash and cash equivalents.............   $ 247,949(I)       21,235
                                            (1,250)(J)
                                          (210,832)(K)
Restricted cash.......................                      11,057
Receivables...........................                       4,064
Related party receivables.............                       1,744
Deferred rents receivable.............                       6,635
Investment in:
    Partnerships and limited liability
      companies.......................                      56,978
    Real Estate Brokerage
      Subsidiary......................                           1
Deferred costs, net...................       1,250(J)        4,596
                                              (125)(K)
Other assets..........................                      11,527
                                        -----------       ---------
        Total assets..................   $  36,992        $755,778
                                        -----------       ---------
                                        -----------       ---------
    LIABILITIES AND OWNERS' EQUITY
Liabilities:
    Mortgage notes payable............   $(200,939)(K)    $197,281
    Accounts payable and accrued
      expenses........................      (2,801)(K)       8,107
    Excess of distributions and share
      of losses over investment in
      partnerships and limited
      liability companies.............
    Related party payables............         (80)(K)       3,202
                                            (4,143)(K)
    Other liabilities.................                      13,016
                                        -----------       ---------
        Total liabilities.............    (207,963)        221,606
                                        -----------       ---------
Minority Interest in:
    Operating Partnership.............     244,563(M)      244,563
    Real Estate Partnerships..........      21,462(L)       21,462
Common Stock..........................          15(I)           15
Additional paid in capital, .001 par
  value per share, 200,000,000 shares
  authorized; 14,749,034 shares issued
  and outstanding on a proforma
  basis...............................     247,934 (I)     268,132
                                            20,198 (M)
Owners' equity........................        (125)(K)
                                            (7,012)(K)
                                             4,143 (K)
                                           (21,462)(L)
                                          (264,761)(M)
                                        -----------       ---------
        Total equity..................     244,955         534,172
                                        -----------       ---------
        Total liabilities and
          equity......................   $  36,992        $755,778
                                        -----------       ---------
                                        -----------       ---------

                            LOEB REALTY CORPORATION
                    PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                ACQUISITION
                                                                   OF THE
                                                              REMAINING EQUITY                     ACQUISITION OF
                                            ACQUISITION OF      INTERESTS IN                    SERVICE CORPORATION
                                            PARTNERSHIPS' &    PARTNERSHIPS &                       AND PROPERTY           PROPERTY
                                 LOEB      LIMITED LIABILITY      LIMITED       ACQUISITION OF     INTERESTS AND          OPERATIONS
                              REAL ESTATE     COMPANIES'         LIABILITY        TRIPLE NET      ESTABLISHMENT OF         PRIOR TO
                              HISTORICAL       INTERESTS         COMPANIES          LEASE           REAL ESTATE           OWNERSHIP
                                  (N)             (O)               (P)              (Q)        BROKERAGE SUBSIDIARY         (V)
                              -----------  -----------------  ----------------  --------------  --------------------      ----------
REVENUES
    Rental..................    $45,845         $   380           $ 48,594         $(28,835)          $ 11,119(U)           $3,353
    Escalation and
      reimbursement.........      5,461                              4,938                               2,426(U)              271
    Percentage rent.........                                                                               165(U)
    Management fees.........      3,554                                                                  3,510(R)
                                                                                                        (1,982)(S)
    Share of net income on:
      Investment in
        Partnerships and
        limited liability
        companies...........      1,309                             (1,107)                              1,265(T)
      Real Estate Brokerage
        Subsidiary..........                                                                                26(S)
      Other income..........      3,221                              2,093             (422)               430(U)               35
                              -----------       -------            -------      --------------         -------            ----------
        Total revenues......     59,390             380             54,518          (29,257)            16,959               3,659
                              -----------       -------            -------      --------------         -------            ----------
EXPENSES
    Operating expenses......     18,311                             30,724          (25,008)             5,464(U)              554
    Real estate taxes.......      7,456                              1,895                               1,803(U)              629
    Management fees.........        871                              1,672           (1,040)               597(U)               82
    Interest expense........     17,712                              9,453
    Depreciation and
      amortization..........      7,078           1,624              7,060                                                     367
    General and
      administrative........      2,207                              3,329           (3,138)               261(U)              113
                                                                                                         3,212(R)
                                                                                                        (1,932)(S)
    Share of net loss on
      investment in
      Partnerships and
      limited liability
      companies.............        502                                (45)                              2,325(T)
                              -----------       -------            -------      --------------         -------            ----------
        Total expenses......     54,137           1,624             54,088          (29,186)            11,730               1,745
                              -----------       -------            -------      --------------         -------            ----------
Income (loss) before income
  tax expense...............      5,253          (1,244)               430              (71)             5,229               1,914
Tax expense.................        259
                              -----------       -------            -------      --------------         -------            ----------
Income (loss) before
  minority interest and
  extraordinary item........      4,994          (1,244)               430              (71)             5,229               1,914
Minority interest in:
    Operating Partnership...
    Real Estate
      Partnerships..........
                              -----------       -------            -------      --------------         -------            ----------
Income before extraordinary
  item......................    $ 4,994         $(1,244)          $    430         $    (71)          $  5,229              $1,914
                              -----------       -------            -------      --------------         -------            ----------
                              -----------       -------            -------      --------------         -------            ----------
Income per share(AD)
    Basic...................
    Diluted.................


                               PRO FORMA         COMPANY
                              ADJUSTMENTS       PRO FORMA
                              -----------       ---------
REVENUES
    Rental..................   $     477(W)     $ 80,933
    Escalation and
      reimbursement.........                      13,096
    Percentage rent.........                         165
    Management fees.........      (2,241)(Z)       2,841

    Share of net income on:
      Investment in
        Partnerships and
        limited liability
        companies...........                       1,467
      Real Estate Brokerage
        Subsidiary..........                          26
      Other income..........                       5,357
                              -----------       ---------
        Total revenues......      (1,764)        103,885
                              -----------       ---------
EXPENSES
    Operating expenses......                      30,045
    Real estate taxes.......                      11,783
    Management fees.........        (676)(Z)       1,506
    Interest expense........     (10,566)(X)      16,599
    Depreciation and
      amortization..........         399 (X)      18,042
                                   1,514 (W)
    General and
      administrative........        (784)(Z)       3,458
                                     190 (Y)

    Share of net loss on
      investment in
      Partnerships and
      limited liability
      companies.............         (34)(Z)       2,748
                              -----------       ---------
        Total expenses......      (9,957)         84,181
                              -----------       ---------
Income (loss) before income
  tax expense...............       8,193          19,704
Tax expense.................        (259)(AA)
                              -----------       ---------
Income (loss) before
  minority interest and
  extraordinary item........       8,452          19,704
Minority interest in:
    Operating Partnership...      (8,655)(AC)     (8,655)
    Real Estate
      Partnerships..........      (1,561)(AB)     (1,561)
                              -----------       ---------
Income before extraordinary
  item......................   $  (1,764)       $  9,488
                              -----------       ---------
                              -----------       ---------
Income per share(AD)
    Basic...................                    $    .64
                                                ---------
                                                ---------
    Diluted.................                    $    .64
                                                ---------
                                                ---------

                            LOEB REALTY CORPORATION
             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

              ADJUSTMENTS TO THE PRO FORMA COMBINED BALANCE SHEET

     (A) To reflect the historical combined balance sheet of Loeb Realty Corporation's predecessor ('Loeb Real Estate') as of December 31, 1997.


     (B) To reflect in accordance with APB #16, purchase by the operating partnership of the interests in the contributing partnerships and limited liability companies at fair market value aggregating $120,593, except for the interests of Messrs. Lesser and Gordon as they are considered to be the acquirer. The interests of Messrs. Lesser and Gordon and the minority interests in real estate partnerships are recorded at historical cost. Certain partners in Easton Commons Shopping Center and 63 Madison Avenue will receive cash of approximately $300 and $5,750, respectively, in lieu of units at the closing of the initial public offering.



                                                                                           CASH AND       PURCHASE
                                                               HISTORICAL     PURCHASE       CASH           PRICE
                                                               BOOK VALUE      PRICE      EQUIVALENTS    ADJUSTMENTS
                                                              ------------    --------    -----------    -----------
Easton Commons Shopping Center.............................     $  1,613      $  5,689      $  (300)       $ 3,776
Kendall Valley Center & Sunset Strip Center................        3,645         9,302                       5,657
One Dartmouth Place........................................       (2,258)        3,403                       5,661
Presidential Estates.......................................       (1,672)          206                       1,878
International Drive Value Center...........................        4,079         7,758                       3,679
200 Madison Avenue.........................................        3,960        19,407                      15,447
Shenandoah Industrial Park.................................       (2,447)       13,527                      15,974
24 West 57th Street........................................        3,255         7,166                       3,911
63 Madison Avenue..........................................       10,834        41,538       (5,750)        24,954
Shoppes at St. Lucie West..................................        1,934         8,734                       6,800
Park Hill Lane.............................................       (5,411)        1,702                       7,113
First Union Bank Building..................................          751         2,161                       1,410
                                                              ------------    --------    -----------    -----------
                                                                $ 18,283      $120,593      $(6,050)       $96,260
                                                              ------------    --------    -----------    -----------
                                                              ------------    --------    -----------    -----------


Pro forma adjustment is as follows:

Real estate...........................................................................................   $110,026
Cash and cash equivalents.............................................................................     (6,050)
Deferred rents receivables............................................................................     (3,832)
Deferred costs, net...................................................................................     (3,884)
                                                                                                         --------
Net adjustment to owners' equity......................................................................   $ 96,260
                                                                                                         --------
                                                                                                         --------


     (C) To reflect Longboat Key Club, Kirby Richmond Shopping Center, Riverview Center, First NBC Center, the GTE Property and 38 Chauncy Street as consolidated entities rather than equity investments as a result of the acquisition of 100% of the partnerships' and limited liability companies' interests. The Company will account for interests acquired from third parties at fair market value in accordance with APB #16. Certain partners in First NBC Center will receive cash of approximately $9,139 in lieu of units at the closing of the initial public offering. The accounting for the equity investments in Outlet Park Shoppes at Waccamaw, LLC, 529 Fifth Company, Winewood Office Park, Ltd. and 498 Seventh Avenue, LLC is described in Note G.

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

The adjustment is as follows:

                                                                        TO ADJUST FOR
                                                                          PROPERTIES
                                             ELIMINATION                     THAT
                                                 OF         COMBINED    WILL REMAIN ON                      TOTAL
                                             HISTORICAL      EQUITY     EQUITY METHOD      PRO FORMA      PRO FORMA
                                               BALANCE      PROPERTIES   (SEE NOTE G)     ADJUSTMENTS    ADJUSTMENTS
                                             -----------    --------    --------------    -----------    -----------
                  ASSETS
Real estate, at cost......................                  $237,479      $ (120,970)      $ 108,837      $ 225,346
Cash and cash equivalents.................                    10,789          (6,709)         (9,139)        (5,059)
Restricted cash...........................                     3,543          (3,316)                           227
Receivables...............................                     7,798          (5,647)                         2,151
Related party receivables.................                        44             (44)
Deferred rents receivables................                     3,723          (2,443)         (1,143)           137
Investment in partnerships................     $(7,530)                        2,815                         (4,715)
Deferred costs, net.......................                    25,119         (13,903)        (11,562)          (346)
Other assets..............................                    11,513          (3,451)                         8,062
                                             -----------    --------    --------------    -----------    -----------
          Total assets....................     $(7,530)     $300,008      $ (153,668)      $  86,993      $ 225,803
                                             -----------    --------    --------------    -----------    -----------
                                             -----------    --------    --------------    -----------    -----------
      LIABILITIES AND OWNERS' EQUITY
Liabilities:
     Mortgage notes payable...............                  $255,925      $ (135,494)      $  24,000      $ 144,431
     Accounts payable and accrued
       expenses...........................                     8,042          (2,614)                         5,428
     Excess of distributions and share of
       losses
     over investment in partnerships......     $(1,226)                                                      (1,226)
     Related parties payable..............                     3,192              (9)                         3,183
     Other liabilities....................                    24,110         (14,078)                        10,032
                                             -----------    --------    --------------    -----------    -----------
          Total liabilities...............      (1,226)      291,269        (152,195)         24,000        161,848
                                             -----------    --------    --------------    -----------    -----------
Owners' Equity
     The Company..........................      (6,304)        6,501                          62,993         63,190
     Outside partners.....................                     2,238          (1,473)                           765
                                             -----------    --------    --------------    -----------    -----------
          Total equity....................      (6,304)        8,739          (1,473)         62,993         63,955
                                             -----------    --------    --------------    -----------    -----------
          Total liabilities & owners'
            equity........................     $(7,530)     $300,008      $ (153,668)      $  86,993      $ 225,803
                                             -----------    --------    --------------    -----------    -----------
                                             -----------    --------    --------------    -----------    -----------

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                                CASH AND      MORTGAGE
                                                    HISTORICAL     PURCHASE       CASH         NOTES       PRO FORMA
                                                    BOOK VALUE      PRICE      EQUIVALENTS    PAYABLE     ADJUSTMENTS
                                                   ------------    --------    -----------    --------    -----------
Longboat Key Club...............................     $(16,911)     $ 21,373                   $(24,000)     $14,284
Kirby Richmond Shopping Center..................           57           769                                     712
Riverview Center................................       (3,240)       10,154                                  13,394
First NBC Center................................        5,029        40,312      $(9,139)                    26,144
GTE Property....................................       (2,225)        3,579                                   5,804
38 Chauncy Street...............................        1,021         3,873                                   2,852
                                                   ------------    --------    -----------    --------    -----------
     Sub-Total..................................     $(16,269)     $ 80,060      $(9,139)     $(24,000)     $63,190
                                                   ------------    --------    -----------    --------
Elimination of capitalized costs................                                                               (197)
                                                                                                          -----------
     Total......................................                                                            $62,993
                                                                                                          -----------
                                                                                                          -----------


Pro forma adjustment is as follows:


Net real estate.......................................................................................   $108,837
Cash and cash equivalents.............................................................................     (9,139)
Deferred rents receivables............................................................................     (1,143)
Deferred costs, net...................................................................................    (11,562)
Mortgage notes payable................................................................................    (24,000)
                                                                                                         --------
Net adjustment to owners' equity......................................................................   $ 62,993
                                                                                                         --------
                                                                                                         --------


     (D) To reflect, in accordance with purchase accounting, the merger of the property management business of George Comfort & Sons, Inc. ('Comfort') into the Company in exchange for approximately $22,979 in common stock and to expense as a cost the cancellation of the Comfort management agreements.


     (E) To reflect adjustments required to record the Company's investment in the Real Estate Brokerage Subsidiary pursuant to the equity method of accounting. As a result of the Formation Transactions, the Company will own 100% of the non-voting common stock of the Real Estate Brokerage Subsidiary representing 95% of the total equity.



     (F) To reflect the acquisition of the Loeb management company through the issuance of units in the operating partnership, and treating such acquisitions as additional purchase price of the properties. Substantially all of the Loeb management income was derived from short-term contracts with properties to be acquired by the Company.



     (G) To reflect the Company's acquisition of certain equity interest in real estate partnerships and limited liability companies. The Company does not have control of these real estate partnerships and limited liability companies and, therefore, they have been accounted for on the equity method, computed as follows:

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                               HISTORIC       PROFORMA     ADJUSTMENT
                                                               PERCENTAGE     INVESTMENT       EQUITY          TO
                           ENTITY                              OWNERSHIP     (SEE NOTE C)    INVESTMENT    FAIR VALUE
------------------------------------------------------------   ----------    ------------    ----------    ----------
Outlet Park Shoppes at Waccamaw, LLC........................     25.00%         $  885        $  4,074      $  3,189
Public Storage Glendale Freeway, Ltd........................     74.25%             --           3,326         3,326
Public Storage Alemeda, Ltd.................................     74.25%             --           4,722         4,722
529 Fifth Company...........................................     32.64%            724          11,974        11,250
Winewood Office Park, Ltd...................................     20.00%          1,417           2,320           903
498 Seventh Avenue, LLC.....................................     50.00%           (211)         30,562        30,773
                                                               ----------    ------------    ----------    ----------
     Total..................................................                    $2,815        $ 56,978      $ 54,163
                                                                             ------------    ----------    ----------
                                                                             ------------    ----------    ----------


     (H) To reflect the acquisition of Princeton Shopping Center, 307 West 38 Street, 328 South Jefferson Street, Manufacturers Outlet Center, M&M Plaza and Marketplace Design Center. The purchase price consists of the issuance of units with a fair value of $25,258, cash of $8,400, and the assumption of $41,333 of debt.

     (I) To reflect the issuance of 13,600,000 shares of common stock at an assumed price of $20 per share which is reduced by the underwriting discount of $17,000, and advisory fee of $2,040 payable to Solomon Smith Barney, Inc. and estimated other costs of the Offering of $5,011.

     (J) To reflect the payment of a commitment fee of $1,250 for a $250,000 line of credit to be used in connection with future property acquisitions.

     (K) To reflect the repayment of certain mortgage notes, including accrued interest thereon, and related party payables, payment of prepayment penalties and write off of deferred financing costs.

Repayment of mortgage notes.......................................................   $200,939
Payment of accrued interest.......................................................      2,801
Repayment of related party payables...............................................         80
Prepayment penalties..............................................................      7,012
                                                                                     --------
Total cash payments...............................................................   $210,832
                                                                                     --------
                                                                                     --------
Issuance of units in satisfaction of partner loans................................   $  4,143
                                                                                     --------
                                                                                     --------

Write-off of deferred financing costs in connection with the repayment of the
  mortgage notes..................................................................       $125


     Combined aggregate principal maturities of mortgages as of December 31, 1997 are as follows:



1998....................................................................   $  2,451
1999....................................................................      3,349
2000....................................................................      3,630
2001....................................................................      3,934
2002....................................................................     17,757
Thereafter..............................................................    166,160
                                                                           --------
     Total..............................................................   $197,281
                                                                           --------
                                                                           --------

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

     (L) To reflect the historical minority interest in the real estate partnerships:

                                                                           MINORITY
                                                                           INTEREST     MINORITY
                              PARTNERSHIP                                 PERCENTAGE    INTEREST
-----------------------------------------------------------------------   ----------    --------
63 Madison Avenue Assoc., L.P..........................................      50.0%      $ 11,874
200 Madison Associates, L.P............................................      68.5%         9,588
                                                                          ----------    --------
     Total.............................................................                 $ 21,462
                                                                                        --------
                                                                                        --------


     (M) In connection with the Formation Transactions, the operating partnership will issue 14,749,034 General Partnership units to the Company and 13,426,066 Limited Partnership units to the continuing investors, which includes 1,763,099 units that will be allocated to Messrs. Lesser and Gordon. The Limited Partnership units represent a minority interest in the Operating Partnership of 47.7%. The calculation of the minority interest is as follows:



     The adjustment is as follows:



Total owners' equity..............................................................   $534,172
Less: Minority interest in real estate partnerships...............................     21,462
                                                                                     --------
                                                                                      512,710
Limited partners' percentage ownership interest in the net assets of the Operating
  Partnership.....................................................................     x 47.7%
                                                                                     --------
Limited partners' interest in the Operating Partnership...........................   $244,563
                                                                                     --------
                                                                                     --------

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

   ADJUSTMENTS TO THE PRO FORMA COMBINED INCOME STATEMENTS FOR THE YEAR ENDED
                               DECEMBER 31, 1997

     (N) To reflect the historical combined statement of income of Loeb Real Estate for the year ended December 31, 1997.


     (O) To reflect the adjustment resulting from the purchase of interests in the combined entities:


Rental revenue adjustment to straight line rental income..........................        380
Depreciation and amortization.....................................................      1,624

     (P) To reflect Longboat Key Club, Kirby Richmond Shopping Center, Riverview Center, First NBC Center, GTE Property and 38 Chauncy Street as consolidated entities rather than an investment in partnerships and limited liability companies due to the acquisition of 100% of the partnerships' and limited liability companies' interests.

     (Q) To reflect Longboat Key Club property on a triple net lease basis, with rental income of approximately $5,400 in lieu of historical operation.

     (R) To reflect the historical operations of Comfort.

     (S) To reflect the Company's share in the Brokerage operations that were previously conducted by the Company and Comfort and will be conducted by the Real Estate Brokerage Subsidiary.

     The adjustment is as follows:

                                                                                SHARE OF NET
                                                                                   INCOME
                                                                  HISTORICAL         ON
                                                                  BROKERAGE        EQUITY        PROFORMA
                                                                   REVENUE       METHOD(A)      ADJUSTMENTS
                                                                  ----------    ------------    -----------
Revenue:
     Management fees...........................................     $1,982            --          $(1,982)
     Share of net income of Real Estate Brokerage Subsidiary...                     $ 26               26
                                                                  ----------         ---        -----------
          Total revenue........................................      1,982            26           (1,956)
Expenses:
     Marketing, general and administration.....................      1,932            --           (1,932)
                                                                  ----------         ---        -----------
          Total expenses.......................................      1,932            --           (1,932)
                                                                  ----------         ---        -----------
          Income (loss)........................................     $   50          $ 26          $   (24)
                                                                  ----------         ---        -----------
                                                                  ----------         ---        -----------

(a) The equity in income of Real Estate Brokerage Subsidiary is computed as follows:

Income..................................................................................   $50
Tax provision...........................................................................    23
                                                                                           ---
Net income..............................................................................   $27
                                                                                           ---
                                                                                           ---
Equity in income of Real Estate Brokerage Subsidiary at 95 percent......................   $26
                                                                                           ---
                                                                                           ---

     (T) To reflect the equity in net income (loss) of real estate partnerships and limited liability companies that are accounted for on the equity method for the period prior to the date of acquisition as follows:

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


                                                                   PERCENTAGE      DATE OF       PROFORMA
                            ENTITIES                               OWNERSHIP     ACQUISITION    ADJUSTMENTS
----------------------------------------------------------------   ----------    -----------    -----------
Outlet Park Shoppes at Waccamaw, LLC............................     25.00%          *            $   277
Public Storage Glendale Freeway, Ltd............................     74.25%         **                247
Public Storage Alemeda, Ltd.....................................     74.25%         **                350
Winewood Office Park, Ltd.......................................     20.00%         ***               151
529 Fifth Company...............................................     32.64%        ****               240
                                                                                                -----------
                                                                                                  $ 1,265
                                                                                                -----------
                                                                                                -----------
498 Seventh Avenue, LLC.........................................     50.00%        *****          $(2,325)
                                                                                                -----------
                                                                                                -----------



     * Acquired a 21.5% interest on November 4, 1997, balance to be acquired at closing of the initial public offering.



   ** To be acquired at the close of the initial public offering.



  *** Originally owned 7.1%, balance to be acquired at close of the initial public offering.



 **** Originally owned 7.5%, balance to be acquired at close of the initial public offering.



***** Acquired a 9.18% interest on March 27, 1997, balance to be acquired at close of initial public offering.



     (U) To reflect the operations of Princeton Shopping Center, 307 West 38 Street, 328 South Jefferson Street, Manufacturers Outlet Center, M&M Plaza, and Marketplace Design Center, each of which will be acquired at closing of the initial public offering, for the year ended December 31, 1997.


     (V) To reflect the operations of International Drive Value Center, 24 West 57th Street, and 38 Chauncy Street prior to their acquisition on March 19, 1997, June 1, 1997 and November 12, 1997, respectively.

     (W) To reflect the adjustment of straight-line rents for the acquisition properties and depreciation based on purchase price.

     (X) To eliminate interest expense and amortization of deferred financing costs related to the satisfaction of mortgage notes and to reflect interest expense related to the transfer of certain mortgage debt to the Company and amortization of deferred financing costs related to the Company's line of credit.

Historic interest..............................................   $27,165
Pro forma interest.............................................    16,599
                                                                  -------
Pro forma adjustments..........................................   $10,566
                                                                  -------
                                                                  -------
Historical amortization........................................   $   250
Pro forma amortization.........................................       649
                                                                  -------
Pro forma adjustments..........................................   $   399
                                                                  -------
                                                                  -------

     (Y) To reflect the net increase in marketing, general and administrative expenses related to operations of a public company of $190.

     The marketing, general and administrative expenses consist of the following:

                            LOEB REALTY CORPORATION
      NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION -- (CONTINUED)
                               DECEMBER 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

Salaries, including taxes and benefits...........................   $3,710
Transfer agent fees..............................................       75
Directors' fees and liability insurance..........................      175
Professional fees................................................      360
Rent.............................................................      250
Printing.........................................................      120
Annual listing...................................................      100
Other............................................................      600
                                                                    ------
                                                                     5,390

Less: expenses allocated to Real Estate Brokerage Subsidiary.....    1,932
                                                                    ------
     Total.......................................................   $3,458
                                                                    ------
                                                                    ------

     The additional officers' compensation and related costs are attributable primarily to employment agreements with the officers as further described under the caption 'Management -- Executive Compensation.'

     (Z) To reflect the elimination of management, supervisory and brokerage fee income earned by the Company and Comfort from entities owned and acquired by the Company.

     (AA) To eliminate the tax provision, as management does not anticipate paying any taxes as a REIT.

     (AB) To reflect the historical minority interest in the real estate partnerships:

                                                                           MINORITY
                                                                           INTEREST     MINORITY
                             PARTNERSHIPS                                 PERCENTAGE    INTEREST
-----------------------------------------------------------------------   ----------    --------
63 Madison Avenue Assoc. LP............................................      50.0%(a)    $  524
200 Madison Associates, LP.............................................      68.5%(a)     1,037
                                                                          ----------    --------
     Total.............................................................                  $1,561
                                                                                        --------
                                                                                        --------

------------
(a) Non controlling interest.

     (AC) Represents the 47.7% interest of the minority in the Operating Partnership.


Income before minority interest and extraordinary items............................   $19,704
Less: Minority interest in real estate partnership.................................     1,561
                                                                                      -------
                                                                                       18,143
Limited partners' percentage ownership of the operating partnership................    x 47.7%
                                                                                      -------
Limited partners' interest in the operating partnership............................   $ 8,655
                                                                                      -------
                                                                                      -------


     (AD) Pro Forma net income per common share is based on 14,749,034 shares of common stock expected to be outstanding after the Offering. As each Operating Partnership unit is redeemable for cash, or at the company's election, for one share of common stock, the calculation of earnings per share upon redemption will be unaffected as unitholders and stockholders share equally on a per unit and per share basis in the net income of the company. In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings per Share, which is required to be adopted on December 31, 1997. Management does not believe the adoption of Statement No. 128 will have a material impact on earnings per share.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
LOEB REALTY CORPORATION

     We have audited the accompanying consolidated balance sheet of Loeb Realty Corporation as of May 11, 1998. This consolidated balance sheet is the responsibility of Loeb Realty Corporation. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet presents fairly, in all material respects, the financial position of Loeb Realty Corporation at May 11, 1998 in conformity with generally accepted accounting principles.

                                          /S/ ERNST & YOUNG LLP

New York, New York
May 11, 1998

                            LOEB REALTY CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  MAY 11, 1998

                                                 ASSETS
Cash.....................................................................................................   $  200
                                                                                                            ------
          Total assets...................................................................................   $  200
                                                                                                            ------
                                                                                                            ------
                               MINORITY INTEREST AND SHAREHOLDERS' EQUITY
Minority interest........................................................................................   $  100
                                                                                                            ------
Shareholders' equity:
     Common stock $.001 par value; 100,000,000 shares authorized, 100 shares issued and outstanding......     --
     Additional paid-in capital..........................................................................    1,000
     Subscriptions receivable............................................................................     (900)
                                                                                                            ------
          Total shareholders' equity.....................................................................      100
                                                                                                            ------
          Total minority interest and shareholders' equity...............................................   $  200
                                                                                                            ------
                                                                                                            ------

                            See accompanying notes.

                            LOEB REALTY CORPORATION
                      NOTES TO CONSOLIDATED BALANCE SHEET
                                  MAY 11, 1998

1. FORMATION AND PROPOSED TRANSACTION


     Loeb Realty Corporation (the 'Company'), a Maryland corporation was formed on February 9, 1998 for the purpose of combining certain real estate properties (the 'Properties') which are owned by partnerships and limited liability companies (the 'Contributing Companies') in which the Loeb Group, which constitutes members of the Loeb Family and employees of the Loeb Entities, owns an interest. The Company had no operation for the period February 9, 1998 through May 11, 1998. The Company expects to qualify as a real estate investment trust ('REIT') under the Internal Revenue Code of 1986, as amended. A REIT is a legal entity that holds real estate interest and, through payments of dividends to shareholder, is permitted to reduce or avoid the payment of federal income taxes at the Company level.


PRINCIPLES OF REPORTING

     The accompanying consolidated balance sheet includes the accounts of the Company and the Operating Partnership. All significant inter-company transactions and balances have been eliminated.

FORMATION TRANSACTION

     In order to facilitate the organization of the Company's business, the following transactions have been or will be effected:


          Pursuant to one or more contribution, merger or option agreements, entities which own direct or indirect interests in the Properties, the management business and the real estate brokerage business will contribute those interests to the Operating Partnership, or will merge with the Operating Partnership, in exchange for 13,426,066 Units, 1,148,934 shares of Common Stock, $17.9 million in cash and the assumption of mortgage indebtedness. The Operating Partnership will repay an approximately $5.8 million outstanding loan made by the owners of the 63 Madison Avenue Property to fund capital improvements at the Property.


          Pursuant to one or more contribution agreements, owners of the Longboat Key Club will contribute the existing condominium unit management contracts relating to the hotel as well as certain other personal property to Longboat Key Club, L.P. (the lessee) in exchange for 100% of the interest of that entity. The Operating Partnership will lease the Longboat Key Club to Longboat Key Club, L.P. pursuant to a 10 year participating lease, the terms of which have been structured so that the Operating Partnership will receive significant economic benefits from the operations of the Club and the Hotel.

          Prior to the completion of the Offering, the Operating Partnership will contribute its third party sales and leasing brokerage business to a newly formed Real Estate Brokerage Subsidiary. The Operating Partnership will hold 100% of the non voting stock, representing a 95.0% equity interest in the Real Estate Brokerage Subsidiary. All of the voting stock, representing a 5% equity interest will be held by officers and directors of the Real Estate Brokerage Subsidiary.

          The Operating Partnership will obtain certain new mortgage debt and repay certain existing debt from the proceeds of the Offering and the new mortgage debt.


          The Company will sell 13,600,000 shares of Common Stock and issue 1,148,934 shares to continuing investors in the Offering and will contribute the net proceeds from the Offering to the Operating Partnership in exchange for 14,748,934 Units, which will represent approximately a 52.3% economic interest in the Operating Partnership after the Offering.

                            LOEB REALTY CORPORATION
               NOTES TO CONSOLIDATED BALANCE SHEET -- (CONTINUED)
                                  MAY 11, 1998

2. COMMITMENTS AND CONTINGENCIES

THIRD-PARTY PROPERTY MANAGEMENT

     The Company will provide property management services for 16 properties owned by third parties. Nine of these properties are located in New York City and the balance are located in various other markets. The Company does not presently intend to actively expand its third-party management business, although it will evaluate property management engagements as opportunities arise.

STOCK OPTION PLAN

     The Company intends to adopt a stock option plan designed to attract, retain and motivate executive officers of the Company and other key employees. The plan will authorize the issuance of shares of common stock pursuant to options granted under the plan, as described in the Company's Prospectus under the caption 'Management -- Stock Option Plan.'

EMPLOYMENT AGREEMENTS

     The Company will enter into employment agreements with certain executive officers as described in the company's Prospectus under the captions 'Management -- Employment Agreements.'

3. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

                         REPORT OF INDEPENDENT AUDITORS



The Partners and Members
LOEB REAL ESTATE



     We have audited the accompanying combined balance sheets of Loeb Real Estate as of December 31, 1997 and 1996, and the related combined statements of income, owners' equity and cash flows for each of the three years in the period ended December 31, 1997. We have also audited the financial statement schedule listed on the index to Financial Statements included in the Prospectus. These financial statements and financial statement schedule are the responsibility of Loeb Real Estate management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Loeb Real Estate at December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                                LOEB REAL ESTATE
                            COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)



                                                                                MARCH 31,         DECEMBER 31,
                                                                               -----------    --------------------
                                                                                  1998          1997        1996
                                                                               -----------    --------    --------
                                                                               (UNAUDITED)
                                   ASSETS
Real estate, at cost:
     Land and improvements..................................................    $  52,064     $ 51,007    $ 37,885
     Buildings and improvements.............................................      193,947      191,741     165,027
     Land held for development..............................................        2,316        2,544       2,974
     Hotel property and equipment...........................................       51,930        --          --
                                                                               -----------    --------    --------
                                                                                  300,257      245,292     205,886
     Less accumulated depreciation..........................................       34,134       25,014      19,121
                                                                               -----------    --------    --------
                                                                                  266,123      220,278     186,765
Cash and cash equivalents...................................................       19,459        4,878       7,646
Restricted cash.............................................................        3,937       10,830       7,547
Receivables.................................................................        3,437        1,913       1,490
Related party receivables...................................................        1,903        1,744       1,100
Deferred rents receivable...................................................       13,569       10,330       8,196
Investment in partnerships and limited liability companies..................        8,468        7,530       7,322
Deferred costs, net.........................................................       16,644        7,701       7,875
Other assets................................................................        7,904        3,465       3,195
                                                                               -----------    --------    --------
          Total assets......................................................    $ 341,444     $268,669    $231,136
                                                                               -----------    --------    --------
                                                                               -----------    --------    --------

                       LIABILITIES AND OWNERS' EQUITY
Liabilities:
     Mortgage notes payable.................................................    $ 257,162     $212,456    $184,379
     Accounts payable and accrued expenses..................................        8,446        5,480       5,010
     Excess of distributions and share of losses over investment in
       partnerships and limited liability companies.........................        1,380        1,226       1,016
     Related party payables.................................................        6,593        4,242       3,831
     Security deposits......................................................        1,495        1,442       1,001
     Deferred revenues......................................................        4,891        --          --
     Other liabilities......................................................        2,420        1,542       2,193
                                                                               -----------    --------    --------
          Total liabilities.................................................      282,387      226,388     197,430
Commitments and contingencies
Owners' equity..............................................................       59,057       42,281      33,706
                                                                               -----------    --------    --------
          Total liabilities and owners' equity..............................    $ 341,444     $268,669    $231,136
                                                                               -----------    --------    --------
                                                                               -----------    --------    --------


                            See accompanying notes.

                                LOEB REAL ESTATE
                         COMBINED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)



                                                     FOR THE THREE MONTHS ENDED           FOR THE YEARS ENDED
                                                              MARCH 31,                      DECEMBER 31,
                                                    -----------------------------    -----------------------------
                                                        1998             1997         1997       1996       1995
                                                    -------------    ------------    -------    -------    -------
                                                             (UNAUDITED)
Revenues:
     Rental......................................      $14,555         $ 10,562      $45,845    $43,523    $25,622
     Escalation and reimbursement................        1,155            1,005        5,461      4,671      3,839
     Management fees.............................        1,217              741        3,554      2,675      2,256
     Hotel.......................................        2,920           --            --         --         --
     Share of net income on investment in
       partnerships and limited liability
       companies.................................          717            1,000        1,309        955      1,052
     Other income................................          765              254        3,221      4,581      1,755
                                                    -------------    ------------    -------    -------    -------
          Total revenues.........................       21,329           13,562       59,390     56,405     34,524
                                                    -------------    ------------    -------    -------    -------
Expenses:
     Operating expenses..........................        4,629            3,853       18,311     17,838     10,851
     Hotel operating expenses....................        1,708           --            --         --         --
     Real estate taxes...........................        1,972            1,707        7,456      6,784      4,407
     Management fees.............................          259              223          871        442        192
     Interest expense............................        4,860            4,067       17,712     13,343      8,015
     Depreciation and amortization...............        2,117            1,661        7,078      6,013      4,108
     General and administrative..................        1,017              567        2,207      2,574      2,170
     Share of net loss on investment in
       partnerships and limited liability
       companies.................................          175           --              502        120         29
                                                    -------------    ------------    -------    -------    -------
          Total expenses.........................       16,737           12,078       54,137     47,114     29,772
                                                    -------------    ------------    -------    -------    -------
Income before income tax (expense) benefit and
  extraordinary item.............................        4,592            1,484        5,253      9,291      4,752
Tax (expense) benefit............................          (23)             (29)        (259)       150        139
                                                    -------------    ------------    -------    -------    -------
Income before extraordinary item.................        4,569            1,455        4,994      9,441      4,891
Extraordinary item...............................          846           --            --         --         --
                                                    -------------    ------------    -------    -------    -------
          Net income.............................      $ 3,723         $  1,455      $ 4,994    $ 9,441    $ 4,891
                                                    -------------    ------------    -------    -------    -------
                                                    -------------    ------------    -------    -------    -------


                            See accompanying notes.

                                LOEB REAL ESTATE
                     COMBINED STATEMENTS OF OWNERS' EQUITY
                             (DOLLARS IN THOUSANDS)



Balance at January 1, 1995............................................................................   $ 26,912
     Distributions....................................................................................     (6,533)
     Contributions....................................................................................     16,429
     Net income for the year ended December 31, 1995..................................................      4,891
                                                                                                         --------
Balance at December 31, 1995..........................................................................     41,699
     Distributions....................................................................................    (24,916)
     Contributions....................................................................................      7,482
     Net income for the year ended December 31, 1996..................................................      9,441
                                                                                                         --------
Balance at December 31, 1996..........................................................................     33,706
     Distributions....................................................................................     (5,653)
     Contributions....................................................................................      9,234
     Net income for the year ended December 31, 1997..................................................      4,994
                                                                                                         --------
Balance at December 31, 1997..........................................................................     42,281
     Distributions....................................................................................    (22,490)
     Contributions....................................................................................     35,543
     Net income for the period ended March 31, 1998...................................................      3,723
                                                                                                         --------
Balance at March 31, 1998 (unaudited).................................................................   $ 59,057
                                                                                                         --------
                                                                                                         --------



                            See accompanying notes.

                                LOEB REAL ESTATE
                       COMBINED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)



                                                                            FOR THE
                                                                         THREE MONTHS
                                                                             ENDED
                                                                           MARCH 31,             YEARS ENDED DECEMBER 31,
                                                                      -------------------    --------------------------------
                                                                        1998       1997        1997        1996        1995
                                                                      --------    -------    --------    --------    --------
                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Net Income.........................................................   $  3,723    $ 1,455    $  4,994    $  9,441    $  4,891
Adjustments to reconcile net income to net cash provided by
  operating activities:
     Depreciation and amortization.................................      2,117      1,661       7,078       6,013       4,108
     Share of net income on investment in partnerships and limited
       liability companies.........................................       (496)      (986)       (653)       (784)       (926)
Changes in operating assets and liabilities:
     Restricted cash...............................................      7,094     (1,733)     (3,283)     (4,810)        (45)
     Receivables...................................................        331        686        (423)       (592)        163
     Related party receivables.....................................       (124)        96        (644)        345        (204)
     Deferred costs................................................     (9,273)       (86)       (885)     (2,962)     (3,102)
     Deferred rents receivable.....................................     (3,238)      (487)     (2,134)     (3,691)     (3,121)
     Other assets..................................................      1,781      2,020         (46)        861        (920)
     Accounts payable and accrued expenses.........................        394       (229)        470        (477)        434
     Related party payables........................................      1,499      1,185         411        (386)        299
     Security deposits payable.....................................         53        (72)        441         151         141
     Other liabilities.............................................        666       (233)       (651)     (1,625)       (364)
                                                                      --------    -------    --------    --------    --------
          Net cash provided by operating activities................      4,527      3,277       4,675       1,484       1,354
                                                                      --------    -------    --------    --------    --------
INVESTING ACTIVITIES
     Additions to land, buildings and improvements.................     (2,105)    (7,106)    (39,531)    (21,670)    (17,443)
                                                                      --------    -------    --------    --------    --------
FINANCING ACTIVITIES
     Proceeds from mortgage notes payable..........................     45,000      --         28,918      75,217      12,625
     Payments of mortgage notes payable............................    (20,098)      (225)       (841)    (33,743)     (8,409)
     Prepayment penalty............................................       (846)     --          --          --          --
     Contributions from partners/members...........................     10,548      4,862       7,992       7,482      16,429
     Distributions to partners/members.............................    (22,445)      (172)     (3,981)    (23,397)     (6,035)
                                                                      --------    -------    --------    --------    --------
Net cash provided by financing activities..........................     12,159      4,465      32,088      25,559      14,610
                                                                      --------    -------    --------    --------    --------
Net increase (decrease) in cash and cash equivalents...............     14,581        636      (2,768)      5,373      (1,479)
Cash and cash equivalents at beginning of period...................      4,878      7,646       7,646       2,273       3,752
                                                                      --------    -------    --------    --------    --------
Cash and cash equivalents at end of period.........................   $ 19,459    $ 8,282    $  4,878    $  7,646    $  2,273
                                                                      --------    -------    --------    --------    --------
                                                                      --------    -------    --------    --------    --------
Supplemental cash flow disclosures
Interest paid......................................................   $  4,736    $ 4,455    $ 15,754    $ 14,032    $  7,521
                                                                      --------    -------    --------    --------    --------
                                                                      --------    -------    --------    --------    --------
NON CASH INVESTING AND FINANCING ACTIVITIES
Investment in partnerships/limited liability companies included in:
     Contributions.................................................   $ 24,995    $   786    $  1,242       --          --
     Distributions.................................................   $     45    $ --       $  1,672    $  1,519    $    498
                                                                      --------    -------    --------    --------    --------
                                                                      --------    -------    --------    --------    --------
Acquisition of additional interest in Longboat Key Club:
     Hotel property and equipment (net)............................   $ 44,396
     Total assets..................................................     56,425
     Mortgage notes................................................     45,000
     Total liabilities.............................................     53,580
     Owners equity.................................................      2,845



                            See accompanying notes.

                                LOEB REAL ESTATE
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES



     Loeb Real Estate (the 'Company') is engaged in the business of owning, managing, leasing, and acquiring various types of real estate properties (the 'Properties') throughout the United States. The Properties consist of four office properties, five retail shopping centers, three residential properties, and one land development company.



PRINCIPLES OF COMBINATION



     Loeb Real Estate is not a legal entity but rather a combination of real estate properties that is currently organized as limited partnerships and limited liability companies and which is under the common management and control of the Loeb Group, or entities (Loeb Partners Realty, Loeb Partners Realty and Development Corp., CPK Inc., NLF, Inc., Loeb Partners Realty Southeast, Inc. and Lane Hill Park, Inc.) controlled by such parties. The Loeb Group consists of members of the Loeb family and employees of the Loeb entities. The entities included in the financial statements have been combined for only the periods that they were under common control and management. In addition, investments in certain non-controlled limited partnership are accounted for under the equity method. All significant intercompany transactions and balances have been eliminated in combination.



     The specific partnerships and limited liability companies and management companies, whose ownership interests range from approximately 13% to 87% are included in the accompanying combined financial statements are as follows:



                         PROPERTY                                               ENTITY
-----------------------------------------------------------  --------------------------------------------
Easton Commons Plaza Shopping Center                         ECP Shopping Center, Ltd.
Kendall Value                                                LKS Associates, L.P.
Sunset Strip Shopping Centers                                LKS Associates, L.P.
One Dartmouth Place Apartments                               One Dartmouth Place Associates, L.P.
Presidential Estates                                         Presidential Estate Associates
International Drive Value Center                             LID Associates, Ltd.
200 Madison Avenue                                           200 Madison Associates, L.P.
Shenandoah Industrial Park                                   Shenandoah Development Group, L.P.
24 West 57th Street                                          L/C Group LLC
63 Madison Avenue                                            63 Madison Associates, L.P.
Shoppes at St. Lucie West                                    LSL Associates, L.P., Ltd.
Park Hill Lane Apartments                                    Park Hill Lane Associates
First Union Bank Building                                    444 Seabreeze Boulevard Associates



USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



REAL ESTATE PROPERTIES



     Depreciation is computed by the straight-line method over the estimated useful lives, which range from ten to thirty-nine years for buildings and improvements. Tenant improvements, which are included in buildings and improvements on the accompanying combined balance sheets, are amortized over the life of the respective leases, using the straight-line method.



     During 1996, the Company adopted Statement of Financial Accounting Standards No. 121 ('SFAS No. 121'), Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


Disposed Of. SFAS No. 121 requires the Company review real estate assets for impairment whenever events or changes in circumstances indicated the carrying value of assets to be held and used may not be recoverable. The Company reviews real estate assets for impairment when indicators of impairment are present. Impairment losses are recognized when the estimated undiscounted cash flows to be generated by those assets are less than the assets' carrying amount. Impaired assets are recorded at their fair-value calculated based on the discounted cash flow generated by the asset. Assets to be disposed of are required to be reported at the lower of cost or fair value less cost to sell. Assets are classified to be disposed when management has committed to a plan to dispose of the assets. Prior to the adoption of SFAS No. 121, real estate assets were required to be stated at the lower of cost or net realizable value. The Company's real estate assets are held for use. No impairment losses have been recorded in any of the periods presented.



CASH AND CASH EQUIVALENTS



     The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to tie cash and cash equivalents.



     The Company maintains harking relationships with major financial institutions and operates its properties through multiple bank accounts to mitigate exposure to loss of cash balances which may, from time to time, exceed federally insured limits.



RESTRICTED CASH



     Restricted cash consists of capital improvement escrows, real estate tax escrows and tenant security deposits.



REVENUE RECOGNITION



     Rental revenue is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due, pursuant to the underlying leases, are included in deferred rents receivable on the accompanying combined balance sheets. Contractually due but unpaid rents are included in receivables on the accompanying combined balance sheets.



DEFERRED COSTS



     Costs incurred to obtain tenant leases and long-term financing are amortized over the terms of the related leases or debt agreements, as applicable.



INCOME TAXES



     The following management companies: Loeb Partners Realty and Development Corp., CPK Inc., NLF, Inc., Loeb Partners Realty Southeast, Inc., and Lane Hill Park, Inc. are tax paying entities and are included in the consolidated U.S. federal income tax return of Loeb Holding Corporation. Accordingly, an income tax expense or benefit has been computed on a separate return basis. The properties and the remaining management company, Loeb Partners Realty, are not tax paying entities for income tax purposes and accordingly the partners/members allocable share of taxable income or loss are reportable on their respective income tax returns.

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


CONCENTRATION OF REVENUE AND CREDIT RISK



     The Company's management performs on-going credit evaluations of tenants and requires certain tenants to provide security deposits. The commercial tenants of the Properties operate in various industries and there is no dependence upon any single tenant.



     Approximately 49% and 61% of the Company's total revenue for the three months ended March 31, 1998 and 1997 (unaudited) and approximately 52%, 63% and 48% of the company total revenue for the years ended December 31, 1997, 1996 and 1995, respectively, was derived from 63 Madison Associates, L.P. and 200 Madison Associates, L.P. Any adverse change in the operating profitability of those properties may have a material effect on the Company.



CAPITAL CONTRIBUTIONS, DISTRIBUTIONS AND PROFITS AND LOSSES



     Capital contributions, distributions, profits and losses are allocated in accordance with the terms of the applicable agreements.



RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS



     Financial Accounting Standards Board Statement No. 131 ('FAS No. 131') 'Disclosure about Segments of an Enterprise and Related Information' is effective for financial statements issued for periods beginning after December 15, 1997. FAS No. 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates. The Company has not determined the effect FAS No. 131 will have on the disclosures in the Company's financial statements.



UNAUDITED INTERIM FINANCIAL INFORMATION



     The accompanying financial information as of March 31, 1998 and for the three months ended March 31, 1998 and 1997 is unaudited, however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly, the information set forth therein for these interim periods have been included. The results of these interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.



2. INVESTMENT IN PARTNERSHIPS AND LIMITED LIABILITY COMPANIES



     The Company holds investments in partnerships and limited liability companies which are accounted for under the equity method since the Company does not control the activities of the partnerships or limited liability companies. These investments are recorded initially at cost and

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


subsequently adjusted for equity in the net income or loss of investees and cash contributions and distributions.



                                                                                                       PERCENTAGE
                  PROPERTY                                            ENTITY                           OWNERSHIP
--------------------------------------------  ------------------------------------------------------   ---------
Long Boat Key Club                            Key Club Associates, Limited Partnership..............      33.3%
529 Fifth Avenue                              529 Fifth Company.....................................       7.5%
Kirby/Richmond Shopping Center                Kirby Richmond Shopping Center, Ltd...................      71.5%
Riverview Center                              Riverview Center Associates...........................      35.8%
498 Seventh Avenue                            498 Seventh LLC.......................................      9.18%
Winewood Office Park                          Winewood Park Limited.................................       7.1%
First NBC Center                              PS Charles Associates, L.P............................      50.0%
GTE Property                                  Second Portland Associates, Ltd.......................      5.56%
Outlet Park Shoppes at Waccamaw               VT Waccamaw LLC.......................................      21.5%
38 Chauncy Street                             38 Chauncy Street, LLC................................       8.9%



     Condensed combined financial statements of the entities, are as follows:



                                                                                MARCH 31,         DECEMBER 31,
                                                                               -----------    --------------------
                                                                                  1998          1997        1996
                                                                               -----------    --------    --------
                                                                               (UNAUDITED)
Condensed combined balance sheets:
Real estate, net............................................................    $ 214,263     $237,479    $129,889
Cash and short-term investments.............................................        9,140       10,789      11,135
Restricted cash.............................................................        3,999        3,543       2,656
Related party receivables...................................................          164           44         307
Tenant receivables..........................................................        5,526        7,798       6,961
Deferred rents receivable...................................................        4,164        3,723       2,255
Deferred costs, net.........................................................       25,810       25,119      10,166
Other.......................................................................        4,327       11,513       7,747
                                                                               -----------    --------    --------
          Total assets......................................................    $ 267,393     $300,008    $171,116
                                                                               -----------    --------    --------
                                                                               -----------    --------    --------
Mortgage notes payable......................................................    $ 237,799     $255,925    $145,209
Accounts payable and accrued expenses.......................................        6,662        8,042       4,208
Accounts payable to related parties.........................................        4,996        3,192       3,524
Other.......................................................................       14,538       24,110      10,786
                                                                               -----------    --------    --------
          Total liabilities.................................................      263,995      291,269     163,727
                                                                               -----------    --------    --------
Partners'/members equity:
     The Company............................................................        7,362        6,501       6,311
     Outside partners'/members (deficit)/equity.............................       (3,964)       2,238       1,078
                                                                               -----------    --------    --------
          Total partners'/members equity....................................        3,398        8,739       7,389
                                                                               -----------    --------    --------
          Total liabilities and partners'/members equity....................    $ 267,393     $300,008    $171,116
                                                                               -----------    --------    --------
                                                                               -----------    --------    --------
The Company's capital account...............................................    $   7,362     $  6,534    $  6,311
Less: elimination of inter-company capitalized cost.........................          274          230           5
                                                                               -----------    --------    --------
          The Company's investment in partnerships/limited liability
            companies.......................................................    $   7,088     $  6,304    $  6,306
                                                                               -----------    --------    --------
                                                                               -----------    --------    --------

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                  MARCH 31,                 DECEMBER 31,
                                                              ------------------    -----------------------------
                                                               1998       1997       1997       1996       1995
                                                              -------    -------    -------    -------    -------
                                                                 (UNAUDITED)
Condensed combined statements of operations
Rental revenue and escalations.............................   $19,846    $18,973    $73,683    $61,736    $57,653
Other revenue..............................................       837        696      2,086      2,290      7,051
                                                              -------    -------    -------    -------    -------
          Total revenues...................................    20,683     19,669     75,769     64,026     64,704
                                                              -------    -------    -------    -------    -------
Interest...................................................     5,489      2,993     16,571     12,336     12,263
Depreciation and amortization..............................     3,297      1,685     11,000      6,193      6,353
Operating and other expenses...............................    12,430     11,565     48,249     41,488     39,475
                                                              -------    -------    -------    -------    -------
          Total expenses...................................    21,216     16,243     75,820     60,017     58,091
                                                              -------    -------    -------    -------    -------
Net (loss)/income before outside partners'/members
  interests................................................      (533)     3,426        (51)     4,009      6,613
Elimination of inter-company management fees...............        46         14        154         50         98
Other partners'/members share of the profits/(loss)........     1,029     (2,440)       704     (3,224)    (5,688)
                                                              -------    -------    -------    -------    -------
          Income allocated to the Company..................   $   542    $ 1,000    $   807    $   835    $ 1.023
                                                              -------    -------    -------    -------    -------
                                                              -------    -------    -------    -------    -------



     The Company receives various fees for management, financing and leasing for the entities above. Fees earned included in the aforementioned condensed combined statements of income and combined balance sheets are as follows:



                                                                                                      YEAR ENDED
                                                                          MARCH 31,                  DECEMBER 31,
                                                                 ----------------------------    --------------------
                                                                     1998            1997        1997    1996    1995
                                                                 ------------    ------------    ----    ----    ----
                                                                         (UNAUDITED)
Management fee expense........................................       $115            $ 68        $321    $204    $302
Leasing commissions...........................................      -$-             -$-          $887    $--     $--



3. DEFERRED COSTS



     Deferred costs consist of the following:



                                                                MARCH 31,
                                                                  1998         1997       1996
                                                               -----------    -------    ------
                                                               (UNAUDITED)
Deferred financing costs....................................     $ 5,871      $ 5,766    $5,714
Deferred leasing commissions................................      12,995        3,831     3,501
Deferred lease costs........................................         687          678       393
                                                               -----------    -------    ------
                                                                  19,553       10,275     9,608
Less accumulated amortization...............................       2,909        2,574     1.733
                                                               -----------    -------    ------
                                                                 $16,644      $ 7,701    $7,875
                                                               -----------    -------    ------
                                                               -----------    -------    ------



4. MORTGAGE NOTES PAYABLE



     The following table summarizes mortgage indebtedness as of March 31, 1998 (unaudited) and December 31, 1997 and 1996.

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                                    MARCH 31,         DECEMBER 31,
                                                                                   -----------    --------------------
PROPERTY/COLLATERAL                  MORTGAGE NOTES WITH FIXED INTEREST               1998          1997        1996
---------------------------  ---------------------------------------------------   -----------    --------    --------
                                                                                   (UNAUDITED)
One Dartmouth Place          First mortgage note with a fixed interest rate of
  Apartments                 7.465%; matures on 1/1/2006. Monthly principal and
                             interest payments of $88...........................    $  12,324     $ 12,368    $ 12,493

Easton Commons Plaza         First mortgage note with a fixed interest rate of
  Shopping Center            7.5%; matures on 1/1/04. Monthly payments of
                             interest and principal of $57......................        7,966        7,987       8,068

Kendall Value & Sunset       First mortgage note with a fixed interest rate of
  Strip Shopping Centers     8.625%; matures on 12/30/01. Monthly principal and
                             interest payments of $112..........................       13,559       13,613      13,750

Park Hill Lane Apartments    First mortgage note with a fixed interest rate of
                             7.250%; matures on 9/1/28. Monthly principal and
                             interest payments of $141..........................       20,814       20,860      21,037

Presidential Estates         First mortgage note with a fixed interest rate of
                             8.28%; matures on 12/31/02. Monthly principal and
                             interest payments of $42...........................        5,158        5,177       5,249

63 Madison Avenue            First mortgage note with a fixed interest rate of
                             8%; matures on 12/10/05. Monthly interest only
                             payments of $347 are required through 12/10/98.
                             Commencing on 1/10/99, monthly interest and
                             principal payments of $393 are required until
                             maturity...........................................       52,000       52,000      52,000

Shenandoah Industrial Park   First mortgage note with a fixed interest rate of
                             8%; matured on 12/17/96. The loan was not repaid in
                             1996, and no Principal payments were made in 1997.
                             The holder has not yet declared the loan to be in
                             default and has not demanded payment in full.......    $     192     $    192    $    192

                             Purchase money note with a fixed interest rate of
                             8%; matures on 4/21/98. Annual interest and
                             principal payments of $21..........................           21           21          39

200 Madison Avenue           First mortgage note with a fixed interest rate of
                             9.00625%; matures on 4/17/03. Interest payments are
                             due monthly. Commencing on 7/17/98 principal
                             payments, based upon a 20-year amortization, are
                             payable in 21 quarterly installments...............       55,000       55,000      55,000

Shoppes at St. Lucie West    First mortgage note with a fixed interest rate of
                             8.50%; matures on 6/1/99. Monthly principal and
                             interest payments of $48...........................        5,590        5,621       5,710

                             First mortgage note with a fixed interest rate of
                             9.75%; matures on 6/1/98. Monthly principal and
                             interest payments of $39...........................        4,322        4,335       4,374

International Drive Value    First mortgage note with a fixed interest rate of
  Center                     8.79%; matures on 1/1/07. Monthly principal and
                             interest payments of $124..........................       15,634       15,663       --

First Union Bank             First mortgage note with a fixed interest rate of
  Building.................  8.83%; matures on 7/30/06. Monthly principal and
                             interest payments of $56...........................        6,327        6,364       6,467
                                                                                   -----------    --------    --------

                             Total Fixed Rate Notes.............................      198,907      199,201     184,379
                                                                                   -----------    --------    --------


                                       MORTGAGE WITH VARIABLE INTEREST
                             ---------------------------------------------------

24 West 57th Street          First mortgage note with interest at the greater of
                             8% or LIBOR plus 325 basis points (8.94% at
                             December 31, 1997). Monthly interest payments
                             commenced on 7/1/97. The note matures on 6/1/00....       13,255       13,255       --



                                                  (table continued on next page)

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



(table continued from previous page)



                                                                                    MARCH 31,         DECEMBER 31,
                                                                                   -----------    --------------------
PROPERTY/COLLATERAL                  MORTGAGE NOTES WITH FIXED INTEREST               1998          1997        1996
---------------------------  ---------------------------------------------------   -----------    --------    --------
                                                                                   (UNAUDITED)
Long Boat Key Club           First mortgage note with interest at LIBOR plus
                             2.5% until 2/11/2000. Thereafter, as defined in the
                             loan documents, the interest is determined on a
                             formula basis as defined in the loan document.
                             Monthly interest payments commence on 4/11/98. The
                             loan matures on 2/11/25............................       45,000        --          --
                                                                                   -----------    --------    --------

                             Total Variable Rate Interest Notes.................       58,255       13,255       --
                                                                                   -----------    --------    --------

                             Total Mortgage Notes Payable.......................    $ 257,162     $212,456    $184,379
                                                                                   -----------    --------    --------
                                                                                   -----------    --------    --------


PRINCIPAL MATURITIES

     Combined aggregate principal maturities of mortgages as of December 31, 1997 are as follows:

1998....................................................................   $  6,493
1999....................................................................      8,431
2000....................................................................     16,409
2001....................................................................     16,209
2002....................................................................      8,180
Thereafter..............................................................    156,734
                                                                           --------
                                                                           $212,456
                                                                           --------
                                                                           --------

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Estimated fair values for the Company's financial instruments were determined by the Company using market information available as of December 31, 1997 and appropriate valuation methodologies which included, in the case of debt instruments, consideration of interest rates available to the Company for the issuance of debt with terms and maturities similar to its currently outstanding indebtedness. Considerable judgment is necessary to interpret market data and develop estimated fair values. Accordingly, the Company's estimates are not necessarily indicative of the amounts the Company could realize on disposition of its financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. Although management is not aware of any factors that would significantly affect its estimates of the fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 1997.

     Cash equivalents and variable mortgage notes payable with an aggregate carrying value of $18,133 are reflected in the accompanying combined balance sheet at amounts which reasonably approximate their fair value. Fixed mortgage notes payable with an aggregate carrying value of $199,201, have an approximate fair value of $193,000.

6. TENANT LEASES

     The Properties are being leased to tenants under operating leases with expiration dates ranging from 1998 to 2019. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or adjustments. The leases generally also require that the tenants reimburse the Company for increases in certain operating costs and real estate taxes above their base year costs.

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

     The approximate future minimum rentals to be received, assuming neither renewals nor extensions of leases which may expire during the periods, for leases in effect at December 31, 1997 are as follows:

1998....................................................................   $ 32,853
1999....................................................................     33,111
2000....................................................................     31,516
2001....................................................................     32,178
2002....................................................................     31,026
Thereafter..............................................................    239,028
                                                                           --------
                                                                           $399,712
                                                                           --------
                                                                           --------

7. RELATED PARTY TRANSACTIONS

LOANS FROM PARTNERS

     The limited partners of Shenandoah Industrial Park, advanced the partnership funds for operations. These loans, reflected as related party payables in the accompanying financial statements, accrue interest at prime plus 1% and are payable upon demand.


     For the three months ended March 31, 1998, and the years ended December 31, 1997 and 1996, the balances of these loans were $4,118 (unaudited), $4,143 and $3,712, respectively.


ADVANCES TO/FROM PARTNER

     Advances to and from partners or shareholders in those entities comprising the Company and certain affiliated entities are reflected in the financial statements as related party receivables, and payables. Such advances are generally payable upon demand.


8. COMMITMENTS AND CONTINGENCIES


ENVIRONMENTAL MATTERS

     The management of Loeb Real Estate believes that the properties are in compliance in all material respects with applicable federal, state and local ordinances and regulations regarding environmental issues. Several of the Properties contain, or at one time contained, Underground Storage Tanks ('USTs') use to store petroleum products, including fuel oil, waste oil and gasoline. The environmental assessments at these Properties have revealed soil and/or groundwater contamination associated with USTs. At certain of such Properties, the contamination is being addressed the third-parties responsible for the contamination who, in some cases, have indemnified the Company. There can be no assurance, however, that if recourse to such indemnities becomes necessary, such indemnity will be available or uncontested. Management is not aware of any environmental liability that management believes would have a material adverse impact on the Company's financial position, results of operations or cash flows. Management is unaware of any instances in which it would incur significant environmental cost if any of the properties were sold.

LEGAL MATTERS

     The company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management believes that the final outcome of such matters will not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

                                LOEB REAL ESTATE
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


9. SUBSEQUENT EVENTS



     On March 11, 1998, the Company, which holds a limited partnership interest in Longboat Key Club, entered into an agreement to purchase the existing general partner's interest. The purchase price was based upon a $60,000 valuation adjusted by certain apportionments as defined in the purchase agreement. With this purchase, the Company now has an 87.5% controlling interest in Longboat Key Club which from the date of purchase has been included as part of the combined group.



     In connection therewith, the combined statements of income for the three months ended March 31, 1998 (unaudited) include an extraordinary loss of approximately $846, representing a prepayment penalty in connection with the repayment of certain debt obligations as a result of the purchase of the controlling general partner interest in Longboat Key Club.


     Subsequently, Longboat Key Club entered into a new management agreement with an affiliate of the Company.

                                LOEB REAL ESTATE
            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                                           CAPITALIZED COSTS
                                                  INITIAL COST         SUBSEQUENT TO ACQUISITION
                                             ----------------------   ---------------------------
                                                       BUILDING AND     LAND AND     BUILDING AND
         DESCRIPTION           ENCUMBRANCE    LAND     IMPROVEMENTS   IMPROVEMENTS   IMPROVEMENTS
------------------------------ -----------   -------   ------------   ------------   ------------
200 Madison Avenue............  $  55,000    $ 9,876     $ 20,571        -$-           $ 30,468
First Union Bank Building.....      6,364        706        6,274        --               1,511
63 Madison Avenue.............     52,000     16,302       48,801        --                 301
Easton Commons Plaza Shopping
  Center......................      7,987      2,035        8,140        --                 248
Kendall Value and Sunset Strip
  Shopping Centers............     13,613      3,339       13,354        --                 129
Shoppes at St. Lucie West.....      9,957      2,853        4,113        --               5,859
One Dartmouth Place
  Apartments..................     12,368      1,739        7,111          106            2,023
Park Hill Lane Apartments.....     20,860        737       --               57           15,742
Presidential Estates..........      5,177        192        1,446        --               1,608
Shenandoah Industrial Park....        212      --          --            --                  18
24 West 57th Street...........     13,255      9,089        6,579        --              --
International Drive Value
  Center......................     15,663      3,976       15,927        --              --
                               -----------   -------   ------------      -----       ------------
                                $ 212,456    $50,844     $132,316         $163         $ 57,907
                               -----------   -------   ------------      -----       ------------
                               -----------   -------   ------------      -----       ------------

                                          GROSS AMOUNTS AT WHICH
                                        CARRIED AT CLOSE OF PERIOD                                                 LIFE UPON
                                 -----------------------------------------                                           WHICH
                                   LAND AND    BUILDING AND   CONSTRUCTION              ACCUMULATED      DATE     DEPRECIATION
         DESCRIPTION             IMPROVEMENTS  IMPROVEMENTS   IN PROGRESS     TOTAL     DEPRECIATION   ACQUIRED   IS COMPUTED
------------------------------   ------------  ------------   ------------   --------   ------------   --------   -----------
200 Madison Avenue............   $    9,876      $ 51,039        $1,176      $ 62,091     $  7,124     06/04/93   2-39 years

First Union Bank Building.....          706         7,785        --             8,491        2,138     10/31/88   1-39 years

63 Madison Avenue.............       16,302        49,102           333        65,737        2,686     11/20/95     39 years

Easton Commons Plaza Shopping
  Center......................        2,035         8,388        --            10,423          972     12/28/93   3-39 years

Kendall Value and Sunset Strip
  Shopping Centers............        3,339        13,483        --            16,822          361     12/30/96     39 years

Shoppes at St. Lucie West.....        2,853         9,972        --            12,825        1,107     12/23/92   5-39 years

One Dartmouth Place
  Apartments..................        1,845         9,134        --            10,979        1,837     12/18/91   5-39 years

Park Hill Lane Apartments.....          794        15,742        --            16,536        6,632     01/06/82   5-39 years

Presidential Estates..........          192         3,054        --             3,246        1,709     12/17/75   18-39 years

Shenandoah Industrial Park....       --                18        --                18           16     01/01/75   5-39 years

24 West 57th Street...........        9,089         6,579             9        15,677          107     06/14/97     39 years

International Drive Value
  Center......................        3,976        15,927        --            19,903          325     03/13/97     39 years

                                 ------------  ------------      ------      --------   ------------
                                 $   51,007      $190,223        $1,518      $242,748     $ 25,014
                                 ------------  ------------      ------      --------   ------------
                                 ------------  ------------      ------      --------   ------------

                                LOEB REAL ESTATE
    SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



     The changes in real estate for the three years ended December 31, 1997 are as follows:



                                                              1997        1996        1995
                                                            --------    --------    --------
Balance at beginning of period...........................   $202,912    $179,663    $110,264
Improvements.............................................     39,961      23,293      69,539
Less: Disposals..........................................       (125)        (44)       (140)
                                                            --------    --------    --------
     Balance at end of period............................   $242,748    $202,912    $179,663
                                                            --------    --------    --------
                                                            --------    --------    --------



     The aggregate cost of land, buildings and improvements for Federal income tax purposes at December 31, 1997 was $243,349.



     The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, and furniture and fixtures, for the three years ended December 31, 1997 are as follows:



                                                                 1997       1996       1995
                                                                -------    -------    -------
Balance at beginning of period...............................   $19,121    $14,295    $10,953
Depreciation for period......................................     6,018      4,870      3,482
Less: Disposals..............................................      (125)       (44)      (140)
                                                                -------    -------    -------
     Balance at end of period................................   $25,014    $19,121    $14,295
                                                                -------    -------    -------
                                                                -------    -------    -------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the General and Limited Partners of
KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP:



     We have audited the accompanying balance sheets of Key Club Associates, Limited Partnership d/b/a Longboat Key Club as of December 31, 1997, 1996 and 1995, and the related statements of income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key Club Associates, Limited Partnership d/b/a Longboat Key Club as of December 31, 1997, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                          /S/ ARTHUR ANDERSEN LLP



Tampa, Florida,
March 11, 1998

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                                 BALANCE SHEETS
                       DECEMBER 31, 1997, 1996 AND 1995,
                    AND MARCH 31, 1998 AND 1997 (UNAUDITED)



                                                      DECEMBER 31,                           MARCH 31,
                                        -----------------------------------------    --------------------------
                                           1997           1996           1995           1998           1997
                                        -----------    -----------    -----------    -----------    -----------
                                                                                            (UNAUDITED)
               ASSETS
Current Assets:
     Cash............................   $   885,951    $ 1,427,949    $ 2,154,412    $ 2,643,499    $ 1,444,254
     Restricted cash.................       --             --             --             200,875        --
     Accounts receivable, net........     1,741,396      1,818,453      1,897,265      1,854,215      1,916,132
     Inventories and supplies (Note
       2)............................     1,057,771        961,856        919,046      1,057,511        943,824
     Prepaid expenses and other
       current assets................       307,899        345,324        248,020        311,469        195,868
                                        -----------    -----------    -----------    -----------    -----------
          Total current assets.......     3,993,017      4,553,582      5,218,743      6,067,569      4,500,078
Property and equipment, net (Note
  2).................................    25,857,873     23,351,407     18,592,409     44,396,067     24,402,157
Other assets, net (Note 2)...........     4,777,379      5,000,223      5,231,699      5,828,287      4,932,132
Due from related parties (Note 4)....       102,866        307,490        157,903        132,841        542,275
                                        -----------    -----------    -----------    -----------    -----------
          Total assets...............   $34,731,135    $33,212,702    $29,200,754    $56,424,764    $34,376,642
                                        -----------    -----------    -----------    -----------    -----------
                                        -----------    -----------    -----------    -----------    -----------
  LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
     Accounts payable................   $   773,585    $   539,666    $   566,017    $ 1,585,156    $ 1,046,242
     Accrued expenses and other
       current liabilities...........     1,252,900      1,039,337      1,113,018        986,219        916,776
     Unit owners' distributions
       payable (Note 2)..............       537,647        460,111        442,778        947,766      1,054,874
     Deferred membership revenue
       (Note 2)......................     5,664,534      5,004,947      4,581,692      3,815,374      3,376,920
     Advanced deposits...............     1,947,075      1,492,856      1,367,737      1,091,632        665,160
     Capital distributions payable
       (Note 5)......................       371,715      1,332,593      1,776,301        --           1,065,153
     Current maturities of long-term
       debt and capital lease
       obligations
       (Note 3)......................        94,904      1,091,977        753,757         90,849      1,212,633
                                        -----------    -----------    -----------    -----------    -----------
          Total current liabilities..    10,642,360     10,961,487     10,601,300      8,516,996      9,337,758
Long-term debt and capital lease
  obligations, less current
  maturities (Note 3)................    19,662,323     18,656,284     15,057,399     45,062,541     19,075,067
Commitments and contingencies
  (Notes 3 and 8)....................
Partners' capital
  (Note 5)...........................     4,426,452      3,594,931      3,542,055      2,845,227      5,963,817
                                        -----------    -----------    -----------    -----------    -----------
          Total liabilities and
            partners' capital........   $34,731,135    $33,212,702    $29,200,754    $56,424,764    $34,376,642
                                        -----------    -----------    -----------    -----------    -----------
                                        -----------    -----------    -----------    -----------    -----------


      The accompanying notes are an integral part of these balance sheets.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                              STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995,
     AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)



                                                       YEAR ENDED                     THREE-MONTH PERIOD ENDED
                                                      DECEMBER 31,                           MARCH 31,
                                        -----------------------------------------    --------------------------
                                           1997           1996           1995           1998           1997
                                        -----------    -----------    -----------    -----------    -----------
                                                                                            (UNAUDITED)
Revenues (Note 2):
     Hotel...........................   $14,255,577    $14,588,551    $13,866,222    $ 5,225,880    $ 5,220,087
     Golf, tennis and social
       memberships...................     8,462,056      7,584,414      6,913,492        287,000        282,000
     Food and beverage...............     5,220,952      5,050,260      4,996,343      1,945,929      1,679,015
     Golf............................     3,388,629      3,231,882      3,125,478      2,690,973      2,622,648
     Tennis..........................     1,209,055        372,227        336,043        753,278        708,181
     Fitness center..................     1,278,803        382,484        --             502,767        501,011
     Conference services.............       213,481        413,931        407,638         78,803         63,012
     Other food and beverage.........       206,517        178,699        185,969         50,652         59,996
     Other income....................       422,180        445,795        420,323        119,723        135,545
                                        -----------    -----------    -----------    -----------    -----------
          Total revenues (Note 4)....    34,657,250     32,248,243     30,251,508     11,655,005     11,271,495
Costs and Operating Expenses (Notes 3
  and 7):
     Hotel...........................     4,013,996      3,688,967      3,402,233      1,088,790      1,039,840
     Food and beverage...............     5,352,706      4,730,577      4,514,843      1,634,053      1,356,518
     Golf............................     3,571,977      3,444,797      3,218,006        996,813        970,480
     Tennis..........................       687,908        668,552        682,697        195,970        197,347
     Fitness center..................       509,198        300,483        --             155,197        148,603
     Conference services.............       371,920        375,508        344,253        105,010        104,597
     Other food and beverage.........        84,625         85,656         83,376         21,920         24,375
     Unit owners' distributions
       (Note 2)......................     6,569,350      6,606,351      6,307,845      2,369,588      2,352,070
     Depreciation and amortization
       (Note 2)......................     1,723,819      1,319,607      1,581,547        668,186        387,591
     General and administrative
       (Notes 4 and 6)...............     8,024,095      7,344,878      7,174,707      2,140,542      1,963,865
                                        -----------    -----------    -----------    -----------    -----------
          Total costs and operating
            expenses.................    30,909,594     28,565,376     27,309,507      9,376,069      8,545,286
                                        -----------    -----------    -----------    -----------    -----------
Operating income.....................     3,747,656      3,682,867      2,942,001      2,278,936      2,726,209
Interest expense.....................     1,730,266      1,436,889      1,478,173        551,487        357,323
Refinancing expense..................       --             --             --             846,142        --
                                        -----------    -----------    -----------    -----------    -----------
Net income...........................   $ 2,017,390    $ 2,245,978    $ 1,463,828    $   881,307    $ 2,368,886
                                        -----------    -----------    -----------    -----------    -----------
                                        -----------    -----------    -----------    -----------    -----------



        The accompanying notes are an integral part of these statements.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                        STATEMENTS OF PARTNERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995,
          AND THE THREE-MONTH PERIOD ENDED MARCH 31, 1998 (UNAUDITED)



                                                                   SHANNON HOTEL        COMBINED
                                                                    GROUP, INC.         LIMITED
                                                                 (GENERAL PARTNER)      PARTNERS         TOTAL
                                                                 -----------------    ------------    ------------
Partners' Capital, December 31, 1994..........................        $38,645         $  3,815,883    $  3,854,528
     Net income...............................................         14,638            1,449,190       1,463,828
     Capital distributions declared (Note 5)..................        (17,763)          (1,758,538)     (1,776,301)
                                                                 -----------------    ------------    ------------
Partners' Capital, December 31, 1995..........................         35,520            3,506,535       3,542,055
     Net income...............................................         22,460            2,223,518       2,245,978
     Capital distributions declared (Note 5)..................        (21,931)          (2,171,171)     (2,193,102)
                                                                 -----------------    ------------    ------------
Partners' Capital, December 31, 1996..........................         36,049            3,558,882       3,594,931
     Net income...............................................         20,174            1,997,216       2,017,390
     Capital distributions declared (Note 5)..................        (11,859)          (1,174,010)     (1,185,869)
                                                                 -----------------    ------------    ------------
Partners' Capital, December 31, 1997..........................         44,364            4,382,088       4,426,452
     Net income (unaudited)...................................          8,813              872,494         881,307
     Revaluation of property and equipment due to partnership
       interests redeemed (unaudited) (Note 9)................        --                18,842,861      18,842,861
     Partners' redemption payments (unaudited) (Note 9).......        --               (21,305,393)    (21,305,393)
                                                                 -----------------    ------------    ------------
Partners' Capital, March 31, 1998 (unaudited).................        $53,177         $  2,792,050    $  2,845,227
                                                                 -----------------    ------------    ------------
                                                                 -----------------    ------------    ------------


        The accompanying notes are an integral part of these statements.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995,
     AND THE THREE-MONTH PERIODS ENDED MARCH 31, 1998 AND 1997 (UNAUDITED)


                                                                                                              THREE-MONTH
                                                                                 YEAR ENDED                   PERIOD ENDED
                                                                                DECEMBER 31,                   MARCH 31,
                                                                  ----------------------------------------    ------------
                                                                     1997          1996           1995            1998
                                                                  ----------    ----------    ------------    ------------
                                                                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income...................................................   $2,017,390    $2,245,978    $  1,463,828    $    881,307
                                                                  ----------    ----------    ------------    ------------
  Adjustments to reconcile net income to net cash provided by operating activities -
    Depreciation and amortization..............................    1,723,819     1,319,607       1,581,547         668,186
    (Gain) loss on the sale of property and equipment..........      (12,660)       36,884          31,685         --
    Loss on write-off of advances to related parties...........       78,007        --             --              --
    Decrease (increase) in assets -
      Accounts receivable, net.................................       77,057        83,763        (244,480)       (112,819)
      Inventories and supplies.................................      (95,915)      (42,810)         (8,055)            260
      Prepaid expenses and other current assets................       37,425      (102,255)        104,304          (3,570)
      Other assets, net........................................       37,697       (30,883)          7,050         --
    Increase (decrease) in liabilities -
      Accounts payable.........................................      233,919       (26,351)        258,926         811,571
      Accrued expenses and other liabilities...................      213,563       (73,681)        (96,350)       (266,681)
      Unit owners' distributions payable.......................       77,536        17,333         (42,837)        410,119
      Deferred membership revenue..............................      659,587       423,255         352,517      (1,849,160)
      Advanced deposits........................................      454,219       125,119           5,454        (855,443)
                                                                  ----------    ----------    ------------    ------------
        Total adjustments......................................    3,484,254     1,729,981       1,949,761      (1,197,537)
                                                                  ----------    ----------    ------------    ------------
        Net cash provided by (used in) operating activities....    5,501,644     3,975,959       3,413,589        (316,230)
                                                                  ----------    ----------    ------------    ------------

Cash flows from investing activities:
  Capital expenditures.........................................   (3,834,896)   (5,666,067)     (1,086,039)        (80,833)
  Proceeds from the sale of property and equipment.............       26,965        41,850          24,075         --
  Repayment from (advances to) related parties.................      126,617      (149,587)        (94,193)        (29,975)
                                                                  ----------    ----------    ------------    ------------
        Net cash used in investing activities..................   (3,681,314)   (5,773,804)     (1,156,157)       (110,808)
                                                                  ----------    ----------    ------------    ------------
Cash flows from financing activities:
  Advances from related parties, net...........................       --            --             650,000         --
  Proceeds from long-term debt.................................    1,147,875     4,502,125      16,073,400      45,000,000
  Deferred loan costs..........................................      (25,050)      (15,000)       (243,474)     (1,333,594)
  Pre-opening costs............................................     (134,291)       --             --              --
  Repayments of advances from related parties..................       --            --            (650,000)        --
  Repayment of long-term debt and capital lease obligations....   (1,204,115)     (778,933)    (16,835,695)    (19,603,837)
  Capital distributions and redemptions........................   (2,146,747)   (2,636,810)     (1,210,325)    (21,677,108)
                                                                  ----------    ----------    ------------    ------------
        Net cash (used in) provided by financing activities....   (2,362,328)    1,071,382      (2,216,094)      2,385,461
                                                                  ----------    ----------    ------------    ------------
Net (decrease) increase in cash and cash equivalents...........     (541,998)     (726,463)         41,338       1,958,423
Cash and restricted cash, beginning of year....................    1,427,949     2,154,412       2,113,074         885,951
                                                                  ----------    ----------    ------------    ------------
Cash and restricted cash, end of year..........................   $  885,951    $1,427,949    $  2,154,412    $  2,844,374
                                                                  ----------    ----------    ------------    ------------
                                                                  ----------    ----------    ------------    ------------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest.......................   $1,730,220    $1,435,918    $  1,373,743    $    344,315

Supplemental disclosures of non-cash investing and financing activities:
  Property and equipment acquired under capital lease
    obligations................................................   $   65,206    $  213,913    $     64,240    $    --
  Capital distributions netted against due from related
    parties....................................................   $   --        $   --        $     30,571    $    --
  Revaluation of property and equipment due to partnership
    interests redeemed.........................................   $   --        $   --        $    --         $ 18,842,861


                                                                    1997
                                                                 ----------

Cash flows from operating activities:
  Net income...................................................  $2,368,886
                                                                 ----------
  Adjustments to reconcile net income to net cash provided by operating activities -
    Depreciation and amortization..............................     387,591
    (Gain) loss on the sale of property and equipment..........      --
    Loss on write-off of advances to related parties...........      --
    Decrease (increase) in assets -
      Accounts receivable, net.................................     (97,679)
      Inventories and supplies.................................      18,032
      Prepaid expenses and other current assets................     149,456
      Other assets, net........................................      --
    Increase (decrease) in liabilities -
      Accounts payable.........................................     506,576
      Accrued expenses and other liabilities...................    (122,561)
      Unit owners' distributions payable.......................     594,763
      Deferred membership revenue..............................  (1,628,027)
      Advanced deposits........................................    (827,696)
                                                                 ----------
        Total adjustments......................................  (1,019,545)
                                                                 ----------
        Net cash provided by (used in) operating activities....   1,349,341
                                                                 ----------
Cash flows from investing activities:
  Capital expenditures.........................................  (1,370,250)
  Proceeds from the sale of property and equipment.............      --
  Repayment from (advances to) related parties.................    (234,785)
                                                                 ----------
        Net cash used in investing activities..................  (1,605,035)
                                                                 ----------
Cash flows from financing activities:
  Advances from related parties, net...........................      --
  Proceeds from long-term debt.................................     759,332
  Deferred loan costs..........................................      --
  Pre-opening costs............................................      --
  Repayments of advances from related parties..................      --
  Repayment of long-term debt and capital lease obligations....    (219,893)
  Capital distributions and redemptions........................    (267,440)
                                                                 ----------
        Net cash (used in) provided by financing activities....     271,999
                                                                 ----------
Net (decrease) increase in cash and cash equivalents...........      16,305
Cash and restricted cash, beginning of year....................   1,427,949
                                                                 ----------
Cash and restricted cash, end of year..........................  $1,444,254
                                                                 ----------
                                                                 ----------
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest.......................  $  357,323
Supplemental disclosures of non-cash investing and financing activities:
  Property and equipment acquired under capital lease
    obligations................................................  $   --
  Capital distributions netted against due from related
    parties....................................................  $   --
  Revaluation of property and equipment due to partnership
    interests redeemed.........................................  $   --



        The accompanying notes are an integral part of these statements.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995



1. ORGANIZATION AND BUSINESS



     Key Club Associates, Limited Partnership, a Florida limited partnership (the Limited Partnership) was formed on May 1, 1990, to own and operate the real property known as the Longboat Key Club (the Key Club). The Limited Partnership operates a 233-room condominium beach front resort property located in Longboat Key, Florida, offering golf and tennis. Shannon Hotel Group, Inc. (the Group), a Florida S corporation, which is the general partner of the Limited Partnership, provides management services to the Limited Partnership under a Management Agreement.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



INTERIM FINANCIAL INFORMATION



     The interim financial statements as of March 31, 1998 and 1997, and for the three months then ended, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Key Club's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.



INVENTORIES AND SUPPLIES



     Material and supplies inventories are recorded at the lower of cost (first-in, first-out method) or market.



PROPERTY AND EQUIPMENT



     Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. Assets under capital leases are amortized using the straight-line method over the lives of the respective assets or lease terms, whichever is shorter.



     Property and equipment consisted of the following at December 31, 1997, 1996 and 1995:



                                                    USEFUL
                                                    LIVES        1997           1996           1995
                                                    ------    -----------    -----------    -----------
Land.............................................    --       $ 7,442,480    $ 7,292,088    $ 7,237,577
Land improvements................................    7-15       2,979,484      2,360,796      2,203,099
Building and building improvements...............    7-39      11,737,376      6,138,331      4,500,576
Golf courses and recreational facilities.........    7-50       5,396,767      5,396,767      5,396,767
Furniture and fixtures...........................     5-7       1,251,047        776,835        683,826
Equipment........................................     3-7       3,179,648      2,416,869      1,923,337
Assets under capital lease.......................     3-7         404,138        338,932        125,019
Leasehold improvements...........................     3-7          49,077         49,077         47,527
Operating assets.................................      --         418,246        312,471        252,938
Construction in process..........................      --         147,722      4,150,843      1,175,158
                                                              -----------    -----------    -----------
                                                               33,005,985     29,233,009     23,545,824
Less -- Accumulated depreciation.................              (7,148,112)    (5,881,602)    (4,953,415)
                                                              -----------    -----------    -----------
                                                              $25,857,873    $23,351,407    $18,592,409
                                                              -----------    -----------    -----------
                                                              -----------    -----------    -----------



     During 1997, 1996 and 1995, the Limited Partnership capitalized interest in the amount of $157,199, $224,977 and $10,479, respectively.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995


OTHER ASSETS



     Other assets consisted of the following at December 31, 1997, 1996 and 1995:



                                     AMORTIZATION PERIOD        1997           1996           1995
                                    ----------------------   -----------    -----------    -----------
Intangible assets................            27.5            $ 6,219,202    $ 6,219,202    $ 6,219,202
Pre-opening and organizational
  costs..........................             5                  134,291        --             593,695
Deferred loan costs..............   Life of related loans        243,536        233,489        243,474
Utility deposits.................             --                  71,403        109,097         78,214
                                                             -----------    -----------    -----------
                                                               6,668,432      6,561,788      7,134,585
Less -- Accumulated
  amortization...................                             (1,891,053)    (1,561,565)    (1,902,886)
                                                             -----------    -----------    -----------
                                                             $ 4,777,379    $ 5,000,223    $ 5,231,699
                                                             -----------    -----------    -----------
                                                             -----------    -----------    -----------



     Total amortization expense was $344,488, $277,359 and $671,095 for the years ended December 31, 1997, 1996 and 1995, respectively.



     During 1996, $593,695 and $24,985 of fully amortized pre-opening and organizational costs and deferred loan costs, respectively, were removed from the accounts.



     During 1995, the Limited Partnership refinanced its long-term debt obligation, expensed the remaining deferred loan costs of $337,839, and removed from the accounts $549,439 of previously amortized deferred loan costs.



UNIT OWNERS' DISTRIBUTIONS PAYABLE



     Hotel revenue includes unit rental revenue from condominium units owned by third parties who contract with the Limited Partnership to rent their units. The contract provides for the Limited Partnership to distribute 50 percent of the room revenue, less amounts due to travel agents, to the unit owners.



DEFERRED MEMBERSHIP REVENUE



     Revenue related to membership dues is recognized ratably over the membership year, which is October 1 to September 30. Revenue related to member initiation fees is recognized in the month the member joins.



SEASONAL RENTAL REVENUE



     On a seasonal basis, for a minimum of 30 days, the Limited Partnership leases off-property condominium units for their owners under contracts between the owners and the Limited Partnership. These contracts are rescindable by either party with 60 days' written notice. These amounts are included in hotel revenue and totaled $314,401, $303,410 and $284,742 for the years ended December 31, 1997, 1996 and 1995, respectively.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995


REVENUE RECOGNITION



     Revenue from the Key Club's operations is recognized as the related services are performed.



INCOME TAXES



     No federal income taxes are payable by the Limited Partnership, and, accordingly, none have been provided for in the accompanying financial statements. The partners in the Limited Partnership include their respective share of profits or losses in their individual income tax returns.



     The Limited Partnership's income tax returns, the qualification of the Limited Partnership, and the amount of distributable losses are subject to examination. If such examination results in changes to the distributable profits or losses, the income tax liabilities of the partners could be changed accordingly.



RECLASSIFICATIONS



     Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.



USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities at the date of the financial statements and during the reporting period. Actual results could differ from those estimates.



3. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS



     Long-term debt and capital lease obligations consisted of the following at December 31, 1997, 1996 and 1995:



                                                                          1997           1996           1995
                                                                       -----------    -----------    -----------
Note payable, bearing interest at a variable rate (10% at December
  31, 1997), interest only payable monthly through May 31, 1997, principal payable in quarterly installments of $104,629 beginning at June 30, 1997, and interest payable monthly, collateralized by
  real and personal property, maturing June 30, 2002................   $ 5,336,113    $ 4,502,125    $   --
Note payable, bearing interest at 8.755%, payable in monthly installments of principal and interest of $174,012, collateralized by real estate improvements, furniture and rights under unit rental contracts, jointly and severally guaranteed by the Group
  and its shareholders, maturing June 30, 2002......................    14,240,506     15,026,646     15,742,488
Capital lease obligations, bearing interest at rates ranging from
  8.25% to 11.77% at December 31, 1997, payable in monthly
  installments ranging from $225 to $1,700..........................       217,174        244,745         75,724
                                                                       -----------    -----------    -----------
                                                                        19,793,793     19,773,516     15,818,212
Less -- Amounts representing interest on capital lease obligations
  imputed at 8.25% to 11.77%........................................       (36,566)       (25,255)        (7,056)
Less -- Current maturities..........................................       (94,904)    (1,091,977)      (753,757)
                                                                       -----------    -----------    -----------
                                                                       $19,662,323    $18,656,284    $15,057,399
                                                                       -----------    -----------    -----------
                                                                       -----------    -----------    -----------

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995



     Effective March 11, 1998, the Company entered into a new loan agreement with Nomura Asset Capital Corporation, and the above notes payable were repaid. The new loan agreement contains various terms and provisions regarding the maintenance of financial ratios and other matters.



     At December 31, 1997, maturities of long-term debt and capital lease obligations after reflecting the new loan agreement, were as follows:



                                  YEAR ENDING
                                 DECEMBER 31,                                       AMOUNT
-------------------------------------------------------------------------------   -----------
   1998........................................................................   $    94,904
   1999........................................................................        58,404
   2000........................................................................       729,063
   2001........................................................................       792,871
   2002........................................................................       789,371
   Thereafter..................................................................    17,292,614
                                                                                  -----------
                                                                                  $19,757,227
                                                                                  -----------
                                                                                  -----------



     The Limited Partnership maintains a $2,000,000 line of credit (LOC) from a bank secured by certain assets of the Limited Partnership, bearing interest at variable rates (10 percent at December 31, 1997) selected by the Limited Partnership from lender-specified rates, as defined in the Line of Credit Agreement. Interest on the LOC is payable monthly, with the outstanding principal balance due at maturity, which is June 30, 1998. At December 31, 1997, 1996 and 1995, no borrowings were outstanding under this LOC. Effective March 11, 1998, the LOC was terminated in conjunction with the new loan agreement.



     The Limited Partnership has various non-cancelable operating leases for certain buildings and operating equipment. At December 31, 1997, future minimum rental commitments based on the lease terms were as follows:



                                      YEAR                                           AMOUNT
--------------------------------------------------------------------------------   ----------
   1998.........................................................................   $  683,167
   1999.........................................................................      556,459
   2000.........................................................................      415,412
   2001.........................................................................      213,254
   2002.........................................................................      184,040
   Thereafter...................................................................      203,300
                                                                                   ----------
                                                                                   $2,255,632
                                                                                   ----------
                                                                                   ----------



     Rent expense of $923,439, $671,804 and $665,524 is included in costs and operating expenses for the years ended December 31, 1997, 1996 and 1995, respectively.



4. RELATED-PARTY TRANSACTIONS



     Management fees of $1,039,718, $967,447 and $907,545 were paid to the Group for the years ended December 31, 1997, 1996 and 1995, respectively. These fees represent 3 percent of total revenues and are paid on a monthly basis. Management fees are included in general and administrative expenses in the accompanying statements of income. The Limited Partnership leases office space from the Group. Rent paid to the Group was $89,800 for the years ended December 31, 1997 and 1996, respectively, and $83,460 for the year ended December 31, 1995, and is reflected in general and administrative expenses in the accompanying statements of income.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995



     During 1996 and 1995, the Limited Partnership had provided $110,992 and $35,866, respectively, in noninterest-bearing cash advances to Key Club Realty Inc. (Realty), a company related through common ownership, which were included in due from related parties in the accompanying balance sheets. During 1997, Realty disposed of its business interests and $78,007 of the advance was determined to be uncollectable. This amount was written off and is included in general and administrative expenses in the accompanying statement of income.



     The Limited Partnership provides human resource and accounting services to related resorts. The Limited Partnership allocated approximately $144,000 for the year ended December 31, 1997, and approximately $90,000 for the years ended December 31, 1996 and 1995, respectively, to those resorts for these services.



5. PARTNERS' CAPITAL



CAPITAL CONTRIBUTIONS



     The general and limited partners have contributed initial capital totaling $8,290,023, which is the required contribution in accordance with the limited partnership agreement (the Partnership Agreement). Under the Partnership Agreement, the limited partners and general partner hold 99 percent and 1 percent ownership interests, respectively.



     Additionally, under the Partnership Agreement, the general partner has the right to request additional capital contributions from the limited partners up to a maximum aggregate amount of $1,000,000. For the years ended December 31, 1997, 1996 and 1995, there have been no additional capital contributions requested. Once the limited partners have contributed the maximum aggregate additional capital, any remaining capital contributions will be made based upon the partners' respective ownership interests.



CAPITAL DISTRIBUTIONS



     The Limited Partnership, at the discretion of the general partner, may make capital distributions in accordance with the Partnership Agreement. During 1997, 1996 and 1995, the Limited Partnership declared capital distributions in the amount of $1,185,869, $2,193,102 and $1,776,301, respectively. As of December 31, 1997, a portion of the 1997 capital distributions were unpaid and are reflected as capital distributions payable in the accompanying financial statements. The 1996 and 1995 capital distributions payable were paid during 1997 and 1996, respectively.



NET PROFIT (LOSS) ALLOCATION



     Net profits of the Limited Partnership are allocated first to eliminate any general and limited partner negative capital account balances, with any remainder being allocated to the general and limited partners based on Cash Flow Available for Distribution, as defined in the Partnership Agreement. Net losses of the Limited Partnership are allocated ratably based on the relative capital account balances.

                    KEY CLUB ASSOCIATES, LIMITED PARTNERSHIP
                            D/B/A LONGBOAT KEY CLUB
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
                        DECEMBER 31, 1997, 1996 AND 1995



6. GENERAL AND ADMINISTRATIVE EXPENSES



     General and administrative expenses for the years ended December 31, 1997, 1996 and 1995, consisted of the following:



                                                                    1997          1996          1995
                                                                 ----------    ----------    ----------
Accounting and administration.................................   $2,930,750    $2,446,166    $2,423,425
Other operating...............................................    1,473,515     1,313,800     1,388,475
Sales and marketing...........................................    1,125,906     1,146,963       998,931
Management fees (Note 4)......................................    1,039,718       967,447       907,545
Property repairs and maintenance..............................      691,919       714,184       624,750
Utilities.....................................................      567,627       519,530       487,736
Condominium association assessments...........................      207,320       199,904       312,160
(Gain) loss on the sale of property and equipment.............      (12,660)       36,884        31,685
                                                                 ----------    ----------    ----------
                                                                 $8,024,095    $7,344,878    $7,174,707
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------



7. EMPLOYEE BENEFITS



     The Group sponsors both a profit sharing (401(k)) plan and a cafeteria plan for medical and dental benefits. The Limited Partnership contributed approximately $132,000 for the years ended December 31, 1997 and 1996, respectively, and approximately $109,000 for the year ended December 31, 1995, to the profit sharing plan. During the years ended December 31, 1997, 1996 and 1995, the Limited Partnership paid approximately $1,034,000, $960,000 and $718,000, respectively, for medical and dental claims. These amounts are included in costs and operating expenses in the accompanying statements of income.



8. CONTINGENCIES



     The Limited Partnership is involved in various legal actions, arising in the normal course of business. While it is not possible to determine with certainty the outcome of these matters, in the opinion of management, the eventual resolution of the claim and actions outstanding will not have a material adverse effect on the Limited Partnership's financial position or operating results.



9. SUBSEQUENT EVENT



     Effective March 11, 1998, the general and limited partners entered into an interest purchase agreement (the Agreement). The Agreement provides that the general partner sell its partnership interest to LBK Hotel Management, Inc. (wholly owned by Loeb Partners Realty & Development Corp.), the new general partner, and that certain limited partners have their partnership interests redeemed by the Company. The purchase price was based upon a $60 million valuation, adjusted by certain assets, liabilities and income of the Company, as defined in the Agreement. This transaction will result in a revalaution of the Company's property and equipment on a proportionate basis related to the limited partner's interests to be redeemed. The Company also entered into a new management agreement with an affiliate of the new general partner.

                         REPORT OF INDEPENDENT AUDITORS



LOEB REALTY CORPORATION



     We have audited the statements of revenues and certain expenses of First NBC Center as described in Note 1, for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Loeb Realty Corporation and is not intended to be a complete presentation of First NBC Center's revenues and expenses.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of First NBC Center, as described in Note 1, for each of the three years ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                                FIRST NBC CENTER
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)



                                                                    THREE MONTHS
                                                                       ENDED
                                                                     MARCH 31,        YEARS ENDED DECEMBER 31,
                                                                    ------------    -----------------------------
                                                                        1998         1997       1996       1995
                                                                    ------------    -------    -------    -------
                                                                    (UNAUDITED)
Revenues:
     Revenues from rental property...............................      $1,890       $ 8,303    $ 7,010    $ 6,917
     Escalation and reimbursement revenue........................       1,203         4,579      3,816      3,373
     Other income................................................         609         1,641      1,550      1,448
                                                                    ------------    -------    -------    -------
                                                                        3,702        14,523     12,376     11,738
                                                                    ------------    -------    -------    -------
Certain expenses:
     Property taxes..............................................         351         1,460      1,091      1,096
     Management fees to affiliates...............................          91           362        304        264
     Repairs and maintenance.....................................         281           841        673        570
     Cleaning, security and landscaping..........................         193           761        677        577
     Utilities...................................................         209           754        686        582
     Insurance...................................................          52           230        309        352
     Other operating expenses....................................         411         1,619      1,555      1,740
                                                                    ------------    -------    -------    -------
                                                                        1,588         6,027      5,295      5,181
                                                                    ------------    -------    -------    -------
Revenues in excess of certain expenses...........................      $2,114       $ 8,496    $ 7,081    $ 6,557
                                                                    ------------    -------    -------    -------
                                                                    ------------    -------    -------    -------



                            See accompanying notes.

                                FIRST NBC CENTER
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



     Presented herein are the statements of revenues and certain expenses related to the operations of First NBC Center (the 'Property'), which is located in New Orleans, LA.



     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by Loeb Realty Corporation in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and certain general and administrative expenses.



2. USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.



3. REVENUE RECOGNITION



     The Property is leased to tenants under operating leases. Minimum rental revenue is recognized on a straight-line basis over the terms of the respective leases.



4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSCATIONS



     Management services are provided by related parties, the Operating General Partner and Managing General Partner. During 1997, management fees of $278 and $69 were paid to the operating General Partner and Managing General Partner, respectively.



5. LEASE AGREEMENTS



     The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.



     Approximate future minimum rents to be received over the next five years and thereafter for leases in effect as of December 31, 1997 assuming that there are no renewals or extensions of leases are as follows:



1998.....................................................................   $ 7,839
1999.....................................................................     7,706
2000.....................................................................     7,557
2001.....................................................................     7,191
2002.....................................................................     5,909
Thereafter...............................................................    23,908
                                                                            -------
                                                                            $60,110
                                                                            -------
                                                                            -------



6. CONCENTRATION OF REVENUE



     Approximately 29%, 28%, 31% and 32% of the Property's revenue for the three months ended March 31, 1998 (unaudited) and for each of the three years in the period ended December 31, 1997,

                                FIRST NBC CENTER
      NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


respectively, was derived from Jones, Walker, Waechter, Cariere, Denegre. Any adverse change in the operating profitability of this tenant may have a material adverse effect on the Property.



7. INTERIM UNAUDITED FINANCIAL INFORMATION



     The financial statement for the three months ended March 31, 1998 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statement of the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS


LOEB REALTY CORPORATION



     We have audited the statements of revenues and certain expenses of Riverview Center as described in Note 1, for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     The accompanying statements of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Loeb Realty Corporation and is not intended to be a complete presentation of Riverview Center revenues and expenses.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of Riverview Center, as described in Note 1, for each of the three years ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                                RIVERVIEW CENTER
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)



                                                                        THREE MONTHS
                                                                           ENDED         YEARS ENDED DECEMBER 31,
                                                                         MARCH 31,      --------------------------
                                                                            1998         1997      1996      1995
                                                                        ------------    ------    ------    ------
                                                                        (UNAUDITED)
Revenues:
     Revenues from rental property...................................      $1,011       $3,886    $3,518    $3,313
     Escalation and reimbursement revenue............................          33           93       131        71
     Other income....................................................      --                5        27       188
                                                                        ------------    ------    ------    ------
                                                                            1,044        3,984     3,676     3,572
                                                                        ------------    ------    ------    ------
Certain expenses:
     Property taxes..................................................          63          241       212       203
     Management fees to affiliates...................................          42          228       187       171
     Repairs and maintenance.........................................          44          197       147       179
     Professional fees...............................................           4           10        27        23
     Cleaning, scurity and landscaping...............................          36          139       115        57
     Utilities.......................................................         210          624       628       554
     Insurance.......................................................          13           53        59        57
     Other operating expenses........................................          66          249       240       247
                                                                        ------------    ------    ------    ------
                                                                              478        1,741     1,615     1,491
                                                                        ------------    ------    ------    ------
Revenues in excess of certain expenses...............................      $  566       $2,243    $2,061    $2,081
                                                                        ------------    ------    ------    ------
                                                                        ------------    ------    ------    ------



                            See accompanying notes.

                                RIVERVIEW CENTER
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



     Presented herein are the statements of revenues and certain expenses related to the operations of Riverview Center (the 'Property'), which is located in Menands, NY.



     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by Loeb Realty Corporation in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and certain general and administrative expenses.



2. USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



3. REVENUE RECOGNITION



     The Property is leased to tenants under operating leases. Minimum rental revenue is recognized on a straight-line basis over the terms of the respective leases.



4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS



     Management services are provided by a related party, District Management. Fees paid for such services are generally based on 5% of total revenue.



5. LEASE AGREEMENTS



     The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.



     Approximate future minimum rents to be received over the next five years and thereafter for leases in effect as of December 31, 1997 assuming that there are no renewals or extensions of leases are as follows:



1998.....................................................................   $ 3,447
1999.....................................................................     2,598
2000.....................................................................     1,340
2001.....................................................................       543
2002.....................................................................       531
Thereafter...............................................................     1,813
                                                                            -------
                                                                            $10,272
                                                                            -------
                                                                            -------



6. CONCENTRATION OF REVENUE



     Approximately 85%, 83%, 89% and 84% of the Property's revenue for the three months ended March 31, 1998 (unaudited) and for each of the three years in the period ended December 31, 1997, respectively, was derived from the New York State Department of Labor, Department of Motor

                                RIVERVIEW CENTER
      NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


Vehicles and Department of Social Services. If any of these tenants were to vacate the premises, it would have a material adverse effect on the Property.



7. INTERIM UNAUDITED FINANCIAL INFORMATION



     The financial statement for the three months ended March 31, 1998 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS


LOEB REALTY CORPORATION



     We have audited the statement of revenues and certain expenses of Princeton Shopping Center as described in Note 1, for the year ended December 31, 1997. The financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying statement of revenues and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Loeb Realty Corporation and is not intended to be a complete presentation of Princeton Shopping Center revenues and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Princeton Shopping Center, as described in Note 1, for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                           PRINCETON SHOPPING CENTER
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)



                                                                                 THREE MONTHS
                                                                                    ENDED            YEAR ENDED
                                                                                MARCH 31, 1998    DECEMBER 31, 1997
                                                                                --------------    -----------------
                                                                                 (UNAUDITED)
Revenues:
     Revenues from rental property...........................................        $713              $ 2,880
     Escalation and reimbursement revenue....................................         224                  931
     Other income............................................................           4                   25
                                                                                   ------              -------
                                                                                      941                3,836
                                                                                   ------              -------
Certain expenses:
     Property taxes..........................................................         102                  407
     Management fee to affiliates............................................          33                  134
     Repairs and maintenance.................................................          32                  188
     Professional fees.......................................................           5                   44
     Cleaning, security and landscaping......................................          14                   95
     Utilities...............................................................          21                  137
     Insurance...............................................................          17                   85
     Other operating expenses................................................          63                  283
                                                                                   ------              -------
                                                                                      287                1,373
                                                                                   ------              -------
Revenues in excess of certain expenses.......................................        $654              $ 2,463
                                                                                   ------              -------
                                                                                   ------              -------



                            See accompanying notes.

                           PRINCETON SHOPPING CENTER
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


1. BASIS OF PRESENTATION


     Presented herein is the statements of revenues and certain expenses related to the operations of Princeton Shopping Center (the 'Property'), which is located in Princeton, NJ.



     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Loeb Realty Corporation in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and certain general and administrative expenses.


2. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

3. REVENUE RECOGNITION

     The Property is leased to tenants under operating leases. Minimum rental revenue is recognized on a straight-line basis over the terms of the respective leases.

4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS

     Management services for the Property are provided by a related party, George Comfort & Sons, Inc. Fees paid for such services are based on 3.5% of rental collections.

5. LEASE AGREEMENTS

     The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.

     Approximate future minimum rents to be received over the next five years and thereafter for leases in effect as of December 31, 1997 assuming that there are no renewals or extensions of leases are as follows:

1998.....................................................................   $ 2,807
1999.....................................................................     2,578
2000.....................................................................     2,354
2001.....................................................................     2,055
2002.....................................................................     1,836
Thereafter...............................................................     9,726
                                                                            -------
                                                                            $21,356
                                                                            -------
                                                                            -------

6. CONCENTRATION OF REVENUE

     Approximately 14% and 10% of the Property's total revenue for the three months ended March 31, 1998 (unaudited) and the year ended December 31, 1997, respectively, is derived from one tenant, Princeton Market, Inc. Any adverse change in the operating profitability of this tenant may have a material adverse effect on the Property.

                           PRINCETON SHOPPING CENTER
      NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES -- (CONTINUED)
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


7. INTERIM UNAUDITED FINANCIAL INFORMATION

     The financial statement for the three months ended March 31, 1998 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS



LOEB REALTY CORPORATION



     We have audited the statement of revenues and certain expenses of Marketplace Design Center as described in Note 1, for the year ended December 31, 1997. The financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Loeb Realty Corporation and is not intended to be a complete presentation of the Marketplace Design Center revenues and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Marketplace Design Center, as described in Note 1, for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                           MARKETPLACE DESIGN CENTER
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)



                                                                                 THREE MONTHS
                                                                                    ENDED            YEAR ENDED
                                                                                MARCH 31, 1998    DECEMBER 31, 1977
                                                                                --------------    -----------------
                                                                                 (UNAUDITED)
Revenues:
     Revenues from rental property...........................................        $716              $ 2,717
     Escalation and reimbursement revenue....................................          85                  441
     Other income............................................................           5                   26
                                                                                   ------              -------
                                                                                      806                3,184
                                                                                   ------              -------
Certain expenses:
     Property taxes..........................................................          71                  283
     Management fees.........................................................          29                  111
     Repairs and maintenance.................................................          28                  138
     Professional fees.......................................................           6                   29
     Cleaning, security and landscaping......................................          18                   47
     Utilities...............................................................         120                  594
     Insurance...............................................................          12                   50
     Other operating expenses................................................         124                  541
                                                                                   ------              -------
                                                                                      408                1,793
                                                                                   ------              -------
Revenues in excess of certain expenses.......................................        $398              $ 1,391
                                                                                   ------              -------
                                                                                   ------              -------


                            See accompanying notes.

                           MAREKTPLACE DESIGN CENTER
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



     Presented herein is the statements of revenues and certain expenses related to the operations of Marketplace Design Center (the 'Property'), which is located in Philadelphia, PA.



     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Loeb Realty Corporation in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and certain general and administrative expenses.



2. USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



3. REVENUE RECOGNITION



     The Property is leased to tenants under operating leases. Minimum rental revenue is recognized on a straight-line basis over the terms of the respective leases.



4. MANAGEMENT AGREEMENT



     Management services for the Property are provided by Isard Greenberg Co. Fees paid for such services are generally based on 3% to 5% of total revenue.



5. LEASE AGREEMENTS



     The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.



     Approximate future minimum rents to be received over the next five years and thereafter for leases in effect as of December 31, 1997 assuming that there are no renewals or extensions of leases are as follows:



1998.......................................................................   $2,375
1999.......................................................................    1,864
2000.......................................................................    1,525
2001.......................................................................      789
2002.......................................................................      275
Thereafter.................................................................      668
                                                                              ------
                                                                              $7,496
                                                                              ------
                                                                              ------



6. INTERIM UNAUDITED FINANCIAL INFORMATION



     The financial statement for the three months ended March 31, 1998 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS


LOEB REALTY CORPORATION



     We have audited the statement of revenues and certain expenses of Manufacturers Outlet Center as described in Note 1, for the year ended December 31, 1997. The financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement base on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on form S-11 of Loeb Realty Corporation and is not intended to be a complete presentation of Manufacturers Outlet Center's revenues and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Manufacturers Outlet Center, ad described in Note 1, for the year ended December 31, 1997 in conformity with generally accepted accounting principles.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                          MANUFACTURERS OUTLET CENTER
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)





                                                                                 THREE MONTHS
                                                                                    ENDED            YEAR ENDED
                                                                                MARCH 31, 1998    DECEMBER 31, 1997
                                                                                --------------    -----------------
                                                                                 (UNAUDITED)
Revenues:
     Revenues from rental property...........................................        $449              $ 2,030
     Escalation and reimbursement revenue....................................          76                  356
     Other income............................................................          25                  163
                                                                                   ------         -----------------
                                                                                      550                2,549
                                                                                   ------         -----------------
Certain expenses:
     Property taxes..........................................................         202                  383
     Management fees to affiliates...........................................          24                  102
     Repairs and maintenance.................................................          72                  196
     Professional fees.......................................................           4                   38
     Cleaning, security and landscaping......................................           7                   32
     Utilities...............................................................          94                  557
     Insurance...............................................................          13                   26
     Other operating expenses................................................         128                  281
                                                                                   ------         -----------------
                                                                                      544                1,615
                                                                                   ------         -----------------
Revenues in excess of certain expenses.......................................        $  6              $   934
                                                                                   ------         -----------------
                                                                                   ------         -----------------



                            See accompanying notes.

                          MANUFACTURERS OUTLET CENTER
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



     Presented herein is the statements of revenues and certain expenses related to the operations of Manufacturers Outlet Center (the 'Property'), which is located in Mt. Kisco, NY.



     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Loeb Realty Corporation in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and certain general and administrative expenses.



2. USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.



3. REVENUE RECOGNITION



     The Property is leased to tenants under operating leases. Minimum rental revenue is recognized on a straight-line basis over the terms of the respective leases.



4. MANAGEMENT AGREEMENTS AND RELATED PARTY TRANSACTIONS



     Management services for the Property are provided by a related party, George Comfort & Sons, Inc. Fees paid for services are based on 4% of rental collections.



5. LEASE AGREEMENTS



     This Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.



     Approximate future minimum rents to be received over the next five years and thereafter for leases in effect as of December 31, 1997 assuming that there are no renewals or extensions of leases are as follows:



1998.......................................................................   $1,479
1999.......................................................................      911
2000.......................................................................      816
2001.......................................................................      715
2002.......................................................................      373
Thereafter.................................................................    2,442
                                                                              ------
                                                                              $6,736
                                                                              ------
                                                                              ------



6. INTERIM UNAUDITED FINANCIAL INFORMATION



     The financial statement for the three months ended March 31, 1998 is unaudited. However, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                         REPORT OF INDEPENDENT AUDITORS



LOEB REALTY CORPORATION



     We have audited the statement of revenues and certain expenses of 24 West 57th Street as described in Note 1, for the year ended December 31, 1996. The financial statement is the responsibility of management. Our responsibility is to express an opinion on the financial statement based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made be management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of Loeb Realty Corporation and is not intended to be a complete presentation of the 24 West 57th Street revenues and expenses.



     In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of 24 West 57th Street as described in Note 1, the year ended December 31, 1996 in conformity with generally accepted accounting principles.



                                          /S/ ERNST & YOUNG LLP



New York, New York
April 2, 1998

                              24 WEST 57TH STREET
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             (DOLLARS IN THOUSANDS)



                                                                                   THE PERIOD
                                                                                     ENDED           YEAR ENDED
                                                                                  MAY 28, 1997    DECEMBER 31, 1996
                                                                                  ------------    -----------------
                                                                                  (UNAUDITED)
Revenues:
     Revenues from rental property.............................................      $1,060            $ 2,384
     Escalation and reimbursement revenues.....................................          98                175
     Other income..............................................................          60                 55
                                                                                  ------------         -------
                                                                                      1,218              2,614
                                                                                  ------------         -------
Certain expenses:
     Property taxes............................................................         210                527
     Management fees...........................................................          48                 84
     Repairs and maintenance...................................................          44                514
     Professional fees.........................................................          18                 69
     Cleaning, security and landscaping........................................         180                281
     Utilities.................................................................         127                200
     Insurance.................................................................           9                 36
     Other operating expenses..................................................          12                 19
                                                                                  ------------         -------
                                                                                        648              1,730
                                                                                  ------------         -------
Revenues in excess of certain expenses.........................................      $  570            $   884
                                                                                  ------------         -------
                                                                                  ------------         -------



                            See accompanying notes.

                              24 WEST 57TH STREET
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



     Presented herein are the statements of revenues and certain expenses related to the operations of 24 West 57th Street (the 'Property'), which is located in New York, NY.



     The 24 West property was acquired by Loeb Real Estate on May 29, 1997. The accompanying financial statement presents revenues and certain expenses of the prior owner, related to the 5 months prior to the above-mentioned acquisition by Loeb Real Estate and for year ended December 31, 1996.



     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Loeb Realty Corporation in the future operations of the aforementioned property. Expenses excluded consist of interest, depreciation and certain general and administrative expenses.



2. USE OF ESTIMATES



     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.



3. REVENUE RECOGNITION



     The Property is leased to tenants under operating leases. Minimum rental revenue is recognized on a straight-line basis over the terms of the respective leases.



4. MANAGEMENT AGREEMENTS



     Management services for the Property were provided by Asset Management Corp. and Colliers, ABR, Inc. Fees paid for such services are generally based on 3% to 5% of total revenue.



5. LEASE AGREEMENTS



     The Property is leased to tenants under operating leases. The minimum rental amounts due under the leases are generally either subject to scheduled fixed increases or upward adjustments based on certain inflation indices. The leases generally also require that the tenants reimburse increases in certain operating costs and real estate taxes.



     Minimum rents and expenses reimbursements represents approximately 95% of revenues from rental property for the five months ended May 28, 1997 and 98% of revenues from rental property for the year ended December 31, 1996.



     Approximate future minimum rents to be received over the next five years and thereafter for leases in effect as of December 31, 1996 assuming that there are no renewals or extensions of leases are as follows:



1997.....................................................................   $ 2,556
1998.....................................................................     2,585
1999.....................................................................     2,299
2000.....................................................................     2,027
2001.....................................................................     1,841
Thereafter...............................................................    10,419
                                                                            -------
                                                                            $21,727
                                                                            -------
                                                                            -------

                              24 WEST 57TH STREET
      NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES -- (CONTINUED)
                               DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)


6. CONCENTRATION OF REVENUE



     Approximately 12% and 11% of the Property's total revenue for the year ended December 31, 1996 and for the period ended May 28, 1997 (unaudited) is derived from one tenant, HRW Realty Corp. Any adverse change in the operating profitability of this tenant may have a material adverse effect on the Property.



7. INTERIM UNAUDITED FINANCIAL INFORMATION



     The financial statement for the period ended May 28, 1997 is unaudited, however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

__________________________________             _________________________________

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
Prospectus Summary.........................................................................................      1
Risk Factors...............................................................................................     15
The Company................................................................................................     29
Business and Growth Strategies.............................................................................     30
Use of Proceeds............................................................................................     33
Distributions..............................................................................................     34
Capitalization.............................................................................................     41
Dilution...................................................................................................     42
Selected Combined Financial and Operating Information......................................................     44
Management's Discussion and Analysis of Financial Condition and Results of Operations......................     46
Business and Properties....................................................................................     52
Management.................................................................................................     81
Formation Transactions.....................................................................................     86
Policies with Respect to Certain Activities................................................................     88
Certain Relationships and Related Transactions.............................................................     90
Principal Stockholders.....................................................................................     91
Description of Securities..................................................................................     91
Shares Available for Future Sales..........................................................................     94
Certain Provisions of Maryland Law and of the Company's Charter and By-Laws................................     95
The Operating Partnership Agreement........................................................................     97
ERISA and Certain Other Considerations.....................................................................    102
Federal Income Tax Consequences............................................................................    104
Underwriting...............................................................................................    116
Legal Matters..............................................................................................    118
Experts....................................................................................................    119
Additional Information.....................................................................................    119
Glossary...................................................................................................    120
Index to Financial Statements..............................................................................    F-1


Until               , 1998 (25 days after the date of this Prospectus), all
dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

__________________________________             _________________________________

                               13,600,000 SHARES

                                  LOEB REALTY
                                  CORPORATION

                                  COMMON STOCK

                                     [LOGO]
                                  ------------
                                   PROSPECTUS
                                            , 1998


                                  ------------

                              SALOMON SMITH BARNEY
                            LAZARD FRERES & CO. LLC
                            PAINEWEBBER INCORPORATED
                             PRUDENTIAL SECURITIES
                                  INCORPORATED


__________________________________             _________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee -- Securities and Exchange Commission..........................   $  112,572
Filing fee -- NASD..............................................................       30,500
Listing fee -- NYSE.............................................................      130,000
Blue Sky fees and expenses (including legal fees)...............................        2,000
Accounting fees and expenses....................................................    1,750,000
Legal fees and expenses.........................................................    2,000,000
Printing........................................................................      500,000
Transfer Agent's and Registrar's fees...........................................        2,500
Miscellaneous...................................................................    2,500,000
                                                                                   ----------
Total...........................................................................   $7,027,672
                                                                                   ----------
                                                                                   ----------

ITEM 32. SALES TO SPECIAL PARTIES

     None.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

     Prior to the Offering, the Company did not issue any unregistered securities, except the 100 shares of Common Stock sold to Joseph S. Lesser in a transaction not involving a public offering under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's officers and directors are and will be indemnified under Maryland and Delaware law, the charter and by-laws of the Company and the limited partnership agreement of Loeb Realty, L.P.

     The charter and by-laws of the Company require that the Company shall, to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law (the 'MGCL') as in effect from time to time, indemnify any person who is or was, or is the personal representative of a deceased person who was, a director or officer of the Company against any judgments, penalties, fines, settlements and reasonable expenses and any other liabilities; provided, that, unless applicable law otherwise requires, indemnification shall be contingent upon a determination, by the Board by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full Board in which the designated directors who are parties may participate or by special legal counsel selected by and if directed by the Board as set forth above, that indemnification is proper in the circumstances because such director, officer, employee, or agent has met the applicable standard of conduct prescribed by Section 2-418(b) of the MGCL.

     Under Maryland law, a corporation formed in Maryland is permitted to limit, by provision in its charter, the liability of directors and officers so that no director or officer of the Company shall be liable to the Company or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in a proceeding that the directors' or officer's action was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     The partnership agreement of Loeb Realty, L.P. also provides for indemnification of the Company and its officers and directors against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Loeb Realty, L.P. as set forth in the partnership agreement of Loeb Realty, L.P. in which any indemnitee may be involved, or is threatened to be involved, unless it is established that (i) the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the indemnitee had cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the partnership agreement section on indemnification. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment creates a rebuttable presumption that the indemnitee acted in a manner contrary to that specified in the indemnification section of the partnership agreement of Loeb Realty, L.P. Any indemnification pursuant to the partnership agreement of Loeb Realty, L.P. may only be made out of the assets of Loeb Realty, L.P.

ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED

     Not applicable.

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements and schedule are included in the prospectus included in this registration statement.


Loeb Realty Corporation
     Pro Forma Combined Financial Statements (unaudited)
          Pro Forma Combined Balance Sheet as of December 31, 1997
          Pro Forma Combined Statement of Income for the Year Ended December 31, 1997
          Notes to Pro Forma Combined Financial Information
     Historical
          Report of Independent Auditors
          Consolidated Balance Sheet as of May 11, 1998
          Notes to Consolidated Balance Sheet
Loeb Real Estate
     Combined Financial Statements
          Report of Independent Auditors
          Combined Balance Sheets as of March 31, 1998 (unaudited), December 31, 1997 and 1996
          Combined Statements of Income for the Three Months Ended March 31, 1998 and 1997 (unaudited) and for the Years Ended December 31, 1997, 1996 and 1995
          Combined Statements of Owners' Equity for the Three Months ended March 31, 1998 (unaudited) and for the Years Ended December 31, 1997, 1996 and 1995
          Combined Statements of Cash Flows for the Three Months Ended March 31, 1998 and 1997 (unaudited)
          and for the Years Ended December 31, 1997, 1996 and 1995
          Notes to Combined Financial Statements
          Schedule III Real Estate and Accumulated Depreciation as of December 31, 1997

Key Club Associates, Limited Partnership
     Report of Independent Certified Public Accountants
     Balance Sheets as of March 31, 1998 (unaudited), December 31, 1997, December 31, 1996 and December 31,
      1995
     Statements of Income for the Three Months Ended March 31, 1998 and 1997 (unaudited) and for the Years
      Ended December 31, 1997, 1996 and 1995
     Statements of Partners' Capital for the Three Months Ended March 31, 1998 (unaudited) and for the
      Years Ended December 31, 1997, 1996 and 1995
     Statements of Cash Flows for the three months ended March 31, 1998 and 1997 (unaudited) and for the
      Years Ended December 31, 1997, 1996 and 1995
     Notes to Financial Statements
First NBC Center
     Report of Independent Auditors
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and for the Years Ended December 31, 1997, 1996 and 1995
     Notes to Statements of Revenues and Certain Expenses
Riverview Center
     Report of Independent Auditors
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and for the Years Ended December 31, 1997, 1996 and 1995
     Notes to Statements of Revenues and Certain Expenses
Princeton Shopping Center
     Report of Independent Auditors
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and for the Year Ended December 31, 1997
     Notes to Statements of Revenues and Certain Expenses
Marketplace Design Center
     Report of Independent Auditors
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and for the Year Ended December 31, 1997
     Notes to Statements of Revenues and Certain Expenses
Manufacturers Outlet Center
     Report of Independent Auditors
     Statements of Revenues and Certain Expenses for the Three Months Ended March 31, 1998 (unaudited) and for the Year Ended December 31, 1997
     Notes to Statements of Revenues and Certain Expenses
24 West 57th Street
     Report of Independent Auditors
     Statements of Revenues and Certain Expenses for the Period Ended May 28, 1997 (unaudited) and for the
      Year Ended December 31, 1996
     Notes to Statements of Revenues and Certain Expenses



EXHIBIT
  NO.                                               DESCRIPTION
--------       --------------------------------------------------------------------------------------
       1       -- Form of Underwriting Agreement*
       3       -- Organizational Documents
           a)  -- Form of Articles of Incorporation of Loeb Realty Corporation**
           b)  -- Form of By-Laws of Loeb Realty Corporation**
           c)  -- Agreement of Limited Partnership of the Operating Partnership**
           d)  -- Certificate of Incorporation of the Real Estate Brokerage Subsidiary**
           e)  -- By-laws of the Real Estate Brokerage Subsidiary**
       4       -- Specimen Common Stock Certificate*
               -- Registration Rights Agreement*
       5       -- Opinions re Legality*
           a)  -- Opinion of Rogers & Wells LLP*
           b)  -- Opinion of Piper & Marbury*

EXHIBIT
  NO.                                               DESCRIPTION
--------       --------------------------------------------------------------------------------------
       8       -- Opinion of Rogers & Wells LLP Regarding Tax Matters *
      10       -- Material Contracts
           a)  -- Omnibus Contribution Agreement**
           b)  -- Supplemental Representations and Warranties Agreement*
           c)  -- Contribution Agreement with regard to St. Lucie**
           d)  -- 1997 Stock Option and Incentive Plan**
           e)  -- Lease with regard to the Longboat Key Club*
           f)  -- Form of Employment Agreement for Messrs. Lesser, Gordon, Duncan, Falk and Naughton*
      21       -- List of Subsidiaries of Loeb Realty Corporation**
      23       -- Consents of Experts and Counsel
           a)  -- Consent of Rogers & Wells LLP (counsel) (included as part of Exhibits 5 and 8)
           b)  -- Consent of Piper & Marbury (counsel) (included as part of Exhibit 5)
           c)  -- Consent of Ernst & Young LLP (accountants)
           d)  -- Consent of Arthur Andersen LLP (accountants)
      24       -- Powers of Attorney (included on signature pages of Registration Statement)
      99       -- Consents of Proposed Directors**


------------

 * To be filed by amendment.


** Previously filed.


ITEM 37. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide the Underwriters, at the closing specified in the Underwriting Agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the 'Securities Act'), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on July 21, 1998.


                                          LOEB REALTY CORPORATION

                                          By:        /s/ JOSEPH S. LESSER
                                             ...................................
                                                      JOSEPH S. LESSER
                                                   CHAIRMAN OF THE BOARD
                                                AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   NAME                                        TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ JOSEPH S. LESSER             Sole Director and Chief Executive Officer         July 21, 1998
 .........................................    (Principal Executive Officer)
            (JOSEPH S. LESSER)

            /s/ ALAN L. GORDON              Chief Financial Officer (Principal Financial      July 21, 1998
 .........................................    and Accounting Officer)
             (ALAN L. GORDON)


                                      S-1




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